EXHIBIT 10.72

EXECUTION VERSION

This AMENDMENT NO. 2, dated as of February 10, 2012 (together with all exhibits and schedules hereto, this “Amendment”), is entered into by Kinder Morgan Kansas, Inc. (formerly known as Kinder Morgan, Inc.), a Kansas corporation (the “Current Borrower”, and prior to the merger of the Current Borrower into the Successor Borrower in accordance with Section 10.3 of the Credit Agreement, the “Borrower”), Kinder Morgan, Inc., a Delaware corporation (the “Successor Borrower” and after the merger of the Current Borrower into the Successor Borrower in accordance with Section 10.3 of the Credit Agreement (as amended hereby), the “Borrower”), Citibank, N.A., as administrative agent and collateral agent (in such respective capacities, the “Current Administrative Agent” and the “Current Collateral Agent”; collectively, the “Current Agent”), as current swingline lender (the “Current Swingline Lender”) and as the Letter of Credit Issuer, Barclays Bank PLC, as successor collateral agent and successor administrative agent (in such respective capacities, the “Successor Collateral Agent” and the “Successor Administrative Agent”; collectively, the “Successor Agent”) and as successor swingline lender (the “Successor Swingline Lender”) and the Required Lenders (as defined in the Credit Agreement referred to below) party hereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended and Restated Credit Agreement (as defined below).

RECITALS

A. Reference is hereby made to the Credit Agreement dated as of May 30, 2007 (as amended by Amendment No. 1, dated as of July 16, 2007, and as further amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among the Current Borrower, the Current Administrative Agent, the lending institutions from time to time parties thereto and the other agents and entities party thereto, the Guarantee, dated as of May 30, 2007, among the Credit Parties party thereto and the Current Administrative Agent for the benefit of the Secured Parties (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Guarantee”), the Security Agreement, dated as of May 30, 2007, among the Current Borrower, the Credit Parties party thereto (the Borrower and such Credit Parties, collectively, the “Reaffirming Parties”) and the Current Collateral Agent for the benefit of the Secured Parties (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Security Agreement”) and the Pledge Agreement, dated as of May 30, 2007, among the Credit Parties party thereto and the Current Collateral Agent for the benefit of the Secured Parties (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Pledge Agreement”).

B. Reference is hereby made to the Agreement and Plan of Merger (the “Acquisition Agreement”) dated as of October 16, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof), among the Successor Borrower, Sherpa Merger Sub, Inc., a Delaware corporation, Sherpa Acquisition, LLC, a Delaware limited liability company, Sirius Holdings Merger Corporation, a Delaware corporation, Sirius Merger Corporation, a Delaware corporation (“Sirius”) and El Paso Corporation, a Delaware corporation (“El Paso”), pursuant to which it is intended that prior to the Outside Date (as defined below) El Paso will merge into Sirius, and the other mergers to be consummated pursuant to Section 1.1 of the Acquisition Agreement will occur, in each case on the terms and conditions set forth in the Acquisition Agreement (the “Acquisition”).

C. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrower, including the Revolving Credit Loans and Revolving Credit Commitments (each as defined in the Credit Agreement).

D. The Current Borrower, the Successor Borrower, the other Credit Parties (as defined in the Credit Agreement) party hereto (each, a “Kinder Morgan Credit Party,” and together, the “Kinder Morgan Credit Parties”), the Letter of Credit Issuer, the Swingline Lender (each as defined in the Credit Agreement) and the Lenders party hereto desire to amend the Credit Agreement in the form of the Amended and Restated Credit Agreement attached hereto as Exhibit A (including all schedules and exhibits thereto, the “Amended and Restated Credit Agreement”) on the Acquisition Closing Date (as defined below) and, to the extent set forth herein, on the Amendment No. 2 Effective Date (as defined below).

E. The Current Borrower, the Successor Borrower, the Kinder Morgan Credit Parties and the Lenders party hereto desire to amend each of (i) the Guarantee (as defined in the Credit Agreement) substantially in the form of the Amended and Restated Guarantee attached hereto as Exhibit B (including all schedules and exhibits thereto, the “Amended and Restated Guarantee”), (ii) the Security Agreement substantially in the form of the Amended and Restated Security Agreement attached hereto as Exhibit C (including all schedules and exhibits thereto, the “Amended and Restated Security Agreement”) and (iii) the Pledge Agreement substantially in the form of the Amended and Restated Pledge Agreement attached hereto as Exhibit D (including all schedules and exhibits thereto the “Amended and Restated Pledge Agreement”), in each case on the Acquisition Closing Date.

F. In connection with the closing of the Acquisition, the Borrower, the Kinder Morgan Credit Parties and the Lenders party hereto desire to direct the Successor Collateral Agent to enter into the El Paso Security Agreement on the Acquisition Closing Date substantially in the form attached hereto as Exhibit E with any changes that may be agreed by the Successor Administrative Agent, the Successor Collateral Agent and the Borrower in their reasonable discretion prior to the execution thereof (including all schedules and exhibits thereto, the “El Paso Security Agreement”), and the El Paso Guarantee on the Acquisition Closing Date substantially in the form attached hereto as Exhibit F with any changes that may be agreed by the Successor Administrative Agent, the Successor Collateral Agent and the Borrower in their reasonable discretion prior to the execution thereof (including all schedules and exhibits thereto, the “El Paso Guarantee”) in each case on the Acquisition Closing Date.

G. The Borrower, the Kinder Morgan Credit Parties and the Lenders party hereto desire to direct the Successor Agent to enter into the Collateral Agency Agreement on the Acquisition Closing Date substantially in the form attached hereto as Exhibit G with any changes that may be agreed by the Successor Administrative Agent, the Successor Collateral Agent and the Borrower in their reasonable discretion prior to the execution thereof (including all schedules and exhibits thereto, the “Collateral Agency Agreement”) with the Pari Passu Credit Facilities Agent and the other parties party thereto on the Acquisition Closing Date to govern the intercreditor relationship between the Lenders and Agents under the Amended and Restated Credit Agreement and the lenders and agents under the Pari Passu Credit Facilities.

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H. Each Reaffirming Party expects to realize substantial direct and indirect benefits as a result of the Amended and Restated Credit Agreement becoming effective and the consummation of the transactions contemplated thereby and desires to reaffirm its obligations pursuant to the Security Documents to which it is a party.

I. On or prior to the Acquisition Closing Date, the Current Borrower intends to merge into the Successor Borrower (or into a subsidiary of the Successor Borrower that immediately merges into the Successor Borrower), with the Successor Borrower surviving such merger(s) (the “KMI Merger”) and succeeding to the role of borrower under the Credit Agreement and the Amended and Restated Credit Agreement pursuant to the terms of Section 10.3(b) of the Credit Agreement (as amended hereby).

J.(i) The Current Collateral Agent desires to resign as collateral agent effective as of the Acquisition Closing Date and the Successor Collateral Agent desires to serve in such capacity from and after the Acquisition Closing Date, (ii) the Current Administrative Agent desires to resign as administrative agent effective as of the Acquisition Closing Date and the Successor Administrative Agent desires to serve in such capacity from and after the Acquisition Closing Date and (iii) the Current Swingline Lender desires to resign as swingline lender effective as of the Acquisition Closing Date and the Successor Swingline Lender desires to serve in such capacity from and after the Acquisition Closing Date, in the case of each of clauses (i), (ii) and (iii), pursuant to the Resignation and Appointment Agreement (as defined below), and the Borrower and the Required Lenders (as defined in the Credit Agreement) direct the Current Agent, the Current Swingline Lender, the Successor Agent and the Successor Swingline Lender to enter into the Resignation and Appointment Agreement on the Acquisition Closing Date.

NOW THEREFORE, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Amendment and Restatement of Credit Agreement, Guarantee, Security Agreement and Pledge Agreement; Form of El Paso Security Agreement, El Paso Guarantee and Collateral Agency Agreement. The Borrower, the Kinder Morgan Credit Parties, the Current Administrative Agent, the Successor Administrative Agent, the Letter of Credit Issuer, the Swingline Lender, the Lenders party hereto and the other parties party hereto each agree that

(a) on the Acquisition Closing Date:

(i)	(A) the Credit Agreement shall be amended and restated in the form of the Amended and Restated Credit Agreement and any term or provision of the Credit Agreement which is different from that set forth in the Amended and Restated Credit Agreement shall be replaced and superseded in all respects by the terms and provisions of the Amended and Restated Credit Agreement and (B) the Successor Administrative Agent and the Successor Collateral Agent are directed to date and execute the Amended and Restated Credit Agreement for and on behalf of the Lenders;

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(ii)	(A) the Guarantee (as defined in the Credit Agreement) shall be amended and restated in the form of the Amended and Restated Guarantee and any term or provision of the Guarantee (as defined in the Credit Agreement) which is different from that set forth in the Amended and Restated Guarantee shall be replaced and superseded in all respects by the terms and provisions of the Amended and Restated Guarantee and (B) the Successor Collateral Agent is directed to date and execute the Amended and Restated Guarantee;

(iii)	(A) the Security Agreement shall be amended and restated in the form of the Amended and Restated Security Agreement and any term or provision of the Security Agreement which is different from that set forth in the Amended and Restated Security Agreement shall be replaced and superseded in all respects by the terms and provisions of the Amended and Restated Security Agreement and (B) the Successor Collateral Agent is directed to date and execute the Security Agreement;

(iv)	(A) the Pledge Agreement shall be amended and restated in the form of the Amended and Restated Pledge Agreement and any term or provision of the Pledge Agreement which is different from that set forth in the Amended and Restated Pledge Agreement shall be replaced and superseded in all respects by the terms and provisions of the Amended and Restated Pledge Agreement and (B) the Successor Collateral Agent is directed to date and execute the Pledge Agreement;

(v)	the Successor Collateral Agent is directed to date and execute (A) the El Paso Security Agreement and (B) the El Paso Guarantee; and

(vi)	the Successor Administrative Agent and the Successor Collateral Agent are hereby directed to date and execute the Collateral Agency Agreement with the Pari Passu Credit Facilities Agent and the other parties party thereto,

(b) on the Amendment No. 2 Effective Date, Section 10.3 of the Credit Agreement shall be amended by adding the following clause (b) as a new clause (b) to Section 10.3:

“(b) Kinder Morgan, Inc., a Delaware corporation (“KMI”), may be merged, consolidated or amalgamated with or into the Borrower (it being understood it shall also be permitted for any other direct or indirect parent of the Borrower to merge with KMI or the Borrower as an intermediate step to effect such merger, consolidation or amalgamation) with KMI as the continuing or surviving corporation so long as (A) KMI shall expressly assume all the

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obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (B) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to the Guarantee, confirmed that its guarantee shall apply to KMI’s obligations under this Agreement, and each Subsidiary grantor and each Subsidiary pledgor shall have by a supplement to the Security Agreement and the Pledge Agreement confirmed that its obligations thereunder shall apply to KMI’s obligations under this Agreement, (C) each mortgagor of a Mortgaged Property shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to KMI’s obligations under this Agreement, and (D) KMI shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements to this Agreement preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents and (y) if reasonably requested by the Administrative Agent, an opinion of counsel to the effect that such merger, amalgamation or consolidation does not breach this Agreement or any other Credit Document; provided that if the foregoing are satisfied, KMI will succeed to, and be substituted for, the Borrower under this Agreement; and”

SECTION 2. Representations and Warranties. The Current Borrower, the Successor Borrower and the Kinder Morgan Credit Parties represent and warrant to the Current Agent, the Successor Agent, the Letter of Credit Issuer, the Swingline Lender and the Lenders as of the Amendment No. 2 Effective Date that:

(a) The execution and delivery of this Amendment by the Current Borrower, the Successor Borrower and the Kinder Morgan Credit Parties has been duly authorized. This Amendment has been duly executed and delivered by the Current Borrower, the Successor Borrower and each Kinder Morgan Credit Party and this Amendment is the legally valid and binding obligation of the Current Borrower, the Successor Borrower and each Kinder Morgan Credit Party, enforceable against the Current Borrower, the Successor Borrower and each Kinder Morgan Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(b) Neither the execution, delivery or performance by the Current Borrower, the Successor Borrower or any Kinder Morgan Credit Party of this Amendment nor compliance with the terms and provisions hereof will (i) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Current Borrower, the Successor Borrower or any of the Restricted Subsidiaries (as defined in the Credit Agreement) (other than Liens created under the Credit Documents (as defined in the Credit Agreement)) pursuant to, the terms

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of any material indenture (including the Existing Notes Indentures), material loan agreement (including the Credit Agreement), material lease agreement, material mortgage, material deed of trust, material agreement or other material instrument to which the Current Borrower, the Successor Borrower or any of the Restricted Subsidiaries (as defined in the Credit Agreement) is a party or by which it or any of its property or assets is bound or (iii) violate any provision of the certificate of incorporation, by-laws or other organizational documents of the Current Borrower, the Successor Borrower or any of the Restricted Subsidiaries (as defined in the Credit Agreement).

(c) (i) no Default or Event of Default (each as defined in the Credit Agreement) has occurred and is continuing and (ii) all representations and warranties made by the Borrower or any Kinder Morgan Credit Party contained in the Credit Agreement or in the other Credit Documents (as defined in the Credit Agreement) are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Amendment No. 2 Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that to the extent any such representation and warranty is already qualified by materiality or Material Adverse Effect, such representation and warranty shall be true and correct in all respects.

(d) Neither the amendment and restatement of the Credit Agreement, the Guarantee (as defined in the Credit Agreement), the Security Agreement or the Pledge Agreement effected on the Acquisition Closing Date pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment: (a) impairs (or will impair as of the Acquisition Closing Date) the validity, effectiveness or priority of the Liens granted pursuant to any Credit Document (as defined in the Credit Agreement), and such Liens continue unimpaired with the same priority to secure repayment of the Obligations (as defined in the Credit Agreement), whether heretofore or hereafter incurred or (b) requires (or will require as of the Acquisition Closing Date) that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens (other than any filings with respect to the transfer of the role of collateral agent).

SECTION 3. Conditions to Amendment Effectiveness. This Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) on which each of the following conditions is satisfied or waived:

(a) The Current Administrative Agent, the Successor Administrative Agent and the Global Coordinator shall have received from (i) the Letter of Credit Issuers (as defined in the Credit Agreement), (ii) the Swingline Lender (as defined in the Credit Agreement), (iii) Lenders constituting the Required Lenders (each as defined in the Credit Agreement) on the Amendment No. 2 Effective Date and (iv) each of the other parties hereto, either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Current Administrative Agent and the Successor Administrative Agent (which may include facsimile transmission or email in “.pdf” or other electronic format of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment; and

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(b) At the time of and after giving effect to this Amendment, no Default or Event of Default (each as defined in the Credit Agreement) has occurred and is continuing.

Upon such effectiveness, (i) this Amendment shall be a binding agreement between the parties hereto and their permitted assigns under the Credit Documents, (ii) the amendments set forth in Section 1(b) of this Amendment shall be effective, and (iii) each party hereto agrees that their consents to this Amendment, once delivered, are irrevocable and may not be withdrawn.

SECTION 4. Acquisition Closing Date. The “Acquisition Closing Date” shall mean the date prior to the Outside Date on which each of the following conditions is satisfied or waived:

(a) The Successor Administrative Agent and the Global Coordinator shall have received a closing certificate from the Borrower and each Credit Party certifying as to (i) (A) in the case of the Borrower and the Kinder Morgan Credit Parties, resolutions duly adopted by the board of directors (or equivalent governing body) of the Borrower and each Kinder Morgan Credit Party authorizing the execution, delivery and performance of the Amendment (and the Credit Documents in each case as amended on the Acquisition Closing Date) and (B) in the case of the other Credit Parties (other than the Kinder Morgan Credit Parties) resolutions duly adopted by the board of directors (or equivalent governing body) of each other Credit Party (other than the Kinder Morgan Credit Parties) authorizing the execution, delivery and performance of the other Credit Documents to which such Credit Party is a party (other than the Amendment, in each case as amended on the Acquisition Closing Date), (ii) copies of organizational documents, (iii) incumbency and specimen signatures of each officer executing any Credit Document on behalf of the Borrower and each Credit Party and (iv) the good standing of the Borrower and each Credit Party;

(b) The Successor Administrative Agent and the Global Coordinator shall have received the executed legal opinions of (i) Simpson Thacher & Bartlett LLP, counsel to the Borrower in substantially the form of Exhibit I-1 (with such changes directly related to any changes in fact, law, rule or regulation that are the subject of such opinions between the Amendment No. 2 Effective Date and the Acquisition Closing Date as may be made in Simpson Thacher & Bartlett LLP’s reasonable discretion as well as any changes requested by Simpson Thacher & Bartlett LLP’s opinion committee during such time and agreed to by the Global Coordinator in its reasonable discretion) and (ii) each local counsel to the Borrower in the jurisdictions listed on Schedule 1 in substantially the forms attached as Exhibit I-2 and Exhibit I-3 (with such changes directly related to any changes in fact, law, rule or regulation that are the subject of such opinions between the Amendment No. 2 Effective Date and the Acquisition Closing Date as may be made in each such local counsel’s reasonable discretion as well as any changes requested by each such local counsel during such time and agreed to by the Global Coordinator in its reasonable discretion). The Borrower and the Kinder Morgan Credit Parties hereby irrevocably instruct such counsel to deliver such legal opinions;

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(c) The Borrower shall have paid (i) to the Current Administrative Agent all out-of-pocket costs and expenses of the Current Administrative Agent required to be paid in connection with this Amendment pursuant to Section 14.5 of the Credit Agreement and (ii) to the Successor Collateral Agent and the Successor Administrative Agent all reasonable and documented out-of-pocket costs and expenses, including expenses associated with the arrangement, negotiation and preparation of this Amendment, and the reasonable and documented fees, disbursements and other charges of one firm of counsel, Latham & Watkins LLP, plus one local counsel in each appropriate jurisdiction, in each case, to the extent invoiced at least two business days prior to the Acquisition Closing Date;

(d) The Acquisition shall have been consummated, or, substantially contemporaneously with the funding of the Acquisition Term Facility and the Acquisition Bridge Facility, shall be consummated (it being agreed that the Acquisition shall, solely for purposes of this clause (d), be deemed to be consummated upon the confirmation of acceptance by the Delaware Secretary of State of the filing of all of the merger certificates with respect to the Acquisition on the Acquisition Closing Date (such merger certificates, the “Merger Certificates”),which Merger Certificates shall (i) provide for the effectiveness of the Acquisition automatically and without any further action by any Person no later than 12:02 a.m. on the calendar day occurring immediately after the Acquisition Closing Date (the “Effective Time”) and (ii) not contain (x) any provision permitting the Board of Directors (as defined in the Acquisition Agreement) of El Paso or any other Person to amend, waive, supplement, terminate, revoke or modify any of the Merger Certificates (unless such amendment, waiver, supplement, termination, revocation or modification was consented to by the Successor Administrative Agent) or (y) any other condition to such effectiveness other than the occurrence of the Effective Time), in accordance with the terms of the Acquisition Agreement (and no provision of the Acquisition Agreement shall have been waived, amended, supplemented or otherwise modified in a manner materially adverse to any material interest of the Lenders without the prior written consent of the Successor Administrative Agent);

(e) The initial funding of the Acquisition Term Facility and the Acquisition Bridge Facility shall have been (or shall be substantially concurrently) consummated under and pursuant to the terms and conditions of the Acquisition Debt Facilities Credit Agreement;

(f) The Successor Administrative Agent and the Global Coordinator shall have received from the Successor Borrower the officer’s certificate required by Section 10.3(b)(D)(x) of the Credit Agreement (as amended on the Amendment No. 2 Effective Date) in connection with the KMI Merger and the KMI Merger shall have been consummated on or prior to the Acquisition Closing Date and the Successor Borrower shall have succeeded the Current Borrower as borrower under the Credit Agreement in each case pursuant to Section 10.3(b) of the Credit Agreement (as amended by this Amendment on the Amendment No. 2 Effective Date); and

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(g) the Successor Administrative Agent Shall have received:

(i)	the Amended and Restated Credit Agreement, dated and executed by a duly authorized officer of the Borrower and each Credit Party that is party thereto;

(ii)	the Amended and Restated Guarantee, dated and executed by the Successor Collateral Agent and a duly authorized officer of each Guarantor (other than an El Paso Guarantor) that is party thereto;

(iii)	the Amended and Restated Security Agreement, dated and executed by the Successor Collateral Agent and a duly authorized officer of the Borrower and each grantor party thereto;

(iv)	the Amended and Restated Pledge Agreement, dated and executed by the Successor Collateral Agent and a duly authorized officer of the Borrower and each pledgor party thereto;

(v)	the El Paso Security Agreement, dated and executed by the Successor Collateral Agent and a duly authorized officer of each grantor party thereto;

(vi)	the El Paso Guarantee, dated and executed by the Successor Collateral Agent and a duly authorized officer of each El Paso Guarantor that is party thereto;

(vii)	the Collateral Agency Agreement, dated and executed by the Successor Collateral Agent, the Successor Administrative Agent, the Pari Passu Credit Facilities Agent and the other parties party thereto; and

(viii)	the Resignation and Appointment Agreement, dated and executed by the Current Administrative Agent, the Current Collateral Agent, the Current Swingline Lender, Successor Collateral Agent, the Successor Administrative Agent and the Successor Swingline Lender and the other parties party thereto.

SECTION 5. Outside Date.

(a) Notwithstanding anything herein to the contrary, if the Outside Date occurs prior to the Acquisition Closing Date, the amendments set forth in Section 1 hereof shall not be restated in the forms attached hereto and (A) the Current Collateral Agent shall remain as Collateral Agent and (B) the Current Administrative Agent shall remain as Administrative Agent, in each case, under the Credit Documents (as defined in the Credit Agreement). “Outside Date” shall mean the earlier of (i) 11:59 p.m. (New York time) on June 30, 2012 (the “Initial Outside Date”) or, if the conditions set forth in the following sentence have been satisfied, 11:59 p.m. (New York time) on December

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31, 2012 (the “Extended Outside Date”) and (ii) the Commitment Termination Date (as defined below). The Borrower may extend the Initial Outside Date to the Extended Outside Date so long as (x) the “Walk-Away Date” (as defined in the Acquisition Agreement) has been extended to the “Extended Walk-Away Date” (as defined in the Acquisition Agreement) pursuant to Section 7.1(b)(i) of the Acquisition Agreement (as in effect on the Amendment No. 2 Effective Date (with such changes as are not materially adverse to any material interest of the Lenders)) and (y) the Borrower shall have delivered to the Current Administrative Agent and the Successor Administrative Agent a copy of the written extension notice required under such Section 7.1(b)(i) of the Acquisition Agreement promptly upon delivery of the same under the Acquisition Agreement and in any case on or prior to the Initial Outside Date.

(b) As used in this Amendment, the following term shall have the meaning given to it below:

“Commitment Termination Date” shall mean the earlier of (i) the date of termination of all New Revolving Credit Commitments, (ii) the date of termination of all Bridge Loan Commitments (as defined in the Acquisition Debt Facilities Credit Agreement) and (iii) the date of termination of all Term Loan Commitments (as defined in the Acquisition Debt Facilities Credit Agreement).

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by email in “.pdf” or other electronic format shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 9. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Letter of Credit Issuers, the Swingline Lender or the Agents under the Credit Agreement or any other Credit Document (each as defined in the Credit Agreement), and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document (as defined in the Credit Agreement), all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Credit Documents (as defined in the Credit Agreement) executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document (as defined in the

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Credit Agreement), but a modification thereof pursuant to the terms contained herein. As of the Acquisition Closing Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Credit Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Acquisition Closing Date. This Amendment shall constitute a Credit Document (as defined in the Credit Agreement, both before and after giving effect to the amendment thereof hereby).

SECTION 10. Resignation and Appointment of Successor Collateral Agent and Successor Administrative Agent.

(a) Pursuant to Section 13.9 and Section 14.9 of the Credit Agreement, the Current Collateral Agent, the Current Administrative Agent and the Current Swingline Lender hereby deliver notice to each of the Lenders, the other Agents, the Letter of Credit Issuer (each as defined in the Credit Agreement) and the Borrower that, effective upon the Acquisition Closing Date, (i) the Current Collateral Agent hereby resigns as Collateral Agent, (ii) the Current Administrative Agent hereby resigns as Administrative Agent and (iii) the Current Swingline Lender hereby resigns as Swingline Lender, in each case, under the Amended and Restated Credit Agreement and the other Credit Documents (as defined in the Credit Agreement). The Required Lenders (as defined in the Credit Agreement) hereby appoint the Successor Collateral Agent as successor Collateral Agent and the Successor Administrative Agent as successor Administrative Agent effective upon the Acquisition Closing Date, the Borrower hereby consents to the Successor Collateral Agent’s appointment as successor Collateral Agent and the Successor Administrative Agent’s appointment as successor Administrative Agent as of the Acquisition Closing Date, the Successor Collateral Agent and the Successor Administrative Agent hereby accept such appointment as of the Acquisition Closing Date and the Lenders party hereto irrevocably direct the Current Collateral Agent and the Current Administrative Agent to execute the Resignation and Appointment Agreement on the Acquisition Closing Date. In addition, each of the parties hereto agree that effective as of the Acquisition Closing Date, (i) the Successor Collateral Agent, the Successor Administrative Agent and the Successor Swingline Lender shall succeed to the rights, powers and duties of the Collateral Agent, the Administrative Agent and the Swingline Lender, respectively, as set forth in the Amended and Restated Credit Agreement and the other Credit Documents, (ii) the Current Collateral Agent shall assign to the Successor Collateral Agent all of its rights, obligations and other interests (collectively, the “Collateral Agency Interests”) as the Collateral Agent under the Amended and Restated Credit Agreement and the other Credit Documents (other than as set forth in the Resignation and Appointment Agreement) and effective as of the Acquisition Closing Date the Successor Collateral Agent hereby assumes the Collateral Agency Interests, (iii) the Current Administrative Agent shall assign to the Successor Administrative Agent all of its rights, obligations and other interests (collectively, the “Administrative Agency

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Interests”) as the Administrative Agent under the Amended and Restated Credit Agreement and the other Credit Documents (other than as set forth in the Resignation and Appointment Agreement) and effective as of the Acquisition Closing Date the Successor Administrative Agent hereby assumes the Administrative Agency Interests, (iv) the Current Collateral Agent and the Current Administrative Agent shall be released from all duties and obligations other than as set forth in the Resignation and Appointment Agreement (v) the Successor Swingline Lender shall succeed to the rights, powers and duties of the Swingline Lender as set forth in the Amended and Restated Credit Agreement and the other Credit Documents, (vi) the Current Swingline Lender shall assign to the Successor Swingline Lender all of its rights, obligations and other interests (collectively, the “Swingline Lender Interests”) as the Swingline Lender under the Amended and Restated Credit Agreement and the other Credit Documents (other than as set forth in the Resignation and Appointment Agreement) and effective as of the Acquisition Closing Date the Successor Swingline Lender hereby assumes the Swingline Lender Interests and (vii) any notice requirements in connection with the Resignation and Appointment (as defined below) are deemed to be satisfied by this Amendment and any other time periods or requirements in connection therewith are waived. The Borrower and the Kinder Morgan Credit Parties and the Required Lenders (as defined in the Credit Agreement) hereby (a) waive any notice period under Section 13.9 or Section 14.9 of the Credit Agreement required before the resignation by the Current Collateral Agent, the Current Administrative Agent and the Current Swingline Lender may become effective and (b) authorize each of the Borrower, the Current Collateral Agent, the Successor Collateral Agent, the Current Administrative Agent, the Successor Administrative Agent, the Current Swingline Lender and the Successor Swingline Lender to enter into the Resignation and Appointment Agreement and any instruments and ancillary documents related thereto, and authorize the Current Collateral Agent, the Successor Collateral Agent, the Current Administrative Agent, the Successor Administrative Agent, the Current Swingline Lender and the Successor Swingline Lender to perform such actions as each of the Current Collateral Agent and the Successor Collateral Agent, Current Administrative Agent and Successor Administrative Agent or Current Swingline Lender and Successor Swingline Lender, as applicable, determines are necessary thereunder to give effect to this Section 10. The Current Administrative Agent agrees that notwithstanding the provisions of Section 13.9 of the Credit Agreement, Citibank, N.A. shall remain a Letter of Credit Issuer under the Amended and Restated Credit Agreement.

(b) As used in this Amendment, the following terms shall have the meanings given them below:

“Resignation and Appointment” shall mean the consummation of the actions contemplated by this Section 10 of this Amendment on the Acquisition Closing Date pursuant to the Resignation and Appointment Agreement.

“Resignation and Appointment Agreement” shall mean that certain resignation and appointment agreement substantially in the form of Exhibit H hereto with such modifications as the parties thereto may agree, which agreement shall evidence the transfer from (i) the Current Collateral Agent to the Successor Collateral Agent of the role of Collateral Agent, (ii) the Current Administrative Agent to the Successor Administrative Agent of the role of Administrative Agent and (iii) the Current Swingline Lender to the Successor Swingline Lender of the role of Swingline Lender.

12

SECTION 11. Supplement and Affirmation. Effective upon consummation of the KMI Merger, (a) the Successor Borrower hereby expressly assumes all the rights and obligations of the Current Borrower under the Credit Agreement and the other Credit Documents (prior the Restatement Effective Date, as defined in the Credit Agreement and, after the Restatement Effective Date, as defined in the Amended and Restated Credit Agreement) and (b) each Kinder Morgan Credit Party hereby confirms that its guarantee under the Guarantee (prior to the Restatement Effective Date, as defined in the Credit Agreement and, after the Restatement Effective Date, as defined in the Amended and Restated Credit Agreement) and its obligations under any other Security Document (prior to the Restatement Effective Date, as defined in the Credit Agreement and, after the Restatement Effective Date, as defined in the Amended and Restated Credit Agreement) shall apply to the Successor Borrower’s obligations under the Credit Agreement. Upon consummation of the KMI Merger, the Successor Borrower shall succeed to, and be substituted for, the Current Borrower under the Credit Agreement, the Amended and Restated Credit Agreement and the other Credit Documents (prior to the Restatement Effective Date, as defined in the Credit Agreement and, after the Restatement Effective Date, as defined in the Amended and Restated Credit Agreement) and become vested with all the rights and obligations thereof thereunder.

SECTION 12. Submission to Jurisdiction; WAIVERS OF JURY TRIAL. Section 14.14 of the Amended and Restated Credit Agreement is hereby incorporated by reference herein. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, THE AMENDED AND RESTATED CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[signature pages follow]

13

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date first above written.

KINDER MORGAN KANSAS, INC., as the Current Borrower

By:	/s/ Joseph Listengart
Name: Joseph Listengart Title: Vice President

KINDER MORGAN, INC., as the Successor Borrower

By:	/s/ Joseph Listengart
Name: Joseph Listengart Title: Vice President

[Amendment No. 2 – Signature Page]

INTERENERGY CORPORATION

By:	/s/ Joseph Listengart
Name: Joseph Listengart Title: Vice President

KINDER MORGAN (DELAWARE), INC.

By:	/s/ Joseph Listengart
Name: Joseph Listengart Title: Vice President

KINDER MORGAN FINANCE COMPANY LLC

By:	/s/ Joseph Listengart
Name: Joseph Listengart Title: Vice President

KINDER MORGAN TRANSCOLORADO LLC

By:	/s/ Joseph Listengart
Name: Joseph Listengart Title: Vice President

KINDER MORGAN TRANSCOLORADO, INC.

By:	/s/ Joseph Listengart
Name: Joseph Listengart Title: Vice President

KM INTERNATIONAL SERVICES, INC.

By:	/s/ Joseph Listengart
Name: Joseph Listengart Title: Vice President

K N GAS GATHERING, INC.

By:	/s/ Joseph Listengart
Name: Joseph Listengart Title: Vice President

[Amendment No. 2 – Signature Page]

K N NATURAL GAS, INC.

By:	/s/ Joseph Listengart
Name: Joseph Listengart Title: Vice President

KN TELECOMMUNICATIONS, INC.

By:	/s/ Joseph Listengart
Name: Joseph Listengart Title: Vice President

K N TRANSCOLORADO, INC.

By:	/s/ Joseph Listengart
Name: Joseph Listengart Title: Vice President

KNIGHT POWER COMPANY LLC

By:	/s/ Joseph Listengart
Name: Joseph Listengart Title: Vice President

NGPL HOLDCO INC.

By:	/s/ Joseph Listengart
Name: Joseph Listengart Title: Vice President

[Amendment No. 2 – Signature Page]

CITIBANK, N.A., as Current Agent, Current Swingline Lender and Letter of Credit Issuer

By:	/s/ Andrew Sidford
Name: Andrew Sidford Title: Vice President

[Amendment No. 2 – Signature Page]

BARCLAYS BANK PLC, as Successor Agent and Successor Swingline Lender

By:	/s/ Kevin Cullen
Name: Kevin Cullen Title: Director

[Amendment No. 2 – Signature Page]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Sandra M. Serie
Name: Sandra M. Serie Title: Vice President

[Amendment No. 2 – Signature Page]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Andrew Oram
Name: Andrew Oram Title: Managing Director

[Amendment No. 2 – Signature Page]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Michael Getz
Name: Michael Getz Title: Vice President

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington Title: Director

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Jason S. York
Name: Jason S. York Title: Authorized Signatory

[Amendment No. 2 – Signature Page]

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Matthew Main
Name: Matthew Main Title: Authorised Signatory

[Amendment No. 2 – Signature Page]

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Mary E. Evans
Name: Mary E. Evans Title: Associate Director

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa Title: Associate Director

[Amendment No. 2 – Signature Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mark Oberreuter
Name: Mark Oberreuter Title: Vice President

[Amendment No. 2 – Signature Page]

SCOTIABANC INC., as a Lender

By:	/s/ J.F. Todd
Name: J.F. Todd Title: Managing Director

[Amendment No. 2 – Signature Page]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Mark Sparrow
Name: Mark Sparrow Title: Director

[Amendment No. 2 – Signature Page]

DNB BANK ASA, GRAND CAYMAN BRANCH, as a Lender

By:	/s/ Kjell Tore Egge
Name: Kjell Tore Egge Title: Senior Vice President

By:	/s/ Andrea Ozbolt
Name: Andrea Ozbolt Title: Vice President

[Amendment No. 2 – Signature Page]

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ Raymond Ventura
Name: Raymond Ventura Title: Deputy General Manager

SUNTRUST BANK, as a Lender

By:	/s/ Scott A. Mackey
Name: Scott A. Mackey Title: Director

[Amendment No. 2 – Signature Page]

ING CAPITAL LLC, as a Lender

By:	/s/ Subha Pasumarti
Name: Subha Pasumarti Title: Director

[Amendment No. 2 – Signature Page]

NATIXIS, NEW YORK BRANCH, as a Lender

By:	/s/ Daniel Payer
Name: Daniel Payer Title: Managing Director

By:	/s/ Louis P. Laville, III
Name: Louis P. Laville, III Title: Managing Director

[Amendment No. 2 – Signature Page]

TORONTO DOMINION (TEXAS), LLC, as a Lender

By:	/s/ Debra L. Brito
Name: Debra L. Brito Title: Authorized Signatory

[Amendment No. 2 – Signature Page]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Mazakazu Hasegawa
Name: Mazakazu Hasegawa Title: General Manager

[Amendment No. 2 – Signature Page]

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Michelle Latzoni
Name: Michelle Latzoni Title: Authorized Signatory

[Amendment No. 2 – Signature Page]

RAYMOND JAMES BANK, N.A., as a Lender

By:	/s/ Scott G. Axelrod
Name: Scott G. Axelrod Title: Vice President

[Amendment No. 2 – Signature Page]

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as a Lender

By:	/s/ Magnus Rundgren
Name: Magnus Rundgren Title:

By:	/s/
Name: Title:

[Amendment No. 2 – Signature Page]

Schedule 1

Local Counsel Jurisdictions

•	State of Colorado; and

•	State of Utah.

[Amendment No. 2 – Exhibit I-3

EXECUTION VERSION

Exhibit A to Amendment No. 2

AMENDED AND RESTATED CREDIT AGREEMENT

Amended and Restated as of [            ], 2012

among

KINDER MORGAN, INC.,

as the Borrower

The Several Lenders

from Time to Time Parties Hereto

and

BARCLAYS BANK PLC,

as Administrative Agent and Collateral Agent

BARCLAYS CAPITAL,

as Global Coordinator

BARCLAYS CAPITAL,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

CITIGROUP GLOBAL MARKETS INC.,

CREDIT SUISSE SECURITIES LLC,

DEUTSCHE BANK SECURITIES INC.,

J.P. Morgan Securities LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

RBC Capital Markets,

RBS SECURITIES INC.,

UBS SECURITIES LLC,

and

Wells Fargo Securities, LLC,

as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

CITIBANK, N.A.,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

DEUTSCHE BANK AG NEW YORK BRANCH,

JPMORGAN CHASE BANK, N.A.,

ROYAL BANK OF CANADA,

THE ROYAL BANK OF SCOTLAND PLC,

UBS SECURITIES LLC

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

TABLE OF CONTENTS

Page

SECTION 1.	Definitions		2

	1.1	Defined Terms	2
	1.2	Other Interpretive Provisions	41
	1.3	Accounting Terms	42
	1.4	Rounding	42
	1.5	References to Agreements, Laws, etc.	42
	1.6	Exchange Rates	43
	1.7	Classification of Loans and Borrowings	43
	1.8	Schedules	43

SECTION 2.		Amount and Terms of Credit	44

	2.1	Commitments	44
	2.2	Minimum Amount of Each Borrowing	45
	2.3	Notice of Borrowing	45
	2.4	Disbursement of Funds	46
	2.5	Repayment of Loans; Evidence of Debt	47
	2.6	Conversions and Continuations	48
	2.7	Pro Rata Borrowings	49
	2.8	Interest	49
	2.9	LIBOR Interest Periods	50
	2.10	Increased Costs, Illegality, etc.	51
	2.11	Compensation	53
	2.12	Change of Lending Office	53
	2.13	Notice of Certain Costs	53
	2.14	Incremental Facilities	53

SECTION 3.	Letters of Credit		55

	3.1	Letters of Credit	55
	3.2	Letter of Credit Requests	56
	3.3	Letter of Credit Participations	57
	3.4	Agreement to Repay Letter of Credit Drawings	59
	3.5	Increased Costs	60
	3.6	New or Successor Letter of Credit Issuer	61
	3.7	Role of Letter of Credit Issuer	62
	3.8	Cash Collateral	62
	3.9	Applicability of ISP and UCP	63
	3.10	Conflict with Issuer Documents	63
	3.11	Letters of Credit Issued for Restricted Subsidiaries	63
	3.12	Defaulting Lender	64

SECTION 4.	Fees; Commitments		65

	4.1	Fees	65
	4.2	Voluntary Reduction of Revolving Credit Commitments	65

-i-

	4.3	Mandatory Termination of Commitments	66

SECTION 5.	Payments		66
	5.1	Voluntary Prepayments	66
	5.2	Mandatory Prepayments	67
	5.3	Method and Place of Payment	69
	5.4	Net Payments	69
	5.5	Computations of Interest and Fees	72
	5.6	Limit on Rate of Interest	72

SECTION 6.	Reserved		73

SECTION 7.	Conditions Precedent to All Credit Events		73

	7.1	No Default; Representations and Warranties	73
	7.2	Notice of Borrowing; Letter of Credit Request	73

SECTION 8.	Representations, Warranties and Agreements		74

	8.1	Corporate Status; Compliance with Laws	74
	8.2	Corporate Power and Authority; Enforceable Obligations	74
	8.3	No Violation	74
	8.4	Litigation	75
	8.5	Margin Regulations	75
	8.6	Governmental Approvals	75
	8.7	Investment Company Act	75
	8.8	True and Complete Disclosure	75
	8.9	Financial Condition; Financial Statements	76
	8.10	Tax Returns and Payments	76
	8.11	Compliance with ERISA	76
	8.12	Subsidiaries	77
	8.13	Intellectual Property	77
	8.14	Environmental Laws	77
	8.15	Properties	78
	8.16	Solvency	78
	8.17	PATRIOT Act, Etc.	78
	8.18	Subordinated Debt	78

SECTION 9.	Affirmative Covenants		78

	9.1	Information Covenants	79
	9.2	Books, Records and Inspections	81
	9.3	Maintenance of Insurance	82
	9.4	Payment of Taxes	82
	9.5	Consolidated Corporate Franchises	82
	9.6	Compliance with Statutes, Regulations, etc.	82
	9.7	ERISA	83
	9.8	Maintenance of Properties	83
	9.9	Transactions with Affiliates	83
	9.10	End of Fiscal Years; Fiscal Quarters	84

-ii-

	9.11	Additional Guarantors and Grantors	84
	9.12	Pledges of Additional Stock and Evidence of Indebtedness	85
	9.13	Use of Proceeds	86
	9.14	Further Assurances	86

SECTION 10.	Negative Covenants		87

	10.1	Limitation on Indebtedness	87
	10.2	Limitation on Liens	94
	10.3	Limitation on Fundamental Changes	96
	10.4	Limitation on Sale of Assets	98
	10.5	Limitation on Investments	101
	10.6	Limitation on Dividends	103
	10.7	Limitations on Debt Payments and Amendments	104
	10.8	Limitations on Sale Leasebacks	104
	10.9	Consolidated Total Debt to Consolidated EBITDA Ratio	104
	10.10	Changes in Business	104

SECTION 11.	Events of Default		105

	11.1	Payments	105
	11.2	Representations, etc.	105
	11.3	Covenants	105
	11.4	Default Under Other Agreements	105
	11.5	Bankruptcy, etc.	106
	11.6	ERISA	106
	11.7	Guarantee	107
	11.8	Pledge Agreement	107
	11.9	Security Agreement	107
	11.10	Mortgages	107
	11.11	Judgments	107
	11.12	Change of Control	107
	11.13	El Paso Acquisition and Merger Certificates	108

SECTION 11.	Reserved		109

SECTION 13.	The Administrative Agent		109

	13.1	Appointment	109
	13.2	Delegation of Duties	110
	13.3	Exculpatory Provisions	110
	13.4	Reliance by Agents	111
	13.5	Notice of Default	112
	13.6	Non-Reliance on Administrative Agent, Collateral Agent, Other Agents and Other Lenders	112
	13.7	Indemnification	112
	13.8	Agents in Their Individual Capacity	113
	13.9	Successor Agents	113
	13.10	Withholding Tax	114
	13.11	Administrative Agent May File Proofs of Claim	114

-iii-

SECTION 14.	Miscellaneous		115

	14.1	Amendments and Waivers	115
	14.2	Notices	118
	14.3	No Waiver; Cumulative Remedies	119
	14.4	Survival of Representations and Warranties	119
	14.5	Payment of Expenses	119
	14.6	Successors and Assigns; Participations and Assignments	120
	14.7	Replacements of Lenders Under Certain Circumstances	125
	14.8	Adjustments; Set-off	126
	14.9	Resignation of Swingline Lender	127
	14.10	Counterparts	127
	14.11	Severability	127
	14.12	Integration	127
	14.13	GOVERNING LAW	127
	14.14	Submission to Jurisdiction; Waivers	127
	14.15	Acknowledgments	128
	14.16	WAIVERS OF JURY TRIAL	129
	14.17	Confidentiality	129
	14.18	Direct Website Communications	130
	14.19	USA Patriot Act	131
	14.20	Judgment Currency	131
	14.21	Reserved	132
	14.22	Failure to Pay Dividends	132
	14.23	Effect of Amendment and Restatement of the Existing Credit Agreement	132

-iv-

SCHEDULES

Schedule 1.1(a)	Existing Letters of Credit
Schedule 1.1(b)	Reserved
Schedule 1.1(c)	Commitments and Addresses of Lenders
Schedule 1.1(d)	Excluded Subsidiaries
Schedule 1.1(e)	Pari Passu Notes
Schedule 1.1(f)	Existing Unsecured Notes
Schedule 1.1(g)	Letter of Credit Sublimit
Schedule 1.1(h)	Reserved
Schedule 1.1(i)	Hedge Banks
Schedule 1.1(j)	Existing El Paso Secured Notes
Schedule 1.1(k)	Existing El Paso Unsecured Notes
Schedule 1.1(l)	Existing El Paso Credit Facilities
Schedule 1.1(m)	Existing El Paso Secured Hedge Agreements
Schedule 1.1(n)	Existing El Paso Secured LC Facilities
Schedule 1.1(o)	Existing Cash Management Agreements
Schedule 8.12	Subsidiaries
Schedule 9.9	Restatement Effective Date Affiliate Transactions
Schedule 9.14(c)	Post Restatement Effective Date Deliverables
Schedule 10.1	Restatement Effective Date Indebtedness
Schedule 10.2	Restatement Effective Date Liens
Schedule 10.5(a)	Certain Investments
Schedule 10.5(b)	Investments
Schedule 14.2	Notice Addresses

EXHIBITS

Exhibit A	Form of Guarantee
Exhibit B	Form of Mortgage (Real Property)
Exhibit C	Form of Perfection Certificate
Exhibit D	Form of El Paso Guarantee
Exhibit E	Form of El Paso Security Agreement
Exhibit F	Form of Letter of Credit Request
Exhibit G-1	Form of Assignment and Acceptance
Exhibit G-2	Form of Affiliated Lender Assignment and Acceptance
Exhibit H-1	Form of Promissory Note (Revolving Credit Loans and Swingline Loans)
Exhibit H-2	Form of Promissory Note (Term Loans)
Exhibit I	Form of New Loan Increase Joinder
Exhibit J	Form of Acquisition Incremental Joinder
Exhibit K	Form of Collateral Agency Agreement
Exhibit L-1	Form of Notice of Borrowing
Exhibit L-2	Form of Prepayment Notice
Exhibit L-3	Form of Notice of Conversion or Continuation

-v-

THE AMENDED AND RESTATED CREDIT AGREEMENT amended and restated as of [            ], 2012 among Kinder Morgan, Inc., a Delaware corporation (the “Borrower”) and successor by merger to Kinder Morgan Kansas, Inc., the lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”), Barclays Bank PLC, as Administrative Agent and as Collateral Agent, and Citibank, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A. and in each case of Existing Letters of Credit, the issuers identified on Schedule 1.1(a), each as Letter of Credit Issuers.

WHEREAS, the Borrower is party to that certain Credit Agreement dated as of May 30, 2007, among the Borrower, the several lenders and other parties from time to time parties thereto, Citibank, N.A., as administrative agent and collateral agent (as amended by that certain Amendment No. 1 to the Credit Agreement dated as of July 16, 2007, and as it has been or may be further amended, restated, supplemented or otherwise modified prior to the Restatement Effective Date, the “Existing Credit Agreement”);

WHEREAS, on or prior to the Restatement Effective Date Kinder Morgan Kansas, Inc., a Kansas corporation, merged into Kinder Morgan, Inc., a Delaware corporation, pursuant to Section 10.3(b) of the Existing Credit Agreement as amended by Amendment No. 2 on the Amendment No. 2 Effective Date and succeeded Kinder Morgan Kansas, Inc. as the borrower under this Agreement;

WHEREAS, pursuant to that certain Resignation and Appointment Agreement dated as of [            ], 2012, Citibank, N.A., the Current Collateral Agent and Current Administrative Agent (each as defined therein), has resigned as collateral agent and administrative agent effective as of the Restatement Effective Date and Barclays Bank PLC shall serve as Successor Collateral Agent and Successor Administrative Agent (each as defined therein) in such capacities from and after the Restatement Effective Date; and

WHEREAS, the Required Lenders and other parties to Amendment No. 2 have agreed to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by such parties that the Loans and any Letters of Credit outstanding as of the Restatement Effective Date and other “Obligations” under (and as defined in) the Existing Credit Agreement (including indemnities) shall be governed by and deemed to be outstanding under this Agreement with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement (which shall hereafter have no further effect upon the parties thereto other than with respect to any action, event, representation, warranty or covenant occurring, made or applying prior to the Restatement Effective Date), and all references to the Existing Credit Agreement in any Credit Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof; provided that (1) the grants of security interests, Mortgages and Liens under and pursuant to the Credit Documents shall continue unaltered to secure, guarantee, support and otherwise benefit the Obligations of the Borrower and the other Credit Parties under the Existing Credit Agreement and this Agreement and each other Credit Document and each of the foregoing shall continue in full force and effect in accordance with its terms except as expressly amended thereby or hereby or by Amendment No. 2, and the parties hereto hereby ratify and confirm the terms thereof as being in full force and effect and unaltered by this Agreement, (2) the letters of credit identified on Schedule 1.1(a) hereto (the “Existing Letters of Credit”) shall be deemed to be Letters of Credit for all purposes under this Agreement and (3) it is agreed and understood that this Agreement does not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the Existing Credit Agreement or any other Credit Document except as expressly modified by this Agreement, nor does it operate as a waiver of any right, power or remedy of any Lender under any Credit Document.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“ABR” shall mean, for any day, a rate per annum equal to the greatest of (a) the U.S. Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1.00% and (c) the Adjusted LIBOR Rate that would be payable on such day for a LIBOR Loan with an Interest Period of 1-month plus 1.00%. Any change in the ABR due to a change in the U.S. Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the U.S. Prime Rate or the Federal Funds Effective Rate, respectively.

“ABR Loan” shall mean each Loan bearing interest at the rate provided in Section 2.8(a) and, in any event, shall include all Swingline Loans.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Borrower and its Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Acquisition Agreement” shall mean that Agreement and Plan of Merger, dated as of October 16, 2011 among Kinder Morgan, Inc., a Delaware corporation, Sherpa Merger Sub, Inc., a Delaware corporation, Sherpa Acquisition, LLC, a Delaware limited liability company, Sirius Holdings Merger Corporation, a Delaware corporation, Sirius Merger Corporation, a Delaware corporation and El Paso Corporation, a Delaware corporation.

“Acquisition Bridge Facility” shall mean that certain Bridge Facility under and as defined in the Acquisition Debt Facilities Credit Agreement.

“Acquisition Debt Facilities Credit Agreement” shall mean that certain Credit Agreement, dated as of the Restatement Effective Date, by and among the Borrower, the lenders and agents from time to time party thereto and Barclays Bank PLC as administrative agent and collateral agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Acquisition Incremental Conditions” shall mean the conditions precedent to effectiveness and initial funding of the Acquisition Bridge Facility and the Acquisition Term Facility under Section 7 the Acquisition Debt Facilities Credit Agreement.

“Acquisition Incremental Joinder” shall mean a joinder agreement with respect to up to $750,000,000 in New Revolving Credit Commitments to be available to the Borrower upon the satisfaction of the Acquisition Incremental Conditions, substantially in the form of Exhibit J, executed by the Borrower, the Administrative Agent and each Lender making such commitments available to the Borrower and in form and substance reasonably satisfactory to each of them.

“Acquisition Term Facility” means that certain Term Facility under and as defined in the Acquisition Debt Facilities Credit Agreement.

“Adjusted LIBOR Rate” means, with respect to any LIBOR Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided, however, notwithstanding the foregoing, at no time will the Adjusted LIBOR Rate be deemed to be less than zero percent per annum.

“Adjusted Total Revolving Credit Commitment” shall mean at any time the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders.

“Adjusted Total Term Loan Commitment” shall mean at any time the Total Term Loan Commitment less the Term Loan Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean Barclays Bank PLC, as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant to Section 13.

“Administrative Agent’s Office” shall mean, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 14.2 with respect to such currency, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” shall have the meaning provided in Section 14.6(b)(ii)(D).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Lender” shall have the meaning provided in Section 14.6(g).

“Affiliated Lender Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit G-2 or such other form as may be approved by the Administrative Agent.

“Agent Parties” shall have the meaning provided in Section 14.18(c).

“Agents” shall mean the Global Coordinator, each Joint Lead Arranger, each Joint Bookrunner, the Administrative Agent, the Collateral Agent and each Co-Documentation Agent.

“Aggregate Revolving Credit Outstandings” shall have the meaning provided in Section 5.2(b).

“Agreement” shall mean this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Agreement Currency” shall have the meaning provided in Section 14.20.

“Alternate Program” shall mean, in connection with short-term trade or other receivables of EPC or any of its Subsidiaries, any program providing for the sale or other Disposition of such receivables entered into by EPC or a Subsidiary of EPC on terms substantially consistent with the existing program for the sale of such receivables by EPC and its Subsidiaries as in effect on the Effective Date with such changes as are not materially adverse to the Lenders and in any event on terms customary for such financing transactions.

“Amendment No. 1” means Amendment No. 1 to this Agreement dated as of July 16, 2007.

“Amendment No. 2” means Amendment No. 2 to this Agreement dated as of February 10, 2012.

“Amendment No. 2 Effective Date” shall mean the “Amendment No. 2 Effective Date” under and as defined in Amendment No. 2.

“Applicable ABR Margin” shall mean at any date, with respect to each ABR Loan that is a Revolving Credit Loan or a Swingline Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Level 1	Level 2	Level 3	Level 4
Revolving Credit Loans and Swingline Loans	1.50%	2.00%	2.50%	3.25%

“Applicable Amount” shall mean, at any time (the “Reference Time”), an amount equal to the sum, without duplication, of (a) (i) $1,800,000,000; and (ii) the amount of any capital contributions (other than (A) the Equity Investments, (B) any amount added back in the definition of Consolidated EBITDA pursuant to clause (a)(ix) thereof, (C) any contributions in respect of Disqualified Equity Interests and (D) any amount applied to redeem Stock or Stock Equivalents of the Borrower pursuant to Section 10.6(a)) made in cash to, or any proceeds of an equity issuance received by, the Borrower from and including the Business Day immediately following Restatement Effective Date through and including the Reference Time, minus (b)(i) the aggregate amount of dividends or other payments made pursuant to clause (x) in the first proviso of Section 10.6(c) since the Restatement Effective Date and prior to the Reference Time and (ii) the aggregate amount of prepayments, repurchases and redemptions of Subordinated Indebtedness pursuant to Section 10.7(a)(i)(x) since the Restatement Effective Date and prior to the Reference Time. Notwithstanding the foregoing, in making any calculation or other determination under this Agreement involving the Applicable Amount, if the Applicable Amount at such time is less than zero, then the Applicable Amount shall be deemed to be zero for purposes of such calculation or determination. On the last day of the fourth full fiscal quarter following the Restatement Effective Date, the Applicable Amount shall be reduced to zero.

“Applicable LIBOR Margin” shall mean at any date, with respect to each LIBOR Loan that is a Revolving Credit Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Level 1	Level 2	Level 3	Level 4
Revolving Credit Loans	2.50%	3.00%	3.50%	4.25%

“Applicable Margin” shall mean, as the case may be, the Applicable ABR Margin or the Applicable LIBOR Margin.

“Applicable Period” shall have the meaning assigned to such term in Section 2.8(g).

“Approved Fund” shall mean, with respect to any Lender, any Fund that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender.

“Asset Sale Prepayment Event” shall mean any Disposition of any business units, assets or other property of the Borrower or any of the Restricted Subsidiaries not in the ordinary course of business (including any Disposition of any Stock or Stock Equivalents of any Subsidiary of the Borrower owned by the Borrower or a Restricted Subsidiary and any issuance of Stock or Stock Equivalents by any Restricted Subsidiary). Notwithstanding the foregoing, the term “Asset Sale Prepayment Event” shall not include any transaction permitted by Section 10.4, other than transactions permitted by Sections 10.4(b), (e), (h), and (i).

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit G-1 or such other form as may be approved by the Administrative Agent.

“Authorized Officer” shall mean the Chairman, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, the Chief Accounting Officer, any Executive Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Vice President, the Secretary, any Assistant Secretary or any other senior officer of the applicable Credit Party designated as such in writing to the Administrative Agent by the Borrower.

“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(c).

“Available Commitment” shall mean an amount equal to the excess, if any, of (a) the amount of the Total Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans (but not Swingline Loans) then outstanding and (ii) the aggregate Letters of Credit Outstanding at such time.

“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“Benefited Lender” shall have the meaning given in Section 14.8(a).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning provided in the preamble to this Agreement.

“Borrower Materials” shall have the meaning provided in Section 14.18(d).

“Borrowing” shall mean and include (a) the incurrence of Swingline Loans from the Swingline Lender on a given date, (b) the incurrence of one Type of Term Loan pursuant to Section 2.14(c) (or resulting from conversions on a given date after the date such Term Loans are incurred pursuant to

Section 2.14(c)) having, in the case of LIBOR Term Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Term Loans) and (c) the incurrence of one Type of Revolving Credit Loan on a given date (or resulting from conversions on a given date) having, in the case of LIBOR Revolving Credit Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Revolving Credit Loans).

“Business Day” shall mean any day excluding Saturday, Sunday and any day that in the City of New York is a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close; provided, however, that when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealing in dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of the Borrower and its Subsidiaries.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person; provided, however, that for the avoidance of doubt, any lease that was accounted for by such Person as an operating lease as of the Original Closing Date and any other lease entered into after the Original Closing Date by such Person shall be accounted for as an operating lease and not a Capital Lease to the extent that such lease would have been characterized as an operating lease as of the Original Closing Date.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Cash Collateralize” shall have the meaning provided in Section 3.8(b).

“Cash Management Agreement” shall mean any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements, including, in each case, any Existing Cash Management Agreements.

“Cash Management Bank” shall mean (i) each Existing Cash Management Bank and (ii) any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender or an Agent or an Affiliate of an Agent, in its capacity as a party to such Cash Management Agreement.

“Casualty Event” shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the Restatement Effective Date, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Restatement Effective Date or (c) compliance by the Lender with any guideline, request or directive issued or made after the Restatement Effective Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law); provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directions promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory agencies, in each case, pursuant to Basel III, shall in each case be deemed to have been introduced or adopted after the Restatement Effective Date; provided further, that any increased costs associated with a Change in Law based on the foregoing clauses (i) or (ii) may only be imposed to the extent the applicable Lender imposes the same charges on other similarly situated borrowers under comparable credit facilities.

“Change of Control” shall mean and be deemed to have occurred if (a) the Kinder Shareholders shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 10% of the voting power of the outstanding Voting Stock of the Borrower (other than as the result of one or more widely distributed public offerings of the common Stock of the Borrower, in each case whether by the Borrower or the Kinder Shareholders); or (b) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than the Kinder Shareholders or any group of which they are a part, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of the Borrower that exceeds 50% of the voting power of all the outstanding Voting Stock of the Borrower, unless the Kinder Shareholders or any group of which they are a part have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Borrower; or (c) Continuing Directors shall not constitute at least a majority of the board of directors of the Borrower; or (d) the Borrower shall fail to own, directly or indirectly, at least 80% of the Stock and Stock Equivalents of KM Delaware and 80% of the Stock and Stock Equivalents of EPPHC or shall not have the right or ability by voting power, contract or otherwise to (i) elect or designate for election at least a majority of the board of directors of KM Delaware and EPPHC or (ii) cause KM Delaware and EPPHC to pay dividends or make distributions on its Stock and Stock Equivalents; or (e) the Borrower shall fail to own, directly or indirectly, at least 80% of the Stock and Stock Equivalents of KMGP and 80% of the Stock and Stock Equivalents of EPPGP or shall not have the right or ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of KMGP and EPPGP, or the partnership agreements of KMP (as in effect on the Original Closing Date) or EMP (as in effect on the Restatement Effective Date) shall be amended in a manner that is materially adverse to the interests of the Lenders in their capacity as Lenders hereunder.

“Class” when used in reference to any Loans or Borrowing shall refer to whether such Loans or the Loans comprising such Borrowing are Revolving Credit Loans or New Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Swingline Commitment or New Term Loan Commitment (unless the Loans in respect thereof are to be of an existing Class).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code, as in effect at the date of this Agreement, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Co-Documentation Agents” shall mean each of Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, Deutsche Bank AG New York Branch, JPMorgan Chase Bank, N.A., Royal Bank of Canada, The Royal Bank of Scotland

plc, UBS Securities LLC and Wells Fargo Bank, National Association, in their respective capacities as Co-Documentation Agents under this Agreement and the other Credit Documents.

“Collateral” shall mean all assets pledged to secure Obligations, including all assets pledged pursuant to the Pledge Agreement, the Security Agreement, any Mortgage or any other Security Document, as applicable.

“Collateral Agency Agreement” shall mean that certain Collateral Agency Agreement dated as of the Restatement Effective Date, by and among Barclays Bank PLC as Collateral Agent and Administrative Agent and the Pari Passu Credit Facilities Agent and the other parties thereto substantially in the form of Exhibit K, with any changes that may be agreed by the Administrative Agent, the Collateral Agent and the Borrower in their reasonable discretion prior to the execution thereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Collateral Agent” shall mean Barclays Bank PLC, as collateral agent for the Lenders and the other Secured Parties, or any successor collateral agent appointed pursuant to the terms of the Collateral Agency Agreement.

“Commitment Fee Rate” shall mean, with respect to the Available Commitment on any day, the rate per annum set forth below based upon the Status in effect on such date:

Status	Level 1	Level 2	Level 3	Level 4
Commitment Fee Rate	0.350%	0.350%	0.375%	0.500%

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Revolving Credit Commitment, New Revolving Credit Commitment and New Term Loan Commitment.

“Communications” shall have the meaning provided in Section 14.18(a)(i).

“Confidential Information” shall have the meaning provided in Section 14.17.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated October 2011, made available to certain of the Lenders in connection with this Agreement.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for the Borrower and its Restricted Subsidiaries for such period:

(i) total interest expense and to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities,

(ii) provision for taxes based on income, profits or capital, including federal, foreign, state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period,

(iii) depreciation and amortization,

(iv) Non-Cash Charges,

(v) extraordinary losses and unusual or non-recurring charges, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans,

(vi) restructuring charges or reserves (including restructuring costs related to acquisitions prior to or after the Restatement Effective Date and to closure and/or consolidation of facilities),

(vii) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary (excluding KMP, KMR and EMP),

(viii) [Reserved],

(ix) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Stock or Stock Equivalents (other than Disqualified Equity Interests) of the Borrower (provided such capital contributions have not been applied to increase the Applicable Amount pursuant to clause (a)(ii) of the definition thereof), and

(x) the amount of net cost savings projected by the Borrower in good faith to be realized as a result of specified actions taken by the Borrower and its Restricted Subsidiaries (calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) such actions are taken on or prior to the date that is 18 months following the Restatement Effective Date, (C) no cost savings shall be added pursuant to this clause (x) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (vi) above with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (x) shall not exceed $350,000,000 for any period consisting of four consecutive quarters, less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary gains and unusual or non-recurring gains,

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA (directly or through a reduction to Consolidated Net Income) in any prior period),

(iii) gains on asset sales (other than asset sales in the ordinary course of business),

(iv) any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments, and

(v) the amount of any minority interest income consisting of Subsidiary losses attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary (excluding KMP, KMR and EMP), in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that,

(i) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness or intercompany balances (including the net loss or gain resulting from Hedge Agreements for currency exchange risk),

(ii) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133,

(iii) there shall be included in determining Consolidated EBITDA for any period (to the extent not included in Consolidated Net Income), without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Borrower or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Adjustment Certificate and delivered to the Administrative Agent, and

(iv) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

“Consolidated Net Income” shall mean, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(a) extraordinary items for such period,

(b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(c)(i) in the case of any period that includes a period ending prior to or during the fiscal quarter ending December 31, 2007, “Transaction Expenses” under and as defined in the Existing Credit Agreement and (ii) Transaction Expenses,

(d) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Restatement Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction,

(e) any income (loss) for such period attributable to the early extinguishment of Indebtedness or Hedge Agreements, and

(f) accruals and reserves required to be established or adjusted as a result of the Transactions in accordance with GAAP or changes as a result of adoption of or modification of accounting policies in each case, within twelve months after the Restatement Effective Date.

There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transactions, any consummated acquisition whether consummated before or after the Restatement Effective Date, or the amortization or write-off of any amounts thereof.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date (or, in the case of the calculation of Consolidated Total Assets in the proviso to the definition of Material Subsidiary, the Borrower and its consolidated Subsidiaries).

“Consolidated Total Debt” shall mean, as of any date of determination, (a) the sum of (i) all Indebtedness of the types described in clause (a) and clause (e) of the definition thereof actually owing by the Borrower and the Restricted Subsidiaries on such date to the extent appearing on the consolidated balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP (provided that the amount of any Capitalized Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP) minus (b)(i) the aggregate cash included in the cash accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date and plus (ii) Permitted Investments of the Borrower and the Restricted Subsidiaries as at such date, in the case of each of clauses (i) and (ii), to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which the Borrower or any of the Restricted Subsidiaries is a party.

“Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the relevant Test Period to (b) Consolidated EBITDA for such Test Period.

“Continuing Director” shall mean, at any date, an individual (a) who is a member of the board of directors of the Borrower on the Restatement Effective Date, (b) who, as at such date, has been a member of such board of directors for at least the twelve preceding months, (c) who has been nominated to be a member of such board of directors, directly or indirectly, by a Permitted Holder or Persons nominated by a Permitted Holder or (d) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

“Contractual Obligations” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Credit Documents” shall mean this Agreement, the Security Documents, each Letter of Credit and any promissory notes issued by the Borrower hereunder.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

“Credit Facilities” shall mean, collectively, each category of Commitments and each extension of credit hereunder.

“Credit Facility” shall mean a category of Commitments and extensions of credit thereunder.

“Credit Party” shall mean the Borrower, the Guarantors and each other Subsidiary of the Borrower that is a party to a Credit Document (including the El Paso Guarantors).

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, excluding any Indebtedness permitted to be issued or incurred under Section 10.1 (other than Sections 10.1(m), 10.1(o), 10.1(u) and as required by the paragraph following Section 10.1(z)).

“Debt Ratings” shall mean, as of any date of determination, the public ratings assigned to the senior secured, non-credit enhanced long-term indebtedness for borrowed money of the Borrower by the Rating Agencies.

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Deferred Net Cash Proceeds” shall have the meaning provided such term in the definition of “Net Cash Proceeds”.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 10.4(b) and Section 10.4(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Dispose” or “Disposition” shall have the meaning provided in Section 10.4.

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its Restricted Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be, in accordance with GAAP.

“Disqualified Equity Interests” shall mean any Stock or Stock Equivalent which, by its terms (or by the terms of any security or other Stock or Stock Equivalent into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Stock or Stock Equivalent that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Final Maturity Date; provided however that if any Stock or Stock Equivalent in any Person is issued pursuant to any plan for the benefit of employees or directors of the Borrower or any of its subsidiaries or by any such plan to such employees or directors, such Stock or Stock Equivalent shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Borrower or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.

“Dividends” or “dividends” shall have the meaning provided in Section 10.6.

“Dollar Equivalent” shall mean, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent using the applicable Exchange Rate.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States, any state or territory thereof, or the District of Columbia.

“Drawing” shall have the meaning provided in Section 3.4(b).

“Drop Down Disposition” shall mean any disposition of any asset of the Borrower or any of its Restricted Subsidiaries to any Person; provided, that, in the case of a Drop Down Disposition in which the assets are being disposed of from a Restricted Subsidiary of the Borrower, at the time such disposition occurs, no contractual, legal or statutory limitations exist which would limit the ability of the Subsidiaries of the Borrower to dividend or otherwise distribute the net cash proceeds of the consideration received in connection with such disposition to the Borrower.

“Effective Date” shall have the meaning provided in the definition of the term “Status.”

“Effective Time” shall have the meaning provided to such term in Amendment No. 2.

“El Paso Acquisition” shall mean the merger of EPC into Sirius Merger Corporation, a wholly owned Subsidiary of the Borrower, and the other mergers to be consummated pursuant to Section 1.1 of the Acquisition Agreement, in each case, on the terms and conditions set forth in the Acquisition Agreement.

“El Paso E&P” shall mean EP Energy Corporation (formerly known as El Paso Exploration & Production Company).

“El Paso Guarantee” shall mean that certain El Paso Guarantee entered into on the Restatement Effective Date by the El Paso Guarantors party thereto and the Collateral Agent dated as of the Restatement Effective Date, made by each El Paso Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D, with any changes that may be agreed by the Administrative Agent, the Collateral Agent and the Borrower in their reasonable discretion prior to the execution thereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“El Paso Guarantor” shall mean the El Paso Parent, EPC, El Paso Energy Service Company, El Paso EPNG Investments, L.L.C., EL Paso Pipeline Holding Company, L.L.C., El Paso TGPC Investments, L.L.C, El Paso Tennessee Pipeline Co., L.L.C. and each other Domestic Subsidiary of EPC that becomes a party to the El Paso Guarantee.

“El Paso Parent” shall mean Sherpa Acquisition, LLC, a Delaware limited liability company.

“El Paso Security Agreement” shall mean the El Paso Security Agreement entered into on the Restatement Effective Date by the El Paso Guarantors party thereto and the Collateral Agent for the benefit of the Lenders and the other secured parties referred to therein, substantially in the form of Exhibit E, with any changes that may be agreed by the Administrative Agent, the Collateral Agent and the Borrower in their reasonable discretion prior to the execution thereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“EMP” shall mean El Paso Pipeline Partners, L.P., a Delaware limited partnership.

“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by the Borrower or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to property or to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, indoor air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to pollution or the protection of the environment, including, without limitation, ambient air, indoor air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“EPC” shall mean El Paso Corporation, a Delaware corporation.

“EPPGP” shall mean El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company.

“EPPGP Preferred Stock” shall mean preferred stock issued by EPPGP with a liquidation preference not to exceed $100,000,000 in aggregate having terms material to the interests of the Lenders (taken as a whole) not materially less advantageous to the Lenders than the terms of the KMGP Preferred Stock.

“EPPHC” shall mean El Paso Pipeline Holding Company, L.L.C., a Delaware limited liability company.

“Equity Issuance Prepayment Event” shall mean any issuance by the Borrower of Stock or Stock Equivalents (other than any issuance of Stock or Stock Equivalents to employees or directors pursuant to the employee or director stock ownership or purchase plan or key employee stock ownership or purchase plan of the Borrower or the issuance of common Stock to the extent the proceeds thereof are used to retire existing Stock or Stock Equivalents of the Borrower).

“Equity Investments” shall mean the Equity Investments (under and as defined in the Existing Credit Agreement) made on the Original Closing Date.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the Original Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Event of Default” shall have the meaning provided in Section 11.

“Exchange Rate” shall mean on any day with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such Foreign Currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Subsidiary” shall mean (a) each Subsidiary listed on Schedule 1.1(d) hereto, (b) any Subsidiary that is not a Wholly-Owned Subsidiary, (c) any Subsidiary that is prohibited by any applicable Requirement of Law from guaranteeing the Obligations, (d) any Foreign Subsidiary and any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (e) any Domestic Subsidiary that is treated as a disregarded entity for U.S. tax purposes and substantially all of the assets of which consists of Stock or Stock Equivalents of Foreign Subsidiaries, (f) any Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 10.1(j) or Section 10.1(k) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent and so long as the financing documentation relating to such Permitted Acquisition to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing, or granting a Lien on any of its assets to secure, the Obligations, (g) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (h) each Unrestricted Subsidiary, (i) any Receivables Subsidiary (j) any Subsidiary of EPC other than an El Paso Guarantor and (k) any not-for-profit Subsidiary.

“Excluded Taxes” shall mean, with respect to any Agent or any Lender, (a) (i) any taxes imposed on any Agent or Lender as a result of any current or former connection between such Agent or Lender and the jurisdiction or Governmental Authority imposing such tax (other than any such connection arising from such Agent or Lender having executed, delivered, or performed its obligations or received a payment under, or having been a party to or having enforced, this Agreement or any other Credit Documents) and (ii) any branch profits tax under Section 884 of the Code, or any similar tax, imposed by a jurisdiction described in clause (i), (b) (i) any U.S. federal withholding tax that is imposed on amounts payable to such Lender under the law in effect at the time such Lender becomes a party to this Agreement (or, in the case of a Participant, on the date such Participant became a Participant hereunder); provided that this clause (b)(i) shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender (or Participant) would be entitled to receive (without regard to this clause (b)(i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or Participant) would have been entitled to receive in the absence of such assignment, participation or transfer or (y) any Tax is imposed on a Lender in connection with an interest or participation in any Loan or other obligation that such Lender was required to acquire pursuant to Section 14.8(a) or that such Lender acquired pursuant to Section 14.7 or (ii) any Tax to the extent attributable to such Lender’s failure to comply with Section 5.4(d), Section 5.4(e) or Section 5.4(h) and (c) U.S. federal withholding taxes imposed pursuant to FATCA.

“Existing Cash Management Agreement” shall mean each agreement or arrangement with an Existing Cash Management Bank scheduled on Schedule 1.1(o) existing as of the Restatement Effective

Date to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements, to EPC or any of its Subsidiaries.

“Existing Cash Management Bank” shall mean any Person (other than the Borrower or any of its Subsidiaries) providing cash management services to EPC or any of its Subsidiaries that is a party to any Existing Cash Management Agreement as of the Restatement Effective Date with EPC or any of its Subsidiaries.

“Existing Credit Agreement” shall have the meaning provided in the recitals to this Agreement.

“Existing El Paso Credit Facilities” shall mean the existing credit facilities of EPC and its Subsidiaries listed on Schedule 1.1(l).

“Existing El Paso E&P Credit Agreement” shall mean the Third Amended and Restated Credit Agreement dated as of June 2, 2011, among El Paso Exploration & Production Company and El Paso E&P Company, L.P., as borrowers, BNP Paribas, as administrative agent, and the several lenders from time to time parties thereto.

“Existing El Paso Secured Hedge Agreements” shall mean the agreements listed on Schedule 1.1(m).

“Existing El Paso Secured LC Facilities” shall mean the credit facilities listed on Schedule 1.1(n).

“Existing El Paso Secured Notes” shall mean each series of secured notes listed on Schedule 1.1(j).

“Existing El Paso Unsecured Notes” shall mean each series of notes listed on Schedule 1.1(k).

“Existing Letters of Credit” shall have the meaning provided in the recitals to this Agreement, and shall in any event include amendments, extensions and renewals thereof.

“Existing Notes Indentures” shall mean the indentures pursuant to which the Existing Unsecured Notes and the Pari Passu Notes were issued.

“Existing Unsecured Notes” shall mean each series of unsecured notes listed on Schedule 1.1(f).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates (rounded upwards, if necessary, to the nearest 1/100th of 1%) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate for such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day that is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.

“Final Maturity Date” shall mean the latest of the Revolving Credit Maturity Date, the Swingline Maturity Date and, if applicable, any New Term Loan Maturity Dates.

“Financial Advisor” shall have the meaning provided in Section 14.15.

“Flood Certificate” shall mean a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Program” shall mean the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Flood Zone” shall mean areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

“Foreign Asset Sale” shall have the meaning provided in Section 5.2(h).

“Foreign Currencies” shall mean any currency other than Dollars.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Letter of Credit Issuer, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Letter of Credit Issuer other than L/C Obligations as to which such Defaulting Lender’s obligation to fund an L/C Participation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s obligation to fund a participation in such Swingline Loans has been reallocated to other Lenders in accordance with the terms hereof.

“Fronting Fee” shall have the meaning provided in Section 4.1(c).

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” shall mean all indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date and is renewable or extendable, at the option of the Borrower or any Restricted Subsidiary, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if there occurs after the Restatement Effective Date any change in GAAP that affects in any respect the calculation of any covenant contained in Section 10, the Lenders and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 10 shall be calculated as if no such change in GAAP has occurred. Notwithstanding the foregoing, all computations with respect to leases contained in this Agreement will be performed in accordance with GAAP as in effect on the Original Closing Date.

“Global Coordinator” shall mean Barclays Capital, the investment banking division of Barclays Bank PLC.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” shall mean, collectively, (a) the Guarantee dated as of the Original Closing Date, made by each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, (b) the El Paso Guarantee and (c) any other guarantee of the Obligations made by a Restricted Subsidiary in form and substance reasonably acceptable to the Administrative Agent, in the case of clause (a), as amended and restated pursuant to Amendment No. 2, and in the case of each of clauses (a), (b), and (c), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the Primary Obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Restatement Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean (a) each Domestic Subsidiary (other than an Excluded Subsidiary) existing on the Restatement Effective Date and (b) each Domestic Subsidiary that becomes a party to the Guarantee after the Restatement Effective Date pursuant to Section 9.11 or otherwise.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, natural gas, natural gas liquids, radioactive materials, asbestos, asbestos containing material, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other waste, pollutant, contaminant, chemical, material compound or substance in any form, which is prohibited, limited or regulated by any Environmental Law.

“Hedge Agreements” shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements, and other similar agreements entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business (and not for speculative purposes) for the primary purpose of protecting the Borrower or any of the Restricted Subsidiaries against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedge Bank” shall mean (a) any Person that, at the time it enters into a Hedge Agreement, is a Lender or an Affiliate of a Lender or an Agent or an Affiliate of an Agent, (b) solely with respect to any commodity Hedge Agreement in effect on the Original Closing Date, the counterparties listed on Schedule 1.1(i) of the Existing Credit Agreement or (c) with respect to any Hedge Agreement entered into prior to the Original Closing Date, any person that is a Lender or an Affiliate of a Lender on the Original Closing Date.

“Historical Financial Statements” shall mean as of the Restatement Effective Date, the audited financial statements of the Borrower and its Subsidiaries, for the immediately preceding three fiscal years, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such fiscal years.

“Increased Amount Date” shall have the meaning provided in Section 2.14(a).

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability in the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) the principal component of all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements, and other similar agreements, (g) all obligations of such Person in respect of Disqualified Equity Interests and (h) without duplication, all Guarantee Obligations of such Person, provided that Indebtedness shall not include (i) trade and other ordinary-course payables and accrued expenses, in each case (A) (1) payable directly or through a bank clearing arrangement or (2) payable by the Borrower or a Subsidiary to the Borrower or any other Subsidiary and (B) arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (iv) all Indebtedness of the Borrower or a Restricted Subsidiary owing to the Borrower or a Restricted Subsidiary having a term not exceeding 364 days (inclusive of any rollover or extension of terms) and made in the ordinary course of business.

“Indemnified Liabilities” shall have the meaning provided in Section 14.5.

“Indemnified Taxes” shall mean all Taxes (including Other Taxes) other than (a) Excluded Taxes and (b) any interest, penalties, or expenses caused by an Agent’s or Lender’s gross negligence or willful misconduct.

“Interest Period” shall mean, with respect to any LIBOR Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents (or any other capital contribution), bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding (i) any such advance, loan or extension or credit of the Borrower or a Restricted Subsidiary owing to the Borrower or a Restricted Subsidiary having a term not exceeding 364 days arising in the ordinary course of business and (ii) any ordinary course trade or other payables and ordinary course accrued expenses in each case not constituting Indebtedness; (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness; or (d) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean, with respect to any Letter of Credit, the Letter of Credit Request and any other document, agreement and instrument entered into by the Letter of Credit Issuer and the Borrower (or any Restricted Subsidiary) or in favor of the Letter of Credit Issuer and relating to such Letter of Credit.

“Joint Bookrunners” shall mean, collectively, Barclays Capital, the investment banking division of Barclays Bank PLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citigroup Global Markets Inc., Credit Suisse Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, RBS Securities Inc., UBS Securities LLC and Wells Fargo Securities, LLC, in their respective capacities as Joint Bookrunners.

“Joint Lead Arrangers” shall mean, collectively, Barclays Capital, the investment banking division of Barclays Bank PLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citigroup Global Markets Inc., Credit Suisse Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, RBS Securities Inc., UBS Securities LLC and Wells Fargo Securities, LLC, in their respective capacities as Joint Lead Arrangers.

“Judgment Currency” shall have the meaning set forth in Section 14.20.

“Kinder Foundation” shall mean the Kinder Foundation and any similar foundation established by Richard D. Kinder for the purpose of serving charitable goals and any successors thereto.

“Kinder Shareholders” shall mean (i) Richard D. Kinder and any executor, administrator, guardian, conservator or similar legal representative thereof, (ii) any member of the immediate family of Richard D. Kinder, (iii) any person directly or indirectly controlled by one or more of the immediate family members of Richard D. Kinder, (iv) the Kinder Foundation and (v) any Person acting as agent for any Person described in the foregoing clauses (i) through (iv).

“KM Delaware” shall mean Kinder Morgan (Delaware), Inc.

“KMGP” shall mean Kinder Morgan G.P., Inc.

“KMGP Certificate of Designations” means the Certificate of Designations pursuant to which the KMGP Preferred Stock may be issued, which shall be substantially in the form set forth in Exhibit A to Amendment No. 1, with such changes therein as are not adverse to the Lenders in any material respect.

“KMGP Preferred Stock” means up to 100,000 shares, liquidation preference $1,000 per share, of Series A Fixed-to-Floating Rate Cumulative Preferred Stock issued by KMGP pursuant to the KMGP Certificate of Designations.

“KMP” shall mean Kinder Morgan Energy Partners, L.P., a Delaware limited partnership.

“KMR” shall mean Kinder Morgan Management, LLC, a Delaware limited liability company.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Maturity Date” shall mean the date that is five Business Days prior to the Revolving Credit Maturity Date.

“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all L/C Borrowings.

“L/C Participant” shall have the meaning provided in Section 3.3(a).

“L/C Participation” shall have the meaning provided in Section 3.3(a).

“Lender” shall have the meaning provided in the preamble to this Agreement.

“Lender Default” shall mean (a) the failure (which has not been cured) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 3.3, in each case, to the extent such Lender is obligated to do so by the terms hereof, (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 2.1(b), 2.1(d) or 3.3, or (c) a Lender being deemed insolvent or becoming the subject of a bankruptcy or insolvency proceeding.

“Letter of Credit” shall mean each letter of credit issued pursuant to Section 3.1 and shall include the Existing Letters of Credit.

“Letter of Credit Commitment” shall mean $300,000,000, as the same may be reduced from time to time pursuant to Section 3.1.

“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (b) such Lender’s Revolving Credit Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a)).

“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).

“Letter of Credit Issuer” shall mean (a) Citibank, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A., any of their respective Affiliates or any replacement or successor pursuant to Section 3.6, (b) in the case of Existing Letters of Credit, the letter of credit issuers identified on Schedule 1.1(a) and (c) any letter of credit issuer added by the Borrower pursuant to Section 3.6. The Letter of Credit Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Letter of Credit Issuer, and in each such case the term “Letter of Credit Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

“Letter of Credit Request” shall have the meaning provided in Section 3.2 and shall include an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Letter of Credit Issuer.

“Letter of Credit Sublimit” shall mean (i) with respect to each Letter of Credit Issuer as of the Restatement Effective Date, the amount specified in respect of such Letter of Credit Issuer on Schedule 1.1(g), (ii) with respect to any issuer of any Existing Letters of Credit, the amount of Existing Letters of Credit issued by such issuer set forth on Schedule 1.1(a) and (iii) with respect to any other Letter of Credit Issuer, any amount agreed in writing between such Letter of Credit Issuer and the Borrower.

“Letters of Credit Outstanding” shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

“LIBOR Loan” shall mean any LIBOR Term Loan or LIBOR Revolving Credit Loan.

“LIBOR Rate” shall mean, with respect to any LIBOR Loan for any Interest Period the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBOR Rate” with respect to such LIBOR Loan for such Interest Period shall be the rate supplied to the Administrative Agent at its request quoted by the Reference Lenders in the London interbank market as of the day two Business Days prior to the commencement of such Interest Period as the rate for Dollar deposits with a maturity comparable to such Interest Period.

“LIBOR Revolving Credit Loan” shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“LIBOR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Loan” shall mean any Revolving Credit Loan, Swingline Loan, Term Loan, New Revolving Loan or New Term Loan made by any Lender hereunder.

“Mandatory Borrowing” shall have the meaning provided in Section 2.1(d).

“Material Adverse Change” shall mean any event or circumstance which has resulted or is reasonably likely to result in a material adverse change in the business, assets, operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole, or that would materially adversely affect the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their respective payment obligations under this Agreement or any of the other Credit Documents.

“Material Adverse Effect” shall mean (a) any event or circumstance which has resulted or is reasonably likely to result in a material adverse change in the business, assets, operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole or (b) a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and the Subsidiaries, taken as a whole, that would materially adversely affect (i) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their respective payment obligations under this Agreement or any of the other Credit Documents or (ii) the rights and remedies of the Administrative Agent and the Lenders under this Agreement or any of the other Credit Documents.

“Material Subsidiary” shall mean, at any date of determination, (a) each Restricted Subsidiary of the Borrower (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 5% of Consolidated Total Assets at such date or (ii) whose gross revenues during such Test Period were equal to or greater than 5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP and (b) for the purpose of Sections 11.5, 11.7, 11.8 and 11.9, each other Restricted Subsidiary that is the subject of an Event of Default under one or more of such Sections and that, when such Restricted Subsidiary’s total assets and revenues are aggregated with the total assets or revenues, as applicable, of each other Restricted Subsidiary that is the subject of an Event of Default under one or more of such Sections, would constitute a Material Subsidiary under clause (i) above; provided, that, for purposes of Section 11.5 only, (i) each of KMP and KMGP shall be deemed to be a Material Subsidiary and (ii) if EMP and EPPGP, collectively (but without duplication), have consolidated total assets equal to or greater than 20% of the Consolidated Total Assets at such date, each of EMP and EPPGP shall be deemed to be a Material Subsidiary.

“Maturity Date” shall mean the Revolving Credit Maturity Date, the Swingline Maturity Date or any New Term Loan Maturity Dates, as applicable.

“Merger Certificates” shall have the meaning provided to such term in Amendment No. 2.

“Minimum Borrowing Amount” shall mean (a) with respect to a Borrowing of Term Loans, $5,000,000, (b) with respect to a Borrowing of Revolving Credit Loans, $1,000,000, and (c) with respect to a Borrowing of Swingline Loans, $500,000.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Mortgaged Property” shall mean each parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 9.14.

“Multiemployer Plan” means a “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA) to which the Borrower, any Subsidiary or any ERISA Affiliate has, or within any of the preceding six plan years had, an obligation to contribute or to make payments.

“Net Cash Proceeds” shall mean, with respect to any Prepayment Event, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any of the Restricted Subsidiaries in respect of such Prepayment Event, less (b) the sum, without duplication, of:

(i) the amount, if any, of all taxes paid or estimated to be payable by the Borrower or any of the Restricted Subsidiaries in connection with such Prepayment Event,

(ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the Borrower or any of the Restricted Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,

(iii) the amount of any Indebtedness (other than any Indebtedness outstanding hereunder) (a) secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness by its terms requires that such Indebtedness be repaid directly as a result of such Prepayment Event or (b) of any Subsidiary which is being Disposed of in connection with such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness by its terms requires that such Indebtedness be repaid directly as a result of such Prepayment Event, in the case of each of clauses (a) and (b) above, repaid with the proceeds of such Prepayment Event upon consummation of such Prepayment Event,

(iv) in the case of any Casualty Event, the amount of any proceeds of such Prepayment Event that the Borrower or any Restricted Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into a binding commitment prior to the last day of the Reinvestment Period to reinvest) in the business of the Borrower or any of the Restricted Subsidiaries (subject to Section 10.10), provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall, unless the Borrower or a Restricted Subsidiary has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds (in which case clause (x)(2) will apply), (x) be deemed to be Net Cash Proceeds of a Casualty Event occurring (1) on the last day of such Reinvestment Period or (2) 180 days after the date the Borrower or such Restricted Subsidiary has entered into such binding commitment (unless so reinvested during such 180 day period), as applicable, and (y) be applied to the repayment of Term Loans in accordance with Section 5.2(a),

(v) Reserved,

(vi) Reserved,

(vii) in the case of any Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback by a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (vii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly-Owned Restricted Subsidiary as a result thereof, and

(viii) reasonable and customary fees paid by the Borrower or a Restricted Subsidiary in connection with any of the foregoing,

in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

“New Loan Commitments” shall have the meaning provided in Section 2.14(a).

“New Loan Increase Joinder” shall have the meaning provided in Section 2.14(e); provided, that for the avoidance of doubt, the Acquisition Incremental Joinder shall be deemed to be a New Loan Increase Joinder with respect to the New Revolving Credit Commitments provided for in such joinder.

“New Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).

“New Revolving Loan” shall have the meaning provided in Section 2.14(b).

“New Revolving Loan Lender” shall have the meaning provided in Section 2.14(b).

“New Term Loan” shall have the meaning provided in Section 2.14(c).

“New Term Loan Commitments” shall have the meaning provided in Section 2.14(a).

“New Term Loan Lender” shall have the meaning provided in Section 2.14(c).

“New Term Loan Maturity Date” shall mean the date on which a New Term Loan matures.

“New Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(d).

“New Term Loan Repayment Date” shall have the meaning provided in Section 2.5(d).

“Non-Cash Charges” shall mean (a) non-cash losses on asset sales, disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense (including any such charges arising from stock options, restricted stock grants or other equity incentive grants, and any cash compensation charges associated with the rollover or acceleration of stock-based awards or payment of stock options in connection with the Transactions), and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), excluding amortization of a prepaid cash item that was paid in a prior period.

“Non-Consenting Lender” shall have the meaning provided in Section 14.7(b).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(c).

“Non-U.S. Lender” shall mean any Agent or Lender that is not, for United States federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation or partnership or entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (c) an estate whose income is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or a trust that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

“Notice of Borrowing” shall mean a notice of borrowing substantially in the form of Exhibit L-1 or any other form reasonably approved by the Administrative Agent.

“Notice of Conversion or Continuation” shall mean a notice of conversion or continuation delivered in accordance with Section 2.6 and substantially in the form of Exhibit L-3 or any other form reasonably approved by the Administrative Agent.

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit or under any Secured Cash Management Agreement or Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organization Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” shall mean May 30, 2007, the date of the initial Borrowing under the Existing Credit Agreement.

“Other Taxes” shall mean any and all present or future stamp, documentary or any other excise, property or similar taxes (including interest, fines, penalties, additions to tax and related expenses with regard thereto) arising directly from any payment made or required to be made under this Agreement or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document.

“Pari Passu Credit Facilities” shall mean (a) the Acquisition Bridge Facility and (b) the Acquisition Term Facility.

“Pari Passu Credit Facilities Agent” shall mean Barclays Bank PLC in its capacity as Administrative Agent under the Acquisition Debt Facilities Credit Agreement and its permitted successors and assigns thereunder.

“Pari Passu EP Liens” shall mean any Lien on the Collateral granted to the Collateral Agent for the benefit of the Pari Passu Noteholders, the Pari Passu Lenders, and the holders of the Existing El Paso Secured Notes and the lenders under the Existing El Paso Secured LC Facilities and counterparties to the Existing El Paso Secured Hedge Agreements and any agent or trustee therefor and any holder of any Indebtedness (and any agent or trustee therefor) which refinances all or any portion of the foregoing in accordance with Section 10.1(g) or (i), in each case pursuant to the Security Documents securing the obligations under the Pari Passu Notes, the Pari Passu Credit Facilities, the Existing El Paso Secured Notes and the Existing El Paso Secured LC Facilities and refinancings thereof permitted by Section 10.1(g) or (i) as applicable, and securing secured hedging agreements and cash management arrangements (a) with agents or lenders (or affiliates thereof) under the Pari Passu Credit Facilities or refinancings thereof permitted under Section 10.1(i) and (b) constituting Existing El Paso Secured Hedge Agreements.

“Pari Passu KM Liens” shall mean any Lien on the Collateral granted to the Collateral Agent for the benefit of the Pari Passu Noteholders and the Pari Passu Lenders pursuant to the Security Agreement, the Pledge Agreement and the other Security Documents securing the obligations under the Pari Passu Notes and the Pari Passu Credit Facilities and refinancings thereof permitted by Section 10.1(g) or (i), as applicable, and securing secured hedging agreements and cash management arrangements with agents or lenders (or affiliates thereof) under the Pari Passu Credit Facilities or refinancings thereof permitted under Section 10.1(i).

“Pari Passu Lenders” shall mean any lenders or agents under the Pari Passu Credit Facilities and any other “Secured Parties” under and as defined in the Acquisition Debt Facilities Credit Agreement and any holders of any Indebtedness (and any agent or trustee therefor) which refinances all or any portion of the Pari Passu Credit Facilities in compliance with Section 10.1(i).

“Pari Passu Liens” shall mean (a) the Pari Passu KM Liens and (b) the Pari Passu EP Liens.

“Pari Passu Noteholders” shall mean the holders of any Pari Passu Notes and any agent or trustee therefor and any holders of any Indebtedness (and any agent or trustee therefor) which refinances all or any portion of the Pari Passu Notes in accordance with Section 10.1(g).

“Pari Passu Notes” shall mean each series of secured notes listed on Schedule 1.1(e).

“Participant” shall have the meaning provided in Section 14.6(c).

“Participant Register” shall have the meaning provided in Section 14.6(c).

“Patriot Act” shall have the meaning provided in Section 14.19.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” shall mean a certificate of the Borrower in the form of Exhibit C or any other form approved by the Administrative Agent.

“Permitted Acquisition” shall mean (i) the acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets or Stock or Stock Equivalents, so long as (a) such acquisition and all transactions related thereto shall be consummated in accordance with applicable law; (b) such acquisition shall result in the issuer of such Stock or Stock Equivalents becoming a Restricted Subsidiary and a Guarantor, to the extent required by Section 9.11; (c) such acquisition shall result in the Administrative Agent, for the benefit of the applicable Lenders, being granted a security interest in any Stock, Stock Equivalent or any assets so acquired, to the extent required by Sections 9.11, 9.12 and/or 9.14; (d) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; (e) the aggregate fair market value (as determined in good faith by the Borrower) of all Investments funded or financed in any Persons that do not become Guarantors in connection with all such acquisitions following the Restatement Effective Date in reliance on Section 10.5(h) shall not exceed $1,000,000,000 (it being understood that additional Investments in Persons that are not Credit Parties may be made in connection with Permitted Acquisitions in reliance on any exception in Section 10.5 other than clause (h) thereof); and (f) the Consolidated Total Debt to Consolidated EBITDA Ratio is less than 6.00:1.00, determined on a Pro Forma Basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred pursuant to Sections 10.1(j) and 10.1(k), respectively, and any related Pro Forma Adjustment) recomputed as at the last day of the most recently ended Test Period as if such acquisition had occurred on the first day of such Test Period and (ii) the El Paso Acquisition to be consummated on the Restatement Effective Date pursuant to the Acquisition Agreement.

“Permitted Additional Debt” shall mean senior unsecured or senior unsecured subordinated notes, or other unsecured Indebtedness issued by the Borrower or a Guarantor, (a) the terms of which (i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is six months and one day after the Final Maturity Date (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (ii) to the extent the same are senior subordinated notes, provide for customary subordination to the Obligations under the Credit Documents, (b) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrower and the Subsidiaries than those contained herein; provided that a certificate of an Authorized Officer of the Borrower is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower prior to such incurrence that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (c) of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor.

“Permitted Holders” shall mean the Kinder Shareholders.

“Permitted Investments” shall mean:

(a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

(b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(c) commercial paper issued by any Lender or any bank holding company owning any Lender;

(d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(e) domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks and $100,000,000 (or the Dollar Equivalent thereof) in the case of foreign banks;

(f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing;

(g) marketable short-term money market and similar funds (i) either having assets in excess of $250,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(h) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (g) above; and

(i) in the case of Investments by any Restricted Foreign Subsidiary, other customarily utilized high-quality Investments in the country where such Restricted Foreign Subsidiary is located.

“Permitted Liens” shall mean:

(a) Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;

(b) Liens in respect of property or assets of the Borrower or any of the Subsidiaries imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

(c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.11;

(d) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business;

(e) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(f) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

(g) any interest or title of a lessor or secured by a lessor’s interest under any lease permitted by this Agreement;

(h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries, provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.1;

(j) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

(k) Liens arising from precautionary UCC financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Subsidiaries; and

(l) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business.

“Permitted Receivables Financing” shall have the meaning provided in Section 10.4(e).

“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by the Borrower or any of the Restricted Subsidiaries prior to or after the Restatement Effective Date, provided that any such Sale Leaseback not between (i) a Credit Party and another Credit Party or (ii) a Restricted Subsidiary that is not a Credit Party and another Restricted Subsidiary that is not a Credit Party, is consummated for fair value as determined at the time of consummation in good faith by (a) the Borrower or such Restricted Subsidiary and (b) in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $150,000,000, the board of directors of the Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Plan” shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) the Borrower, a Subsidiary or an ERISA Affiliate.

“Platform” shall have the meaning provided in Section 14.18(b).

“Pledge Agreement” shall mean, collectively, (a) the Pledge Agreement dated as of the Original Closing Date, entered into by the relevant pledgors party thereto and the Collateral Agent for the benefit of the Lenders and other secured parties and (b) any other pledge agreement delivered pursuant to Section 9.12, in each case, as amended and restated pursuant to Amendment No. 2 and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Post-Acquisition Period” shall mean, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“Prepayment Event” shall mean any Asset Sale Prepayment Event, Debt Incurrence Prepayment Event, Equity Issuance Prepayment Event, Casualty Event or any Permitted Sale Leaseback.

“Prepayment Notice” shall mean a notice of prepayment delivered in accordance with Section 5.1 substantially in the form of Exhibit L-2 or any other form reasonably approved by the Administrative Agent.

“Primary Obligor” shall have the meaning assigned to such term in the definition of “Guarantee Obligations”.

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Borrower and the Restricted Subsidiaries; provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Adjustment Certificate” shall mean any certificate of an Authorized Officer of the Borrower delivered pursuant to Section 9.1(d) or Section 9.1(h).

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Entity” shall have the meaning provided in the definition of the term “Acquired EBITDA”.

“Qualified Equity Interest” shall mean any Stock or Stock Equivalent that does not constitute a Disqualified Equity Interest.

“Rating Agencies” shall mean Moody’s and S&P.

“Real Estate” shall have the meaning provided in Section 9.1(f).

“Receivables Subsidiary” shall mean any Subsidiary established in connection with a Permitted Receivables Financing that is not permitted by the terms of such Permitted Receivables Financing to guarantee the Obligations.

“Reference Lender” shall mean:

(a) in connection with the initial syndication of the Loans and Commitments, in respect of the LIBOR Rate, the principal London office of Barclays Bank PLC; and

(b) in respect of the LIBOR Rate in all other cases, the principal London office of Barclays Bank PLC and such two other banks as may be appointed by the Administrative Agent in consultation with the Borrower.

“Reference Time” shall have the meaning provided in the definition of the term “Applicable Amount”.

“Refinanced Term Loans” shall have the meaning provided in Section 14.1.

“Register” shall have the meaning provided in Section 14.6(b)(iv).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reimbursement Date” shall have the meaning provided in Section 3.4(a).

“Reinvestment Period” shall mean 15 months following the date of the receipt of proceeds from a Casualty Event.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Repayment Amount” shall mean a New Term Loan Repayment Amount with respect to any Series, as applicable.

“Replacement Term Loans” shall have the meaning provided in Section 14.1.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder.

“Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Revolving Credit Commitment at such date, (ii) the Adjusted Total Term Loan Commitment at such date and (iii) the outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date or (b) if the Total

Revolving Credit Commitment and the Total Term Loan Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, the holders (excluding Defaulting Lenders) of a majority of the outstanding principal amount of the Loans and Letter of Credit Exposure (excluding the Loans and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Required Revolving Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the Adjusted Total Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment has been terminated at such time, a majority of the Revolving Credit Exposure (excluding Revolving Credit Exposure of Defaulting Lenders) at such time).

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Restatement Effective Date” shall mean the “Acquisition Closing Date” under and as defined in Amendment No. 2.

“Restricted Foreign Subsidiary” shall mean a Foreign Subsidiary that is a Restricted Subsidiary.

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolving Credit Commitment” shall mean, (a) with respect to each Lender that is a Lender on the Restatement Effective Date, in each case after giving effect to the increase in such Lender’s Revolving Credit Commitments in accordance with the Acquisition Incremental Joinder on such date and any permitted assignments under the Existing Credit Agreement to and/or from such Lender prior to such date, the amount set forth opposite such Lender’s name on Schedule 1.1(c) as such Lender’s “Revolving Credit Commitment” and (b) in the case of any Lender that became or becomes a Lender after the Restatement Effective Date, the amount specified as such Lender’s “Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Revolving Credit Commitment, in each case of the same may be changed from time to time pursuant to terms hereof. The aggregate amount of the Revolving Credit Commitment as of the Original Closing Date was $1,000,000,000 and as of the Restatement Effective Date is $1,000,000,000 (and, after giving effect to the increase in Revolving Credit Commitments in accordance with the Acquisition Incremental Joinder, the aggregate amount of the Revolving Credit Commitment shall be $1,750,000,000).

“Revolving Credit Commitment Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Revolving Credit Commitment by (b) the amount of the Total Revolving Credit Commitment, provided that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be the percentage obtained by dividing (a) such Lender’s Revolving Credit Exposure by (b) the Revolving Credit Exposure of all Lenders.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Revolving Credit Loans of such Lender then outstanding, (b) such Lender’s Letter of Credit Exposure at such time and (c) such Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of all outstanding Swingline Loans.

“Revolving Credit Lender” shall mean, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loans” shall have the meaning provided in Section 2.1(b).

“Revolving Credit Maturity Date” shall mean the date that is six years after the Original Closing Date, or, if such date is not a Business Day, the next preceding Business Day.

“Revolving Credit Termination Date” shall mean the date on which the Revolving Credit Commitments shall have terminated, no Revolving Credit Loans shall be outstanding and the Letters of Credit Outstanding shall have been reduced to zero (or have been cash collateralized to the satisfaction of the Letter of Credit Issuer or as to which other arrangements satisfactory to the Letter of Credit Issuer shall have been made).

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(d).

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank.

“Secured Hedge Agreement” shall mean any Hedge Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank; provided that in the case of a Hedge Bank that is considered a Hedge Bank solely as a result of the operation of clause (b) of the definition thereof, the only Hedge Agreements with such Hedge Bank that shall be considered Secured Hedge Agreements are those set forth on Schedule 1.1(i) of the Existing Credit Agreement except as such Hedge Bank may otherwise be considered a Hedge Bank after the Original Closing Date in accordance with clause (a) of the definition thereof.

“Secured Parties” shall mean the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, each Lender, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to a Secured Cash Management Agreement and each sub-agent pursuant to Section 13 appointed by the Administrative Agent with respect to the Credit Facilities or the Collateral Agent with respect to any Security Document.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall mean the Security Agreement dated as of the Original Closing Date entered into by the Borrower, the other grantors party thereto and the Collateral Agent for the benefit of the Lenders, as amended and restated pursuant to Amendment No. 2 and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Security Documents” shall mean, collectively, (a) the Guarantee, (b) the Pledge Agreement, (c) the Security Agreement, (d) the Mortgages, (e) the El Paso Security Agreement, (f) the El Paso Guarantee, (g) the Collateral Agency Agreement and (h) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11, 9.12 or 9.14 or pursuant hereto or to any of the Security Documents to secure any of the Obligations.

“Series” shall have the meaning as provided in Section 2.14(a).

“Single Employer Plan” shall mean any defined benefit pension plan (as defined in Section 3(35) or 4001(a)(15) of ERISA and subject to Section 412 or 430 of the Code or Title IV or Section 302 of ERISA), that is or, within any of the preceding six plan years, was maintained or contributed to by (or to which there is or was an obligation to contribute by) the Borrower, any Subsidiary or any ERISA Affiliate.

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Solvent” shall mean, with respect to the Borrower as of the Restatement Effective Date, that as of the Restatement Effective Date after giving effect to the Transactions, both (a) (i) the sum of the Borrower’s debt (including contingent liabilities) does not exceed the present fair saleable value of the Borrower’s present assets; (ii) the Borrower’s capital is not unreasonably small in relation to its business as contemplated on the such date; and (iii) the Borrower has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) the Borrower is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Transaction” shall mean, with respect to any period, any Investment, sale, transfer or other Disposition of assets, incurrence or repayment of Indebtedness, dividend, Subsidiary designation, New Term Loan, New Revolving Credit Commitment or other event that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met; provided, however, that with respect to any Letter of Credit that by its terms or the terms of any Issuer Document provides for one or more automatic increases in the stated amount thereof, the Stated Amount shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Status” shall mean, as to the Borrower as of any date, the existence of Level 1, Level 2, Level 3 or Level 4 Status, as the case may be on such date, as determined by reference to the table below and the Debt Ratings in effect on that date.

Status	Level 1	Level 2	Level 3	Level 4
Debt Ratings	BBB-/Baa3 or higher	BB+/Ba1	BB/Ba2	BB-/Ba3 or lower

Any change in Status will be effective as of the date (the “Effective Date”) on which the applicable Rating Agency, as the case may be, has publicly announced the applicable change in the Debt Ratings. For purposes of the foregoing, (i) if the Debt Ratings established or deemed to have been established by the Rating Agencies shall fall within different “Levels” and the ratings differential is one level, the higher rating will apply in determining the Status; (ii) if the Debt Ratings established or deemed to have been established by the Rating Agencies shall fall within different “Levels” set forth above and the ratings differential is two levels or more, the level one higher than the lower of the two ratings will apply in determining the Status; (iii) if only one of the Rating Agencies maintains Debt Ratings, then, notwithstanding anything herein to the contrary, the rating of such single Rating Agency will apply to determine Status until such time as the second Rating Agency maintains Debt Ratings; and (iv) if the rating system of Rating Agencies shall change, or if Rating Agencies shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from Rating Agencies, and, pending the effectiveness of any such amendment, the Debt Ratings shall be determined by reference to the Debt Ratings most recently in effect prior to such change or cessation. Prior to the public announcement of Debt Ratings for the Borrower that give effect to the El Paso Acquisition and the Transactions, the Status shall be determined by reference to Level 2 in the grid above.

“Statutory Reserve Rate” shall mean for any day as applied to any LIBOR Loan, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages that are in effect on that day (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, as prescribed by the Board and to which the Administrative Agent is subject, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” shall mean Indebtedness of a Credit Party that is by its terms subordinated in right of payment to the obligations of such Credit Party under this Agreement.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity of which such Person (i) directly or indirectly through Subsidiaries owns or controls more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partner interests or (ii) is a controlling general partner or otherwise controls such entity at such time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Successor Borrower” shall have the meaning provided in Section 10.3(a).

“Swingline Commitment” shall mean $50,000,000.

“Swingline Lender” shall mean Barclays Bank PLC in its capacity as lender of Swingline Loans hereunder or any replacement or successor pursuant to Section 14.9.

“Swingline Loans” shall have the meaning provided in Section 2.1(c).

“Swingline Maturity Date” shall mean, with respect to any Swingline Loan, the date that is five Business Days prior to the Revolving Credit Maturity Date.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any and all interest, fines, penalties or additions to tax with respect to the foregoing.

“Term Loan Commitment” shall mean, with respect to each Lender, if applicable, such Lender’s New Term Loan Commitment with respect to any Series.

“Term Loan Lender” shall mean, at any time, any Lender that has a Term Loan Commitment or has made a Term Loan that is outstanding, in each case, at such time.

“Term Loans” shall mean any New Term Loans, collectively.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended.

“Total Commitment” shall mean the sum of the Total Term Loan Commitment and the Total Revolving Credit Commitment.

“Total Credit Exposure” shall mean, at any date, the sum of (a) the Total Revolving Credit Commitment at such date, (b) the Total Term Loan Commitment at such date and (c) the outstanding principal amount of all Term Loans at such date.

“Total Revolving Credit Commitment” shall mean the sum of the Revolving Credit Commitments of all the Lenders.

“Total Term Loan Commitment” shall mean the sum of the New Term Loan Commitments, if applicable, of all the Lenders.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, (a) the consummation of the El Paso Acquisition on the Restatement Effective Date and the other transactions contemplated by the Acquisition Agreement occurring on or prior to the Restatement Effective Date, (b) the effectiveness and initial funding of the Acquisition Bridge Facility and the Acquisition Term Facility on the Restatement Effective Date, (c) the repayment in full and termination of the Existing El Paso Credit Facilities on the Restatement Effective Date, (d) the effectiveness of $750,000,000 in New Revolving Credit Commitments under this Agreement pursuant to the Acquisition Incremental Joinder and the amendment and restatement of the Existing Credit Agreement in the form of this Agreement and (e) the merger of Kinder Morgan Kansas, Inc., a Kansas corporation, into the Borrower as permitted under Section 10.3(b) of the Existing Credit Agreement on, or prior to, the Restatement Effective Date.

“Transferee” shall have the meaning provided in Section 14.6(e).

“Type” shall mean (a) as to any Term Loan, its nature as an ABR Loan or a LIBOR Term Loan and (b) as to any Revolving Credit Loan, its nature as an ABR Loan or a LIBOR Revolving Credit Loan.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Financial Accounting Standards Board Certification Topic 715 (“ASC 715”)) under the Plan as of the close of its most recent plan year, determined in accordance with ASC 715 as in effect on the Restatement Effective Date, exceeds the fair market value of the assets allocable thereto.

“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the Original Closing Date, provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (b) any Restricted Subsidiary subsequently re-designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent, provided that in the case of (b), no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it previously had been designated as an Unrestricted Subsidiary; and provided, further, in the case of (a) and (b), (x) such designation or re-designation shall be deemed to be an Investment on the date of such re-designation in an Unrestricted Subsidiary in an amount equal to the sum of (i) the Borrower’s direct or indirect equity ownership percentage of the net worth of such designated or re-designated Restricted Subsidiary immediately prior to such designation or re-designation (such net worth to be calculated without regard to any guarantee provided by such designated or re-designated Restricted Subsidiary) and (ii) without duplication, the aggregate principal amount of any Indebtedness owed by such designated or re-designated Restricted Subsidiary to the Borrower or any other Restricted Subsidiary immediately prior to such designation or re-designation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP and (y) no Default or Event of Default would result from such designation or re-designation after giving Pro Forma Effect thereto and the Borrower shall be in compliance with the covenant set forth in Section 10.9 determined on a Pro Forma Basis after giving effect to such designation and (c) each Subsidiary of an Unrestricted Subsidiary; provided, however, that at the time of any written designation or re-designation by the Borrower to the Administrative Agent that any Unrestricted Subsidiary shall no longer constitute an Unrestricted Subsidiary, such Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary to the extent no Default or Event of Default would result from such designation or re-designation. As of the Restatement Effective Date, each of KMP, KMR, EMP and Bear Creek Storage Company, L.L.C and each of their respective Subsidiaries are Unrestricted Subsidiaries. On or promptly after the date of its formation, acquisition, designation or re-designation, as applicable, each Unrestricted Subsidiary (other than an Unrestricted Subsidiary that is a Foreign Subsidiary) shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Administrative Agent, provide for an appropriate allocation of tax liabilities and benefits.

“U.S. Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by Barclays Bank PLC as its reference rate in effect at its principal office in New York City (the U.S. Prime Rate not being intended to be the lowest rate of interest charged by Barclays Bank PLC in connection with extensions of credit to debtors) (any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change).

“Voting Stock” shall mean, with respect to any Person, such Person’s Stock or Stock Equivalents having the right to vote for the election of directors of such Person under ordinary circumstances.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned” shall mean, with respect to the ownership by a Person of a Subsidiary, that all of the equity interests of such Subsidiary (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person or another Wholly-Owned Subsidiary of such Person.

1.2 Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(h) Any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof.

1.3 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Debt to Consolidated EBITDA Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

1.4 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5 References to Agreements, Laws, etc.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Credit Documents) and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by the Credit Documents; and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

1.6 Exchange Rates. For purposes of determining compliance under Sections 10.4, 10.5 (other than with respect to determining the amount of any Indebtedness), 10.6 and 10.9 with respect to any amount in a Foreign Currency, such amount shall be deemed to equal the Dollar Equivalent thereof based on the average Exchange Rate for a Foreign Currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the related period. For purposes of determining compliance with Sections 10.1, 10.2 and 10.5, with respect to any amount of Indebtedness in a Foreign Currency, compliance will be determined at the time of incurrence or advancing thereof using the Dollar Equivalent thereof at the Exchange Rate in effect at the time of such incurrence or advancement.

1.7 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Credit Loan”) or by Type (e.g., a “LIBOR Loan”) or by Class and Type (e.g., a “LIBOR Revolving Credit Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”, “Borrowing of New Term Loans”) or by Type (e.g., a “LIBOR Borrowing”) or by Class and Type (e.g., a “LIBOR Revolving Credit Borrowing”). A Credit Facility also may be classified by Type (e.g., the “Revolving Credit Facility”).

1.8 Schedules. Notwithstanding anything in this Agreement to the contrary, (a) solely with respect to any changes relating to EPC or its Subsidiaries and only to the extent permitted by the Acquisition Agreement (as in effect on the Amendment No. 2 Effective Date without giving effect to any consent or amendment thereof that is materially adverse to the interests of the Lenders), to the extent any change occurs between the Amendment No. 2 Effective Date and the Restatement Effective Date which would make the contents of Schedules 1.1(a), 1.1(g) (solely to the extent such changes to such schedule are necessary to conform to the addition of any other Existing Letter of Credit Issuer on Schedule 1.1(a)), 1.1(j), 1.1(k), 1.1(l), 1.1(m), 1.1(n), 1.1(o), 9.9, 10.1, 10.2 and/or 10.5 incorrect or incomplete, the Borrower may deliver to the Administrative Agent an updated version of such Schedule on or prior to the Restatement Effective Date, which updated version shall replace the version of such Schedule delivered on the Amendment No. 2 Effective Date without any requirement for any amendment or any consent by the Administrative Agent, any Lender or any other Credit Party, (b) to the extent agreed by the Administrative Agent and the Borrower pursuant to the last paragraph of Section 7.2 of the Acquisition Debt Facilities Credit Agreement, Schedule 9.14(c) may be amended by the Borrower and the Administrative Agent to set forth the arrangements and timing for the completion of the granting and/or perfection of any security interest in any Collateral to the extent such granting and/or perfection is not required to be completed under the Acquisition Debt Facilities Credit Agreement on or prior to the Restatement Effective Date pursuant to the last paragraph of Section 7.2 of the Acquisition Debt Facilities Credit Agreement and (c) solely to reflect any changes in the Revolving Credit Commitments of the Lenders pursuant to permitted assignments under the Existing Credit Agreement made after the Amendment No. 2 Effective Date and prior to the Restatement Effective Date in accordance with the terms of Section 14.6 of the Existing Credit Agreement, the Administrative Agent may amend Schedule 1.1(c) on the Restatement Effective Date to reflect the Revolving Credit Commitments of each of the Lenders as set forth in the Register, in each case after giving effect to the increase in Revolving Credit Commitments in accordance with the Acquisition Incremental Joinder on such date. For the avoidance of doubt, such Schedules may not be amended pursuant to this Section 1.8 after the Restatement Effective Date.

SECTION 2. Amount and Terms of Credit

2.1 Commitments.

(a) Reserved.

(b)(i) Subject to and upon the terms and conditions herein set forth, each Lender having a Revolving Credit Commitment severally agrees to make a loan or loans denominated in Dollars (each a “Revolving Credit Loan” and, collectively, the “Revolving Credit Loans”) to the Borrower which Revolving Credit Loans: (A) shall be made at any time and from time to time on and after the Original Closing Date and prior to the Revolving Credit Maturity Date; (B) may, at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Revolving Credit Loans or LIBOR Revolving Credit Loans, provided that all Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type; (C) may be repaid and reborrowed in accordance with the provisions hereof; (D) shall not, for any such Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Revolving Credit Exposure at such time exceeding such Lender’s Revolving Credit Commitment at such time; and (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ aggregate Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect.

(ii) Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (A) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (B) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply). On the Revolving Credit Maturity Date, all Revolving Credit Loans shall be repaid in full.

(c) Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Original Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower in Dollars, which Swingline Loans: (i) shall be ABR Loans; (ii) shall have the benefit of the provisions of Section 2.1(d); (iii) shall not exceed at any time outstanding the Swingline Commitment; (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ aggregate Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect; and (v) may be repaid and reborrowed in accordance with the provisions hereof. Each outstanding Swingline Loan shall be repaid in full on the Swingline Maturity Date. The Swingline Lender shall not make any Swingline Loan after receiving a written notice from the Borrower or any Lender stating that a Default or Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice or (ii) the waiver of such Default or Event of Default in accordance with the provisions of Section 14.1.

(d) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders with a Revolving Credit Commitment that all then-outstanding Swingline Loans shall be funded with a Borrowing of Revolving Credit Loans, in which case Revolving Credit Loans constituting ABR Loans (each such Borrowing, a “Mandatory Borrowing”, and each such Borrowing shall be deemed to have been made by the Borrower) shall be made on the immediately succeeding Business Day by all Lenders with a Revolving Credit Commitment pro rata based on each Lender’s Revolving Credit Commitment Percentage, and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender with a Revolving Credit Commitment hereby irrevocably agrees to make such Revolving Credit Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender with a Revolving Credit Commitment hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Revolving Credit Commitment Percentages; provided that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to the Lender purchasing the same from and after such date of purchase.

2.2 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Term Loans or Revolving Credit Loans shall be in a multiple of $1,000,000 and Swingline Loans shall be in a multiple of $100,000 and, in each case, shall not be less than the Minimum Borrowing Amount with respect thereto (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(d)).

2.3 Notice of Borrowing.

(a) The Borrower shall give the Administrative Agent at the Administrative Agent’s Office (i) prior to 12:00 Noon (New York City time) at least three Business Days’ prior written notice by delivery of a Notice of Borrowing with respect to the Borrowing of Term Loans if all or any of such Term Loans are to be initially LIBOR Loans, and (ii) prior to 10:00 a.m. (New York time) at least one Business Day’s prior written notice by delivery of a Notice of Borrowing with respect to the Borrowing of Term Loans if all such Term Loans are to be ABR Loans. Such Notice of Borrowing shall specify (i) the aggregate principal amount of the Term Loans to be made, (ii) the date of the Borrowing and (iii) whether the Term Loans shall consist of ABR Loans and/or LIBOR Term Loans and, if the Term Loans are to include LIBOR Term Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of Term Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(b) Whenever the Borrower desires to incur Revolving Credit Loans (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings), it shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 12:00 Noon (New York City Time) at least three Business Days’ prior written notice by delivery of a Notice of Borrowing of each Borrowing of LIBOR Revolving Credit Loans, and (ii) prior to 12:00 Noon (New York City time) at least one Business Day’s prior written notice by delivery of a Notice of Borrowing of each Borrowing of ABR Loans. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall specify (i) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of ABR Loans or LIBOR Revolving Credit Loans and, if LIBOR Revolving Credit Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Credit Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(c) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Administrative Agent written notice by delivery of a Notice of Borrowing of each Borrowing of Swingline Loans prior to 12:00 p.m. (New York City time) on the date of such Borrowing. Each such notice shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day). The Administrative Agent shall promptly give the Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the related Notice of Borrowing.

(d) Mandatory Borrowings shall be made upon the notice specified in Section 2.1(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

(e) Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).

2.4 Disbursement of Funds.

(a) No later than 12:00 Noon (New York City time) on the date specified in each Notice of Borrowing (including Mandatory Borrowings), each Lender will make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided that all Swingline Loans shall be made available in the full amount thereof by the Swingline Lender no later than 3:00 p.m. (New York City time) on the date requested.

(b) Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing for its applicable Commitments, and in immediately available funds to the Administrative Agent at the Administrative Agent’s Office and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings) make available to the Borrower, by depositing to an account designated by the Borrower to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the

Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Federal Funds Effective Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.

(c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5 Repayment of Loans; Evidence of Debt.

(a) The Borrower shall repay to the Administrative Agent in Dollars, for the benefit of the applicable Lenders, on the Revolving Credit Maturity Date, the then-unpaid Revolving Credit Loans made to the Borrower. The Borrower shall repay to the Administrative Agent in Dollars, for the account of the Swingline Lender, on the Swingline Maturity Date, the then-unpaid Swingline Loans.

(b) Reserved.

(c) Reserved.

(d) In the event that any New Term Loans are made, such New Term Loans shall, subject to Section 2.14(d), be repaid by the borrower thereof in the amounts (each, a “New Term Loan Repayment Amount”) and on the dates (each a “New Term Loan Repayment Date”) set forth in the applicable New Loan Increase Joinder.

(e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(f) The Administrative Agent shall maintain the Register pursuant to Section 14.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Term Loan, a Revolving Credit Loan or a Swingline Loan, as applicable, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or the Swingline Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(g) The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (e) and (f) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(h) Any Lender by written notice to the Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibits H-1 or H-2 (as applicable). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 14.6) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

2.6 Conversions and Continuations.

(a) The Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans or Revolving Credit Loans made to the Borrower (as applicable) of one Type into a Borrowing or Borrowings of another Type and the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Term Loans or LIBOR Revolving Credit Loans as LIBOR Term Loans or LIBOR Revolving Credit Loans, as the case may be, for an additional Interest Period, provided that (i) no partial conversion of LIBOR Term Loans or LIBOR Revolving Credit Loans shall reduce the outstanding principal amount of LIBOR Term Loans or LIBOR Revolving Credit Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into LIBOR Term Loans or LIBOR Revolving Credit Loans if a Default or Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 12:00 Noon (New York City time) at least three Business Days’ (or one Business Day’s notice in the case of a conversion into ABR Loans) prior written notice by delivery of a Notice of Conversion or Continuation specifying the Term Loans or Revolving Credit Loans to be so converted or continued, the Type of Term Loans or Revolving Credit Loans to be converted or continued into and, if such Term Loans or Revolving Credit Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Term Loans or Revolving Credit Loans.

(b) If any Default or Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in paragraph (a) above, the Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.

(c) No Loan may be converted into or continued as a Loan denominated in a different currency.

2.7 Pro Rata Borrowings. Each Borrowing of Revolving Credit Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Revolving Credit Commitments. Each Borrowing of New Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable New Term Loan Commitments. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

2.8 Interest.

(a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR in effect from time to time.

(b) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable LIBOR Margin in effect from time to time plus the relevant Adjusted LIBOR Rate.

(c) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of any overdue interest, to the extent permitted by applicable law, the rate described in Section 2.8(a) plus 2% from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).

(d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of each Loan (except any ABR Loan that is a Revolving Credit Loan) on any prepayment (on the amount prepaid), and (iv) in respect of each Loan at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e) All computations of interest hereunder shall be made in accordance with Section 5.5.

(f) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

(g) In the event that any financial statement or officer’s certificate delivered pursuant to Section 9.1 is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable ABR Margin or Applicable LIBOR Margin for any period (an “Applicable Period”) than the Applicable ABR Margin or Applicable LIBOR Margin applied for such Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent a correct officer’s certificate for such Applicable Period, (ii) the Applicable ABR Margin or Applicable LIBOR Margin, as the case may be, shall be determined as if the correct officer’s certificate had been delivered for such Applicable Period and (iii) the Borrower shall within 15 days of the delivery of such officer’s certificate pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable ABR Margin or Applicable LIBOR Margin, as the case may be, for such Applicable Period. This Section 2.8(g) shall not limit the rights of the Administrative Agent and Lenders with respect to Section 2.8(c) or Section 11.

2.9 LIBOR Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans in accordance with Section 2.3 or Section 2.6(a), the Borrower shall have the right to elect, by giving the Administrative Agent written notice, the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a one, two, three, six or (if available to all the Lenders making such Loans as determined by such Lenders in good faith) nine or twelve month period; provided that the initial Interest Period may be for a period of less than one month if agreed upon by the Borrower and the Administrative Agent.

Notwithstanding anything to the contrary contained above:

(a) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b) if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

(d) the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan.

2.10 Increased Costs, Illegality, etc.

(a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the Adjusted LIBOR Rate for any Interest Period that (x) deposits in the principal amounts of the Loans comprising such LIBOR Borrowing are not generally available in the relevant market or (y) by reason of any changes arising on or after the Restatement Effective Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loans (other than any such increase or reduction attributable to Taxes) because of (x) any Change in Law, and/or (y) other circumstances affecting the interbank LIBOR market or the position of such Lender in such market; or

(iii) at any time, that the making or continuance of any LIBOR Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Restatement Effective Date that materially and adversely affects the interbank LIBOR market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Term Loans and LIBOR Revolving Credit Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to LIBOR Term Loans or LIBOR Revolving Credit Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent written notice thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Revolving Credit Loan and LIBOR Term Loan into an ABR Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c) If, after the Restatement Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy or liquidity, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, the National Association of Insurance Commissioners, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender or its parent with any request or directive made or adopted after the Restatement Effective Date regarding capital adequacy or liquidity (whether or not having the force of law) of any such authority, association, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s or its Affiliate’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or its Affiliate could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy or liquidity), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the Restatement Effective Date. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directions promulgated thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory agencies, in each case, pursuant to Basel III, shall in each case be deemed to have been introduced or adopted after the Restatement Effective Date; provided, that any increased costs based on the foregoing clauses (x) or (y) may only be imposed to the extent the applicable Lender imposes the same charges on other similarly situated borrowers under comparable credit facilities. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c) will give prompt written notice thereof to the Borrower which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

(d) It is understood that this Section 2.10 shall not apply to (i) Taxes indemnifiable under Section 5.4, (ii) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or Lender or (iii) Taxes included under clause (b) of the definition of Excluded Taxes.

2.11 Compensation. If (a) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, 5.2 or 14.8, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of LIBOR Loans is not made as a result of a withdrawn Notice of Borrowing, (c) any ABR Loan is not converted into a LIBOR Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as a LIBOR Loan as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall, after receipt of a written request by any Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan.

2.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.

2.13 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower.

2.14 Incremental Facilities.

(a) The Borrower may by written notice to Administrative Agent elect to request the establishment of one or more (x) additional tranches of term loans (the commitments thereto, the “New Term Loan Commitments”) and/or (y) increases in Revolving Credit Commitments (the “New Revolving Credit Commitments” and, together with the New Term Loan Commitments, the “New Loan Commitments”), by an aggregate amount not in excess of $1,500,000,000 in the aggregate (less the New Revolving Credit Commitments received by the Borrower pursuant to Section 2.14(f) in an aggregate principal amount of $750,000,000) and not less than $50,000,000 individually (or such lesser amount which shall be approved by Administrative Agent or such lesser amount that shall constitute the difference between $1,500,000,000 and all such New Loan Commitments obtained prior to such date). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Loan Commitments shall be effective, which shall be a date not less than ten Business Days after the date on which such notice is delivered to the Administrative Agent; provided that any Lender offered or approached to provide all or a portion of the New Loan Commitments may elect or decline, in its sole discretion, to provide a New Loan Commitment. Such New Loan Commitments shall become effective as of such Increased Amount Date; provided further that, except in connection with any New Revolving Credit Commitments described in Section 2.14(f), (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Loan Commitments; (ii) both before and after giving effect to the making of any Series of New Term Loans or New Revolving Loans, each of the conditions set forth in Section 7 shall be satisfied; (iii) the Borrower shall be in Pro Forma Compliance with the covenant set forth in Section 10.9 as of the last day of the most recently ended Test Period after giving effect to such New Loan Commitments and any Investment to be consummated in connection therewith; (iv) the New Loan Commitments shall be effected pursuant to one or more New Loan Increase Joinders executed and delivered by the Borrower and the Administrative Agent, and each of which shall be recorded in the Register and any Lender thereunder shall be subject to the requirements set forth in Section 5.4(d) and (e); (v) the Borrower shall make any payments required pursuant to Section 2.11 in connection with the New Loan Commitments, as applicable; (vi) any New Loan Commitments and any New Term Loans and New Revolving Loans shall be denominated in Dollars; and (vii) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction. Any New Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.

(b) On any Increased Amount Date on which New Revolving Credit Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders with Revolving Credit Commitments shall assign to each Lender with a New Revolving Credit Commitment (each, a “New Revolving Loan Lender”) and each of the New Revolving Loan Lenders shall purchase from each of the Lenders with Revolving Credit Commitments, at the principal amount thereof (together with accrued interest), such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Lenders with Revolving Credit Loans and New Revolving Loan Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such New Revolving Credit Commitments to the Revolving Credit Commitments, (b) each New Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Credit Loan and (c) each New Revolving Loan Lender shall become a Lender with respect to the New Revolving Credit Commitment and all matters relating thereto.

(c) On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with a New Term Loan Commitment (each, a “New Term Loan Lender”) of any Series shall make a Loan to the Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

(d) The New Term Loans shall have terms and conditions (including with respect to mandatory prepayments and other payment rights) applicable to all Term Loans hereunder; provided that (i) the applicable New Term Loan Maturity Date of each Series shall be no earlier than the Revolving Credit Maturity Date and the Final Maturity Date (under and as defined in the Acquisition Debt Facilities Credit Agreement), (ii) the rate of interest and the amortization schedule applicable to the New Term Loans of each Series shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable New Loan Increase Joinder; provided that, so long as any loans under the

Acquisition Debt Facilities Credit Agreement are outstanding, such New Term Loans shall not amortize at an annual rate higher than 1.00% of the original principal amount of such New Term Loans on the Increased Amount Date (it being understood that the remainder shall be payable at the maturity thereof) and (iii) all other terms applicable to the New Term Loans of each Series that differ from the existing Term Loans shall be reasonably acceptable to the Administrative Agent (as evidenced by its execution of the applicable New Loan Increase Joinder). The terms and provisions of the New Revolving Loans and New Revolving Credit Commitments shall be identical to the Revolving Credit Loans and the Revolving Credit Commitments.

(e) The New Loan Commitments shall be effected by a joinder agreement (the “New Loan Increase Joinder”) substantially in the form of Exhibit I executed by the Borrower, the Administrative Agent and each Lender making such New Loan Commitment, in form and substance reasonably satisfactory to each of them. Each New Loan Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14.

(f) Notwithstanding the foregoing, the Borrower may obtain up to $750,000,000 of New Revolving Credit Commitments provided for in Section 2.14(a) on the Restatement Effective Date, provided that (i) such New Revolving Credit Commitments shall be effected pursuant to an Acquisition Incremental Joinder executed and delivered by the Borrower and Administrative Agent, which shall be recorded in the Register and the Lenders in respect of which shall be subject to the requirements set forth in Section 5.4(d) and (e); (ii) the Borrower shall make any payments required pursuant to Section 2.11 in connection with the New Revolving Credit Commitments, as applicable; (iii) any New Revolving Credit Commitments and New Revolving Loans shall be denominated in Dollars and (iv) the Restatement Effective Date shall have occurred or shall occur substantially contemporaneously with the effectiveness of such Acquisition Incremental Joinder. Such New Revolving Credit Commitments established pursuant to this clause (f) shall be effected by the Acquisition Incremental Joinder, which joinder may, for the avoidance of doubt, contain conditions to the effectiveness thereof different from those set forth in Section 2.14(a), which conditions may be amended, modified or waived by the holders of such New Revolving Credit Commitments and without the consent of any other Lender and shall not be subject to the conditions described in Section 2.14(a).

(g) Notwithstanding the foregoing, so long as any loans under the Acquisition Debt Facilities Credit Agreement are outstanding, (i) all Net Cash Proceeds of any New Term Loans incurred pursuant to any New Term Loan Commitments on or after the Restatement Effective Date shall be used to repay the Acquisition Bridge Facility and the Acquisition Term Facility in accordance with the terms of the Acquisition Debt Facilities Credit Agreement and (ii) no New Term Loan Commitments or New Term Loans shall be incurred or obtained by the Borrower for any other purpose.

SECTION 3. Letters of Credit

3.1 Letters of Credit.

(a) Subject to and upon the terms and conditions herein set forth, at any time and from time to time after the Original Closing Date and prior to the L/C Maturity Date, each Letter of Credit Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 3, to issue from time to time from the Original Closing Date through the L/C Maturity Date upon the request of, and for the benefit of the Borrower and the Restricted Subsidiaries a letter of credit or letters of credit in Dollars (the “Letters of Credit” and each, a “Letter of Credit”) in such form as may be approved by the applicable Letter of Credit Issuer in its reasonable discretion; provided that the Borrower shall be a co-applicant, and jointly and severally liable with respect to, each Letter of Credit issued for the account of a Restricted Subsidiary provided further that in connection with a Letter of Credit request to Barclays in its capacity as a Letter of Credit Issuer, the Borrower shall only request standby Letters of Credit and Barclays as Letter of Credit Issuer shall not have any obligation to issue any commercial Letters of Credit.

(b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect; (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of the Lenders’ Revolving Credit Exposures at such time to exceed the Revolving Credit Commitment then in effect; (iii) each Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance thereof, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer, provided that in no event shall such expiration date occur later than the L/C Maturity Date; (iv) each Letter of Credit shall be denominated in Dollars; (v) no Letter of Credit shall be issued if it would be illegal under any applicable law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor; (vi) no Letter of Credit shall be issued by the Letter of Credit Issuer after it has received a written notice from any Credit Party, the Administrative Agent or the Required Lenders stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 14.1 and (vii) no Letter of Credit shall be issued if, after giving effect to such issuance, the aggregate Letters of Credit Outstanding attributable to the relevant Letter of Credit Issuer exceeds its Letter of Credit Sublimit (unless otherwise agreed by such Letter of Credit Issuer from time to time).

(c) Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the applicable Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part, provided that, after giving effect to such termination or reduction, the Letters of Credit Outstanding shall not exceed the Letter of Credit Commitment.

(d) The parties hereto agree that the Existing Letters of Credit shall be deemed Letters of Credit for all purposes under this Agreement, without any further action by the Borrower.

3.2 Letter of Credit Requests.

(a) Whenever the Borrower desires that a Letter of Credit be issued for its account, it shall give the Administrative Agent and the Letter of Credit Issuer at least five (or such lesser number as may be agreed upon by the Administrative Agent and the Letter of Credit Issuer) Business Days’ written notice thereof. Each notice shall be executed by the Borrower and shall be in the form of Exhibit F (each a “Letter of Credit Request”). The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Lender.

(b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

(c) If the Borrower so requests in any applicable Letter of Credit Request, the Letter of Credit Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, the Borrower shall not be required to make a specific request to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Maturity Date; provided, however, that the Letter of Credit Issuer shall not permit any such extension if the Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (b) of Section 3.1 or otherwise pursuant to the terms hereof).

(d) Promptly after its delivery of any Letter of Credit (including any Existing Letter of Credit) or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Letter of Credit Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. No later than the close of business (x) on the last Business Day of each fiscal month and (y) on the day of any issuance of, or draw upon, any Letter of Credit issued by any Letter of Credit Issuer, such (in the case of clause (y)) or each (in the case of clause (x)) Letter of Credit Issuer shall provide the Administrative Agent a schedule of any Letters of Credit (including any Existing Letter of Credit) issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letters of Credit that are outstanding at such time.

3.3 Letter of Credit Participations.

(a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender that has a Revolving Credit Commitment (each such other Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Revolving Credit Commitment Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; provided that the Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the L/C Participants as provided in Section 4.1(b) and the L/C Participants shall have no right to receive any portion of any Fronting Fees.

(b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall have no obligation relative to the L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

(c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to the Letter of Credit

Issuer pursuant to Section 3.4(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent and each applicable L/C Participant of such failure, and each such L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer the amount of such L/C Participant’s Revolving Credit Commitment Percentage of such unreimbursed payment in Dollars and in immediately available funds; provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Letter of Credit Issuer so notifies, prior to 11:00 a.m. (New York City time) on any Business Day, any L/C Participant required to fund a payment under a Letter of Credit, such L/C Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such payment on such Business Day in immediately available funds. If and to the extent such L/C Participant shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the Federal Funds Effective Rate plus any administrative, processing or similar fees customarily charged by the Letter of Credit Issuer in connection with the foregoing. The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Revolving Credit Commitment Percentage of any such payment.

(d) Whenever the Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the L/C Participants pursuant to paragraph (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Revolving Credit Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations.

(e) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default;

provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

3.4 Agreement to Repay Letter of Credit Drawings.

(a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer by making payment in Dollars to the Administrative Agent in immediately available funds for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid until reimbursed, an “Unpaid Drawing”) if notice of such payment or disbursement is received by 11:00 a.m. (New York City time), on the date on which the Borrower received notice of such payment or disbursement, or if such notice is received after 11:00 a.m. (New York City time), no later than the date that is one Business Day after the date on which the Borrower receives notice of such payment or disbursement (the “Reimbursement Date”), with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m. (New York City time) on the Reimbursement Date, from and including the Reimbursement Date to but excluding the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR Rate as in effect from time to time, provided that, notwithstanding anything contained in this Agreement to the contrary, (i) unless the Borrower shall have notified the Administrative Agent and the Letter of Credit Issuer prior to 10:00 a.m. (New York City time) on the Reimbursement Date that the Borrower intends to reimburse the Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that, with respect to Letters of Credit, the Lenders with Revolving Credit Commitments make Revolving Credit Loans (which shall be ABR Loans) on the Reimbursement Date in the amount of such drawing and (ii) the Administrative Agent shall promptly notify each relevant L/C Participant of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each L/C Participant shall be irrevocably obligated to make a Revolving Credit Loan to the Borrower in the manner deemed to have been requested in the amount of its Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon (New York City time) on such Reimbursement Date by making the amount of such Revolving Credit Loan available to the Administrative Agent. Such Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing. In the event that the Borrower fails to Cash Collateralize any Letter of Credit that is outstanding on the L/C Maturity Date, the full amount of the Letters of Credit Outstanding in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that the Letter of Credit Issuer shall hold the proceeds received from the L/C Participants as contemplated above as cash collateral for such Letter of Credit to reimburse any Drawing under such Letter of Credit and shall use such proceeds: first, to reimburse itself for any Drawings made in respect of such Letter of Credit following the L/C Maturity Date; second, to the extent such Letter of Credit expires or is returned undrawn while any such cash collateral remains, to repay obligations in respect of any Revolving Credit Loans that have not been paid at such time; and third, to the Borrower or as otherwise directed by a court of competent jurisdiction. Nothing in this Section 3.4(a) shall affect the Borrower’s obligation to repay all outstanding Revolving Credit Loans when due in accordance with the terms of this Agreement.

(b) The obligations of the Borrower under this Section 3.4 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, provided that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

3.5 Increased Costs. If after the Restatement Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by the Letter of Credit Issuer or any L/C Participant with any request or directive made or adopted after the Restatement Effective Date (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any L/C Participant’s L/C Participation therein, or (b) impose on the Letter of Credit Issuer or any L/C Participant any other conditions affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such L/C Participant hereunder (other than any such increase or reduction attributable to (i) taxes indemnified under Section 5.4, (ii) net income taxes and franchise and excise taxes (imposed in lieu of net income taxes) imposed on any Agent or Lender or (iii) Taxes included under clause (b) of the definition of Excluded Taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly after receipt of written demand to the Borrower by the Letter of Credit Issuer or such L/C Participant, as the case may be, (a copy of which notice shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent) the Borrower shall pay to the Letter of Credit Issuer or such L/C Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of Credit Issuer or a L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the Restatement Effective Date. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all

requests, rules, guidelines and directions promulgated thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory agencies, in each case, pursuant to Basel III, shall in each case be deemed to have been introduced or adopted after the Restatement Effective Date; provided, that any increased costs based on the foregoing clauses (x) or (y) may only be imposed to the extent the applicable Lender imposes the same charges on other similarly situated borrowers under comparable credit facilities. A certificate submitted to the Borrower by the Letter of Credit Issuer or a L/C Participant, as the case may be, (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent (with respect to Letters of Credit issued on account of the Borrower)) setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

3.6 New or Successor Letter of Credit Issuer.

(a) The Letter of Credit Issuer may resign as a Letter of Credit Issuer upon 60 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. The Borrower may replace the Letter of Credit Issuer for any reason upon written notice to the Administrative Agent and the Letter of Credit Issuer. The Borrower may add Letter of Credit Issuers at any time upon notice to the Administrative Agent. If the Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new Letter of Credit Issuer under this Agreement, then the Borrower may appoint from among the Lenders a successor issuer of Letters of Credit or a new Letter of Credit Issuer, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), another successor or new issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of the Letter of Credit Issuer hereunder, and the term “Letter of Credit Issuer” shall mean such successor or such new issuer of Letters of Credit effective upon such appointment. At the time such resignation or replacement shall become effective, the Borrower shall pay to the resigning or replaced Letter of Credit Issuer all accrued and unpaid fees pursuant to Sections 4.1(c) and (d). The acceptance of any appointment as a Letter of Credit Issuer hereunder whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become a “Letter of Credit Issuer” hereunder. After the resignation or replacement of the Letter of Credit Issuer hereunder, the resigning or replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Letter of Credit Issuer replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Letter of Credit Issuer, to issue “back-stop” Letters of Credit naming the resigning or replaced Letter of Credit Issuer as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Letter of Credit Issuer, which new Letters of Credit shall have a face amount equal to the Letters of Credit being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit. After any resigning or replaced Letter of Credit Issuer’s resignation or replacement as Letter of Credit Issuer, the provisions of this Agreement relating to the Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was a Letter of Credit Issuer under this Agreement or (B) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.

(b) To the extent that there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including, without limitation, any obligations related to the payment of Fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.

3.7 Role of Letter of Credit Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3.3(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Letter of Credit Issuer’s willful misconduct or gross negligence or the Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.8 Cash Collateral.

(a) Upon the request of the Administrative Agent, if, as of the L/C Maturity Date, there are any Letters of Credit Outstanding, the Borrower shall immediately Cash Collateralize the then Letters of Credit Outstanding.

(b) For purposes hereof, “Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to 100% of the amount of the Letters of Credit Outstanding required to be Cash Collateralized pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked accounts with the Administrative Agent and may be invested in Permitted Investments at the option and sole discretion of (and at the direction of) (i) for so long as an Event of Default shall be continuing, the Administrative Agent and (ii) at any other time, the Borrower, in each case, at the risk and expense of the Borrower.

(c) At any time that there shall exist a Defaulting Lender, promptly following the written request of the Administrative Agent or any Letter of Credit Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Letter of Credit Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 3.12(a) and any cash collateral provided by such Defaulting Lender).

(d) Application. Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided under Section 3.8(c) or Section 3.12 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund L/C Participations (including, as to cash collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the cash collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(e) Termination of Requirement. Cash collateral (or the appropriate portion thereof) provided to reduce any Letter of Credit Issuer’s Fronting Exposure shall no longer be required to be held as cash collateral pursuant to this Section 3.8 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Letter of Credit Issuer that there exists excess Cash Collateral; provided that, subject to Section 3.12 the Person providing cash collateral and each Letter of Credit Issuer may mutually agree that cash collateral shall be held to support future anticipated Fronting Exposure or other obligations.

3.9 Applicability of ISP and UCP. Unless otherwise expressly agreed by the Letter of Credit Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

3.10 Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

3.11 Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

3.12 Defaulting Lender.

(a) Reallocation of Participations to Reduce Fronting Exposure. Notwithstanding any provision of this Agreement to the contrary, all or any part of such Defaulting Lender’s L/C Participations and participations in Swingline Loans shall be reallocated among the Non-Defaulting Lenders that have Revolving Credit Commitments pro rata based on such Non-Defaulting Lender’s Revolving Credit Commitment Percentage (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) no Default or Event of Default is then continuing and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of the Borrower and any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure (after giving effect to any reallocation pursuant to Section 3.12(a) above) and (y) second, Cash Collateralize the Letter of Credit Issuers’ Letter of Credit Exposure in accordance with the procedures set forth in Section 3.8.

(c) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is reasonably satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Letter of Credit Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is reasonably satisfied that it will have no Fronting Exposure after giving effect thereto.

(d) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to Section 4.1(a)(ii), the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s L/C Participations or participations in Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 3.12(a) above, (y) pay to each Letter of Credit Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender (for the avoidance of doubt, to the extent such Fronting Exposure is not Cash Collateralized by the Borrower hereunder), and (z) not be required to pay the remaining amount of any such fee.

SECTION 4. Fees; Commitments

4.1 Fees.

(a)(i) The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Lender having a Revolving Credit Commitment (in each case pro rata according to the respective Revolving Credit Commitments of all such Lenders), a commitment fee for each day from and including the Original Closing Date to but excluding the Revolving Credit Termination Date. Such commitment fee shall be payable in arrears (x) on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (y) on the Revolving Credit Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Commitments in effect on such day.

(i) Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1.

(b) The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable LIBOR Margin for Revolving Credit Loans, minus the Fronting Fee, on the daily Stated Amount of such Letter of Credit. Such Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date upon which the Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.

(c) The Borrower agrees to pay directly to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the “Fronting Fee”), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum on the average daily Stated Amount of such Letter of Credit. Such Fronting Fees shall be due and payable quarterly in arrears on the last day of each March, June, September and December and on the date upon which the Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.

(d) The Borrower agrees to pay directly to the Letter of Credit Issuer in Dollars upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the Letter of Credit Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

4.2 Voluntary Reduction of Revolving Credit Commitments. Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower (on behalf of itself) shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Credit Commitments in whole or in part, provided that (a) any such reduction shall apply proportionately and permanently to reduce the Revolving Credit Commitment of each of the Lenders, (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $5,000,000 and (c) after giving effect to such termination or reduction and to any prepayments of the Loans made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Revolving Credit Exposures shall not exceed the Total Revolving Credit Commitment.

4.3 Mandatory Termination of Commitments.

(a) Reserved.

(b) The Total Revolving Credit Commitment shall terminate at 5:00 p.m. (New York City time) on the Revolving Credit Maturity Date.

(c) The Swingline Commitment shall terminate at 5:00 p.m. (New York City time) on the Swingline Maturity Date.

(d) The New Term Loan Commitment for any Series shall terminate at 5:00 p.m. (New York City time) on the Increased Amount Date for such Series (unless otherwise provided in the applicable New Loan Increase Joinder).

SECTION 5. Payments

5.1 Voluntary Prepayments. The Borrower shall have the right to prepay Term Loans, Revolving Credit Loans and Swingline Loans, in each case, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice by delivery of a Prepayment Notice of its intent to make such prepayment, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than (i) in the case Term Loans that are (A) LIBOR Loans, 12:00 Noon (New York City time) three Business Days prior to, or (B) ABR Loans (other than Swingline Loans), 10:00 a.m. (New York City time) one Business Day prior to, the date of such prepayment, (ii) in the case Revolving Credit Loans that are (A) LIBOR Loans, 12:00 Noon (New York City time) three Business Days prior to, or (B) ABR Loans (other than Swingline Loans), 12:00 Noon (New York City time) one Business Day prior to, the date of such prepayment or (iii) in the case of Swingline Loans, 12:00 Noon (New York City time) on the date of such prepayment, and in each case such notice shall promptly be transmitted by the Administrative Agent to each of the Lenders or the Swingline Lender, as the case may be; (b) each partial prepayment of any Borrowing of Term Loans or Revolving Credit Loans shall be in a multiple of $1,000,000 and in an aggregate principal amount of at least $10,000,000 and each partial prepayment of Swingline Loans shall be in a multiple of $100,000 and in an aggregate principal amount of at least $500,000, provided that no partial prepayment of LIBOR Term Loans or LIBOR Revolving Credit Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Term Loans or LIBOR Revolving Credit Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for LIBOR Term Loans or LIBOR Revolving Credit Loans; and (c) any prepayment of LIBOR Term Loans or LIBOR Revolving Credit Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each prepayment in respect of any tranche of Term Loans pursuant to this Section 5.1 shall be (x) applied to one or more Series of Term Loans as may be determined by the Borrower and (y) applied to reduce any New Term Loan Repayment Amounts, in such order as the Borrower may determine. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan or Revolving Credit Loan of a Defaulting Lender.

5.2 Mandatory Prepayments.

(a) Term Loan Prepayments. On each occasion that a Prepayment Event occurs, the Borrower shall, within one Business Day after the occurrence of a Debt Incurrence Prepayment Event and within five Business Days after the occurrence of any other Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within five Business Days after the end of the Reinvestment Period relating to such Prepayment Event or 180 days thereafter, as applicable), prepay, in accordance with paragraphs (c), (d), (g) and (h) below, the principal amount of Term Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event; provided that, at the option of the Borrower, all or any portion the Net Cash Proceeds of any Permitted Receivables Financing may be used to make a reduction in the Revolving Credit Commitments in an amount equal to such Net Cash Proceeds (or such lesser amount equal to the amount of outstanding Revolving Credit Commitments so long as any remaining Net Cash Proceeds are used to prepay Term Loans in accordance with this paragraph (a)). Notwithstanding the foregoing, no mandatory prepayments of Term Loans hereunder shall be required while any obligations under the Acquisition Debt Facilities Credit Agreement are outstanding, if and to the extent such Net Cash Proceeds are being used to pay or prepay obligations under the Acquisition Debt Facilities Credit Agreement or, in the case of Asset Sale Prepayment Events where the Borrower or its Restricted Subsidiaries receive Net Cash Proceeds from the sale of assets of EPC or its Subsidiaries, to prepay Existing El Paso Secured Notes, and any such Net Cash Proceeds not so applied shall be used to make the prepayments otherwise required by this Section 5.2(a).

(b) Repayment of Revolving Credit Loans. If on any date the aggregate amount of the Lenders’ Revolving Credit Exposures (all the foregoing, collectively, the “Aggregate Revolving Credit Outstandings”) for any reason exceeds 100% of the Total Revolving Credit Commitment as then in effect, the Borrower shall forthwith repay on such date the principal amount of Swingline Loans and, after all Swingline Loans have been paid in full, Revolving Credit Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Credit Loans, the Aggregate Revolving Credit Outstandings exceed the Total Revolving Credit Commitment then in effect, the Borrower shall Cash Collateralize the L/C Obligations.

(c) Application to Repayment Amounts. Each prepayment of Term Loans required by Section 5.2(a) shall be allocated as directed by the Borrower among the Series of Term Loans and, within any given Series of Term Loans, to each Repayment Amount in respect thereof as directed by the Borrower unless otherwise specified in the New Loan Increase Joinder in respect of such Series. With respect to each such prepayment, the Borrower shall, not later than the date specified in Section 5.2(a) for making such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent provide notice of such prepayment to each Term Loan Lender, as applicable.

(d) Application to Term Loans. With respect to each prepayment of Loans required by Section 5.2(a), the Borrower may, if applicable, designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(e) Application to Revolving Credit Loans. With respect to each prepayment of Revolving Credit Loans elected by the Borrower pursuant to Section 5.2(a) or required by Section 5.2(b),

the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Credit Loans to be prepaid, provided that (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, and (z) notwithstanding the provisions of the preceding clause (y), no prepayment of Revolving Credit Loans made pursuant to Section 5.2(a) or Section 5.2(b) shall be applied to the Revolving Credit Loans of any Defaulting Lender unless otherwise consented to by the Borrower. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(f) LIBOR Interest Periods. In lieu of making any payment pursuant to this Section 5.2 in respect of any LIBOR Loan other than on the last day of the Interest Period therefor so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount equal to the amount of the LIBOR Loan to be prepaid and such LIBOR Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then customary rate for accounts of such type. Such deposit shall constitute cash collateral for the Obligations, provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

(g) Minimum Amount. No prepayment shall be required pursuant to Section 5.2(a) unless and until the amount at any time of Net Cash Proceeds from Prepayment Events required to be applied at or prior to such time pursuant to such Section and not yet applied at or prior to such time to prepay Term Loans pursuant to such Section exceeds (i) $10,000,000 for a single Prepayment Event (or $50,000,000 in the case of a Debt Incurrence Prepayment Event or an Equity Issuance Prepayment Event) or (ii) $100,000,000 in the aggregate for all such Prepayment Events (other than any Debt Incurrence Prepayment Events).

(h) Foreign Asset Sales. Notwithstanding any other provisions of this Section 5.2, to the extent that any or all of the Net Cash Proceeds from a Casualty Event or any asset sale by a Restricted Foreign Subsidiary giving rise to an Asset Sale Prepayment Event (a “Foreign Asset Sale”) are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 5.2 but may be retained by the applicable Restricted Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Restricted Foreign Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 5.2 and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Asset Sale would have a material adverse tax consequence, the Net Cash Proceeds so affected may be retained by the applicable Restricted Foreign Subsidiary, provided that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments (in the case of Casualty Events only) or prepayments pursuant to Section 5.2(a), (x) the Borrower applies an amount equal to such Net Cash Proceeds to such reinvestments (in the case of Casualty Events only) or prepayments as if such Net Cash Proceeds had been received by the Borrower rather than such Restricted Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds had been repatriated (or, if less, the Net Cash Proceeds that would be calculated if received by such Restricted Foreign Subsidiary) or (y) such Net Cash Proceeds are applied to the repayment of Indebtedness of a Restricted Foreign Subsidiary.

5.3 Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, the Letter of Credit Issuer or the Swingline Lender entitled thereto, as the case may be, not later than 12:00 Noon (New York City time) on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of Loans (whether of principal, interest or otherwise) hereunder shall be made in the currency in which such amounts are denominated and all other payments under each Credit Document shall be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) on such day) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto and, if not made by such time, on the immediately following Business Day.

(b) Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4 Net Payments.

(a) Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, the Indemnified Taxes; provided that if any Indemnified Taxes shall be required by applicable Requirements of Law to be deducted or withheld from such payments, then (i) the sum payable by the relevant Borrower or Guarantor shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.4) any Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or any Guarantor shall make such deductions or withholdings and (iii) the Borrower or any Guarantor shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law. Whenever any Indemnified Taxes are payable by the Borrower or such Guarantor, as promptly as possible thereafter, the Borrower or such Guarantor shall send to the Administrative Agent for its own account or for the account of any Agent or Lender, as the case may be, a certified copy of an original official receipt (or other evidence acceptable to such Lender, acting reasonably) received by the Borrower or such Guarantor showing payment thereof.

(b) The Borrower shall timely pay and shall indemnify and hold harmless each Agent and each Lender (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority) with regard to any Other Taxes.

(c) The Borrower shall indemnify and hold harmless each Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes imposed on such Agent or Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Credit Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the amount of such payment or liability delivered to the Borrower by a Lender or by an Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) Each Non-U.S. Lender shall to the extent it may lawfully do so:

(i) deliver to the Borrower and the Administrative Agent two originals of either (x) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN (together with a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), or (y) Internal Revenue Service Form W-8BEN, Form W-8ECI, Form W-8EXP or Form W-8IMY (with any required attachments), in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement;

(ii) deliver to the Borrower and the Administrative Agent any other form requested by the Borrower or Administrative Agent and prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made; provided that this clause (ii) shall not require any Non-U.S. Lender to make available its Tax returns or supporting workpapers or to complete or deliver any form or other documentation that, in the Non-U.S. Lender’s reasonable judgment, would subject such Non-U.S. Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Non-U.S. Lender; and

(iii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower;

unless in any such case any Change in Law has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Participant pursuant to Section 14.6 or a Lender pursuant to Section 14.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(d), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(e) Each Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the laws of the jurisdiction in which the Borrower or any Guarantor is organized, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Credit Document by the Borrower or such Guarantor shall deliver to the Borrower or such Guarantor (with a copy to the Administrative Agent), as applicable, at the time or times prescribed by applicable law and reasonably requested by the Borrower, such Guarantor or the Administrative Agent, as applicable, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without such withholding or at such reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and such documentation is necessary in order for such exemption or reduction to apply.

(f) If any Lender or Agent determines, in its sole discretion, that it had received a refund of an Indemnified Tax or Other Tax for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender or Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender or Agent, as the case may be, shall reimburse the Borrower for such amount (together with any interest received thereon) as the Lender or Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower, upon the request of the Lender or Agent, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender or Agent in the event the Lender or Agent is required to repay such refund to such Governmental Authority. A Lender or Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. Neither any Lender nor any Agent shall be obliged to disclose any information regarding its tax affairs or computations or any other information it reasonably deems confidential to any Credit Party in connection with this paragraph (f) or any other provision of this Section 5.4.

(g) If the Borrower determines that a reasonable basis exists for contesting an Indemnified Tax or Other Tax, each Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as it may reasonably request in challenging such Indemnified Tax or Other Tax. Subject to the provisions of Section 2.12, each Lender and Agent agrees to use reasonable efforts to cooperate with the Borrower as it may reasonably request to minimize any amount payable by the Borrower or any Guarantor pursuant to this Section 5.4. The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(g). Nothing in this Section 5.4(g) shall obligate any Lender or Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.

(h) To the extent that it is legally entitled to do so, each Lender and Agent that is a United States Person under Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent two United States Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and executed, certifying that such Lender or Agent is exempt from United States backup withholding.

(i) If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(j) For the avoidance of doubt, for purposes of this Section 5.4, the term “Lender” shall also include each Letter of Credit Issuer.

(k) The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

5.5 Computations of Interest and Fees.

(a) Interest on LIBOR Loans and, except as provided in the next succeeding sentence, ABR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the U.S. Prime Rate and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

(b) Fees shall be calculated on the basis of a 360-day year for the actual days elapsed.

5.6 Limit on Rate of Interest.

(a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment which it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

SECTION 6. Reserved

SECTION 7. Conditions Precedent to All Credit Events

The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Mandatory Borrowings) and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date is subject to the satisfaction of the following conditions precedent:

7.1 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (other than any Credit Event on the Restatement Effective Date) (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

7.2 Notice of Borrowing; Letter of Credit Request.

(a) Prior to the making of each Term Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3(a).

(b) Prior to the making of each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

(c) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified above have been satisfied as of that time.

SECTION 8. Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

8.1 Corporate Status; Compliance with Laws. The Borrower and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged, (b) has been duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect and (c) is in compliance with all Requirements of Law, except to the extent that the failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect.

8.2 Corporate Power and Authority; Enforceable Obligations. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

8.3 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the El Paso Acquisition and the other Transactions will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to, the terms of any material indenture (including the Existing Notes Indentures), loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.

8.4 Litigation. There are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

8.5 Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

8.6 Governmental Approvals. The execution, delivery and performance of the Acquisition Agreement or any Credit Document does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect (or will be obtained and in effect as of the Restatement Effective Date), (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents and (iii) such licenses, approvals, authorizations or consents the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

8.7 Investment Company Act. The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8 True and Complete Disclosure.

(a) None of the factual information and data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower, any of the Subsidiaries or any of their respective authorized representatives in writing to the Global Coordinator, the Administrative Agent, any Joint Lead Arranger, any Joint Bookrunner, any other Agent and/or any Lender on or before the Restatement Effective Date (including all information contained in (i) the Confidential Information Memorandum (as updated prior to the Restatement Effective Date and including the information incorporated therein by reference) and (ii) the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of a material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include projections (including financial estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature.

(b) The projections and pro forma financial information contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

8.9 Financial Condition; Financial Statements. The (a) unaudited historical consolidated financial information of the Borrower as set forth in the Confidential Information Memorandum, and (b) the Historical Financial Statements, in each case present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the respective dates of said information, statements and results of operations for the respective periods covered thereby. The financial statements referred to in clause (b) of this Section 8.9 have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements. After the Restatement Effective Date, there has been no Material Adverse Change since December 31, 2010.

8.10 Tax Returns and Payments. The Borrower and each of its Subsidiaries has timely filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it (taking into account any applicable extensions) and all such tax returns are true and correct in all material respects and has paid all material Taxes payable by it that have become due, other than those (a) not yet delinquent or (b) contested in good faith as to which adequate reserves have been provided in accordance with GAAP and which could not reasonably be expected to result in a Material Adverse Effect. The Borrower and each of the Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) in accordance with GAAP for the payment of, all material federal, state, provincial and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the Restatement Effective Date.

8.11 Compliance with ERISA.

(a) Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Single Employer Plan; no Single Employer Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); no written notice has been received by the Borrower, any Subsidiary or any ERISA Affiliate that any Multiemployer Plan is in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; no written notice has been received by the Borrower, any Subsidiary or any ERISA Affiliate that any Multiemployer Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization); no Single Employer Plan has had a failure (or is reasonably likely to have a failure) to satisfy the minimum funding standard of Section 412 or 430 of the Code or Section 303 of ERISA (whether or not waived); there has been no failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Single Employer Plan or to make any required contribution to any Multiemployer Plan; none of the Borrower, any Subsidiary or any ERISA Affiliate has incurred (or is reasonably expected to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower, any Subsidiary or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower, any Subsidiary or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower, any Subsidiary or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.11 would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Single Employer Plan has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11, be reasonably likely to have a Material Adverse Effect. With respect to Multiemployer Plans, the representations and warranties in this Section 8.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA,(ii) receipt of notification of such Plans as in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA or being insolvent or in reorganization (or reasonably likely to be insolvent or in reorganization), or (iii) liability incurred by the Borrower, any Subsidiary or any ERISA Affiliate for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Borrower.

(b) All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.12 Subsidiaries. Schedule 8.12 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Restatement Effective Date. Each Material Subsidiary (under clause (a) of the definition thereof) as of the Restatement Effective Date has been so designated on Schedule 8.12. The Borrower may update Schedule 8.12 prior to the Restatement Effective Date by delivering an updated version of such Schedule to the Administrative Agent in order to cause such statements to be true and correct without any requirement for any amendment or any consent by the Administrative Agent, any Lender or any other Credit Party.

8.13 Intellectual Property. The Borrower and each of the Restricted Subsidiaries have obtained all intellectual property, free from burdensome restrictions, that is necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

8.14 Environmental Laws.

(a) Except as could not reasonably be expected to have a Material Adverse Effect: (i) the Borrower and each of the Subsidiaries and all Real Estate are in compliance with all Environmental Laws; (ii) neither the Borrower nor any of its Subsidiaries is subject to any Environmental Claim or any other liability under any Environmental Law; (iii) neither the Borrower nor any of its Subsidiaries is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) no underground storage tank or related piping, or any impoundment or other disposal area containing Hazardous Materials is located at, on or under any Real Estate currently owned or leased by the Borrower or any of its Subsidiaries.

(b) Neither the Borrower nor any of its Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Real Estate or facility in a manner that could reasonably be expected to have a Material Adverse Effect.

8.15 Properties.

(a)(i) The Borrower and each of the Subsidiaries have good and marketable title to or leasehold interest in all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect and (ii) no Mortgage encumbers improved Real Estate that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 9.3.

(b) As of the Restatement Effective Date, there are no Mortgaged Properties.

8.16 Solvency. On the Restatement Effective Date (after giving effect to the Transactions), immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, the Borrower on a consolidated basis with its Subsidiaries will be Solvent.

8.17 PATRIOT Act, Etc.

To the extent applicable, the Borrower and each of its Subsidiaries is in compliance in all material respects with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act. None of the Borrower or any of its Subsidiaries, or to the knowledge of any Credit Party, any director or officer of the Borrower or any of its Subsidiaries is subject to any sanctions administered by OFAC.

8.18 Subordinated Debt. The Obligations constitute “senior indebtedness” (or such other term of comparable meaning) of the Borrower under and as defined in the indenture, loan document or other operative documents governing any Subordinated Indebtedness of any Credit Party. The obligations of each Guarantor constitute “guarantor senior indebtedness”(or such other term of comparable meaning) of such Guarantor under and as defined in the indenture, loan document or other operative documents governing any Subordinated Indebtedness of any Credit Party.

SECTION 9. Affirmative Covenants

The Borrower hereby covenants and agrees that on the Restatement Effective Date and thereafter, until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) accrued hereunder, are paid in full:

9.1 Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Annual Financial Statements. As soon as available and in any event on or before the date that is five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) or delivered to the holders of any Existing Unsecured Notes, Existing El Paso Unsecured Notes, Existing El Paso Secured Notes, Pari Passu Notes, Pari Passu Credit Facilities or Permitted Additional Debt (or, if such financial statements are not required to be filed with the SEC or delivered to the holders of any Existing Unsecured Notes, Existing El Paso Unsecured Notes, Existing El Paso Secured Notes, Pari Passu Notes, Pari Passu Credit Facilities or Permitted Additional Debt, on or before the date that is 90 days after the end of each such fiscal year), the consolidated balance sheet of (i) the Borrower and its Restricted Subsidiaries and (ii) the Borrower and its Subsidiaries, in each case as at the end of such fiscal year, and the related consolidated statements of operations and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year (or, in lieu of such audited financial statements of the Borrower and its Restricted Subsidiaries, (a) a detailed reconciliation reflecting such financial information for the Borrower and its Restricted Subsidiaries, on the one hand, and the Borrower and its Subsidiaries, on the other hand or (b) unaudited financial statements of the Borrower and its Restricted Subsidiaries certified by an Authorized Officer of the Borrower), and certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern, together in any event with a certificate of such accounting firm stating that in the course of either (i) its regular audit of the consolidated business of the Borrower, which audit was conducted in accordance with generally accepted auditing standards or (ii) performing certain other procedures permitted by professional standards, such accounting firm has obtained no knowledge of any Default or Event of Default relating to Section 10.9 that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

(b) Quarterly Financial Statements. As soon as available and in any event on or before the date that is five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) or delivered to the holders of any Existing Unsecured Notes, Existing El Paso Unsecured Notes, Existing El Paso Secured Notes, Pari Passu Notes, Pari Passu Credit Facilities or Permitted Additional Debt with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC or delivered to the holders of any Existing Unsecured Notes, Existing El Paso Unsecured Notes, Existing El Paso Secured Notes, Pari Passu Notes, Pari Passu Credit Facilities or Permitted Additional Debt, on or before the date that is 45 days after the end of each such quarterly accounting period), the consolidated balance sheet of (i) the Borrower and its Restricted Subsidiaries and (ii) the Borrower and its Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statements of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year (or, in lieu of such unaudited financial statements of the Borrower and its Restricted Subsidiaries, a detailed reconciliation reflecting such financial information for the Borrower and its Restricted Subsidiaries, on the one hand, and the Borrower and its Subsidiaries, on the other hand), all of which shall be certified by an Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

(c) Budgets. (i) Within 90 days after the commencement of each fiscal year of the Borrower, a budget of the Borrower and its Subsidiaries, in reasonable detail for such fiscal year as customarily prepared by management of the Borrower for its internal use consistent in scope with the financial statements provided pursuant to Section 9.1(a), setting forth the principal assumptions upon which such budget is based and (ii) promptly upon filing thereof with the SEC, copies of any budgets of KMP and EMP filed with the SEC (it being understood that the Borrower shall have no obligation to file any such budgets with the SEC).

(d) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) the calculations required to establish whether the Borrower was in compliance with the provisions of Section 10.9 as at the end of such fiscal year or period, as the case may be, (ii) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Restatement Effective Date or the most recent fiscal year or period, as the case may be, (iii) the then applicable Debt Rating and Status of the Borrower and (iv) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor. At the time of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of the Borrower setting forth the information required pursuant to Section 1(a) of the Perfection Certificate or confirming that there has been no change in such information since the Restatement Effective Date or the date of the most recent certificate delivered pursuant to this clause (ii), as the case may be.

(e) Notice of Default or Litigation. Promptly after an Authorized Officer of the Borrower or any of the Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Credit Parties propose to take with respect thereto and (ii) any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

(f) Environmental Matters. Promptly after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect notice of:

(i) any pending or threatened Environmental Claim against any Credit Party or any Real Estate;

(ii) any condition or occurrence on any Real Estate that (x) could reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Real Estate;

(iii) any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

(iv) the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Real Estate.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto. The term “Real Estate” shall mean land, buildings and improvements owned or leased by any Credit Party, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

(g) Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower or any of its Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that the Borrower or any of its Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of its Subsidiaries in their capacity as such holders (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time. Promptly upon becoming aware of any changes in the Debt Ratings, the Borrower shall notify the Administrative Agent in writing of the then applicable Debt Ratings.

(h) Pro Forma Adjustment Certificate. Not later than each date on which financial statements are delivered with respect to any Test Period in which a Pro Forma Adjustment is made as a result of the consummation of the acquisition of any Acquired Entity or Business by the Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a certificate of an Authorized Officer of the Borrower setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 9.1 may be satisfied with respect to financial information of the Borrower and the Subsidiaries (or the Restricted Subsidiaries, as applicable) by furnishing the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC.

9.2 Books, Records and Inspections. The Borrower (i) will maintain proper books of record and account of it and its Material Subsidiaries, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (ii) will, and will cause each of its Restricted Subsidiaries to, permit officers and designated representatives of the Administrative Agent or the Lenders to visit and inspect any of the properties or assets of the Borrower and any such Restricted Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection, and to examine the books and records of the Borrower and any such Restricted Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Lenders may desire; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Required Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year and only one such visit in any calendar year shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

9.3 Maintenance of Insurance. The Borrower will, and will cause each of the Material Subsidiaries to, at all times maintain in full force and effect, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business; and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

9.4 Payment of Taxes. The Borrower will pay and discharge, and will cause each of the Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material interest or penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien upon any properties of the Borrower or any of the Restricted Subsidiaries, provided that neither the Borrower nor any of the Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP and the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

9.5 Consolidated Corporate Franchises. The Borrower will do, and will cause each Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate any transaction permitted under Sections 10.3, 10.4 or 10.5.

9.6 Compliance with Statutes, Regulations, etc.

The Borrower will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations and orders applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.7 ERISA. Promptly after the Borrower or any Subsidiary or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred with respect to a Single Employer Plan; that a Single Employer Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); that a Multiemployer Plan is in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; that a failure to satisfy the minimum funding standard of Section 412 or 430 of the Code or Section 303 of ERISA with respect to any Single Employer Plan has occurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Single Employer Plan; that a Single Employer Plan having an Unfunded Current Liability has been or is to be terminated; that a Single Employer Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Single Employer Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a Multiemployer Plan is to be reorganized, partitioned, declared insolvent under Title IV of ERISA or is to be terminated (or that proceedings have been instituted to terminate such Plan); that a proceeding has been instituted against the Borrower, a Subsidiary or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the PBGC has notified the Borrower, any Subsidiary or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Borrower, any Subsidiary or any ERISA Affiliate has failed to make a required installment to a Single Employer Plan pursuant to Section 430(j) of the Code or failed to make a required contribution or other payment with respect to a Multiemployer Plan; that the Borrower, any Subsidiary or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code; or that a failure to make any required contribution with respect to any Foreign Plan or any funding deficiency with respect to any Foreign Plan required to be funded has occurred.

9.8 Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect.

9.9 Transactions with Affiliates. The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than the Borrower or the Restricted Subsidiaries) on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, provided that the foregoing restrictions shall not apply to:

(a)(i) the payment of customary fees for management, consulting and financial services rendered to the Borrower and the Subsidiaries and (ii) customary investment banking fees paid for services rendered to the Borrower and the Subsidiaries in connection with divestitures, acquisitions, financings and other transactions,

(b) transactions permitted by Section 10.6,

(c) the payment of Transaction Expenses,

(d) the issuance of Stock or Stock Equivalents of the Borrower to the management of the Borrower or any of its Subsidiaries in connection with the Transactions or pursuant to arrangements described in clause (f) of this Section 9.9,

(e) loans and advances by (or to) the Borrower and the Restricted Subsidiaries to the extent permitted under Section 10,

(f) employment and severance arrangements among the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business,

(g) payments by the Borrower and the Restricted Subsidiaries pursuant to tax sharing agreements among the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries,

(h) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, and

(i) transactions pursuant to agreements set forth on Schedule 9.9 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect.

9.10 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (a) each of its, and each of its Subsidiaries’, fiscal years to end on December 31 of each year and (b) each of its, and each of its Subsidiaries’, fiscal quarters to end on dates consistent with such fiscal year-end and the Borrower’s past practice; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.11 Additional Guarantors and Grantors.

(a) Except as set forth in Section 10.1(j) or 10.1(k) and subject to any applicable limitations set forth in the Security Documents, the Borrower shall cause each direct or indirect Domestic Subsidiary (other than any Excluded Subsidiary and other than any El Paso Guarantor that enters into the

El Paso Guarantee and the El Paso Security Agreement pursuant to Section 9.11(b) below) formed or otherwise purchased or acquired after the Restatement Effective Date (including pursuant to a Permitted Acquisition and each other Domestic Subsidiary that ceases to constitute an Excluded Subsidiary pursuant to any category set forth in the definition thereof) to execute a supplement to each of the Guarantee, the Pledge Agreement and the Security Agreement (in each case pursuant to the forms provided as exhibits thereto) in order to become a Guarantor under the Guarantee and a grantor and pledgor under the Security Documents or, to the extent reasonably requested by the Collateral Agent, enter into a new guarantee or Security Document in form and substance reasonably satisfactory to such Collateral Agent and take all other action required by the Security Agreement or reasonably requested by the Collateral Agent to grant a perfected security interest in its assets to substantially the same extent as provided by the Credit Parties on the Restatement Effective Date.

(b)(x) On the Restatement Effective Date, subject to any applicable limitations set forth in the Security Documents, the Borrower shall cause the El Paso Guarantors to enter into the El Paso Guarantee and the El Paso Security Agreement and to take all other action reasonably requested by the Collateral Agent to grant a perfected security interest in its assets in respect of which a Lien is granted pursuant to the El Paso Security Agreement and (y) after the Restatement Effective Date, the Borrower shall cause each El Paso Guarantor to pledge to the Collateral Agent for the benefit of the Secured Parties, any property or other assets acquired after the Restatement Effective Date to the extent required to be pledged under the El Paso Security Agreement.

9.12 Pledges of Additional Stock and Evidence of Indebtedness.

(a) Except as set forth in Section 10.1(j) or 10.1(k) and subject to any applicable limitations set forth in the Security Documents or with respect to which, in the reasonable judgment of the Administrative Agent and the Collateral Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of doing so shall be excessive in view of the benefits to be obtained by the Lenders therefrom, to the extent permitted by applicable Requirements of Law, the Borrower will pledge, and, if applicable, will cause each Guarantor (other than any El Paso Guarantor) to pledge, to the Collateral Agent for the benefit of the Secured Parties, (i) all the Stock of each Wholly-Owned Domestic Subsidiary held by the Borrower or any such Guarantor and the Stock of any Wholly-Owned Foreign Subsidiary held directly by the Borrower or any such Guarantor (provided that in no event shall more than 65% of the issued and outstanding Voting Stock of any such Foreign Subsidiary or any Domestic Subsidiary described in clause (e) of the definition of Excluded Subsidiary be so pledged), in each case, formed or otherwise purchased or acquired after the Restatement Effective Date, in each case pursuant to the Pledge Agreement (or a supplement thereto) in form and substance reasonably satisfactory to Administrative Agent and the Collateral Agent, (ii) all evidences of Indebtedness in excess of the Dollar Equivalent of $20,000,000 received by the Borrower or any of the Guarantors (other than any El Paso Guarantor) in connection with any Disposition of assets pursuant to Section 10.4(b), in each case pursuant to the Pledge Agreement (or a supplement thereto) in form and substance reasonably satisfactory to Administrative Agent and the Collateral Agent and (iii) any promissory notes executed after the Restatement Effective Date evidencing Indebtedness of the Borrower and each Subsidiary that is owing to the Borrower or any Guarantor (other than any El Paso Guarantor), in each case pursuant the Pledge Agreement (or a supplement thereto) in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(b) The Borrower agrees that all Indebtedness in excess of $20,000,000 of the Borrower and each Subsidiary that is owing to any Credit Party shall be evidenced by one or more promissory notes.

9.13 Use of Proceeds. The Borrower will use Letters of Credit and the proceeds of all other Revolving Credit Loans and Swingline Loans for general corporate purposes (including Permitted Acquisitions).

9.14 Further Assurances.

(a) The Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries.

(b) Except with respect to which, in the reasonable judgment of the Administrative Agent and the Collateral Agent (confirmed in writing by written notice to the Borrower), the cost or other consequences (including any tax consequence) of doing so shall be excessive in view of the benefits to be obtained by the Lenders therefrom and subject to applicable limitations set forth in the Security Documents, if any assets (including any real estate or improvements thereto or any interest therein) with a book value or fair market value in excess of the Dollar Equivalent of $20,000,000 are acquired by the Borrower or any Guarantor (other than an El Paso Guarantor) after the Restatement Effective Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof (with respect to which a separate grant of a Lien shall not be required but perfection actions consistent with the applicable requirements of the Security Documents shall be required)) that are of the nature secured by the Security Documents or that constitute fee owned real property, the Borrower will notify the Collateral Agent, and, if requested by the Collateral Agent, the Borrower will cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in clause (a) of this Section 9.14, all at the expense of the Borrower. Any Mortgage delivered to the Collateral Agent in accordance with the preceding sentence shall be accompanied by (x) a policy or policies (or unconditional binding commitment therefor) of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien (with the priority described therein) on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2, together with such endorsements, coinsurance and reinsurance as the Administrative Agent and the Collateral Agent may reasonably request, (y) an opinion of local counsel to the mortgagor in substantially the same form as the local mortgage-related opinions delivered on the Original Closing Date (as modified for local law considerations) or otherwise reasonably acceptable to the Administrative Agent and (z) a completed Flood Certificate with respect to such Mortgaged Property that shall (A) be addressed to the Administrative Agent; (B) be completed by a company which has guaranteed the accuracy of the information contained therein; (C) otherwise comply with the Flood Program; (D) provide evidence describing whether the community in which the Mortgaged Property is located participates in the Flood

Program; (E) if the Flood Certificate states that the Mortgaged Property is located in a Flood Zone, contain the Borrower’s written acknowledgement of receipt of written notification from the Administrative Agent (x) as to the existence of such Mortgaged Property, and (y) as to whether the community in which such Mortgaged Property is located is participating in the Flood Program; and (F) if the Mortgaged Property is located in a Flood Zone and is located in a community that participates in the Flood Program, contain evidence that the Borrower has obtained a policy of flood insurance that is in compliance with all applicable regulations of the Board of Governors of the Federal Reserve System.

(c) Post-Restatement Effective Date Deliverables. The Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.14(c) within the time periods with respect to such actions set forth therein or such longer time periods as the Administrative Agent shall agree in its reasonable discretion.

SECTION 10. Negative Covenants

The Borrower hereby covenants and agrees that on the Restatement Effective Date (immediately after consummation of the El Paso Acquisition) and thereafter, until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) accrued hereunder, are paid in full:

10.1 Limitation on Indebtedness. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness arising under the Credit Documents;

(b) subject to compliance with Section 10.5, Indebtedness of the Borrower or of any Restricted Subsidiary owed to the Borrower or any Restricted Subsidiary; provided that, in each case, all such Indebtedness of any Credit Party owed to any Person that is not a Credit Party shall be subordinated to the Obligations of such Credit Party on customary terms;

(c) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);

(d) subject to compliance with Section 10.5, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement, provided that, except as provided in clauses (j) and (k) below, there shall be no guarantee by a Restricted Subsidiary that is not a Guarantor of any Indebtedness of any Credit Party and (ii) the Borrower in respect of Indebtedness of the Restricted Subsidiaries that is permitted to be incurred under this Agreement;

(e) Guarantee Obligations (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees or (ii) otherwise constituting Investments permitted by Section 10.5(d), (g), (i), (q), (r) or (s);

(f)(i) Indebtedness (including Indebtedness arising under Capital Leases) incurred within 270 days of the acquisition, construction, expansion or improvement of fixed or capital assets to finance the acquisition, construction, expansion or improvement of such fixed or capital assets, (ii) Indebtedness arising under Capital Leases entered into in connection with Permitted Sale Leasebacks, (iii) Indebtedness arising under Capital Leases, other than Capital Leases in effect on the Restatement Effective Date and Capital Leases entered into pursuant to subclauses (i) and (ii) above, provided that the aggregate amount of Indebtedness incurred pursuant to this subclause (iii) shall not exceed $300,000,000 at any time outstanding, and (iv) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i), (ii) or (iii) above, provided that, except to the extent otherwise expressly permitted hereunder, the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension;

(g)(i) (x) Indebtedness listed on Schedule 10.1 that has a stated final maturity (as of the Restatement Effective Date) on or after the Revolving Credit Maturity Date, including without duplication of any of the foregoing, Indebtedness listed on Schedule 10.1 in respect of the Existing El Paso Unsecured Notes, the Existing El Paso Secured Notes, the Existing Unsecured Notes and the Pari Passu Notes that has a stated final maturity (as of the Restatement Effective Date) on or after the Revolving Credit Maturity Date and (y) any modification, replacement, refinancing, refunding, renewal or extension thereof, provided that, in the case of any such modification, replacement, refinancing, refunding, renewal or extension of Indebtedness outstanding under the foregoing clause (x), (A) the principal amount thereof (or in the case of any revolving facility, letter of credit facility or similar facility, the aggregate commitments thereunder) does not exceed the principal amount (or aggregate commitments) thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (B) the direct and contingent obligors with respect to such Indebtedness are not changed, (C) in the case of any modification, replacement, refinancing, refunding, renewal or extension of Existing Unsecured Notes, Pari Passu Notes, Existing El Paso Secured Notes or Existing El Paso Unsecured Notes, (1) no portion of such Indebtedness matures prior to the later of (I) the Revolving Credit Maturity Date and (II) the maturity date (as of the Restatement Effective Date) of the Indebtedness being replaced, refinanced, refunded, renewed or extended and (2) the Weighted Average Life to Maturity thereof is equal to or greater than that of such Indebtedness being replaced, refinanced, refunded, renewed or extended, and (D) if the Indebtedness being replaced, refinanced, refunded, renewed or extended, or any guarantee thereof, constituted Subordinated Indebtedness, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated to the Obligations to substantially the same extent; and (ii) (x) Indebtedness listed on Schedule 10.1 that has a stated final maturity (as of the Restatement Effective Date) prior to the Revolving Credit Maturity Date including, without duplication of any of the foregoing, Indebtedness listed on Schedule 10.1 in respect of the Existing Unsecured Notes, the Existing El Paso Unsecured Notes, the Existing El Paso Secured Notes and the Pari Passu Notes with a stated final maturity (as of the Restatement Effective Date) prior to the Revolving Credit Maturity Date and (y) any modification, refinancing, refunding renewal or extension thereof of Indebtedness outstanding under the foregoing subclause (x); provided that in the case of any such modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness outstanding under the foregoing subclause (x), (A) the principal amount thereof (or in the case of any revolving facility, letter of credit facility or similar facility, the aggregate commitments thereunder) does not exceed the principal amount (or aggregate commitments) thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (B) the direct and contingent obligors with respect to such Indebtedness are not changed, (C) in the case of any modification, replacement, refinancing, refunding, renewal or extension of Existing Unsecured Notes, Pari Passu Notes, Existing El Paso Secured Notes or Existing El Paso Unsecured Notes, (1) no portion of such Indebtedness matures prior to the stated final maturity of such notes as of the Restatement Effective Date and (2) the Weighted Average Life to Maturity thereof is equal to or greater than that of such Indebtedness being replaced, refinanced, refunded, renewed or extended, and (D) if the Indebtedness being replaced, refinanced, refunded, renewed or extended, or any guarantee thereof, constituted Subordinated Indebtedness, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated to the Obligations to substantially the same extent; provided, that, notwithstanding anything in this clause (g) to the contrary, (x) while any loans under the Acquisition Bridge Facility are outstanding, no portion of any Existing Unsecured Notes, Pari Passu Notes, Existing El Paso Secured Notes or Existing El Paso Unsecured Notes that matures after the stated final maturity of the Acquisition Bridge Facility may be modified, replaced, refinanced, refunded, renewed or extended pursuant to this clause (g) and (y) while any loans under the Acquisition Term Facility are outstanding, no portion of any Existing Unsecured Notes, Pari Passu Notes, Existing El Paso Secured Notes or Existing El Paso Unsecured Notes that matures after the stated final maturity of the Acquisition Term Facility may be modified, replaced, refinanced, refunded, renewed or extended pursuant to this clause (g); provided further that the preceding proviso shall not restrict Indebtedness from being modified, replaced, refinanced, refunded, renewed or extended to the extent a “change of control” or similar provision in the documentation governing such Indebtedness is triggered as a result of the Transactions (including as a result of a ratings downgrade of such Indebtedness occurring after the Restatement Effective Date);

(h) Indebtedness in respect of Hedge Agreements;

(i) Indebtedness under the Pari Passu Credit Facilities in an aggregate principal amount not to exceed $11,800,000,000 and any modification, replacement, refinancing, refunding, renewal or extension thereof, provided that, in the case of any such modification, replacement, refinancing, refunding, renewal or extension, (1) the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension and (2) the direct and contingent obligors with respect to such Indebtedness are not changed (other than in connection with the addition of guarantors pursuant to the terms of such Indebtedness being refinanced prior to such modification, replacement, refinancing, refunding, renewal or extension, and as long as such additional guarantors also guarantee the Obligations);

(j)(i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person) or Indebtedness attaching to assets that are acquired by the Borrower or any Restricted Subsidiary, in each case prior to or after the Restatement Effective Date as the result of a Permitted Acquisition (other than the El Paso Acquisition), provided that

(w) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, and

(x) such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than by any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries), and

(y)(A) the Stock and Stock Equivalents of such Person are pledged to secure the Obligations to the extent required under Section 9.12, and (B) such Person executes a supplement to the Guarantee and the Security Documents (or alternative guarantee and security agreements in relation to the Obligations reasonably acceptable to the Collateral Agent) to the extent required under Section 9.11 or 9.12, as applicable; provided that the requirements of this subclause (y) shall not apply to (I) an aggregate amount at any time outstanding of up to $250,000,000 of the sum of (1) such Indebtedness (and modifications, replacements, refinancings, refundings, renewals and extensions thereof pursuant to subclause (ii) below) and (2) all Indebtedness as to which the proviso to clause (k)(i)(y) below then applies and (II) any Indebtedness of the type that could have been incurred under subclause (i) or (ii) of Section 10.1(f), and

(z)(A) the Consolidated Total Debt to Consolidated EBITDA Ratio is less than 6.00:1.00, determined on a Pro Forma Basis after giving Pro Forma Effect to the incurrence of such Indebtedness and the application of proceeds thereof recomputed as at the last day of the most recently ended Test Period as if such Permitted Acquisition and the incurrence of Indebtedness in connection therewith had occurred on the first day of such Test Period and (B) except for Indebtedness consisting of Capitalized Lease Obligations, revenue bonds, purchase money Indebtedness or mortgages on specific assets (1) no portion of such Indebtedness matures prior to the Final Maturity Date, and (2) no portion of such Indebtedness is issued or guaranteed by a Person that is, or as a result of such acquisition becomes, a Restricted Subsidiary that is not a Guarantor (except as permitted by subclause (y) above); and

(ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise expressly permitted hereunder, (x) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (y) the direct and contingent obligors with respect to such Indebtedness are not changed and (z) if the Indebtedness being refinanced, or any guarantee thereof, constituted Subordinated Indebtedness, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated to the Obligations to substantially the same extent;

(k)(i) (A) Permitted Additional Debt incurred to finance a Permitted Acquisition (other than the El Paso Acquisition) and (B) Indebtedness of the Borrower or any Restricted Subsidiary to finance a Permitted Acquisition (other than the El Paso Acquisition) as to which the proviso to subclause (y) below applies and that is not incurred or guaranteed in any respect by any other Restricted Subsidiary (other than by any Person acquired as a result of such Permitted Acquisition or the Restricted Subsidiary incurring such Indebtedness) or, in the case of Indebtedness of any Restricted Subsidiary, by the Borrower; provided that

(y)(A) the Borrower or another Credit Party pledges the Stock and Stock Equivalents of such acquired Person to secure the Obligations to the extent required under Section 9.12 and (B) such acquired Person executes a supplement to the applicable Guarantee and the Security Documents (or alternative guarantee and security arrangements in relation to the

Obligations reasonably acceptable to the Collateral Agent) to the extent required under Section 9.11 or 9.12, as applicable; provided that the requirements of this subclause (y) shall not apply to an aggregate amount at any time outstanding of up to $250,000,000 of the sum of (1) such Indebtedness (and modifications, replacements, refinancings, refundings, renewals and extensions thereof pursuant to subclause (ii) below) and (2) all Indebtedness as to which clause (I) of the proviso to clause (j)(i)(y) above then applies; and

(z)(A) the Consolidated Total Debt to Consolidated EBITDA Ratio is less than 6.00:1.00, determined on a Pro Forma Basis after giving Pro Forma Effect to the incurrence of such Indebtedness and the application of proceeds thereof recomputed as at the last day of the most recently ended Test Period as if such Permitted Acquisition had occurred and such Indebtedness had been incurred on the first day of such Test Period, (B) except for Indebtedness permitted by the proviso to subclause (y) above, no portion of such Indebtedness matures prior to the Final Maturity Date, and (C) except for Indebtedness permitted by the proviso to subclause (y) above, no portion of such Indebtedness is issued or guaranteed by a Person that is, or as a result of such acquisition becomes, a Restricted Subsidiary that is not a Guarantor; and

(ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise expressly permitted hereunder, (1) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (2) the direct and contingent obligors with respect to such Indebtedness are not changed, (3) there is no scheduled repayment, mandatory redemption or sinking fund obligation with respect to such Indebtedness prior to the Final Maturity Date (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (4) such Indebtedness satisfies the definition of Permitted Additional Debt;

(l) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(m)(i) Indebtedness incurred in connection with any Permitted Sale Leaseback provided that, (x) so long as any loans under the Acquisition Debt Facilities Credit Agreement are outstanding, 100% of the Net Cash Proceeds (as defined in the Acquisition Debt Facilities Credit Agreement) therefrom shall be promptly applied to prepay Indebtedness (and not for reinvestment) under the Pari Passu Credit Facilities in accordance with the terms of the Acquisition Debt Facilities Credit Agreement (or, if such Permitted Sale Leaseback is in respect of assets of EPC and its Subsidiaries, shall at the option of the Borrower be promptly applied to prepay the Existing El Paso Secured Notes) and (y) if such proceeds are not applied as set forth in clause (x), 100% of the Net Cash Proceeds (as defined herein) therefrom shall be applied in accordance with Section 5.2(a) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(n)(i) additional Indebtedness and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (n) shall not at any time exceed $1,250,000,000 (of which amount no more than $500,000,000 shall be Indebtedness of any Restricted Subsidiary that is not a Guarantor);

(o) Indebtedness in respect of (i) Permitted Additional Debt to the extent that the Net Cash Proceeds (without giving effect to clause (b)(iii) of such definition) therefrom are, immediately after the receipt thereof, applied to the prepayment of Term Loans in accordance with Section 5.2 (it being understood that, notwithstanding the foregoing, while the Pari Passu Credit Facilities are outstanding 100% of the Net Cash Proceeds (as defined in the Acquisition Debt Facilities Credit Agreement (without giving effect to clause (b)(iii) of such definition)) therefrom shall be promptly applied to prepay Indebtedness under the Pari Passu Credit Facilities in accordance with the terms of the Acquisition Debt Facilities Credit Agreement) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) such Indebtedness satisfies the definition of Permitted Additional Debt;

(p) Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;

(q) unsecured Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services, provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements;

(r) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case entered into in connection with the Disposition of any business, assets or Stock permitted hereunder, other than Guarantee Obligations incurred by any Person acquiring all or any portion of such business, assets or Stock for the purpose of financing such acquisition, provided that (i) such Indebtedness is not reflected or required to be reflected on the balance sheet of the Borrower or any Restricted Subsidiary in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this subclause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Borrower and the Restricted Subsidiaries in connection with such Disposition;

(s) Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements;

(t) Indebtedness representing deferred compensation to employees of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;

(u) Indebtedness in respect of Permitted Receivables Financings; provided that, (x) so long as any loans under the Acquisition Debt Facilities Credit Agreement are outstanding, 100% of the Net Cash Proceeds (as defined in the Acquisition Debt Facilities Credit Agreement) received from such Permitted Receivables Financings thereof shall be promptly applied to prepay Indebtedness under the Acquisition Bridge Facility and the Acquisition Term Facility (and not for reinvestment) in accordance with the terms of the Acquisition Debt Facilities Credit Agreement (or, if such receivables that are the subject of such Permitted Receivables Financing are receivables of EPC and its Subsidiaries, shall, at the option of the Borrower, be promptly applied to prepay the Existing El Paso Secured Notes) and (y) if such proceeds are not applied as set forth in clause (x), 100% of the Net Cash Proceeds (as defined herein) therefrom shall be applied in accordance with Section 5.2(a); provided that the foregoing proviso shall not apply to Indebtedness in respect of an Alternate Program so long as, with respect to any such Indebtedness incurred after the first full fiscal quarter following the Restatement Effective Date, the Consolidated Total Debt to Consolidated EBITDA Ratio does not exceed 6.00:1.00, determined on a Pro Forma Basis after giving Pro Forma Effect to such Indebtedness recomputed as of the last day of the most recently ended Test Period as if such Indebtedness had been incurred on the first day of such Test Period and remained outstanding;

(v) Indebtedness consisting of promissory notes issued by the Borrower or any Guarantor to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Stock or Stock Equivalents of the Borrower permitted by Section 10.6(b);

(w) Indebtedness consisting of obligations of the Borrower or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions (under and as defined in the Existing Credit Agreement), the Transactions and Permitted Acquisitions or any other Investment permitted hereunder;

(x) [Reserved];

(y) Guarantee Obligations in respect of Indebtedness incurred by any acquirer that has acquired assets pursuant to a Drop Down Disposition to finance the cash portion of the consideration for such Drop Down Disposition; provided that (i) such Guarantee Obligations are unsecured and subordinated to the prior payment in full of the Obligations and the obligations under the Pari Passu Credit Facilities, (ii) the Person incurring such Guarantee Obligations is expressly only secondarily and not primarily liable in respect of such Guarantee, (iii) such Guarantee Obligations are enforceable only after all remedies against the Primary Obligor for such Indebtedness have been exhausted, (iv) such acquirer shall be a partnership in which the Person incurring such Guarantee Obligations holds a partnership interest for purposes of the Code and (v) such Guarantee Obligations of the Borrower or any Restricted Subsidiary, as applicable, shall (A) in the case of any Disposition of all of the assets acquired from the Borrower or any Restricted Subsidiary pursuant to the Drop Down Disposition by the acquirer of such assets, be released in full upon the Disposition of all of such assets and, (B) in the case of any Disposition of any part of the assets acquired from the Borrower or any Restricted Subsidiary pursuant to the Drop Down Disposition by the acquirer of such assets, be permanently and proportionately reduced upon the consummation of such Disposition, which reduction shall be calculated based upon the proportionate gross value of the assets so disposed in relation to the total gross value of such assets originally acquired in the Drop Down Disposition, in each case, as of the date of the Drop Down Disposition; and

(z) all premiums (if any), interest (including post-petition and capitalized interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (y) above.

Notwithstanding the foregoing, in no event shall either of KMGP or EPPGP be permitted to create, incur, assume or suffer to exist any Indebtedness other than (i) in the case of KMGP only, Indebtedness under the Credit Documents, the Pari Passu Notes and the Pari Passu Credit Facilities, (ii) Indebtedness in respect of overdraft facilities or similar overnight credit and other ordinary course cash management arrangements, (iii) in the case of KMGP only, Indebtedness represented by the KMGP Preferred Stock and (iv) in the case of EPPGP only, Indebtedness represented by the EPPGP Preferred Stock; provided that, in the case of each of clauses (iii) and (iv), the issuance of the KMGP Preferred Stock and the EPPGP Preferred Stock shall be considered a Prepayment Event and an amount equal to 100% of the Net Cash Proceeds (as defined in the Acquisition Debt Credit Facilities Agreement) received from the issuance thereof shall be promptly applied to the prepayment of Term Loans (and not for reinvestment) pursuant to Section 5.2(a); provided that, so long as any loans under the Acquisition Debt Facilities Credit Agreement are outstanding, 100% of the Net Cash Proceeds (as defined in the Acquisition Debt Facilities Credit Agreement) received from issuances under clauses (iii) and (iv) above shall be promptly applied to prepay the Acquisition Bridge Facility and the Acquisition Term Facility in accordance with the terms of the Acquisition Debt Facilities Credit Agreement (or, if such Net Cash Proceeds represent the Net Cash Proceeds of the issuance of EPPGP Preferred Stock, shall, at the option of the Borrower, be promptly applied to prepay the Existing El Paso Secured Notes) and, if not so applied, 100% of the Net Cash Proceeds (as defined herein) received from issuances under clauses (iii) and (iv) above shall be applied in accordance with Section 5.2(a).

10.2 Limitation on Liens. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a) Liens arising under the Credit Documents (including the Pari Passu Liens);

(b) Permitted Liens;

(c)(i) Liens securing Indebtedness permitted pursuant to Section 10.1(f), provided that (x) such Liens attach at all times only to the assets so financed except for accessions to such property and the proceeds and the products thereof and (y) individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (ii) Liens on the assets of Restricted Subsidiaries that are not Guarantors securing Indebtedness permitted pursuant to Sections 10.1(n), (p), (w) and (z);

(d) Liens existing on the Restatement Effective Date and listed on Schedule 10.2;

(e) the replacement, extension or renewal of any Lien permitted by clauses (a) through (d) above and clause (f) of this Section 10.2 upon or in the same assets (other than after acquired property that is affixed or incorporated into the property covered by such Lien) theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby;

(f) Liens existing on the assets of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person), or existing on assets acquired, pursuant to a Permitted Acquisition to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(j), provided that such Liens attach at all times only to the same assets to which such Liens attached (and after-acquired property that is affixed or incorporated into the property covered by such Lien and proceeds and products thereof), and secure only the same Indebtedness or obligations that such Liens secured, immediately prior to such Permitted Acquisition and any modification, replacement, refinancing, refunding, renewal or extension thereof permitted by Section 10.1(j);

(g)(i) Liens placed upon the Stock and Stock Equivalents of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 10.1(k) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary to secure Indebtedness of such Restricted Subsidiary or a guarantee by such Restricted Subsidiary of any Indebtedness of the Borrower or any other Restricted Subsidiary, incurred pursuant to Section 10.1(k), in each case, in an aggregate amount not to exceed the amount permitted by the proviso to subclause (y) of such Section 10.1(k);

(h) Liens securing Indebtedness or other obligations of (i) the Borrower or a Restricted Subsidiary in favor of the Borrower or any Guarantor and (ii) any Restricted Subsidiary that is not a Guarantor in favor of any Restricted Subsidiary that is not a Guarantor;

(i) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(j) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.5 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 10.4, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5;

(m) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(o) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(p) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto incurred in the ordinary course of business;

(q) Liens on accounts receivable and related assets in connection with Permitted Receivables Financings; and

(r) additional Liens so long as the aggregate principal amount of the obligations so secured does not exceed $1,250,000,000 at any time outstanding; provided that no more than $300,000,000 of such obligations at any time outstanding may be secured by such additional Liens on assets constituting Collateral.

Notwithstanding the foregoing, in no event shall either of KMGP or EPPGP be permitted to create, incur, assume or suffer to exist any Lien upon any of its property or assets other than (x) in the case of KMGP only, Liens created to secure Indebtedness incurred under the Credit Documents, the Pari Passu Notes and the Pari Passu Credit Facilities and refinancings thereof permitted by Section 10.1(g) and 10.1(i), as applicable, (y) Liens of the type permitted by Section 10.2(i)(i), (i)(iii), (n)(i) or (n)(ii), or (z) non-consensual Permitted Liens arising by operation of law and Liens of the type described in clause (l) of the definition of Permitted Liens.

10.3 Limitation on Fundamental Changes. Except as expressly permitted by Section 10.4 or 10.5, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

(a) so long as no Default or Event of Default would result therefrom, any Subsidiary of the Borrower or any other Person may be merged or consolidated with or into the Borrower, provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower (such other Person, a “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and the Collateral Agent, (C) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to the Guarantee or the El Paso Guarantee, as applicable, confirmed that its guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (D) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to the Security Agreement, the Pledge Agreement and/or the El Paso Security Agreement, as applicable, confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger, amalgamation or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (F) the Consolidated Total Debt to Consolidated EBITDA Ratio is less than 6.00:1.00, determined on a Pro Forma Basis after giving Pro Forma Effect to such merger, amalgamation or consolidation recomputed as at the last day of the most recently ended Test Period as if such merger, amalgamation or consolidation had occurred on the first day of such Test Period, and (G) the Successor Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements to this Agreement preserve the enforceability of the Guarantee or the El Paso Guarantee, as applicable, and the perfection and priority of the Liens under the Security Documents and (y) if reasonably requested by the Administrative Agent, an opinion of counsel to the effect that such merger, amalgamation or consolidation does not violate this Agreement or any other Credit Document, and provided further that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;

(b) [Reserved];

(c) any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower, provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving corporation or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving corporation or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee or the El Paso Guarantee, as applicable, and the applicable Security Documents in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable, thereunder for the benefit of the Secured Parties, (iii) no Default or Event of Default would result from the consummation of such merger, amalgamation or consolidation, (iv) the Consolidated Total Debt to Consolidated EBITDA Ratio is less than 6.00:1.00, determined on a Pro Forma Basis after giving Pro Forma Effect to such merger, amalgamation or consolidation recomputed as at the last day of the most recently ended Test Period as if such merger, amalgamation or consolidation had occurred on the first day of such Test Period, (v) the Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements to any Security Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents and (y) if reasonably requested by the Administrative Agent, an opinion of counsel to the effect that such merger, amalgamation or consolidation does not violate this Agreement or any other Credit Document and (vi) if a Subsidiary (such Subsidiary, the “Merging Subsidiary”) of the Borrower (other than any Subsidiary of EPC) is merging, amalgamating or consolidating with EPC or a Subsidiary of EPC, such Merging Subsidiary shall survive such merger, amalgamation or consolidation;

(d) any Restricted Subsidiary that is not a Credit Party may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary;

(e) any Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor; and

(f) any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to any of the Lenders and (ii) to the extent such Restricted Subsidiary is a Guarantor, any assets or business not otherwise disposed of or transferred in accordance with Sections 10.4 or 10.5, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, another Credit Party after giving effect to such liquidation or dissolution.

10.4 Limitation on Sale of Assets. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, (i) convey, sell, lease, assign, transfer or otherwise dispose (“Dispose”) of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from any casualty or condemnation of any assets of the Borrower or the Restricted Subsidiaries) or (ii) sell to any Person any shares owned by it of any Restricted Subsidiary’s Stock and Stock Equivalents (each a “Disposition”), except that:

(a) the Borrower and the Restricted Subsidiaries may Dispose of (i) used or surplus equipment, vehicles, inventory and other assets in the ordinary course of business and (ii) Permitted Investments;

(b) the Borrower and the Restricted Subsidiaries may Dispose of other assets (other than (i) accounts receivable, (ii) assets of KMGP or EPPGP or (iii) in connection with any Sale Leaseback) for fair value; provided that:

(i) with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of $100,000,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this subclause (i) the following shall be deemed to be cash:

(A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, and

(C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.4(b) and Section 10.4(c) that is at that time outstanding, not in excess of 2.5% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value;

(ii) any non-cash proceeds received are pledged to the Collateral Agent to the extent required under Section 9.12;

(iii) with respect to any such sale, transfer or disposition (or series of related sales, transfers or dispositions), the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such sale, transfer or disposition, with the covenant set forth in Section 10.9, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such sale, transfer or disposition had occurred on the first day of such Test Period;

(iv)(x) so long as any loans under the Acquisition Debt Facilities Credit Agreement are outstanding, 100% of the Net Cash Proceeds (as defined in the Acquisition Debt Facilities Credit Agreement) therefrom shall be promptly applied to prepay Indebtedness (and not for reinvestment) under the Pari Passu Credit Facilities in accordance with the terms of the Acquisition Debt Facilities Credit Agreement (or, if such assets that are the subject of such Disposition are assets of EPC and its Subsidiaries, shall, at the option of the Borrower, be promptly applied to prepay the Existing El Paso Secured Notes) and (y) if such proceeds are not applied as set forth in clause (x), 100% of the Net Cash Proceeds (as defined herein) therefrom shall be applied in accordance with Section 5.2(a); and

(v) after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing.

(c) the Borrower and the Restricted Subsidiaries may make Dispositions to the Borrower or to any Restricted Subsidiary, provided that (i) with respect to any such Disposition from Credit Parties to Restricted Subsidiaries that are not Credit Parties or from Restricted Subsidiaries that are not Credit Parties to Credit Parties, such Disposition shall be for fair value, (ii) with respect to any Disposition by the Borrower or any Restricted Subsidiary that is a Credit Party to any Restricted Subsidiary that is not a Credit Party pursuant to this clause (c) for a purchase price in excess of $100,000,000, the seller shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this subclause (ii) the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by such seller from the purchaser that are converted by such seller into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, and (C) any Designated Non-Cash Consideration received by the seller in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.4(c) and Section 10.4(b) that is at that time outstanding, shall not be in excess of 2.5% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), (iii) any non-cash proceeds received are pledged to the Collateral Agent to the extent required under Section 9.12 and (iv) the Borrower or any of its Restricted Subsidiaries (other than EPC or any of its Restricted Subsidiaries) shall not Dispose of assets to EPC or any of its Restricted Subsidiaries pursuant to this clause (c);

(d) the Borrower and any Restricted Subsidiary may effect any transaction permitted by Section 10.3, 10.5 or 10.6; provided that the Borrower or any of its Restricted Subsidiaries (other than EPC or any of its Restricted Subsidiaries) shall not Dispose of assets (other than cash) to EPC or any of its Restricted Subsidiaries pursuant to this clause (d);

(e) in addition to selling or transferring accounts receivable pursuant to the other provisions hereof, the Borrower and the Restricted Subsidiaries may (i) sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and (ii) sell or transfer accounts receivable and related rights pursuant to customary receivables financing facilities (a “Permitted Receivables Financing”); provided that, (x) so long as any loans under the Acquisition Debt Facilities Credit Agreement are outstanding, 100% of the Net Cash Proceeds (as defined in the Acquisition Debt Facilities Credit Agreement) from sales or transfers pursuant to clause (ii) above shall be promptly applied to prepay Indebtedness under the Pari Passu Credit Facilities (and not for reinvestment) in accordance with the terms of the Acquisition Debt Facilities Credit Agreement (or, if such receivables that are the subject of such Permitted Receivables Financing are receivables of EPC and its Subsidiaries, shall, at the option of the Borrower, be promptly applied to prepay the Existing El Paso Secured Notes) and (y) if such proceeds are not applied in accordance with clause (x), 100% of the Net Cash Proceeds (as defined herein) therefrom shall be applied in accordance with Section 5.2(a); provided further that the foregoing proviso shall not apply to any Disposition pursuant to clause (ii) above in connection with an Alternate Program so long as, with respect to any such Disposition consummated after the first full fiscal quarter following the Closing Date, the Consolidated Total Debt to Consolidated EBITDA Ratio does not exceed 6.00:1.00, determined on a Pro Forma Basis after giving Pro Forma Effect to such Disposition recomputed as of the last day of the most recently ended Test Period as if such Disposition had been made on the first day of such Test Period;

(f) the Borrower and the Restricted Subsidiaries may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real, personal or intellectual property in the ordinary course of business;

(g) sales, transfers and other dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(h) sales, transfers and other dispositions of property pursuant to Permitted Sale Leaseback transactions; provided that, (x) so long as any loans under the Acquisition Debt Facilities Credit Agreement are outstanding, 100% of the Net Cash Proceeds (as defined in the Acquisition Debt Facilities Credit Agreement) from such Permitted Sale Leaseback shall be promptly applied to prepay Indebtedness under the Pari Passu Credit Facilities (and not for reinvestment) in accordance with the terms of the Acquisition Debt Facilities Credit Agreement (or, if such assets that are the subject of such Permitted Sale Leaseback are assets of EPC and its Subsidiaries, shall, at the option of the Borrower, be promptly applied to prepay the Existing El Paso Secured Notes) and (y) if such proceeds are not applied in accordance with clause (x), 100% of the Net Cash Proceeds (as defined herein) therefrom shall be applied in accordance with Section 5.2(a);

(i) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; provided that (x) so long as any loans under the Acquisition Debt Facilities Credit Agreement are outstanding, 100% of the Net Cash Proceeds (as defined in the Acquisition Debt Facilities Credit Agreement) therefrom shall be promptly applied to prepay Indebtedness under the Pari Passu Credit Facilities (and not for reinvestment)

in accordance with the terms of the Acquisition Debt Facilities Credit Agreement (or, if such dispositions of Investments in joint ventures are dispositions of Investments of EPC and its Subsidiaries, shall, at the option of the Borrower, be promptly applied to prepay the Existing El Paso Secured Notes) and (y) if such proceeds are not applied in accordance with clause (x), 100% of the Net Cash Proceeds (as defined herein) therefrom shall be applied in accordance with Section 5.2(a);

(j) sales of equity interests in KMR held by the Borrower; and

(k) sale of the Stock or all or any portion of the assets of EPEC Realty, Inc.

Notwithstanding the foregoing, so long as any loans under the Acquisition Bridge Facility are outstanding, 100% of the Net Cash Proceeds (as defined in the Acquisition Debt Facilities Credit Agreement) of any Disposition of any assets of EPC and its Subsidiaries made pursuant to or in reliance on clauses (b), (e), (h) or (i) of Section 10.4, shall be required to prepay the loans under the Acquisition Bridge Facility in accordance with the Acquisition Debt Facilities Credit Agreement, provided, however, that the net cash proceeds of any Disposition of any Stock or Stock Equivalents of El Paso E&P and its Subsidiaries (or any assets of El Paso E&P and its Subsidiaries) may be applied at the Borrower’s option to prepay the Existing El Paso E&P Credit Agreement, and to the extent such net cash proceeds are so applied, such proceeds shall not constitute Net Cash Proceeds required to be applied to prepay any loans under the Acquisition Debt Facilities Credit Agreement.

10.5 Limitation on Investments. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any Investment except:

(a) extensions of trade credit and asset purchases in the ordinary course of business;

(b) Permitted Investments;

(c) loans and advances to officers, directors and employees of the Borrower or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of the Borrower to the extent that the amount of such loans and advances are contributed to the Borrower in cash and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $15,000,000;

(d) Investments listed on (i) Schedule 10.5(a) and (ii) Schedule 10.5(b) and, solely in the case of Investments listed on Schedule 10.5(b), any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (d)(ii) is not increased at any time above the amount of such Investments set forth on Schedule 10.5(b);

(e) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(f) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of the Borrower;

(g) Investments (i) (A) by the Borrower or any Restricted Subsidiary in any Credit Party and (B) between or among Restricted Subsidiaries that are not Credit Parties, (ii) by Credit Parties in any Restricted Subsidiary that is not a Credit Party in an aggregate amount pursuant to this subclause (ii) that, at the time each such Investment is made, would not exceed the excess of (A) $3,000,000,000 over (B) the amount of Investments outstanding in reliance on Section 10.5 (i)(x) at such time and (iii) by Restricted Subsidiaries in Restricted Subsidiaries that are not Guarantors so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that result in all of the proceeds of the initial Investment being invested in one or more Guarantors;

(h) Investments constituting Permitted Acquisitions; provided that after the Restatement Effective Date, all Permitted Acquisitions shall be consummated by the Borrower and its Restricted Subsidiaries (other than EPC or any of its Restricted Subsidiaries);

(i) Investments including Investments in Unrestricted Subsidiaries and Investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries, in each case, valued at the fair market value (determined by the Borrower acting in good faith) of such Investment at the time each such Investment is made, in an amount that, at the time such Investment is made, would not exceed the sum of (x) the excess of (A) $3,000,000,000 over (B) the amount of Investments outstanding in reliance on Section 10.5(g)(ii) at such time, plus (y) an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the fair market value of such Investment at the time such Investment was made);

(j) Investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted by Section 10.4;

(k) Investments made to repurchase or retire Stock of the Borrower owned by any employee stock ownership plan or key employee stock ownership plan of the Borrower;

(l) Investments permitted under Section 10.6;

(m) [Reserved];

(n) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(o) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(p) advances of payroll payments to employees in the ordinary course of business;

(q) Guarantee Obligations of the Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(r) Investments arising as a result of Permitted Receivables Financings; and

(s) Investments held by a Person acquired (including by way of merger, amalgamation or consolidation) prior to or after the Restatement Effective Date pursuant to another provision of this Section 10.5 or of any Person merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 10.3 prior to or after the Restatement Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation.

10.6 Limitation on Dividends. The Borrower will not declare or pay any dividends or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or the Stock or Stock Equivalents of any direct or indirect parent now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 10.5) any Stock or Stock Equivalents of the Borrower, now or hereafter outstanding (all of the foregoing “dividends”), provided that, so long as no Default or Event of Default exists or would exist after giving effect thereto:

(a) the Borrower may redeem in whole or in part any of its Stock or Stock Equivalents for another class of its Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents, provided that such new Stock or Stock Equivalents contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Stock or Stock Equivalents redeemed thereby;

(b) the Borrower may repurchase shares of its Stock or Stock Equivalents held by officers, directors and employees of the Borrower and its Subsidiaries, so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements; provided that the aggregate amount of dividends made pursuant to this clause (b) shall not exceed $100,000,000 in any fiscal year of the Borrower;

(c) the Borrower may pay dividends on its Stock or Stock Equivalents in cash, provided that, (x) with respect to any such dividends made on or prior to the last day of the fourth full fiscal quarter following the Restatement Effective Date, the amount of any such dividends pursuant to this clause (c) shall not exceed an amount equal to the Applicable Amount at such time and (y) with respect to any such dividends made thereafter, no such dividend shall be permitted unless the Consolidated Total Debt to Consolidated EBITDA Ratio shall not exceed 6.00:1.00, determined on a Pro Forma Basis after giving Pro Forma Effect to such dividend recomputed as of the last day of the most recently ended Test Period as if such dividend had been made on the first day of such Test Period (and such cash so dividended shall not be included in clause (b) of the definition of Consolidated Total Debt in connection with such calculation); and

(d) the Borrower may make dividends in cash with the proceeds of the sale of equity interests in KMR permitted by Section 10.4(j).

10.7 Limitations on Debt Payments and Amendments.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, prepay, repurchase or redeem or otherwise defease or acquire any Subordinated Indebtedness; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing at the date of such prepayment, repurchase, redemption or other defeasance or would result therefrom, the Borrower or any Restricted Subsidiary may prepay, repurchase or redeem Subordinated Indebtedness (i) (x) at any time prior to the last day of the fourth full fiscal quarter following the Restatement Effective Date, in an aggregate principal amount that does not exceed the Applicable Amount at such time and (y) at any time thereafter, so long as the Consolidated Total Debt to Consolidated EBITDA Ratio does not exceed 6.00:1.00, determined on a Pro Forma Basis after giving Pro Forma Effect to such prepayment, repurchase, redemption, defeasance or acquisition recomputed as of the last day of the most recently ended Test Period as if such prepayment, repurchase, redemption, defeasance or acquisition had been made on the first day of such Test Period (and such cash so used to make such prepayment, repurchase, redemption, defeasance or acquisition shall not be included in clause (b) of the definition of Consolidated Total Debt in connection with such calculation), (ii) with the proceeds of Subordinated Indebtedness that (x) is permitted by Section 10.1 and (y) has terms material to the interests of the Lenders not materially less advantageous to the Lenders than those of such Subordinated Indebtedness being refinanced or (iii) that represents intercompany Subordinated Indebtedness owed by EPC or any Restricted Subsidiary that is a Subsidiary of EPC to any other Restricted Subsidiary that is a Subsidiary of EPC and is not a Credit Party for an aggregate price that does not exceed $330,000,000.

(b) The Borrower will not waive, amend, modify, terminate or release any Subordinated Indebtedness to the extent that any such waiver, amendment, modification, termination or release would be adverse to the Lenders in any material respect.

(c) The Borrower will not, and will not permit any of its Restricted Subsidiaries (including KMGP and EPPGP) to, amend, modify or waive any provision of (i) the KMGP Certificate of Designations, (ii) the KMGP Preferred Stock or (iii) the organizational documentation relating to EPPGP, in each case, in a manner that would be adverse to the Lenders in any material respect.

10.8 Limitations on Sale Leasebacks. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into or effect any Sale Leasebacks, other than Permitted Sale Leasebacks.

10.9 Consolidated Total Debt to Consolidated EBITDA Ratio. The Borrower will not permit the Consolidated Total Debt to Consolidated EBITDA Ratio for any Test Period ending on or after the last day of the fourth full fiscal quarter following the Restatement Effective Date to be greater than 6.00:1.00.

10.10 Changes in Business. The Borrower and the Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and the Subsidiaries, taken as a whole, on the Restatement Effective Date (after giving effect to the Transactions) and other business activities incidental or related to any of the foregoing.

SECTION 11. Events of Default

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1 Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more Business Days, in the payment when due of any interest or stamping fees on the Loans or any Fees or any Unpaid Drawings or of any other amounts owing hereunder or under any other Credit Document; or

11.2 Representations, etc.

Any representation, warranty or statement made or deemed made by any Credit Party herein or in any Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.3 Covenants. Any Credit Party shall:

(a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(e) or Section 10; or

(b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders; or

11.4 Default Under Other Agreements. (a) The Borrower or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $150,000,000 in the aggregate, for the Borrower and such Restricted Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements), prior to the stated maturity thereof; or

11.5 Bankruptcy, etc.

The Borrower or any Material Subsidiary shall commence a voluntary case, proceeding or action concerning itself under (a) Title 11 of the United States Code entitled “Bankruptcy”, or (b) in the case of any Foreign Subsidiary that is a Material Subsidiary, any domestic or foreign law relating to bankruptcy, judicial management, insolvency reorganization or relief of debtors legislation of its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against the Borrower or any Material Subsidiary and the petition is not controverted within 10 days after commencement of the case, proceeding or action; or an involuntary case, proceeding or action is commenced against the Borrower or any Material Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code), judicial manager, receiver, receiver manager, trustee or similar person is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Material Subsidiary; or the Borrower or any Material Subsidiary commences any other proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Material Subsidiary; or there is commenced against the Borrower or any Material Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or the Borrower or any Material Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding or action is entered; or the Borrower or any Material Subsidiary suffers any appointment of any custodian receiver, receiver manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any Material Subsidiary makes a general assignment for the benefit of creditors; or any corporate action (or equivalent organizational action if the applicable entity is not a corporation) is taken by the Borrower or any Material Subsidiary for the purpose of effecting any of the foregoing; or

11.6 ERISA. (a) Any Single Employer Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Single Employer Plan is or shall be in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); the Borrower, any Subsidiary or any ERISA Affiliate shall be informed that any Multiemployer Plan is or shall be in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Single Employer Plan or to appoint a trustee to administer any Single Employer Plan; the Borrower, any Subsidiary or any ERISA Affiliate shall receive written notice that an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Multiemployer Plan or to appoint a trustee to administer any Multiemployer Plan; the Borrower or any Subsidiary or any ERISA Affiliate shall have incurred or be likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); any required contributions or payments shall have failed to be made to any Foreign Plan or any funding deficiencies shall have occurred with respect to any Foreign Plan required to be funded; (b) there could result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (c) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or

11.7 Guarantee. Any Guarantee provided by the Borrower or any Material Subsidiary or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Agent or any Lender) or any such Guarantor thereunder or any Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under such Guarantee (or any of the foregoing shall occur with respect to a Guarantee provided by a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent, the Collateral Agent or the Required Lenders); or

11.8 Pledge Agreement. The Pledge Agreement or the El Paso Security Agreement pursuant to which the Stock or Stock Equivalents of any Material Subsidiary are pledged or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Agent or any Lender) or any pledgor thereunder or any Credit Party shall deny or disaffirm in writing any pledgor’s obligations under the Pledge Agreement or the El Paso Security Agreement (or any of the foregoing shall occur with respect to a pledge of the Stock or Stock Equivalents of a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent, the Collateral Agent or the Required Lenders); or

11.9 Security Agreement. The Security Agreement or the El Paso Security Agreement pursuant to which the assets of the Borrower or any Material Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Agent or any Lender) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing any grantor’s obligations under the Security Agreement or the El Paso Security Agreement (or any of the foregoing shall occur with respect to Collateral provided by a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent, the Collateral Agent or the Required Lenders); or

11.10 Mortgages. Any Mortgage or any material provision of any Mortgage relating to any material portion of the Collateral shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Agent or any Lender) or any mortgagor thereunder or any Credit Party shall deny or disaffirm in writing any mortgagor’s obligations under any Mortgage; or

11.11 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability of $150,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

11.12 Change of Control. A Change of Control shall occur; or

11.13 El Paso Acquisition and Merger Certificates. (i) The El Paso Acquisition (without any waiver, amendment, supplement or other modification in a manner materially adverse to any material interest of the Lenders without the prior written consent of the Administrative Agent) shall not have become effective by the Effective Time or (ii) the Board of Directors (as defined in the Acquisition Agreement) of EPC or any other Person, has amended, waived, supplemented, terminated, revoked or modified any of the Merger Certificates (unless such amendment, waiver, supplement, termination, revocation or modification was consented to by the Administrative Agent);

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, KMP or KMGP or, if deemed to be a Material Subsidiary for purposes of Section 11.5, EMP or EPPGP, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii) and (iv) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Credit Commitment and the Swingline Commitment terminated, whereupon the Revolving Credit Commitments and Swingline Commitment, if any, of each Lender or the Swingline Lender, as the case may be, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct the Borrower to Cash Collateralize (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower, KMP or KMGP or, if deemed to be a Material Subsidiary for purposes of Section 11.5, EMP or EPPGP, it will Cash Collateralize) all Letters of Credit issued and then outstanding.

Subject to the terms of the Collateral Agency Agreement. any amount received by the Administrative Agent from any Credit Party following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall be applied:

(i) first, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent or Collateral Agent in connection with such collection or sale or otherwise in connection with any Credit Document, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document on behalf of any Credit Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii) second, to the Secured Parties, an amount equal to all interest and other amounts constituting Obligations owing to them on the date of any distribution (other than (x) principal, (y) reimbursements of Unpaid Drawings and (z) any obligation to Cash Collateralize all Letters of Credit Outstanding) on the date of any distribution, and any interest accrued thereon and any fees, premiums and scheduled periodic payments due under Secured Hedge Agreements or Secured Cash Management Agreements constituting Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(iii) third, to the Secured Parties, an amount (x) equal to the principal amount of all Obligations and premium thereon and any reimbursement obligations in respect of Unpaid Drawings, in each case owing to them on the date of any distribution, (y) sufficient to Cash Collateralize all Letters of Credit Outstanding on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full and Cash Collateralize all Letters of Credit Outstanding, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof and to Cash Collateralize the Letters of Credit Outstanding and (z) equal to any breakage, termination or other payments under Secured Hedge Agreements and Secured Cash Management Agreements constituting Obligations and any interest accrued thereon; and

(iv) fourth, any surplus then remaining shall be paid to the applicable Credit Parties or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;

provided that (x) the foregoing shall be subject to any obligation under the Security Documents to make payments to the Pari Passu Lenders, the holders of the Existing El Paso Secured Notes and the Pari Passu Noteholders and (y) any amount applied to Cash Collateralize any Letters of Credit Outstanding that has not been applied to reimburse the Letter of Credit Issuer for Unpaid Drawings under the applicable Letters of Credit at the time of expiration of all such Letters of Credit shall be applied by the Administrative Agent in the order specified in clauses (i) through (iv) above.

SECTION 12. Reserved.

SECTION 13. The Administrative Agent.

13.1 Appointment.

(a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of Section 13 are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Credit Party shall have rights as a third-party beneficiary of any of such provisions. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

(b) The Administrative Agent, each Lender, the Swingline Lender and the Letter of Credit Issuer hereby irrevocably designate and appoint the Collateral Agent as its agent with respect to the Collateral, and each of the Administrative Agent, each Lender, the Swingline Lender and the Letter of Credit Issuer irrevocably authorizes the Collateral Agent, in such capacity, to enter into the other Credit Documents to which the Collateral Agent is a party and to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Administrative Agent, any Lender, the Swingline Lender or the Letter of Credit Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.

(c) The Global Coordinator and each of the Joint Lead Arrangers, Joint Bookrunners and Co-Documentation Agents, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 13.

13.2 Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent and the Collateral Agent and any such agent or attorney-in-fact may each execute any of its duties by or through its Related Parties. The exculpatory provisions of Section 13 shall apply to any such agent or attorney-in-fact and to the Related Parties of any such agent or attorney-in-fact, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Administrative Agent. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

13.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. No Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall (a) be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document, including any action taken with the consent or at the request of the Required Lenders or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary under the circumstances as provided in Section 14.1 (except for its or such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment), (c) be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any Guarantor, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of the Borrower, any Guarantor or any other Credit Party to perform its obligations hereunder or thereunder, (d) except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity, or (e) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under the Bankruptcy Code or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of the Bankruptcy Code. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party. The Collateral Agent shall not be under any obligation to the Administrative Agent, any Lender, the Swingline Lender or the Letter of Credit Issuer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

13.4 Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, request, instrument, consent, certificate, affidavit, letter, telecopy, telex, electronic message, Internet or intranet website posting or other distribution or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. Each of the Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent and Collateral Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. Each of the Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable to any Lender for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

13.5 Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent (as applicable) has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable).

13.6 Non-Reliance on Administrative Agent, Collateral Agent, Other Agents and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereafter taken, including any review of the affairs of the Borrower, any Guarantor or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender, the Swingline Lender or the Letter of Credit Issuer. Each Lender, Swingline Lender and Letter of Credit Issuer represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Agent, any other Lender or any of their Related Parties, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, each Guarantor and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Agent, any other Lender or any of their Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, any Guarantor and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower, any Guarantor or any other Credit Party that may come into the possession of the Administrative Agent or the Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

13.7 Indemnification. The Lenders agree to indemnify the Administrative Agent, the Collateral Agent, each other Agent and each Letter of Credit Issuer, each in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought

(or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent, the Collateral Agent, any other Agent or any Letter of Credit Issuer in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent, the Collateral Agent, any other Agent or any Letter of Credit Issuer under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s, the Collateral Agent’s, any other Agent’s or any Letter of Credit Issuer’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The agreements in this Section 13.7 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

13.8 Agents in Their Individual Capacity. The Administrative Agent, the Collateral Agent, each other Agent and their respective Affiliates may make loans to, accept deposits from, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Borrower, any Guarantor and any other Credit Party as though the Agents were not Agents hereunder and under the other Credit Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include any Agent in its individual capacity.

13.9 Successor Agents. The Administrative Agent may resign at any time by notifying the other Agents, the Lenders, the Letter of Credit Issuer and the Borrower. Upon any such resignation, the Required Lenders (with the consent of the Borrower, not to be unreasonably withheld or delayed) shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders), then the retiring Administrative Agent may (but shall not be required to) (with the consent of the Borrower, not to be unreasonably withheld or delayed), on behalf of the Lenders and the Letter of Credit Issuer, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank; provided that if the retiring Administrative Agent shall notify the Borrower and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (x) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (y) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through such Administrative Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time as the Required Lenders with (except after the occurrence and during the continuation of a Default or Event of Default) the consent of the Borrower (not to be unreasonably withheld) appoint successor Administrative Agents as provided for above in this paragraph. Upon the acceptance of any appointment as an Administrative Agent hereunder by such a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent) and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After an Administrative Agent’s resignation hereunder, the provisions of this Section and Section 14.5 shall continue in effect for the benefit of such retiring Administrative Agent, its agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as an Administrative Agent.

Without limitation of Sections 3.6(a) or 14.9, any resignation by Barclays Bank PLC as Administrative Agent pursuant to this Section shall also constitute its resignation as the Letter of Credit Issuer and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer and Swingline Lender, (b) the retiring Letter of Credit Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.

13.10 Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding tax to the Internal Revenue Service or any other authority of the United States or other jurisdiction, or the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

13.11 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Hedge Banks party to a Secured Hedge Agreement, the Cash Management Banks party to a Secured Cash Management Agreement, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Collateral Agent and the Administrative Agent under Sections 4.1 and 14.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Hedge Banks party to a Secured Hedge Agreement or the Cash Management Banks party to a Secured Cash Management Agreement to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 4.1 and 14.5.

SECTION 14. Miscellaneous

14.1 Amendments and Waivers. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 14.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent and/or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly:

(i) forgive or reduce any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate (it being understood that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the “default rate” or amend Section 2.8(c)), or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Lender’s Commitment or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date, or increase the aggregate amount of the Commitments of any Lender, or amend or modify any provisions of Sections 5.3(a) (with respect to the ratable allocation of any payments only) and 14.8(a) and 14.20, or make any Loan, interest, Fee or other amount payable in any currency other than expressly provided herein, in each case without the written consent of each Lender directly and adversely affected thereby, or

(ii) amend, modify or waive any provision of this Section 14.1 or reduce the percentages specified in the definitions of the terms “Required Lenders” or “Required Revolving Lenders”, or consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3) or alter the order of application set forth in the final paragraph of Section 11, in each case without the written consent of each Lender directly and adversely affected thereby, or

(iii) amend, modify or waive any provision of Section 13 in a manner that adversely affects the Administrative Agent or the Collateral Agent without the written consent of the then-current Administrative Agent and Collateral Agent, as the case may be, or impose any duties or remove any rights of any Agent without the consent of each Agent affected thereby, or

(iv) amend, modify or waive any provision of Section 3 with respect to any Letter of Credit in a manner that adversely affects any Letter of Credit Issuer without the written consent of such Letter of Credit Issuer, or

(v) amend, modify or waive any provisions hereof relating to Swingline Loans in a manner that adversely affects the Swingline Lender without the written consent of the Swingline Lender, or

(vi) change any Revolving Credit Commitment to a Term Loan Commitment, or change any Term Loan Commitment to a Revolving Credit Commitment, in each case without the prior written consent of each Lender directly and adversely affected thereby, or

(vii) release all or substantially all of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee or this Agreement) or release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement), in each case without the prior written consent of each Lender, or

(viii) amend Section 2.9 (or any related definitions) so as to permit Interest Periods with greater intervals without regard to availability to Lenders, without the written consent of each Lender directly and adversely affected thereby.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans.

In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing (unless otherwise specified in such waiver), it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, any portion of the Loans of such Lender may not be forgiven or reduced and the final scheduled maturity date of any Loan of such Lender may not be extended, in each case, without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders, except as expressly provided for herein).

Notwithstanding the foregoing, in addition to any credit extensions and related New Loan Increase Joinder(s) effectuated without the consent of Lenders in accordance with Section 2.14, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Term Loans.

In addition, notwithstanding the foregoing, (i) this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans of such Class in effect immediately prior to such refinancing, (ii) the Administrative Agent and the Borrower may amend, modify or supplement any provision of this Agreement or any other Credit Document (with, to the extent applicable, the consent of the Collateral Agent acting in accordance with the Collateral Agency Agreement) to cure any ambiguity, omission, defect or inconsistency so long as such amendment, modification or supplement does not adversely affect the rights or obligations of any Lender and (iii) the Administrative Agent and the Borrower may amend other provisions of this Agreement or any other Credit Document to the extent explicitly permitted to do so by the terms of this Agreement or of any other Credit Document.

Subject to the terms of the Collateral Agency Agreement, the Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (solely with respect to this Agreement and the Obligations hereunder) (i) in full, upon the termination of this Agreement and the payment in cash of all Obligations hereunder (except for contingent indemnification obligations in respect of which a claim has not yet been made and except for Letters of Credit that have been cash collateralized to the satisfaction of the Letter of Credit Issuer or as to which other arrangements satisfactory to the Letter of Credit Issuer shall have been made), (ii) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 14.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guarantee (in accordance with the second following sentence) and (vi) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon

(or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantee and/or, if applicable, the El Paso Guarantee (in each case, solely with respect to the guarantee of the Obligations hereunder) upon consummation of any transaction resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary. Subject to the Collateral Agency Agreement, the Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any release of Collateral permitted by this Agreement or any of the Security Documents will be deemed not to impair the Liens created by the Security Documents in contravention thereof and any person that is required to deliver an officer’s certificate or opinion of counsel pursuant to Section 314(d) of the Trust Indenture Act shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.

Notwithstanding anything in this Agreement or the other Credit Documents to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under the United States Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against the Borrower or any other Credit Party at a time when such Affiliated Lender is a Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower.

14.2 Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a) if to the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 14.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Swingline Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three (3) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

14.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent, any other Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

14.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

14.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents and the Letter of Credit Issuers for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of one primary counsel to the Agents and one counsel in each local jurisdiction, (b) to pay or reimburse each Agent and Letter of Credit Issuer for all its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of counsel to the Agents, (c) to pay, indemnify, and hold harmless each Lender, Agent and Letter of Credit Issuer from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Lender, Agent and Letter of Credit Issuer and their respective Affiliates, directors, officers, employees, trustees, investment advisors and agents from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of counsel, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, without limitation, (x) in connection with any investigative, administrative or judicial proceeding, litigation, arbitration or hearing commenced or threatened by any Person, including the Borrower or any other Credit Party (whether or not such indemnitee is a party thereto) and (y) any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties) or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the operations of the Borrower or any of its Subsidiaries or relating to any of the Real Estate (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided that the Borrower shall have no obligation hereunder to any Administrative Agent, any Lender or any Letter of Credit Issuer nor any of their respective Related Parties with respect to Indemnified Liabilities to the extent it is determined in a final non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence or willful misconduct of or any material breach of the Credit Documents by the party to be indemnified or any of its Related Parties or (ii) disputes solely among the Administrative Agent, the Lenders, the Letter of Credit Issuers and/or their transferees (other than a dispute against the Administrative Agent, the Global Coordinator or any Joint Lead Arranger in its capacity as such) and not arising out of any act or omission by the Borrower or any of its Affiliates; provided further that this Section 14.5 shall not apply to any Taxes except for Taxes arising from a non-Tax claim. All amounts payable under this Section 14.5 shall be paid within ten Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable retail. The agreements in this Section 14.5 shall survive repayment of the Loans and all other amounts payable hereunder.

14.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), except that (i) except as expressly permitted by Section 10.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 14.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 14.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders and each other Person entitled to indemnification under Section 14.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations or Swingline Loans) at the time owing to it) with the prior written consent (such consent not be unreasonably withheld or delayed; it being understood that, without limitation, the Borrower shall have the right to withhold or delay its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

(A) the Borrower, provided that no consent of the Borrower shall be required (x)(1) in the case of an assignment by a Term Loan Lender, to a Lender, an Affiliate of a Lender (unless increased costs would result therefrom except if any Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing), an Approved Fund or, if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing, any other assignee or (2) in the case of an assignment by a Revolving Credit Lender, to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender (unless increased costs would result therefrom except if any Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing), an Approved

Fund or, if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing, any other assignee or (y) in connection with the initial syndication of the Commitments and the Loans; provided further, that with regard to an assignment of Term Loans, such consent shall have been deemed to have been given if the Borrower has not responded within five (5) Business Days of a request for such consent; and

(B) the Administrative Agent, and, in the case of Revolving Credit Commitments or Revolving Credit Loans only, the Swingline Lender and the Letter of Credit Issuer, provided that no consent of the Administrative Agent, the Swingline Lender or the Letter of Credit Issuer, as applicable, shall be required for an assignment of (1) any Commitment to an assignee that is a Lender with a Commitment of the same Class immediately prior to giving effect to such assignment or (2) any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

Notwithstanding the foregoing, no such assignment shall be made to a natural person.

(ii) Assignments shall be subject to the following additional conditions:

(A) except (i) in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, (ii) an assignment to a Federal Reserve Bank or any other central bank with jurisdiction over such Lender or (iii) in connection with the initial syndication of the Commitments and Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall (x) in the case of Revolving Credit Loans and Revolving Credit Commitments, not be less than $5,000,000 and increments of $1,000,000 in excess thereof, and (y) in the case of Term Loans and Term Loan Commitments, not be less than $1,000,000 and increments of $1,000,000 in excess thereof, in each case unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed), provided that no such consent of the Borrower shall be required under this Section 14.6(b)(ii)(A) if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (which may be waived by the Administrative Agent in its sole discretion); provided that only one such fee shall be payable in the event of contemporaneous assignments to two or more Lender Affiliates by a Lender or by two or more Lender Affiliates to a Lender;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”); and

(E) notwithstanding the foregoing, unless an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing, no assignment by any Lender of all or any portion of its rights and obligations under this Agreement shall be permitted without the consent of the Borrower if, after giving effect to such assignment, the assignee in respect thereof, taken together with its Affiliates and Approved Funds, would hold in the aggregate more than 25% of the Total Credit Exposure.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 14.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 14.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 14.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 14.6.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and any payment made by the Letter of Credit Issuer under any Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, the Letter of Credit Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 14.6 and any written consent to such assignment required by paragraph (b) of this Section 14.6, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

(c)(i) Any Lender may, without the consent of or notice to the Borrower, the Administrative Agent, the Letter of Credit Issuer or the Swingline Lender, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to

it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Letter of Credit Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) through (viii) of the first proviso to Section 14.1 that affects such Participant. Subject to paragraph (c)(ii) of this Section 14.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender (subject to the requirements of those Sections as though it were a Lender) and had acquired its interest by assignment pursuant to paragraph (b) of this Section 14.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.8(b) as though it were a Lender, provided such Participant agrees to be subject to Section 14.8(b) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld).

(iii) Each Lender that sells a participation shall, acting for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts of each participant’s interest in the Loans (or other rights or obligations) held by it (the “Participant Register”). No Lender shall have any obligation to disclose all or any portion of a Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury regulations. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank with jurisdiction over such Lender, and this Section 14.6 shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit H-1 or H-2, as applicable, owing to such Lender.

(e) Subject to Section 14.17 the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its

Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(f) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans and participations in Swingline Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to Section 9.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender; and (viii) Schedule 1.1(c) shall be deemed to be amended to reflect the assigning Lender thereunder and the assignee thereunder after giving effect thereto.

(g) Notwithstanding anything to the contrary contained herein, no Lender may assign all or any portion of its rights and obligations under this Agreement in respect of its Loans or Commitments to the Borrower, any Subsidiary or any Affiliate thereof; provided that assignments of Term Loans to Affiliates of the Borrower (other than to the Borrower, or to any Subsidiary of the Borrower) (in such capacity as assignees and as Lenders hereunder, “Affiliated Lenders”) shall be permitted subject to the following limitations:

(i) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent, the Collateral Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent or the Collateral Agent, other than notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Section 2;

(ii) for purposes of any amendment, waiver or modification of any Credit Document (including such amendments, modifications or waivers pursuant to Section 14.1), or, subject to the last paragraph of Section 14.1, any plan of reorganization pursuant to the U.S. Bankruptcy

Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender in any material respect as compared to other Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter, and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the U.S. Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the U.S. Bankruptcy Code;

(iii) the aggregate principal amount of the Term Loans held by all Affiliated Lenders shall not exceed 25% of the total principal amount of all Term Loans outstanding at the time of such purported assignment; and

(iv) in the case of a purchase by any Affiliated Lender, the assigning Lender and such assignee shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Acceptance in lieu of an Assignment and Acceptance.

For the avoidance of doubt, the foregoing limitations in this clause (g) shall not be applicable to any investment fund managed or advised by Affiliates of the Borrower (other than the Borrower and its Subsidiaries) that is a bona fide debt fund and that extends credit or buys loans in the ordinary course of its business with respect to which any other Affiliate of the Borrower (other than such Affiliates) does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

14.7 Replacements of Lenders Under Certain Circumstances.

(a) The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10, 3.5 or 5.4, (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts) pursuant to Section 2.10, 2.11, 3.5 or 5.4, as the case may be, owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 14.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. In the event that a Lender does not comply with the requirements of clause (v) of the immediately preceding sentence within one Business Day after the receipt of such notice, each Lender hereby authorizes the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 14.6, on behalf of a Non-Consenting Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 14.6.

(b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 14.1 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. Each Lender agrees that if Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 14.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after the receipt of such notice, each Lender hereby authorizes the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 14.6 on behalf of a Non-Consenting Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 14.6. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 14.6.

14.8 Adjustments; Set-off.

(a) If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders or any of their Affiliates provided by law, each Lender and its Affiliates shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any of their Affiliates or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender or its Affiliates, provided that the failure to give such notice shall not affect the validity of such set-off and application.

14.9 Resignation of Swingline Lender. The Swingline Lender may resign as Swingline Lender upon 60 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. If the Swingline Lender shall resign, then the Borrower may appoint from among the Lenders a successor Swingline Lender, whereupon such successor Swingline Lender shall succeed to the rights, powers and duties of the replaced or resigning Swingline Lender under this Agreement and the other Credit Documents, and the term “Swingline Lender” shall mean such successor or such new Swingline Lender effective upon such appointment. The acceptance of any appointment as a Swingline Lender hereunder shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent. If the Swingline Lender resigns as Swingline Lender, it shall retain all rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans and fund risk participations in outstanding Swingline Loans.

14.10 Counterparts. On the Original Closing Date, this Agreement was executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together were deemed to constitute one and the same instrument and on the Original Closing Date, a set of the copies of this Agreement signed by all the parties was lodged with the Borrower and the Administrative Agent.

14.11 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.12 Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent, the Collateral Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents or any letters documenting any other fees executed on or prior to the Restatement Effective Date.

14.13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

14.14 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New

York located in the Borough of Manhattan in the State of New York, the courts of the United States of America for the Southern District of New York located in the Borough of Manhattan and appellate courts from any thereof (provided that the Agents and Lenders reserve the right to bring proceedings against any Credit Party in the courts of any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment);

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 14.2 or at such other address of which the Administrative Agent shall have been notified pursuant to Section 14.2;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.14 any special, exemplary, punitive or consequential damages; provided, that this clause (e) shall not relieve the Borrower or any Credit Party from its contractual obligations to indemnify the indemnitees specified in Section 14.5 with respect to any claims for special, exemplary, punitive or consequential damages thereunder.

14.15 Acknowledgments.

(a) The Borrower hereby acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents.

(b) The Borrower hereby acknowledges that (i) the Credit Facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the other Agents is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrower, any other Credit Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or other Agent has advised or is currently advising the Borrower, the other Credit Parties or their respective Affiliates on other matters) and neither the Administrative Agent or other Agent has any obligation to the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent, the Lenders or the other Agents and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Lenders or the other Agents has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither the Administrative Agent nor any other Agent has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.

(c) The Borrower hereby acknowledges that Barclays Capital Inc. has been retained by the Borrower as financial advisor (in such capacity, the “Financial Advisor”) to the Borrower in connection with the El Paso Acquisition. The Borrower hereby consents to such retention and waives and releases, to the fullest extent permitted by law, any claim that it may have against Barclays Bank PLC, Barclays Capital Inc. and any of their respective affiliates with respect to any actual or potential conflicts of interest that might be asserted to arise or result from the engagement of the Financial Advisor.

(d) The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or any other Agent with respect to any breach or alleged breach of agency or fiduciary duty.

(e) The Borrower hereby acknowledges that no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among any of the Agents, the Lenders or the Credit Parties.

14.16 WAIVERS OF JURY TRIAL. THE BORROWER, EACH AGENT, EACH LENDER AND EACH OTHER PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

14.17 Confidentiality. The Administrative Agent and each Lender shall hold all non-public information furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender or the Administrative Agent pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices and in any event may make disclosure as required or requested by any governmental agency or representative thereof or pursuant to legal process or to such Lender’s or the Administrative Agent’s attorneys, professional advisors or independent auditors or Affiliates, provided that unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Borrower of any request made to such Lender or the Administrative Agent by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary. Each Lender and the Administrative

Agent agrees that it will not provide to prospective Transferees or to any pledgee referred to in Section 14.6 (other than a Federal Reserve Bank or any other central bank with jurisdiction over such Lender) or to prospective direct or indirect contractual counterparties to swap agreements to be entered into in connection with Loans made hereunder any of the Confidential Information unless such Person is advised of and agrees to be bound by the provisions of this Section 14.17 or other provisions at least as restrictive as this Section 14.17.

14.18 Direct Website Communications.

(a) (i) The Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any default or event of default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent and with such Communications described in clauses (A) and (B) above to be sent to each of the email addresses corresponding to “Post Close Operations/Administrative Contacts” as set forth in Schedule 14.2, and with such Communications described in the clauses (C) and (D) above to be sent to each of the email addresses corresponding to each of “Credit Contacts” and “Post Close Operations/Administrative Contacts” as set forth in Schedule 14.2. Nothing in this Section 14.18 shall prejudice the right of the Borrower, any Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

(ii) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(b) The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform is limited (i) to the Agents and the Lenders and (ii) remains subject the confidentiality requirements set forth in Section 14.17.

(c) The Platform is provided “as is” and “as available”. The Agent Parties do not warrant the accuracy or completeness of the Communications or the adequacy of the platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent Parties in connection with the Communications or the platform. In no event shall the Administrative Agent, the Collateral Agent or any of its affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, “Agent Parties”) have any liability to the Borrower, any Lender or any other person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of Communications through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents.

(d) The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information (including Communications) provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities). The Borrower hereby agrees that so long as the Borrower or any of its Affiliates thereof is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (i) the Borrower shall act in good faith to ensure that all Borrower Materials that contain only publicly available information regarding the Borrower and its business are clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (iii) the Administrative Agent shall be responsible for keeping any Borrower Materials that are not marked “PUBLIC” outside the portion of the Platform designated “Public Investor”. Notwithstanding the foregoing, (y) the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC” and (z) neither the Borrower nor any of its Related Parties shall be liable, or responsible in any manner, for the use by any Agent or any Lender or any of their respective Related Parties of any Borrower Materials.

14.19 USA Patriot Act. Each Lender hereby notifies the Borrower and each other Credit Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Credit Party, which information includes the name and address of the Borrower and each other Credit Party and other information that will allow such Lender to identify the Borrower and each other Credit Party in accordance with the Patriot Act.

14.20 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement

Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

14.21 Reserved.

14.22 Failure to Pay Dividends. If at any time (a) KMGP shall have failed to pay any dividends on the KMGP Preferred Stock or (b) EPPGP shall have failed to pay any dividends on the EPPGP Preferred Stock, the Lenders shall be entitled, at their option, to fund such dividends by paying to the Borrower an amount equal to such unpaid dividends, following which the Lenders shall have a claim against the Borrower for the amount of such payment. Upon such payment to the Borrower, the Borrower agrees to (i) pay such dividends on behalf of KMGP or EPPGP, as applicable or (ii) advance or contribute such funds to KMGP or EPPGP, as applicable, and to cause KMGP or EPPGP, as applicable to use such funds to pay the unpaid dividends to the holders of the KMGP Preferred Stock or EPPGP Preferred Stock, in each case without including any such amounts in calculating the limitations set forth in Section 10.5. No Lender shall be required to make any such payment. Each Lender shall be entitled to fund its pro rata portion of such unpaid dividends (based on such Lender’s outstanding Commitments and Loans). If any Lender declines to make such payment, the Lenders electing to make such payments shall be entitled to pay their pro rata share of the declining Lenders’ portion.

14.23 Effect of Amendment and Restatement of the Existing Credit Agreement.

(a) On the Restatement Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect and shall be deemed replaced and superseded in all respects by this Agreement, except to evidence (i) the incurrence by the Borrowers of the “Obligations” under and as defined in the Existing Credit Agreement (whether or not such “Obligations” are contingent as of the Restatement Effective Date), (ii) the representations and warranties made by the Borrowers and the Credit Parties prior to the Restatement Effective Date (which representations and warranties made prior to the Restatement Effective Date shall not be superseded or rendered ineffective by this Agreement as they pertain to the period prior to the Restatement Effective Date) and (iii) any action or omission performed or required to be performed pursuant to the Existing Credit Agreement prior to the Restatement Effective Date (including any failure, prior to the Restatement Effective Date, to comply with the covenants contained in the Existing Credit Agreement). The parties hereto acknowledge and agree that (A) this Agreement and the other Credit Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the “Obligations” under the Existing Credit Agreement or the other Credit Documents as in effect prior to the Restatement Effective Date and which remain outstanding as of the Restatement Effective Date, (B) the “Obligations” under the Existing Credit Agreement and the other Credit Documents are in all respects continuing (as amended and restated hereby or by the applicable Credit Document and which are in all respects hereafter subject to the terms herein or therein, as applicable) and (C) the Liens and security interests as granted under the applicable Credit Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect (as amended and restated hereby or by the applicable Credit Document and which are in all respects hereafter subject to the terms herein or therein, as applicable) and are reaffirmed hereby. The Borrower acknowledges and agrees that Section 14.5 of the Existing Credit Agreement shall, to the extent applicable immediately prior to the Restatement Effective Date, survive for the intended beneficiaries of such provision to the extent such provision applies with respect to any “indemnified liabilities” (under and as defined in Section 14.5 of the Existing Credit Agreement) relating to events and circumstances occurring prior to the Restatement Effective Date.

(b) Except as the context otherwise provides, on and after the Restatement Effective Date, (i) all references to the Existing Credit Agreement or the Credit Agreement in the Credit Documents (other than this Agreement) shall be deemed to refer to the Existing Credit Agreement, as amended and restated hereby, (ii) all references to any section (or subsection) of the Existing Credit Agreement or the Credit Agreement in any Credit Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Credit Agreement, as amended and restated hereby.

(c) This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver or other modification, whether or not similar and, except as expressly provided herein or in any other Credit Document, all terms and conditions of the Credit Documents remain in full force and effect unless otherwise specifically amended hereby or by any other Credit Document.

(d) From and after the Restatement Effective Date, each Agent and Lender under the Existing Credit Agreement on the Restatement Effective Date shall be deemed to continue to be a party to this Agreement in such respective capacity until such Person ceases to be a party hereto in accordance with the terms of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first written above.

KINDER MORGAN, INC.

By:
Name:
Title:

BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent

By:
Name:
Title:

EXHIBIT A

FORM OF GUARANTEE

[Provided under separate cover.]

EXHIBIT B

FORM OF MORTGAGE

[Provided under separate cover.]

EXHIBIT C

FORM OF PERFECTION CERTIFICATE

            , 2012

Reference is hereby made to (i) that certain Amended and Restated Security Agreement dated as of             , 2012 (the “Security Agreement”), among Kinder Morgan, Inc., a Delaware corporation (the “Company”), the Subsidiary Grantors party thereto and the Collateral Agent (as hereinafter defined), (ii) that certain Amended and Restated Credit Agreement dated as of             , 2012 (the “Revolving Credit Agreement”) among the Company, certain other parties thereto, Barclays Bank PLC, as administrative agent and collateral agent (the “Revolving Collateral Agent”) and (iii) that certain Credit Agreement dated as of             , 2012 (the “Term Credit Agreement”) among the Company, certain other parties thereto and Barclays Bank PLC as administrative agent and collateral agent (the “Term Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Revolving Credit Agreement and the Term Credit Agreement.

As used herein, the term “Perfection Entities” or “Perfection Entity” means each of the Company and each other Guarantor.

The undersigned hereby certify to the Revolving Collateral Agent and the Term Collateral Agent as follows:

1. Names.

(a)	The exact legal name of each Perfection Entity, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Perfection Entity is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Perfection Entity that is a registered organization, the Federal Taxpayer Identification Number of each Perfection Entity and the jurisdiction of formation of each Perfection Entity.

(b)	Set forth in Schedule 1(b) hereto is any other corporate, trade or organizational names each Perfection Entity has had in the past five years, including any name used by any other business or organization to which any Perfection Entity became the successor by merger, consolidation, acquisition, change in form or otherwise, together with the date of relevant change, and including any name used on any filings with the Internal Revenue Service at any time in the past five years.

(c)	Except as set forth in Schedule 1(c), no Perfection Entity has changed its jurisdiction of organization at any time during the past four months.

2. Chief Executive Office. The chief executive office of each Perfection Entity is located at the address set forth in Schedule 2 hereto.

3. Reserved.

4. UCC Filing Offices. Attached hereto as Schedule 4 is a schedule setting forth the proper Uniform Commercial Code filing office in the jurisdiction in which each Perfection Entity is located and, to the extent any of the Collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such Perfection Entity in Section 2 or Section 5 hereof.

5. Real Property. Attached hereto as Schedule 5 is a list of all real property with a value of at least $20,000,000 owned by each Perfection Entity (other than EPC or a Subsidiary of EPC) noting Mortgaged Property as of the Closing Date and filing offices for Mortgages as of the Closing Date.

6. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 6 is a true and correct list of all of the stock, partnership interests, limited liability company membership interests or other equity interest owned by each Perfection Entity and required to be pledged as of the Closing Date to the Revolving Collateral Agent and the Term Collateral Agent pursuant to the Pledge Agreement and the El Paso Security Agreement.

7. Evidence of Indebtedness. Attached hereto as Schedule 7 is a true and correct list of all promissory notes, instruments and other evidence of Indebtedness held by each Perfection Entity and each other Credit Party having a principal amount in excess of $20,000,000, including intercompany notes between Credit Parties but only to the extent required to be pledged to the Revolving Collateral Agent and the Term Collateral Agent pursuant to the Pledge Agreement and the El Paso Security Agreement.

8. Intellectual Property. Attached hereto as Schedule 8(a) is a schedule setting forth all of each Perfection Entity’s (other than EPC’s or a Subsidiary of EPC’s) Copyrights (each as defined in the Security Agreement) registered (or applied for) with the United States Copyright Office, including the name of the registered owner and the registration number of each Copyright owned by each Perfection Entity. Attached hereto as Schedule 8(b) is a schedule setting forth all of each Perfection Entity’s (other than EPC’s or a Subsidiary of EPC’s) Patents (each as defined in the Security Agreement) registered (or applied for) with the United States Patent and Trademark Office, including the name of the registered owner and the registration number of each Patent owned by each Perfection Entity. Attached hereto as Schedule 8(c) is a schedule setting forth all of each Perfection Entity’s (other than EPC’s or a Subsidiary of EPC’s) Trademarks (each as defined in the Security Agreement) registered (or applied for) with the United States Patent and Trademark Office, including the name of the registered owner and the registration number of each Trademark owned by each Perfection Entity.

9. Acquisitions of Equity Interests or Assets. Except as set forth in Schedule 9 hereto, neither the Company nor any other Perfection Entity has acquired the equity interests of another entity or substantially all the assets of another entity having a value in excess of $[50,000,000] within the past five (5) years.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first written above

[COMPANY]

By:
Name:
Title:

[SIGNATURE PAGE TO PERFECTION CERTIFICATE]

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Perfection Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State of Formation

Schedule 1(b)

Prior Organizational Names

Perfection Entity	Prior Name	Date of Change

Schedule 1(c)

Changes in Jurisdiction of Formation

Schedule 2

Chief Executive Offices

Perfection Entity	Address	County	State

Schedule 3

[Reserved]

Schedule 4

UCC Filing Offices

Perfection Entity	Filing Office

Schedule 5

Kinder Morgan Owned Real Property

Owner of Record	Location Address	Mortgaged (Y/N)	Mortgage Filing Office

Schedule 6

Stock Ownership and Other Equity Interests

Record Owner	Issuer	Certificate No.	Number and Class of Shares	% of Shares Owned

Schedule 7

Evidence of Indebtedness

Payee	Issuer	Principal Amount	Date of Instrument	Maturity Date

Schedule 8(a)

Copyrights

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	DESCRIPTION	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule 8(b)

Patents

UNITED STATES PATENTS:

Registrations:

OWNER	DESCRIPTION	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule 8(c)

Trademarks

UNITED STATES TRADEMARKS:

Registrations:

OWNER	TRADEMARK	REGISTRATION NUMBER

Applications:

OWNER	TRADEMARK	APPLICATION NUMBER

Schedule 9

Acquisitions of Equity Interests or Assets

Perfection Entity	Date of Acquisition	Description of Acquisition

EXHIBIT D

FORM OF EL PASO GUARANTEE

[Provided under separate cover.]

EXHIBIT E

FORM OF EL PASO SECURITY AGREEMENT

[Provided under separate cover.]

EXHIBIT F

FORM OF LETTER OF CREDIT REQUEST

Dated                      1

To:	Barclays Bank PLC, as Administrative Agent and Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A. and any of their Affiliates or any replacements or successors pursuant to the Credit Agreement, as Letter of Credit Issuers under the Amended and Restated Credit Agreement, dated as of [ ], 2012 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among Kinder Morgan, Inc., a Delaware corporation, the lending institutions from time to time parties thereto, (each a “Lender” and, collectively, the “Lenders”), Barclays Bank PLC, as Administrative Agent and Collateral Agent, the other Agents named therein and the Letter of Credit Issuers named therein. Terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests that the Letter of Credit Issuers [issue] [amend2] a Letter of Credit on                      3 (the “Date of Issuance”) in the aggregate stated amount of                     4 in Dollars.

For purposes of this Letter of Credit Request, unless otherwise defined, all capitalized terms used herein that are defined in the Credit Agreement shall have the respective meanings provided therein.

The beneficiary of the requested Letter of Credit [will be] [is]5, and such Letter of Credit [will be] [is] in support of                      6 and [will have] [has] a stated expiration date of                      7.

The undersigned hereby certifies that:

[1]

Date of standby Letter of Credit Request (at least five Business Days prior to the Date of Issuance or such lesser number of Business Days as may be agreed by the Administrative Agent and such Letter of Credit Issuer).

[2]	If an amendment, describe the proposed amendment.
[3]	Date of Issuance.
[4]	Aggregate initial stated amount of Letter of Credit.
[5]	Insert name and address of beneficiary.
[6]	Insert description of supported obligations and name of agreement to which it relates, if any.
[7]	Insert last date upon which drafts may be presented.

(a) All representations and warranties made by any Credit Party contained in the Credit Agreement or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Date of Issuance (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(b) No Default or Event of Default has occurred and is continuing as of the date hereof nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.

(c) Attached hereto as Exhibit A is a true and correct copy of the documents to be presented by the beneficiary of the requested Letters of Credit in the case of any drawing thereunder.

(d) Attached hereto as Exhibit B is the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder.

Copies of all documentation with respect to the supported transaction are attached hereto.

[ ]

By:
Name:
Title:

EXHIBIT G-1

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]8 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]9 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]10 hereunder are several and not joint.]11 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities12 identified below [(including, without limitation, the Letters of Credit and the Swingline Loans included in such facilities, as applicable)]13 and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is

[8]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[9]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[10]	Select as appropriate.
[11]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
[12]	Include all applicable subfacilities.
[13]	Include only if assignment involves a Revolving Credit Commitment.

without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Kinder Morgan, Inc.

4.	Administrative Agent: Barclays Bank PLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement: Amended and Restated Credit Agreement, dated as of [ ], 2012, among Kinder Morgan, Inc., the Lenders from time to time parties thereto, Barclays Bank PLC, as Administrative Agent and Collateral Agent, the other Agents named therein and the Letter of Credit Issuers named therein and the other parties named therein

6.	Assigned Interest:

Assignor[s][14]	Assignee[s][15]	Facility Assigned[16]	Aggregate Amount of Commitment/Loans for all Lenders[17]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[18]	CUSIP Number
			$	$	%

			$	$	%

			$	$	%

[7.	Trade Date: ][19]

Effective Date: , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

[14]	List each Assignor, as appropriate.
[15]	List each Assignee, as appropriate.
[16]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “L/C Obligations”, “Swingline Loans”, etc.).

[17]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[18]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[19]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

Barclays Bank PLC, as Administrative Agent

By:
Title:

[Consented to: Kinder Morgan, Inc.

By:
Title:][20]

[20]	Insert for the Borrower when its consent is required under the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 14.6(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 14.6(b)(i) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.1 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest and (vii) attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to Section 5.4 of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions.

3.1. In accordance with Section 14.6 of the Credit Agreement, upon execution, delivery, acceptance and recording of this Assignment and Acceptance, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under the Credit Agreement with a Credit Commitment as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Acceptance, be released from its obligations under the Credit Agreement (and, in the case of this Assignment and Acceptance covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4, 14.5, and 14.20 thereof).

3.2. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT G-2

FORM OF

AFFILIATED LENDER ASSIGNMENT AND ACCEPTANCE21

This Affiliated Lender Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]22 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]23 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]24 hereunder are several and not joint.]25 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities26 of Term Loans identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and

[21]

Note: This Form of Affiliated Lender Assignment and Acceptance is not applicable to any assignee that is an investment fund managed or advised by Affiliates of the Borrower (other than the Borrower and its Subsidiaries) that is a bona fide debt fund and that extends credit or buys loans in the ordinary course of its business with respect to which any Affiliate does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity; use Form of Assignment and Acceptance (see Exhibit G-1).

[22]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[23]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[24]	Select as appropriate.
[25]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
[26]	Include all applicable subfacilities.

assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

and is an Affiliated Lender.

3.	Borrower:	Kinder Morgan, Inc.

4.	Administrative Agent: Barclays Bank PLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement: Amended and Restated Credit Agreement, dated as of [ ], 2012, among Kinder Morgan, Inc., the Lenders from time to time parties thereto, Barclays Bank PLC, as Administrative Agent and Collateral Agent, the other Agents named therein and the Letter of Credit Issuers named therein and the other parties named therein

6.	Assigned Interest:

Assignor[s][27]	Assignee[s][28]	Facility Assigned[29]	Aggregate Amount of Commitment/Loans for all Lenders[30]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[31]	CUSIP Number
			$	$	%

			$	$	%

			$	$	%

[7.	Trade Date: ][32]

Effective Date: , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE

[27]	List each Assignor, as appropriate.
[28]	List each Assignee, as appropriate.
[29]	Fill in the appropriate terminology for the types of Term Loan facilities under the Credit Agreement that are being assigned under this Assignment.
[30]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[31]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[32]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

8. Additional Representations and Covenants of [Affiliated Lender]. [The][Each] Affiliated Lender represents and warrants that (a) it is a Affiliated Lender; and (b) to the best of such Affiliated Lender’s knowledge after due inquiry, as of the Effective Date, after giving effect to this Assignment and Assumption, the aggregate principal amount of the Term Loans held by all Affiliated Lenders does not exceed 25% of the total Commitments and Loans outstanding. By executing this Assignment and Assumption, each Affiliated Lender agrees to be bound by the terms of Section 14.6(g) of the Credit Agreement in accordance with its terms.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

Barclays Bank PLC, as Administrative Agent

By:
Title:

[Consented to: Kinder Morgan, Inc.

By:
Title:][33]

[33]	Insert for the Borrower when its consent is required under the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 14.6(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 14.6(b)(i) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.1 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest and (vii) attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to Section 5.4 of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions.

3.1. In accordance with Section 14.6 of the Credit Agreement, upon execution, delivery, acceptance and recording of this Assignment and Acceptance, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under the Credit Agreement with a Credit Commitment as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Acceptance, be released from its obligations under the Credit Agreement (and, in the case of this Assignment and Acceptance covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4, 14.5, and 14.20 thereof).

3.2. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT H-1

PROMISSORY NOTE

(REVOLVING CREDIT LOANS AND SWINGLINE LOANS)

$	New York, New York
[ , 20 ]

FOR VALUE RECEIVED, KINDER MORGAN, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to [Revolving Credit] [Swingline] Lender or its registered assign (the “[Revolving Credit] [Swingline] Lender”), at the Administrative Agent’s office or such other place as Barclays Bank PLC (the “Administrative Agent”) shall have specified, in immediately available funds, in accordance with Section 2.5 of the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement) on the [Revolving Credit] [Swingline] Maturity Date (a) [Amount] [($[            ])] or, (b) if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower in respect of [Revolving Credit] [Swingline] Loans pursuant to the Credit Agreement. The Borrower further unconditionally promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes referred to in the Amended and Restated Credit Agreement, dated as of [            ], 2012 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Citibank, N.A., as Letter of Credit Issuers, the other Agents named therein and the other parties named therein. This Promissory Note is subject to, and the [Revolving Credit] [Swingline] Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the [Revolving Credit] [Swingline] Loans evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents. The [Revolving Credit] [Swingline] Loans evidenced hereby are subject to prepayment prior to the [Revolving Credit] [Swingline] Maturity Date, in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note. No failure to exercise and no delay in exercising, on the part of any Administrative Agent or the [Revolving Credit] [Swingline] Lender, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by any Administrative Agent or the [Revolving Credit] [Swingline] Lender of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that any Administrative Agent or the [Revolving Credit] [Swingline] Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 2.5(g) of the Credit Agreement, and such Person shall be treated as the [Revolving Credit] [Swingline] Lender hereunder for all purposes of the Credit Agreement.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

EXHIBIT H-2

PROMISSORY NOTE

(NEW TERM LOANS)

$	New York, New York
[ , 20 ]

FOR VALUE RECEIVED, KINDER MORGAN, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to                     or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of (a) [AMOUNT] [($[            ])], or, if less, (b) the aggregate unpaid principal amount of the New Term Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of [            ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Citibank, N.A. as Letter of Credit Issuers, the other Agents named therein and the other parties named therein.

The Borrower promises to pay interest on the unpaid principal amount of the New Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office or such other place as the Administrative Agent shall have specified. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. The New Term Loan evidenced hereby is guaranteed and secured as provided therein and in the other Credit Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Promissory Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The New Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Promissory Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Promissory Note.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

KINDER MORGAN, INC.

By:
Name:
Title:

EXHIBIT I

FORM OF NEW LOAN INCREASE JOINDER

NEW LOAN INCREASE JOINDER, dated as of [                    [, 2012 (this “Agreement”), by and among [NEW LOAN LENDERS] (each, a “New Loan Lender” and, collectively, the “New Loan Lenders”), Kinder Morgan, Inc., a Delaware corporation (the “Borrower”) and Barclays Bank PLC, as administrative agent in such capacity (the “Administrative Agent”).

R E C I T A L S:

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of [            ], 2012 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, the Administrative Agent, Barclays Bank PLC, as Collateral Agent (under and as defined therein), Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Citibank, N.A., as Letter of Credit Issuers (under and as defined therein) and the other parties thereto (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Revolving Credit Commitments and/or New Term Loan Commitments by, among other things, entering into one or more New Loan Increase Joinders with New Loan Lenders;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Loan Lender party hereto hereby agrees to commit to provide its respective New Revolving Credit Commitment (in the case of each New Loan Lender that is a New Revolving Loan Lender) and/or New Term Loan Commitment (in the case of each New Loan Lender that is a New Term Loan Lender), as set forth opposite its name on Schedule A annexed hereto, on the terms and subject to the conditions set forth below.

Each New Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other New Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Term Loan Lender and/or New Revolving Loan Lender, as the case may be.

Each New Loan Lender hereby agrees to make its respective Commitment on the following terms and conditions:1

1. Applicable Margin. The Applicable ABR Margin or Applicable LIBOR Margin for each Series [        ] New Term Loan shall mean, as of any date of determination, the applicable percentage per annum as set forth below based on the Consolidated Total Debt to Consolidated EBITDA Ratio in effect on such date2:

Series [ ] New Term Loans
Consolidated Total Debt to Consolidated EBITDA Ratio	LIBOR Loans	ABR Loans
:	%	%

2. Principal Payments. The Borrower shall make principal payments on the Series [__] New Term Loans in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series [ ] New Term Loans

$

$

$

$

$

$

$

$

$

$

$

$

$

$

$

3. Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Series [            ] New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory

[1]	Insert completed items 1-7 as applicable, with respect to New Term Loans with such modifications as may be agreed to by the parties hereto to the extent consistent with the Credit Agreement.
[2]	Include reserve amount if applicable.

prepayments of the Series [            ] New Term Loans in accordance with Sections 5.1 and 5.2 of the Credit Agreement respectively.

4. Prepayment Fees. Borrower agrees to pay to each New Term Loan Lender the following prepayment fees, if any: [            ].

[Insert other additional prepayment provisions with respect to Series [            ] New Term Loans]

5. Other Fees. Borrower agrees to pay each [New Term Loan Lender] [New Revolving Loan Lender] its pro rata share (determined based upon each [New Term Loan Lender’s] [New Revolving Loan Lender’s] share of the [New Term Loan Commitments] [New Revolving Credit Commitments]) of an aggregate fee equal to [            ] on [            ,             ].

6. Proposed Borrowing. This Agreement represents Borrower’s request to borrow Series [            ] New Term Loans from the New Term Loan Lenders as follows (the “Proposed Borrowing”):

(a)	Business Day of Proposed Borrowing: ,

(b)	Amount of Proposed Borrowing: $

(c)	Interest rate option:

ABR	Loan(s)
LIBOR	Loans

with an initial Interest

Period of      month(s)

7. [New Loan Lenders. Each New Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of New Revolving Loans and/or Series [            ] New Term Loans, as the case may be, that such New Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.]3

8. Credit Agreement Governs. Except as set forth in this Agreement, the New Revolving Loans and/or Series [            ] New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

9. Borrower’s Certifications. By its execution of this Agreement, each of the undersigned officers, to the best of his or her knowledge, and Borrower hereby certifies that:

i.	The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; and

[3]	Insert bracketed language if the lending institution is not already a Lender.

ii.	No event has occurred and is continuing or would result from the consummation of the proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default.

10. Borrower Covenants. By its execution of this Agreement, Borrower hereby covenants that:

i.	[Borrower shall make any payments required pursuant to Section 2.11 of the Credit Agreement in connection with the New Revolving Credit Commitments;][1]

ii.	Borrower shall deliver or cause to be delivered the following legal opinions and documents: [ ], together with all other legal opinions and other documents reasonably requested by the Administrative Agent in connection with this Agreement; and

iii.	Set forth on the attached Officers’ Certificate are the calculations (in reasonable detail) demonstrating compliance with the financial tests described in Section 10.9 of the Credit Agreement.

11. Notice. For purposes of the Credit Agreement, the initial notice address of each New Loan Lender that is not a Lender under the Existing Credit Agreement shall be as set forth below its signature below.

12. Tax Forms. For each relevant New Loan Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Loan Lender may be required to deliver to the Administrative Agent pursuant to Section 5.4(d), Section 5.4(e) and/or Section 5.4(h) of the Credit Agreement.

13. Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the Series [            ] New Term Loans and/or New Revolving Loans, as the case may be, made by each New Loan Lender in the Register.

14. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

15. Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

16. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

17. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or

[4]	Select this provision in the circumstance where the Lender is a New Revolving Loan Lender.

unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this New Loan Increase Joinder as of [                ,                ].

[NEW LOAN LENDER]

By:
Name: Title: [Notice Address: Attention: Telephone: Facsimile:][1]

KINDER MORGAN, INC.

By:
Name: Title:

[1]	Insert notice information if such New Loan Lender is not a Lender under the Existing Credit Agreement.

Consented to by:

BARCLAYS BANK PLC, as Administrative Agent

By:
Name: Title:

SCHEDULE A

TO JOINDER AGREEMENT

Name of New Loan Lender	Type of Commitment	Amount of [New Term Loan Commitment][New Revolving Credit Commitment]
[ ]	[New Term Loan Commitment][New Revolving Credit Commitment]	$
[ ]	[New Term Loan Commitment][New Revolving Credit Commitment]	$
Total: $

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

KINDER MORGAN, INC.

By:
Name: Title:

TRANSACTIONS ON

[REVOLVING CREDIT] [SWINGLINE] LOAN NOTE

Date	Amount of [Revolving Credit][Swingline] Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXECUTION VERSION

EXHIBIT J

FORM OF ACQUISITION INCREMENTAL JOINDER

ACQUISITION INCREMENTAL JOINDER, dated as of [            ], 2012 (this “Agreement”), by and among the institutions indicated as lenders on the signature pages hereto (each, a “New Loan Lender” and, collectively, the “New Loan Lenders”), Kinder Morgan Kansas, Inc. (formerly known as Kinder Morgan, Inc.), a Kansas Corporation, (the “Current Borrower”, and prior to the merger of the Current Borrower into the Successor Borrower in accordance with Section 10.3 of the Credit Agreement (as defined below), the “Borrower”), Kinder Morgan, Inc., a Delaware corporation (the “Successor Borrower” and after the merger of the Current Borrower into the Successor Borrower in accordance with Section 10.3 of the Credit Agreement (as defined below), the “Borrower”), Citibank, N.A., as administrative agent (in such capacity, the “Current Administrative Agent”) and Barclays Bank PLC, as successor administrative agent (in such capacity, the “Successor Administrative Agent”).

R E C I T A L S:

WHEREAS, the Borrower’s existing credit agreement shall be amended by that certain Amendment No. 2 by and among the Current Borrower, the Successor Borrower, the Current Administrative Agent, Citibank, N.A., as Current Collateral Agent, the Successor Administrative Agent, Barclays Bank PLC, as Successor Collateral Agent, the other Lenders party thereto and the other Credit Parties under the Credit Documents party thereto, into the form of the Amended and Restated Credit Agreement among the Borrower, the Lenders party thereto, Citibank, N.A., as Letter of Credit Issuer, Barclays Bank PLC, as Administrative Agent and Collateral Agent and the other parties thereto (the “Credit Agreement”) (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, the Current Borrower will have merged into the Successor Borrower pursuant to Section 10.3 of the Credit Agreement as amended by Amendment No. 2 on the Amendment No. 2 Effective Date and the Successor Borrower will have succeeded the Current Borrower as borrower under the Credit Agreement in each case prior to the Restatement Effective Date;

WHEREAS, pursuant to that certain Resignation and Appointment Agreement dated as of [            ], 2012, Citibank, the Current Collateral Agent (as defined therein) and Current Administrative Agent, has resigned as collateral agent and administrative agent effective as of the Restatement Effective Date and Barclays Bank PLC shall serve as Successor Collateral Agent (as defined therein) and Successor Administrative Agent in such capacities from and after the Restatement Effective Date; and

WHEREAS, pursuant to this Agreement, the Borrower wishes to obtain up to $750,000,000 of New Revolving Credit Commitments on the Restatement Effective Date pursuant to the Credit Agreement (as amended by Amendment No. 2 referred to above) to be provided by each of the New Loan Lenders.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Loan Lender party hereto hereby agrees to commit to provide its respective New Revolving Credit Commitment on the Restatement Effective Date, as set forth opposite its name on Schedule A annexed hereto, on the terms and subject to the conditions set forth below.

1. Condition to Effectiveness. The effectiveness of this Agreement and the Borrower’s receipt of the New Revolving Credit Commitments (subject to the conditions set forth in Section 2 hereof) hereunder is subject to the due execution and delivery of this Agreement by the Borrower, the Current Administrative Agent, the Successor Administrative Agent and the New Loan Lender(s) party hereto (the date of satisfaction of such condition, the “Effective Date”). Each party hereto agrees that their signature and consent to this Agreement, once delivered, are irrevocable and may not be withdrawn.

Upon satisfaction of the above “Condition to Effectiveness” on the Effective Date, this Agreement shall be a binding agreement between the parties hereto. Upon the Effective Date, for purposes of the Commitment Letter dated as of October 16, 2011 (the “Commitment Letter”) by and among Kinder Morgan, Inc. and Barclays Bank PLC, the Borrower shall be deemed to have received the New Revolving Credit Commitments hereunder in an aggregate principal amount of $750,000,000, and the commitments of the Commitment Party (as defined in the Commitment Letter) under the Revolving Facility (as defined in the Commitment Letter) shall be reduced on a dollar for dollar basis as set forth in clause (a) of the section entitled “Mandatory Reduction of Commitments” in Exhibit C-3 of the Commitment Letter.

2. Condition to Availability. Notwithstanding anything to the contrary set forth herein or in the Credit Agreement, the Increased Amount Date with respect to the New Revolving Credit Commitments hereunder shall not occur, no assignments by the New Loan Lenders of any New Revolving Credit Commitments hereunder shall be permitted and no Borrowings under the New Revolving Credit Commitments hereunder shall be available to the Borrower, until the following conditions are satisfied:

a.	The occurrence of the Restatement Effective Date and effectiveness of the Credit Agreement in accordance with the terms of Amendment No. 2; and

b.	The Borrower shall deliver or cause to be delivered, to the Successor Administrative Agent, the Collateral Agent, the Global Coordinator, and the New Loan Lenders party hereto, any legal opinions referenced in Section 3(b) below.

3. Borrower Covenants. By its execution of this Agreement, the Borrower hereby covenants that:

a.	The Borrower shall make any payments required pursuant to Section 2.11 of the Credit Agreement in connection with the New Revolving Credit Commitments;

b.	The Borrower shall deliver or cause to be delivered the legal opinions of (i) Simpson Thacher & Bartlett LLP, counsel to the Borrower in substantially in the form of Exhibit I-1 of Amendment No. 2 (with such changes directly related to any changes in fact, law, rule or regulation that are the subject of such opinions between the Amendment No. 2 Effective Date and the Restatement Effective Date as may be made in Simpson Thacher & Bartlett LLP’s reasonable discretion as well as any changes requested by Simpson Thacher & Bartlett LLP’s opinion committee during such time and agreed to by the Global Coordinator in its reasonable discretion) and (ii) each local counsel to the Borrower in the jurisdictions listed in Schedule I of Amendment No. 2 in substantially the forms attached as Exhibits I-2 and I-3 to Amendment No. 2 (with such changes directly related to any changes in fact, law, rule or regulation that are the subject of such opinions between the Amendment No. 2 Effective Date and the Restatement Effective Date as may be made in each such local counsel’s reasonable discretion as well as any changes requested by each such local counsel during such time and agreed to by the Global Coordinator in its reasonable discretion). The Borrower and the other Credit Parties hereby instruct such counsel to deliver such legal opinions; and

c.	The Borrower shall pay to each New Loan Lender the Ticking Fee (as defined below) earned from the Effective Date and through the earlier of the Restatement Effective Date or the Outside Date (as defined below), which Ticking Fee, to the extent earned, shall be payable on the earlier of the (i) Restatement Effective Date and (ii) the Outside Date.

“Ticking Fee” means a non-refundable ticking fee calculated at the Applicable Ticking Fee Rate (as defined below) on each New Loan Lender’s New Revolving Credit Commitments. “Applicable Ticking Fee Rate” means the rate per annum set forth below in Column B below opposite the applicable “Debt Ratings of the Borrower” from Moody’s and S&P in Column A below, in each case, with a stable or better outlook:

Level	Column A (Debt Ratings of the Borrower)	Column B (Applicable Ticking Fee Rate)
Level 1	BBB-/Baa3 or higher	0.25%
Level 2	BB+/Ba1	0.30%
Level 3	BB/Ba2	0.375%
Level 4	BB-/Ba3 or lower	0.50%

In the event of a split rating, the Applicable Ticking Fee Rate will be determined by reference to the “Level” in the grid above in which the higher rating appears, unless the split in the Debt Ratings is two or more Levels apart, in which case the Applicable Ticking Fee Rate will be determined by reference to the Level in the grid that is one higher than the Level in which the lower rating appears. The Debt Ratings shall be determined from the most recent public announcement of any changes in the Debt Ratings. Prior to the public announcement of Debt Ratings for the Borrower that give effect to the Transactions, the Applicable Ticking Fee Rate will be determined by reference to Level 2 in the grid above.

d.	The Borrower shall pay to each New Loan Lender a non-refundable upfront fee (the “Upfront Fees”) equal to 0.25% of each New Loan Lender’s New Revolving Credit Commitments to be earned upon this date hereof and payable on the earlier of (i) the Restatement Effective Date and (ii) the Outside Date (as defined below).

e.

For the avoidance of doubt, any Ticking Fees or Upfront Fees paid or payable by the Borrower to any New Loan Lender under this Agreement shall not be duplicative of (i) any ticking fees actually paid to Barclays Capital pursuant to Exhibit C of the Commitment Letter dated as of October 16, 2011, to the extent earned with respect to the period after the Effective Date, (ii) any “Revolving

Facility Upfront Fee” (as defined in the Fee Letter) actually paid to Barclays Capital pursuant to the Fee Letter (the “Fee Letter”), dated as of October 16, 2011, between Barclays Capital and the Successor Borrower and (iii) any “Revolving Facility Upfront Fee” (as defined in the Joinder) actually paid to the Additional Commitment Parties (as defined in the Joinder) pursuant to the terms of the Joinder Agreement (the “Joinder”), dated as of October 31, 2011 among the Successor Borrower, Barclays Capital and the other Additional Commitment Parties party thereto, in each case on account of the New Revolving Credit Commitments.

4. Successor Administrative Agent Covenant. Upon the Restatement Effective Date, the Successor Administrative Agent will record this Agreement in the Register.

5. New Loan Lender Covenant. Upon the Restatement Effective Date, each New Loan Lender covenants and/or confirms that:

a.	Such New Loan Lender shall be subject to the requirements set forth in Sections 5.4(d) and (e) of the Credit Agreement and shall deliver to the Successor Administrative Agent an Administrative Questionnaire as required by Section 14.6(b)(ii)(D) of the Credit Agreement;

b.	If such New Loan Lender is not a Lender under the Existing Credit Agreement, such New Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder; and

c.	If such New Loan Lender is not a Lender under the Existing Credit Agreement, such New Loan Lender has delivered to the Successor Administrative Agent such forms, certificates or other documents with respect to United States federal income tax withholding matters as such New Loan Lender is required to deliver to the Successor Administrative Agent pursuant to Section 5.4(d), Section 5.4(e), and/or Section 5.4(h) of the Credit Agreement.

6. Credit Agreement Governs. Except as set forth in this Agreement, the New Revolving Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

7. Notice. For purposes of the Credit Agreement, the initial notice address of each New Loan Lender that is not a Lender under the Existing Credit Agreement shall be as set forth below its signature below.

8. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

9. Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

13. Outside Date. Notwithstanding anything herein to the contrary, if the Outside Date (as defined below) occurs prior to the Restatement Effective Date and the availability of the New Revolving Credit Commitments pursuant to Section 2 hereunder, the New Revolving Credit Commitments hereunder shall automatically terminate. “Outside Date” shall mean the earlier of (i) 11:59 p.m. (New York time) on June 30, 2012 (the “Initial Outside Date”) or, if the conditions set forth in the following sentence have been satisfied, 11:59 p.m. (New York time) on December 31, 2012 (the “Extended Outside Date”) and (ii) the date of termination of all New Revolving Credit Commitments hereunder prior to the Restatement Effective Date by delivery of an irrevocable written notice by the Borrower to each of the New Loan Lenders of the termination of all such New Revolving Credit Commitments (whereupon such New Revolving Credit Commitments shall be terminated). The Borrower may extend the Initial Outside Date to the Extended Outside Date so long as (x) the “Walk-Away Date” (as defined in the Acquisition Agreement) has been extended to the “Extended Walk-Away Date” (as defined in the Acquisition Agreement) pursuant to Section 7.1(b)(i) of the Acquisition Agreement (as in effect on the Amendment No. 2 Effective Date (with such changes as are not materially adverse to any material interest of the Lenders)), (y) the Borrower shall have delivered to the Successor Administrative Agent a copy of the written extension notice required under such Section 7.1(b)(i) of the Acquisition Agreement promptly upon delivery of the same under the Acquisition Agreement and in any case on or prior to the Initial Outside Date and (z) the Borrower shall pay to the Global Coordinator an extension fee for the ratable benefit and account of the New Loan Lenders in an amount equal to 0.25% of the New Revolving Credit Commitments of the New Loan Lenders on or prior to the earlier to occur of (i) the Restatement Effective Date and (ii) the Outside Date.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has caused its duly Authorized Officer to execute and deliver this Agreement as of [                                    ,             ].

KINDER MORGAN, INC.

By:

Name:

Title:

KINDER MORGAN KANSAS, INC.

By:

Name:

Title:

CITIBANK, N.A., as Current Administrative Agent

By:

Name:

Title:

BARCLAYS BANK PLC, as Successor Administrative

Agent

By:

Name:

Title:

LENDERS:

[NEW LOAN LENDER]

By:

Name:

Title:

[Notice Address:

Attention:

Telephone:

Facsimile:]1

[1]	Include notice information if New Loan Lender is not a Lender under the Existing Credit Agreement.

SCHEDULE A

TO ACQUISITION INCREMENTAL JOINDER

Name of New Loan Lender	Amount of New Revolving Credit Commitment
[ ]	$
[ ]	$
Total: $750,000,000

EXHIBIT K

FORM OF COLLATERAL AGENCY AGREEMENT

[Provided under separate cover.]

EXHIBIT L-1

[FORM OF NOTICE OF BORROWING]

[TERM][REVOLVING CREDIT][SWINGLINE] LOAN NOTICE OF BORROWING

Date:                     ,

To: Barclays Bank PLC,

as Administrative Agent

Barclays Capital Services LLC

[1301 Sixth Avenue]

[New York, NY 10019]

Attention: [ ]

Facsimile: [ ]

Telephone: [ ]

Email: [xraUSLoanOps5@BarclaysCapital.com]

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of [            ], 2012 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Agreement”; the terms defined therein being used herein as therein defined), among Kinder Morgan, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent, Collateral Agent, and Swingline Lender, Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Citibank, N.A. as Letter of Credit Issuers and the other Agents named therein and the other parties thereto.

The Borrower hereby requests a [Term][Revolving Credit][Swingline] Loan Borrowing, as follows:

1.	In the aggregate amount of $ .

2.	On , 201 (a Business Day).

[3.	Comprised of [a][an] [ABR] [LIBOR Rate] Borrowing.

[4.	With an Interest Period of months.][40]

[4][5].	The Borrower’s account to which funds are to be disbursed is:

Account Number:

Location:                      ]41

[40]	Insert if a LIBOR Rate Borrowing.

[41]	Insert Lines 3 through 5, as applicable, for Revolving Credit and Term Loan Borrowings.

Kinder Morgan, Inc.

By:

Name:

Title:

EXHIBIT L-2

[FORM OF PREPAYMENT NOTICE]

PREPAYMENT NOTICE

Date:                     ,

To: Barclays Bank PLC,

as Administrative Agent

Barclays Capital Services LLC

[1301 Sixth Avenue]

[New York, NY 10019]

Attention: [ ]

Facsimile: [ ]

Telephone: [ ]

Email: [xraUSLoanOps5@BarclaysCapital.com]

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of [            ], 2012 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Agreement”; the terms defined therein being used herein as therein defined), among Kinder Morgan, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent, Collateral Agent, and Swingline Lender, Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Citibank, N.A. as Letter of Credit Issuers and the other Agents named therein and the other parties thereto.

This Prepayment Notice is delivered to you pursuant to Section 5.1 of the Agreement. The Borrower hereby gives notice of a prepayment of Loans as follows:

1.	(select Class of Loans)

☐ Term Loans

☐ Revolving Credit Loans

☐ Swingline Loans

2.	(select Type(s) of Loans)

☐ ABR Loans in the aggregate principal amount of $            .

☐ LIBOR Loans with an Interest Period ending                     , 201     in the aggregate principal amount of $            .

3.	On , 201 (a Business Day).

Kinder Morgan, Inc.

By:

Name:

Title:

EXHIBIT L-3

[FORM OF NOTICE OF CONVERSION OR CONTINUATION]

NOTICE OF CONVERSION OR CONTINUATION

Date:                     ,

To: Barclays Bank PLC,

as Administrative Agent

Barclays Capital Services LLC

[1301 Sixth Avenue]

[New York, NY 10019]

Attention: [ ]

Facsimile: [ ]

Telephone: [ ]

Email: [xraUSLoanOps5@BarclaysCapital.com]

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of [            ], 2012 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Agreement”; the terms defined therein being used herein as therein defined), among Kinder Morgan, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent, Collateral Agent, and Swingline Lender, Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Citibank, N.A. as Letter of Credit Issuers and the other Agents named therein and the other parties thereto.

This Notice of Conversion or Continuation is delivered to you pursuant to Section 2.6 of the Agreement and relates to the following:

1.	☐ A conversion of a Borrowing ☐ A continuation of a Borrowing (select one).

2.	with respect to: (select Class of Borrowing to which this election relates)

☐ Term Loans

☐ Revolving Credit Loans.

☐ Swingline Loans.

3.	In the aggregate principal amount of $ .

4.	which Borrowing is being maintained as [an][a][ABR Borrowing] [LIBOR Rate Borrowing] with an Interest Period ending on _, 201 ].

5.	(select relevant election)

☐ If such Borrowing is a LIBOR Rate Borrowing, such Borrowing shall be continued as a LIBOR Rate Borrowing having an Interest Period of [            ] months.

☐ If such Borrowing is a LIBOR Rate Borrowing, such Borrowing shall be converted to an ABR Borrowing.

☐ If such Borrowing is an ABR Borrowing, such Borrowing shall be converted to a LIBOR Rate Borrowing having an Interest Period of [            ] months.

5.	Such election to be effective on , 201[ ] (a Business Day).

Kinder Morgan, Inc.

By:

Name:

Title:

Schedule 1.1(a)

Existing Letters of Credit

EPC ENTITY	EXISTING BENEFICIARY	ISSUER	L/C NUMBER	L/C AMOUNT	EXPIRY DATE
Young Gas Storage Company, Ltd.	Bank of America	JPMorgan Chase Bank, N.A.	P-243255	$100,000.00	3/19/2012

Colorado Interstate Gas Company	Board of Commissioners/City of Douglas	JPMorgan Chase Bank, N.A.	TPTS-671294	$150,552.00	8/18/2012

El Paso Natural Gas Company	California State Lands Commission	JPMorgan Chase Bank, N.A.	TPTS-647711	$400,000.00	4/29/2035

EPC	Chevron USA, Inc.	JPMorgan Chase Bank, N.A.	P-258425	$50,000.00	12/30/2012

El Paso Egypt Production Company	HSBC Egypt Bank S.A.E.	JPMorgan Chase Bank, N.A.	TPTS-738698	$500,000.00	2/19/2012

El Paso Tennessee Pipeline Company	Insurance Company of North America	JPMorgan Chase Bank, N.A.	P-367925	$926,073.00	1/14/2012

El Paso Energy Marketing de Mexico s. de R.L. de C.V.	PEMEX-Gas Y Petroquimica Basica	JPMorgan Chase Bank, N.A.	P-246758	$2,250,000.00	4/30/2012

El Paso Marketing Company, L.L.C. & El Paso Marketing, L.P.	PJM Interconnection L.L.C.	JPMorgan Chase Bank, N.A.	P-237109	$1,481,000.00	6/29/2013

ANR Freight System Inc.	Protective Insurance Company	JPMorgan Chase Bank, N.A.	P-233719	$2,600,000.00	1/5/2013

Coastal Offshore Insurance	Reliance Insurance Company	JPMorgan Chase Bank, N.A.	P-243534	$3,133,294.00	8/14/2012

EPEC Polymers	SCA Services	JPMorgan Chase Bank, N.A.	P-381222	$282,000.00	6/20/2012

El Paso Remediation Company	Self Insurance Plans State of California	JPMorgan Chase Bank, N.A.	P-245510	$824,002.00	3/30/2012

El Paso E&P Company, L.P.	Springer Electric Company Ltd.	JPMorgan Chase Bank, N.A.	P-231229	$1,500,000.00	1/31/2012

Habibullah Coastal Power Company (Private) Limited	SUI Southern Gas Company Ltd.	JPMorgan Chase Bank, N.A.	P-237537	$4,350,000.00	6/21/2012

EPC	The Home Insurance Company in Liquidation	JPMorgan Chase Bank, N.A.	P-770429	$278,981.00	10/14/2012

EPEC Polymers	U.S. Environmental Protection Agency	JPMorgan Chase Bank, N.A.	TPTS-390077	$9,000,000.00	8/30/2012

El Paso Merchant Energy-Corporation	U.S. Environmental Protection Agency	JPMorgan Chase Bank, N.A.	TPTS-760044	$250,000.00	11/19/2012

EPC	Zurich American Insurance	JPMorgan Chase Bank, N.A.	P-243021	$1,000,000.00	6/5/2012

			Aggregate	$29,075,902.00

Schedule 1.1(b)

Reserved.

Schedule 1.1(c)

Commitment and Addresses of Lenders

Lenders[42]	Total Revolving Credit Facility Commitment
Barclays Bank PLC	$111,200,000.00
Bank of America, N.A.	$102,300,000.00
Citibank, N.A.	$102,300,000.00
Deutsche Bank AG New York Branch	$102,300,000.00
Wells Fargo Bank, National Association	$102,300,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$89,800,000.00
The Royal Bank of Scotland PLC	$89,800,000.00
Royal Bank of Canada	$79,800,000.00
UBS AG, Stamford Branch	$79,800,000.00
Scotiabanc Inc.	$67,500,000.00
Mizuho Corporate Bank, LTD.	$66,600,000.00
The Bank of Nova Scotia	$64,100,000.00
Natixis	$64,100,000.00
Sumitomo Mitsui Banking Corporation	$64,100,000.00
Goldman Sachs Lending Partners LLC	$57,500,000.00
DNB Bank ASA, Grand Cayman Branch	$54,100,000.00
Caisse de Depot et placement du Quebec	$47,500,000.00
Toronto Dominion (Texas) LLC	$47,500,000.00
UniCredit Bank AG	$47,500,000.00
Credit Suisse AG, Cayman Islands Branch	$42,300,000.00
JPMorgan Chase Bank, N.A.	$42,300,000.00
SunTrust Bank	$41,600,000.00
ING Capital LLC	$26,600,000.00
Rabobank Nederland New York Branch	$25,000,000.00
Raymond James Bank, FSB	$20,000,000.00
BMO Harris Financing, Inc.	$16,600,000.00
Compass Bank	$16,600,000.00
Canadian Imperial Bank of Commerce, New York Agency	$16,600,000.00
Credit Agricole Corporate and Investment Bank	$16,600,000.00
Nomura Corporate Funding Americas, LLC	$16,600,000.00
The Toronto-Dominion Bank	$16,600,000.00
Skandinaviska Enskilda Banken AB (PUBL)	$12,500,000.00
Total	$1,750,000,000.00

[42]	Please see administrative details form on file for Lender Addresses.

Schedule 1.1(d)

Excluded Subsidiaries

Subsidiary	Jurisdiction of Formation
Kinder Morgan Canada LLC	DE
Kinder Morgan Foundation	CO
Kinder Morgan G.P., Inc.	DE
KMGP Services Company, Inc.	DE
Valley Operating, Inc.	CO

Schedule 1.1(e)

Pari Passu Notes

Issuer and Series	Principal Amount
Kinder Morgan, Inc.
6.67% Debentures due 2027	$6,965,000
7.25% Debentures due 2028	$32,004,000
7.45% Debentures due 2098	$25,926,000
6.50% Senior Notes due 2012	$839,326,000
5.15% Senior Notes due 2015	$250,000,000

Kinder Morgan Finance Company, LLC
5.70% Senior Notes due 2016	$850,000,000
6.00% Senior Notes due 2018	$750,000,000
6.40% Senior Notes due 2036	$36,402,000

Schedule 1.1(f)

Existing Unsecured Notes

Issuer and Series	Principal Amount
Kinder Morgan, Inc.
8.56% Junior Sub Debentures due 2027	$15,789,000
7.63% Junior Sub Debentures due 2028	$19,885,000

Schedule 1.1(g)

Letter of Credit Sublimit

Letter of Credit Issuer	Sublimit
Citibank, N.A.	$100,000,000.00
Barclays Bank PLC	$100,000,000.00
JPMorgan Chase Bank, N.A.	$100,000,000.00

Schedule 1.1(h)

[Reserved]

Schedule 1.1(i)

Hedge Banks

Commodity ISDAs
Counter-Party	Date of ISDA
Morgan Stanley	12/30/2003
BNP Paribas	3/2/2005

Schedule 1.1(j)

Existing El Paso Secured Notes

Issuer and Series	Principal Amount
EPC
9.625% Notes due 2012	$12,088,000
9.00% Notes due 2012	$5,000,000
7.875% Notes due 2012	$171,012,000
7.375% Notes due 2012	$98,082,000
12.00% Notes due 2013	$29,982,000
6.875% Notes due 2014	$207,377,000
8.25% Notes due 2016	$67,257,000
7.00% Notes due 2017	$786,170,000
7.25% Notes due 2018	$477,128,000
7.00% Notes due 2018	$82,189,000
6.50% Notes due 2020	$348,673,000
6.70% Notes due 2027	$6,712,704
6.95% Notes due 2028	$30,760,000
8.05% Notes due 2030	$234,172,000
7.80% Notes due 2031	$537,362,000
7.75% Notes due 2032	$1,005,204,000
7.75% Debentures due 2035	$725,000
7.42% Notes due 2037	$46,714,000

Schedule 1.1(k)

Existing El Paso Unsecured Notes

Issuer and Series	Principal Amount
Tennessee Gas Pipeline Company, L.L.C.
8.00% Notes due 2016	$250,000,000
7.50% Debentures due 2017	$300,000,000
7.00% Debentures due 2027	$300,000,000
7.00% Debentures due 2028	$400,000,000
8.375% Notes due 2032	$240,000,000
7.625% Debentures due 2037	$300,000,000

El Paso Natural Gas Company
8.625% Notes due 2022	$260,000,000
7.50% Debentures due 2026	$200,000,000
8.375% Notes due 2032	$299,750,000
5.95% Notes due 2017	$355,000,000

El Paso Tennessee Pipeline Co., L.L.C.
9.00% Debentures due 2012	$940,000
7.25% Debentures due 2025	$148,000

Schedule 1.1(l)

Existing El Paso Credit Facilities

Facility	Maturity
EPC
Fourth Amended and Restated Credit Agreement dated May 27, 2011	May 27, 2016

Schedule 1.1(m)

Existing El Paso Secured Hedge Agreements

None.

Schedule 1.1(n)

Existing El Paso Secured LC Facilities

None.

Schedule 1.1(o)

Existing Cash Management Agreements

•	To the extent such program and services are effected pursuant to a Cash Management Agreement:

•	JPMorgan Chase Bank, N.A. or its Affiliates provide a Purchasing Card Program to EPC and/or its Subsidiaries; and

•	JPMorgan Chase Bank, N.A. or its Affiliates provide various day to day treasury management services to EPC and/or its Subsidiaries.

•	Agreements constituting Cash Management Agreements between EPC and/or its Subsidiaries and Bank of America, N.A. and/or its Affiliates;

•	Agreements constituting Cash Management Agreements between EPC and/or its Subsidiaries and Bank of New York Mellon and/or its Affiliates;

•	Agreements constituting Cash Management Agreements between EPC and/or its Subsidiaries and Citibank, N.A. and/or its Affiliates; and

•	Agreements constituting Cash Management Agreements between EPC and/or its Subsidiaries and SunTrust Bank and/or its Affiliates.

Schedule 8.12

Subsidiaries

Kinder Morgan Subsidiaries

Subsidiary	Jurisdiction of Formation	Material[43]	Owner(s)[44]
6043445 Canada Inc.	Canada	No	KM Express Ltd.

Agnes B Crane, LLC	LA	No	Kinder Morgan Bulk Terminals, Inc.

Audrey Tug LLC	DE	No	KM Ship Channel Services LLC

Battleground Oil Specialty Terminal LLC	DE	No	Kinder Morgan Battleground Oil LLC

Betty Lou LLC	DE	No	Kinder Morgan Operating L.P. “C”

Calnev Pipe Line LLC	DE	No	Kinder Morgan Pipeline LLC

Carbon Exchange LLC	DE	No	Kinder Morgan Bulk Terminals, Inc.

Central Florida Pipeline LLC	DE	No	Kinder Morgan Liquids Terminals LLC

CIG Trailblazer Gas Company, L.L.C.	DE	No	Kinder Morgan Operating L.P. “A”

Colton Processing Facility	CA	No	Kinder Morgan Operating L.P. “D” (50%)

Colton Processing Facility	CA	No	SFPP, L.P. (50%)

Dakota Bulk Terminal, Inc.	WI	No	Kinder Morgan Bulk Terminals, Inc.

Deeprock Development, LLC	DE	No	Kinder Morgan Cushing LLC (51%)

Delta Terminal Services LLC	DE	No	KMBT LLC

Elizabeth River Terminals LLC	DE	No	Kinder Morgan Port Terminals USA LLC

Emory B Crane, LLC	LA	No	Kinder Morgan Bulk Terminals, Inc.

EPC	DE	Yes	Sherpa Acquisition, LLC

Express GP Holdings Ltd.	Canada	No	KM Express Ltd.

Express Pipeline LLC	DE	No	Express Holdings (USA) Inc.

Fernandina Marine Construction Management LLC	DE	No	Nassau Terminals LLC

[43]	As defined in the Credit Agreement.
[44]	Owner owns 100% of the applicable Subsidiary unless otherwise specified.

Subsidiary	Jurisdiction of Formation	Material[43]	Owner(s)[44]
Frank L Crane, LLC	LA	No	Kinder Morgan Bulk Terminals, Inc.

General Stevedores GP, LLC	TX	No	Kinder Morgan Bulk Terminals, Inc.

General Stevedores Holdings LLC	DE	No	Kinder Morgan Bulk Terminals, Inc.

Global American Terminals LLC	DE	No	Kinder Morgan River Terminals LLC

Guilford County Terminal Company, LLC	NC	No	Kinder Morgan Southeast Terminals LLC (65%)

Gulf Energy Gathering & Processing, LLC	DE	No	Hydrocarbon Development LLC

Gulf Energy Gas, LLC	DE	No	Hydrocarbon Development LLC

Gulf Energy Marketing, LLC	DE	No	Tejas Gas, LLC

Hampshire LLC	DE	No	KM Ship Channel Services LLC

HBM Environmental, Inc.	LA	No	KMBT LLC

Hydrocarbon Development LLC	DE	No	Tejas Gas, LLC

ICPT, L.L.C	LA	No	Kinder Morgan Operating L.P. “C”

I.M.T. Land Corp.	LA	No	International Marine Terminals

Interenergy Corporation	CO	No	Kinder Morgan, Inc.

International Marine Terminals	LA	No	Kinder Morgan Operating L.P. “C” (66.66%)

Javelina Tug LLC	DE	No	KM Ship Channel Services LLC

Jeannie Brewer LLC	DE	No	KM Ship Channel Services LLC

J.R. Nicholls LLC	DE	No	KM Ship Channel Services LLC

K N Gas Gathering, Inc.	CO	No	Kinder Morgan, Inc.

K N Natural Gas, Inc.	CO	No	Kinder Morgan, Inc.

K N TransColorado, Inc.	CO	No	Kinder Morgan, Inc.

Kinder Morgan 2-Mile LLC	DE	No	Kinder Morgan Liquids Terminals LLC

Kinder Morgan Amory LLC	MS	No	Kinder Morgan River Terminals LLC

Kinder Morgan Arrow Terminals Holdings, Inc.	DE	No	Kinder Morgan River Terminals LLC

Subsidiary	Jurisdiction of Formation	Material[43]	Owner(s)[44]
Kinder Morgan Arrow Terminals, L.P.	DE	No	Kinder Morgan River Terminals LLC (1%)

Kinder Morgan Arrow Terminals, L.P.	DE	No	Tajon Holdings, Inc. (99%)

Kinder Morgan Baltimore Transload Terminal LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Battleground Oil LLC	DE	No	Kinder Morgan Operating L.P. “D”

Kinder Morgan Bison ULC	Canada	No	KMEP Canada ULC

Kinder Morgan Border Pipeline, LLC	DE	No	Tejas Natural Gas, LLC

Kinder Morgan Bulk Terminals, Inc.	LA	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Cameron Prairie Pipeline LLC	DE	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan Canada CO2 ULC	Canada	No	KMEP Canada ULC

Kinder Morgan Canada Company	Canada	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan Canada Inc.	Canada	No	KMEP Canada ULC

Kinder Morgan Canada LLC	DE	No	Kinder Morgan, Inc.

Kinder Morgan Canada Terminals Limited Partnership	Canada	No	Kinder Morgan Cochin ULC (99.99% LP)

Kinder Morgan Canada Terminals Limited Partnership	Canada	No	KM Canada Terminals ULC (.01% GP)

Kinder Morgan Carbon Dioxide Transportation Company	DE	No	Kinder Morgan CO2 Company, L.P.

Kinder Morgan CO2 Company, L.P.	TX	No	Kinder Morgan Energy Partners, L.P. (98.9899%)

Kinder Morgan CO2 Company, L.P.	TX	No	Kinder Morgan G.P., Inc. (1.0101%)

Kinder Morgan Cochin LLC	DE	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan Cochin ULC	Canada	No	Kinder Morgan Canada Company (21,000 common shares and 7550 Class E Preferred Shares)

Kinder Morgan Cochin ULC	Canada	No	KM Canada Terminals ULC (372 common shares, 8,932 Class B preferred shares)

Subsidiary	Jurisdiction of Formation	Material[43]	Owner(s)[44]
Kinder Morgan Cochin ULC	Canada	No	KMEP Canada ULC (78,850 common shares, 21,306 Class A preferred shares and 76,300 Class C preferred shares)

Kinder Morgan Cochin ULC	Canada	No	KMEP Canada ULC (78,850 common shares, 21,306 Class A preferred shares and 76,300 Class C preferred shares)

Kinder Morgan Cochin ULC	Canada	No	Trans Mountain (Jet Fuel) Inc. (11,058,039 Class D shares)

Kinder Morgan Columbus LLC	DE	No	Kinder Morgan Bulk Terminals, Inc.

Kinder Morgan Commercial Services LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Crude & Condensate LLC	DE	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan Crude Oil Pipelines LLC	DE	No	Kinder Morgan Production Company LLC

Kinder Morgan Crude to Rail LLC	DE	No	Kinder Morgan Operating L.P. “D”

Kinder Morgan Cushing LLC	DE	No	Kinder Morgan Liquids Terminals LLC

Kinder Morgan Dallas Fort Worth Rail Terminal LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan (Delaware), Inc.	DE	Yes	Kinder Morgan, Inc.

Kinder Morgan Eagle Ford LLC	DE	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan Endeavor LLC	DE	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan Energy Partners, L.P.	DE	No [45]	Kinder Morgan, Inc. (and certain subsidiaries hold 7.03% of the Common Units and 100% of Class B Units)

Kinder Morgan Energy Partners, L.P.	DE	No	Kinder Morgan G.P., Inc. (1.0101% GP interest and 1.06% Common Units)

Kinder Morgan Finance Company LLC	DE	No	Kinder Morgan, Inc.

Kinder Morgan Fleeting LLC	DE	No	Kinder Morgan Bulk Terminals, Inc.

Kinder Morgan Foundation	CO	No	Kinder Morgan, Inc.

Kinder Morgan Gas Natural de Mexico, S. de R.L. de C.V.	Mexico	No	Kinder Morgan Operating L.P. “A” (99.996%)

[45]	See definition of Material Subsidiary.

Subsidiary	Jurisdiction of Formation	Material[43]	Owner(s)[44]
Kinder Morgan Gas Natural de Mexico, S. de R.L. de C.V.	Mexico	No	Kinder Morgan Transmix Company, LLC (0.004%)

Kinder Morgan G.P., Inc.	DE	Yes	Kinder Morgan (Delaware), Inc. (common stock)

Kinder Morgan G.P., Inc.	DE	Yes	Non-affiliated shareholders (preferred stock)

Kinder Morgan Heartland ULC	Canada	No	KMEP Canada ULC

Kinder Morgan Interstate Gas Transmission LLC	CO	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan KMAP LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Las Vegas LLC	DE	No	Kinder Morgan Pipeline LLC

Kinder Morgan Linden Transload Terminal LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Liquids Terminals LLC	DE	No	Kinder Morgan Operating L.P. “D”

Kinder Morgan Liquids Terminals St. Gabriel LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Louisiana Pipeline Holding LLC	DE	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan Louisiana Pipeline LLC	DE	No	Kinder Morgan Louisiana Pipeline Holding LLC

Kinder Morgan Management, LLC (KMR)	DE	No	Kinder Morgan G.P., Inc. (2 voting shares; other shares are publicly traded)

Kinder Morgan Management, LLC (KMR)	DE	No	Kinder Morgan, Inc. (14.27% of the LLC shares)

Kinder Morgan Marine Services LLC	DE	No	Kinder Morgan Bulk Terminals, Inc.

Kinder Morgan Materials Services, LLC	PA	No	Kinder Morgan Liquids Terminals LLC

Kinder Morgan Mid Atlantic Marine Services LLC	DE	No	Kinder Morgan Bulk Terminals, Inc.

Kinder Morgan NatGas Operator LLC	DE	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan North Cahokia Special Project LLC	DE	No	Kinder Morgan Terminals Inc.

Kinder Morgan North Texas Pipeline LLC	DE	No	Tejas Natural Gas, LLC

Subsidiary	Jurisdiction of Formation	Material[43]	Owner(s)[44]
Kinder Morgan Operating L.P. “A”	DE	No	Kinder Morgan Energy Partners, L.P. (98.9899%)

Kinder Morgan Operating L.P. “A”	DE	No	Kinder Morgan G.P., Inc. (1.0101%)

Kinder Morgan Operating L.P. “B”	DE	No	Kinder Morgan Energy Partners, L.P. (98.9899%)

Kinder Morgan Operating L.P. “B”	DE	No	Kinder Morgan G.P., Inc. (1.0101%)

Kinder Morgan Operating L.P. “C”	DE	No	Kinder Morgan Energy Partners, L.P. (98.9899%)

Kinder Morgan Operating L.P. “C”	DE	No	Kinder Morgan G.P., Inc. (1.0101%)

Kinder Morgan Operating L.P. “D”	DE	No	Kinder Morgan Energy Partners, L.P. (98.9899%)

Kinder Morgan Operating L.P. “D”	DE	No	Kinder Morgan G.P., Inc. (1.0101%)

Kinder Morgan Pecos LLC	DE	No	Kinder Morgan CO2 Company, L.P.

Kinder Morgan Petcoke, L.P.	DE	No	Kinder Morgan Petcoke GP LLC (1% GP)

Kinder Morgan Petcoke, L.P.	DE	No	Kinder Morgan Petcoke LP LLC (99% LP)

Kinder Morgan Petcoke GP LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Petcoke LP LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Pipeline LLC	DE	No	Kinder Morgan Operating L.P. “D”

Kinder Morgan Pipelines (USA) Inc.	DE	No	KM Express Ltd.

Kinder Morgan Pipeline Servicios de Mexico S. de R.L. de C.V.	Mexico	No	Kinder Morgan Border Pipeline, LLC (99.6%)

Kinder Morgan Pipeline Servicios de Mexico S. de R.L. de C.V.	Mexico	No	Tejas Gas, LLC (0.4%)

Kinder Morgan Pony Express Pipeline LLC	DE	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan Port Manatee Terminal LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Port Sutton Terminal LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Port Terminals USA LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan Production Company LLC	DE	No	Kinder Morgan CO2 Company, L.P.

Subsidiary	Jurisdiction of Formation	Material[43]	Owner(s)[44]
Kinder Morgan Rail Services LLC	DE	No	Kinder Morgan Operating L.P. “C”

Kinder Morgan River Terminals LLC	TN	No	Kinder Morgan Bulk Terminals, Inc.

Kinder Morgan Services LLC	DE	No	Kinder Morgan Management, LLC

Kinder Morgan Seven Oaks LLC	DE	No	KMBT LLC

Kinder Morgan Southeast Terminals LLC	DE	No	Kinder Morgan Liquids Terminals LLC

Kinder Morgan Tank Storage Terminals LLC	DE	No	Kinder Morgan Liquids Terminals LLC

Kinder Morgan Tejas Pipeline LLC	DE	No	Tejas Natural Gas, LLC

Kinder Morgan Terminals Inc.	DE	No	Kinder Morgan Bulk Terminals, Inc.

Kinder Morgan Texas Gas Services LLC	DE	No	Kinder Morgan Texas Pipeline LLC

Kinder Morgan Texas Pipeline LLC	DE	No	Tejas Natural Gas, LLC

Kinder Morgan Texas Terminals, L.P.	DE	No	General Stevedores GP, LLC (0.2%)

Kinder Morgan Texas Terminals, L.P.	DE	No	General Stevedores Holdings LLC (99.8%)

Kinder Morgan TransColorado, Inc.	UT	No	Kinder Morgan TransColorado LLC

Kinder Morgan TransColorado LLC	DE	No	Kinder Morgan, Inc.

Kinder Morgan Transmix Company, LLC	DE	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan Treating LP	DE	No	Kinder Morgan Operating L.P. “A” (99.99% LP)

Kinder Morgan Treating LP	DE	No	KM Treating GP LLC (.001% GP)

Kinder Morgan Urban Renewal, L.L.C.	NJ	No	Kinder Morgan Liquids Terminals LLC

Kinder Morgan W2E Pipeline LLC	DE	No	Kinder Morgan Operating L.P. “A”

Kinder Morgan Wink Pipeline LLC	DE	No	Kinder Morgan Crude Oil Pipelines LLC

KinderHawk Field Services LLC	DE	No	KM Gathering LLC

KM Canada Terminals ULC	Canada	No	Kinder Morgan Operating L.P. “D”

KM Crane LLC	MD	No	Kinder Morgan Bulk Terminals, Inc.

KM Decatur, Inc.	AL	No	Kinder Morgan River Terminals LLC

KM Eagle Gathering LLC	DE	No	Kinder Morgan Operating L.P. “A”

Subsidiary	Jurisdiction of Formation	Material 43	Owner(s)[44]
KM Express Ltd.	Canada	No	KMEP Canada ULC

KM Gathering LLC	DE	No	Kinder Morgan Operating L.P. “A”

KM Insurance Ltd.	Bermuda	No	Kinder Morgan, Inc.

KM International Services, Inc.	DE	No	Kinder Morgan, Inc.

KM Kakaskia Dock LLC	DE	No	Kinder Morgan Operating L.P. “C”

KM Liquids Terminals LLC	DE	No	Kinder Morgan Liquids Terminals LLC

KM North Cahokia Land LLC	DE	No	Kinder Morgan Operating L.P. “C”

KM North Cahokia Terminal Project LLC	DE	No	KM North Cahokia Land LLC

KM Ship Channel Services LLC	DE	No	Kinder Morgan Terminals, Inc.

KM Treating GP LLC	DE	No	Kinder Morgan Operating L.P. “A”

KM Treating Production LLC	DE	No	Kinder Morgan Treating LP

KM Upstream LLC	DE	No	Kinder Morgan Operating L.P. “A”

KMBT LLC	DE	No	Kinder Morgan Bulk Terminals, Inc.

KMEP Canada ULC	Canada	No	Kinder Morgan Operating L.P. “A”

KMGP Services Company Inc.	DE	No	Kinder Morgan G.P., Inc

KN Telecommunications, Inc.	CO	No	Kinder Morgan, Inc.

Knight Power Company LLC	DE	No	Kinder Morgan, Inc.

Lomita Rail Terminal LLC	DE	No	Kinder Morgan Bulk Terminals, Inc.

Milwaukee Bulk Terminals LLC	WI	No	Kinder Morgan Bulk Terminals, Inc.

MJR Operating LLC	MD	No	Kinder Morgan Operating L.P. “C”

Mr. Bennett LLC	DE	No	KM Ship Channel Services LLC

Mr. Vance LLC	DE	No	KM Ship Channel Services LLC

Nassau Terminals LLC	DE	No	Kinder Morgan Port Terminals USA LLC

NGPL Holdco Inc.	DE	No	Kinder Morgan, Inc.

North Cahokia Industrial, LLC	DE	No	KM North Cahokia Special Project LLC (50%)

North Cahokia Industrial, LLC	DE	No	North Cahokia Real Estate, LLC (25%)

Subsidiary	Jurisdiction of Formation	Material 43	Owner(s)[44]
North Cahokia Terminal, LLC	DE	No	KM North Cahokia Terminal Project LLC (50%)

North Cahokia Terminal, LLC	DE	No	North Cahokia Real Estate, LLC (25%)

Northeast Express Pipeline LLC	DE	No	West2East Pipeline LLC (66.66%)

NS 307 Holdings Inc.	DE	No	KM Express Ltd.

Paddy Ryan Crane, LLC	LA	No	Kinder Morgan Bulk Terminals, Inc.

Pecos Carbon Dioxide Transportation Company	TX	No	Kinder Morgan CO2 Company, L.P. (4.27%)

Pecos Carbon Dioxide Transportation Company	TX	No	Kinder Morgan Carbon Dioxide Transportation Company (15.01%)

Pecos Carbon Dioxide Transportation Company	TX	No	Kinder Morgan Pecos LLC (49.9%)

Pinney Dock & Transport LLC	DE	No	KMBT LLC

Plantation Pipe Line Company	DE and VA	No	Kinder Morgan Operating L.P. “A” (24%)

Plantation Pipe Line Company	DE and VA	No	Kinder Morgan Operating L.P. “D” (27%)

Plantation Services LLC	DE	No	Kinder Morgan Operating L.P. “D” (51%)

Queen City Terminals, Inc.	DE	No	Delta Terminal Services LLC

Rahway River Land LLC	DE	No	Kinder Morgan Liquids Terminals LLC

Razorback Tug LLC	DE	No	KM Ship Channel Services LLC

RCI Holdings, Inc.	LA	No	Kinder Morgan Bulk Terminals, Inc.

River Terminals Properties GP LLC	DE	No	Kinder Morgan Bulk Terminals, Inc.

River Terminals Properties, L.P.	TN	No	River Terminals Properties GP LLC (2% GP)

River Terminals Properties, L.P.	TN	No	Kinder Morgan River Terminals LLC (98% LP)

SFPP, L.P.	DE	No	Kinder Morgan Operating L.P. “D” (99.5%)

SFPP, L.P.	DE	No	Santa Fe Pacific Pipelines, Inc. (0.5%)

Subsidiary	Jurisdiction of Formation	Material 43	Owner(s)[44]
Sherpa Acquisition, LLC	DE	Yes	Kinder Morgan, Inc.

Silver Canyon Pipeline LLC	DE	No	Kinder Morgan Operating L.P. “A”

Southwest Florida Pipeline LLC	DE	No	Kinder Morgan Liquids Terminals LLC

SRT Vessels LLC	DE	No	Kinder Morgan Operating L.P. “C”

Stellman Transportation LLC	DE	No	Hydrocarbon Development LLC

Stevedore Holdings, L.P. (aka Southern Stevedoring Company, L.P.)	DE	No	Kinder Morgan Petcoke GP LLC (1% GP)

Stevedore Holdings, L.P. (aka Southern Stevedoring Company, L.P.)	DE	No	Kinder Morgan Petcoke LP LLC (99% LP)

Tajon Holdings, Inc.	PA	No	Kinder Morgan Arrow Terminals Holdings, Inc.

Tejas Gas, LLC	DE	No	Kinder Morgan Operating L.P. “A”

Tejas Gas Systems, LLC	DE	No	Hydrocarbon Development LLC

Tejas-Gulf, LLC	DE	No	Hydrocarbon Development LLC

Tejas Natural Gas, LLC	DE	No	Tejas Gas, LLC

Texan Tug LLC	DE	No	KM Ship Channel Services LLC

Trailblazer Pipeline Company LLC	DE	No	Kinder Morgan Operating L.P. “A”

Trans Mountain (Jet Fuel) Inc.	Canada	No	KMEP Canada ULC

Trans Mountain Pipeline L.P.	Canada	No	Kinder Morgan Cochin ULC (99.99% LP)

Trans Mountain Pipeline L.P.	Canada	No	Trans Mountain Pipeline ULC (0.01% GP)

Trans Mountain Pipeline (Puget Sound) LLC	DE	No	Kinder Morgan Operating L.P. “A”

Trans Mountain Pipeline ULC	Canada	No	KMEP Canada ULC

TransColorado Gas Transmission Company	CO	No	Kinder Morgan Operating L.P. “A”

Transload Services, LLC	IL	No	Kinder Morgan Bulk Terminals, Inc.

Valley Gas Transmission, LLC	DE	No	Hydrocarbon Development LLC

Valley Operating, Inc.	CO	No	Kinder Morgan, Inc.

Subsidiary	Jurisdiction of Formation	Material 43	Owner(s)[44]
Western Plant Services, Inc.	CA	No	Kinder Morgan Bulk Terminals, Inc.

Wildhorse Energy Partners, LLC	DE	No	Interenergy Corporation (55%)

El Paso Subsidiaries

Subsidiary	Jurisdiction of Formation	Material	Owner(s)[46]
Agua del Cajon (Cayman) Company	Cayman Islands	No	El Paso Neuquen Holding Company (50%)

Agua del Cajon (Cayman) Company	Cayman Islands	No	EPED B Company (50%)

ANR Real Estate Corporation	DE	No	Tennessee Gas Pipeline Company, L.L.C.

Aquamarine Power Holdings, L.L.C.	DE	No	EPED B Company

Bear Creek Storage Company, L.L.C.	DE	No	Southern Natural Gas Company, L.L.C. (50%)

Bear Creek Storage Company, L.L.C.	DE	No	Tennessee Gas Pipeline Company, L.L.C. (50%)

Camino Real Gathering Company, L.L.C.	DE	No	El Paso Midstream Group, Inc.

Cheyenne Plains Gas Pipeline Company, L.L.C.	DE	No	Cheyenne Plains Investment Company, L.L.C.

Cheyenne Plains Investment Company, L.L.C.	DE	No	El Paso Cheyenne Holdings, L.L.C.

CIG Funding Company, L.L.C.	DE	No	Colorado Interstate Gas Company, L.L.C.

CIG Gas Storage Company	DE	No	El Paso CNG Company, L.L.C.

CIG Pipeline Services Company, L.L.C.	DE	No	El Paso Noric Investments III, L.L.C.

Coastal Canada Petroleum, Inc.	New Brunswick	No	Coscol Petroleum Corporation

Coastal Eagle Point Oil Company	DE	No	El Paso CGP Company, L.L.C.

Coastal Energy Resources Ltd.	Mauritius	No	Coscol Petroleum Corporation

Coastal Offshore Insurance Ltd.	Bermuda	No	El Paso CNG Company, L.L.C.

Coastal Oil New England, Inc.	MA	No	Coscol Petroleum Corporation

Coastal Petroleum N.V.	Aruba	No	Coscol Petroleum Corporation

Coastal Power International II Ltd.	Cayman Islands	No	El Paso CGP Company, L.L.C.

[46]	Owner owns 100% of the applicable Subsidiary unless otherwise specified.

Subsidiary	Jurisdiction of Formation	Material	Owner(s)[46]
Coastal Subic Bay Terminal, Inc.	Philippines	No	Coscol Petroleum Corporation

Colbourne Insurance Company Limited	United Kingdom	No	El Paso CGP Company, L.L.C.

Colorado Interstate Gas Company, L.L.C.	DE	No	EPPP CIG GP Holdings, L.L.C. (86%)

Colorado Interstate Gas Company, L.L.C.	DE	No	El Paso Noric Investments III, L.L.C. (14%)

Colorado Interstate Issuing Corporation	DE	No	Colorado Interstate Gas Company, L.L.C.

Coscol Petroleum Corporation	DE	No	El Paso CGP Company, L.L.C.

Cross Country Development L.L.C.	DE	No	El Paso Natural Gas Company (54.83%)

Crystal E&P Company, L.L.C.	DE	No	El Paso E&P Company, L.P.

Eastern Insurance Company Limited	Bermuda	No	EPC

El Paso Amazonas Energia Ltda.	Brazil	No	EPED B Company (99.9999%)

El Paso Amazonas Energia Ltda.	Brazil	No	El Paso Energia do Brasil Ltda. (.0001%)

El Paso Brazil Holdings Company	Cayman Islands	No	El Paso Brazil, L.L.C.

El Paso Brazil, L.L.C.	DE	No	EP Production International Cayman Company

El Paso Cayger III Company	Cayman Islands	No	EPED B Company

El Paso Cayger IV Company	Cayman Islands	No	El Paso Energy Cayger II Company

El Paso CGP Company, L.L.C.	DE	No	EPC

El Paso Cheyenne Holdings, L.L.C.	DE	No	El Paso CNG Company, L.L.C.

El Paso Citrus Holdings, Inc.	DE	No	EPC

El Paso CNG Company, L.L.C.	DE	No	EPC

El Paso Corporate Foundation	TX	No	EPC

El Paso E&P Company, L.P.	DE	Yes	El Paso Production Resale Company, L.L.C. (99% LP)

El Paso E&P Company, L.P.	DE	Yes	El Paso Exploration & Production Management, Inc. (1% GP)

Subsidiary	Jurisdiction of Formation	Material	Owner(s)[46]
El Paso E&P S. Alamein Cayman Company	Cayman Islands	No	EP Energy Corporation (90%)

El Paso E&P S. Alamein Cayman Company	Cayman Islands	No	El Paso Preferred Holdings Company (10%)

El Paso Egypt Production Company	Cayman Islands	No	El Paso E&P S. Alamein Cayman Company

El Paso Egypt S. Alamein Company	Cayman Islands	No	El Paso E&P S. Alamein Cayman Company

El Paso Egypt Tanta Company	Cayman Islands	No	El Paso E&P S. Alamein Cayman Company

El Paso El Sauz B.V.	Netherlands	No	EPED Holding Company

El Paso Energia do Brasil Ltda.	Brazil	No	EPED B Company (99.0052%)

El Paso Energia do Brasil Ltda.	Brazil	No	Interenergy Company (0.9948%%)

El Paso Energy Argentina Service Company	DE	No	EPED Holding Company

El Paso Energy Capital Trust I	DE	No	EPC

El Paso Energy Cayger II Company	Cayman Islands	No	Aquamarine Power Holdings, L.L.C.

El Paso Energy E.S.T. Company	DE	No	EPC

El Paso Energy International Company	DE	No	El Paso Tennessee Pipeline Co., L.L.C.

El Paso Energy Marketing de Mexico, S de RL de CV	Mexico	No	El Paso Mexico Holding B.V. (99.89%)

El Paso Energy Marketing de Mexico, S de RL de CV	Mexico	No	EPEC Corporation (0.11%)

El Paso Energy Service Company	DE	Yes	EPC

El Paso EPE Merger Company	DE	No	EP Energy Holding Company

El Paso EPNG Investments, L.L.C.	DE	Yes	EPC

El Paso Exploration & Production Management, Inc.	DE	Yes	EP Energy Corporation

El Paso Fife I Company	Cayman Islands	No	EPED B Company

Subsidiary	Jurisdiction of Formation	Material	Owner(s)[46]
El Paso Maritime B.V.	Netherlands	No	El Paso Oleo e Gas do Brasil Ltda.

El Paso Marketing Company, L.L.C.	DE	Yes	EPEC Corporation

El Paso Merchant Energy North America Company, L.L.C.	DE	No	El Paso Tennessee Pipeline Co., L.L.C.

El Paso Merchant Energy-Petroleum Company	DE	No	El Paso CGP Company, L.L.C.

El Paso Mexico Holding B.V.	Netherlands	No	EPED Holding Company

El Paso Midstream Group, Inc.	DE	No	EPC

El Paso Natural Gas Company	DE	Yes	El Paso EPNG Investments, L.L.C.

El Paso Neuquen Holding Company	Cayman Islands	No	El Paso Energy Argentina Service Company

El Paso Noric Investments III, L.L.C.	DE	No	El Paso CNG Company, L.L.C.

El Paso Oleo e Gas do Brasil Ltda.	Brazil	No	El Paso Brazil, L.L.C. (99.8002%)

El Paso Oleo e Gas do Brasil Ltda.	Brazil	No	El Paso Brazil Holdings Company (.1998%)

El Paso Pipeline Corporation	DE	No	EPC

El Paso Pipeline GP Company, L.L.C.	DE	No	El Paso Pipeline Holding Company, L.L.C.

El Paso Pipeline Holding Company, L.L.C.	DE	No	EPC (99%)

El Paso Pipeline Holding Company, L.L.C.	DE	No	El Paso Pipeline Corporation (1%)

El Paso Pipeline LP Holdings, L.L.C.	DE	No	El Paso Pipeline Holding Company, L.L.C.

El Paso Pipeline Partners Operating Company, LLC	DE	No	El Paso Pipeline Partners, L.P.

El Paso Pipeline Partners, L.P. (“EMP”)	DE	No	El Paso Pipeline GP Company, L.L.C. (2%)

El Paso Pipeline Partners, L.P.	DE	No	El Paso Pipeline LP Holdings, L.L.C. (42.12%)

El Paso Preferred Holdings Company	DE	No	EP Energy Corporation

El Paso Production Oil & Gas Gathering Company, L.L.C.	DE	No	El Paso Production Resale Company, L.L.C.

Subsidiary	Jurisdiction of Formation	Material	Owner(s)[46]
El Paso Production Resale Company, L.L.C.	DE	Yes	El Paso Exploration & Production Management, Inc.

El Paso Reata Energy Company, L.L.C.	DE	No	El Paso Marketing Company, L.L.C.

El Paso Remediation Company	DE	No	EPC

El Paso Rio Negro Energia Ltda.	Brazil	No	EPED B Company (99.9999%)

El Paso Rio Negro Energia Ltda.	Brazil	No	El Paso Energia do Brasil Ltda. (.0001%)

El Paso Ruby Holding Company, L.L.C.	DE	No	El Paso CNG Company, L.L.C.

El Paso Services Holding Company	DE	Yes	El Paso Tennessee Pipeline Co., L.L.C.

El Paso Technology Pakistan (Private) Limited	Pakistan	No	El Paso CGP Company, L.L.C. (99.9999%)

El Paso Tennessee Pipeline Co., L.L.C.	DE	Yes	EPC

El Paso TGPC Investments, L.L.C.	DE	Yes	El Paso Tennessee Pipeline Co., L.L.C.

Elba Express Company, L.L.C.	DE	No	El Paso Pipeline Partners Operating Company, LLC

EP Energy Corporation	DE	Yes	EPC

EP Production International Cayman Company	Cayman Islands	No	EP Energy Corporation (90%)

EP Production International Cayman Company	Cayman Islands	No	El Paso Preferred Holdings Company (10%)

EPEC Corporation	DE	Yes	El Paso Services Holding Company

EPEC Oil Company Liquidating Trust	DE	No	El Paso Energy E.S.T. Company

EPEC Polymers, Inc.	DE	No	El Paso Remediation Company

EPEC Realty, Inc.	DE	No	El Paso Tennessee Pipeline Co., L.L.C.

EPED B Company	Cayman Islands	No	EPED Holding Company

EPED Holding Company	DE	No	El Paso Energy International Company

EPIC Gas International Servicos do Brasil Ltda.	Brazil	No	El Paso Energy International Company (14.9736%)

EPIC Gas International Servicos do Brasil Ltda.	Brazil	No	El Paso Services Holding Company (.0001%)

Subsidiary	Jurisdiction of Formation	Material	Owner(s)[46]
EPIC Gas International Servicos do Brasil Ltda.	Brazil	No	EPED Holding Company (85.0263%)

EPNG Funding Company, L.L.C.	DE	No	El Paso Natural Gas Company

EPPP CIG GP Holdings, L.L.C.	DE	No	El Paso Pipeline Partners Operating Company, LLC

EPTP Issuing Corporation	DE	No	El Paso Tennessee Pipeline Co., L.L.C.

Interenergy Company	Cayman Islands	No	EPED B Company

Malone Superfund Site and Douglas King et al Litigation Successor Trust	DE	No	EPEC Polymers, Inc.

Marcellus Ethane Pipeline System, L.L.C.	DE	No	El Paso Midstream Group, Inc.

MBOW Four Star Corporation	DE	No	EP Energy Corporation

Mesquite Investors, L.L.C.	DE	No	El Paso Merchant Energy North America Company, L.L.C.

Mojave Pipeline Company, L.L.C.	DE	No	El Paso Natural Gas Company

Mojave Pipeline Operating Company	TX	No	Mojave Pipeline Company, L.L.C.

Mt. Franklin Insurance Ltd.	Bermuda	No	EPC

SNG Funding Company, L.L.C.	DE	No	Southern Natural Gas Company, L.L.C.

Sirius Holdings Merger Corporation	DE	No	EPC

Sirius Merger Corporation	DE	No	Sirius Holdings Merger Corporation

SNG Pipeline Services Company, L.L.C.	DE	No	EPC

Southern Gulf LNG Company, L.L.C.	DE	No	EPC

Southern LNG Company, L.L.C.	DE	No	El Paso Pipeline Partners Operating Company, LLC

Southern Natural Gas Company, L.L.C.	DE	No	El Paso Pipeline Partners Operating Company, LLC

Southern Natural Issuing Corporation	DE	No	Southern Natural Gas Company, L.L.C.

Tennessee Gas Pipeline Company, L.L.C.	DE	Yes	El Paso TGPC Investments, L.L.C.

Tennessee Gas Pipeline Issuing Corporation	DE	No	El Paso Tennessee Pipeline Co., L.L.C.

TGP Funding Company, L.L.C.	DE	No	Tennessee Gas Pipeline Company, L.L.C.

Subsidiary	Jurisdiction of Formation	Material	Owner(s)[46]
TGP Pipeline Services Company, L.L.C.	DE	No	EPC

UnoPaso Exploracao e Producao de Petroleo e Gas Ltda.	Brazil	No	El Paso Brazil, L.L.C. (99.9999%)

UnoPaso Exploracao e Producao de Petroleo e Gas Ltda.	Brazil	No	El Paso Brazil Holdings Company (.0001%)

Wyoming Interstate Company, L.L.C.	DE	No	El Paso Pipeline Partners Operating Company, LLC

Schedule 9.9

Restatement Effective Date Affiliate Transactions

Kinder Morgan Affiliate Transactions

Kinder Morgan, Inc. (“KMI”) operates the natural gas pipeline systems owned by Kinder Morgan Interstate Gas Transmission LLC (“KMIGT”) pursuant to the Operations and Reimbursement Agreement dated January 20, 2000 by and between KMI, as operator, and KMIGT, as owner.

KMI operates certain midstream natural gas assets owned by Kinder Morgan Operating L.P. “A” (“OLPA”) pursuant to the Operations and Reimbursement Agreement dated December 21, 2000 by and between KMI, as operator, and OLPA, as owner.

KMI operates the natural gas pipeline systems owned by TransColorado Gas Transmission Company (“TC”) pursuant to the Operations and Reimbursement Agreement dated November 19, 2004 by and between KMI, as operator, and TC, as owner.

KMI operates the natural gas pipeline system owned by Kinder Morgan Gas Natural De Mexico, S. de R.L. de C.V. (“KMG”) pursuant to the Operations and Reimbursement Agreement dated January 1, 2002 by and between KMI, as operator, and KMG, as owner.

KMGP Services Company, Inc. provides employees and Kinder Morgan Services LLC (“KMS”) provides centralized payroll and employee benefits services to Kinder Morgan Energy Partners, L.P. (“KMP”), KMP’s operating partnerships and subsidiaries, Kinder Morgan G.P., Inc. and Kinder Morgan Management, LLC (“KMR”) (collectively, the “Group”). The direct costs of all compensation and other employer expenses with respect to such employees are assigned or allocated by KMS to members of the Group that reimburse KMS for same. No profit margin is charged by KMS to members of the Group. The administrative support necessary to implement such payroll and benefits services is provided by the human resource department of Kinder Morgan, Inc., and the related administrative costs are allocated to members of the Group in accordance with existing expense allocation procedures. The effect of these arrangements is that each member of the Group bears the direct compensation and employer costs of its assigned employees and bears an allocable portion of the corporate general administrative costs. KMP provides reimbursement for its share of these administrative costs and such reimbursements are accounted for as described above. The agreements that address KMP reimbursement commitments are: KMP’s Limited Partnership Agreement, the Delegation of Control Agreement among Kinder Morgan G.P., Inc., KMR, KMP and the other parties thereto, and KMR’s Limited Liability Company Agreement. Executive officers of Kinder Morgan G.P., Inc. and KMR, other employees who provide management or services to both Kinder Morgan, Inc. and the Group, and employees who assist in the operation of KMP’s Natural Gas Pipeline assets are employed by Kinder Morgan, Inc. These Kinder Morgan, Inc. employees’ expenses are allocated without a profit component between Kinder Morgan, Inc. and the appropriate members of the Group.

KMI’s indemnity obligations relating to debt incurred by KMP in its acquisition of certain natural gas pipelines from Kinder Morgan Kansas, Inc., in an aggregate principal amount equal to $733,500,903 (as set forth in KMI’s form 10-K for the fiscal year ended December 31,2010).

Various officers or employees of KMI provide management or services to KMI and KMR, KMP and/or either’s subsidiaries or assist KMP and/or its subsidiaries in the operation of their respective natural gas pipeline assets. The expenses of such KMI employees shall be allocated without a profit component between KMI and KMR, KMP and/or either’s subsidiaries.

Finally, it is KMI’s corporate policy that from time to time, employees of KMR or its subsidiaries may perform services for KMI or KMP or their respective subsidiaries. Similarly, from time to time employees of KMI or its subsidiaries may perform services for KMR or KMP or their respective subsidiaries, and employees of KMP or its subsidiaries may perform services for KMI or KMR or their respective subsidiaries. These services include administrative items such as centralized payroll, employee benefit services, cost reimbursement, management services, asset maintenance and other ordinary course corporate responsibilities.

El Paso Affiliate Transactions

Operating and Services Agreements:

•

The Omnibus Agreement, by and among El Paso Pipeline Partners, L.P. (“EMP”), El Paso Pipeline GP Company, L.L.C., Southern Natural Gas Company, L.L.C. (“SNG”), Colorado Interstate Gas Company, L.L.C. (“CIG”), and EPC, governs the reimbursement by EMP of various operating and general and administrative services performed on its behalf. Pursuant to this agreement, EPC performs centralized corporate functions on behalf of EMP including legal, accounting, treasury, insurance administration and claims processing, risk management, health, safety and environmental, information technology, human resources, credit, payroll, internal audit, tax and engineering. EMP reimburses EPC for the cost of these services including the salaries and employee benefits of personnel performing the services. Costs incurred within EPC’s corporate departments are directly allocated to EMP and its subsidiaries if the costs are incremental and are due solely to EMP or are identified specifically for services performed by the corporate department for EMP. These costs are billed to EMP via a monthly allocation process. Specific cost drivers are used to allocate the costs whenever possible. If a cost does not have a specific driver it is included in a Glump allocation. EPC’s corporate overhead formula for Glump allocation is driven by the modified Distrigas method which is commonly used in the pipeline industry and is accepted by Federal Energy Regulatory Commission. Specifically, the method allocates costs based upon the business unit’s EBIT, Property, Plant and Equipment, and payroll.

•

Southern Gulf LNG Company, LLC (“SGLNG”) operates the Gulf LNG Terminal and Pipeline pursuant to the Operation and Maintenance agreement between Gulf LNG Energy, LLC (“GLE”), Gulf LNG Pipeline, LLC (“GLP”) (GLE and GLP are Owners) and SGLNG (Operator) dated February 7, 2008.

•

SNG Pipeline Services Company, LLC provides labor and associated support and administrative services to Southern LNG Company, L.L.C. (“SLNG”), SGLNG, Elba Express Company, L.L.C. (“Elba Express”), Bear Creek Storage Company, L.L.C. (“Bear Creek”), Tennessee Gas Pipeline Company (“TGPC”), and El Paso Natural Gas Company (“EPNG”) in connection with the day-to-day management and supervision of such facilities pursuant to the Master Services Agreement between SNG Pipeline Services Company, SLNG, Southern Gulf LNG Company, LLC, Elba Express, Bear Creek, TGPC, and EPNG dated September 1, 2011.

•

EPNG provides certain support and administrative services to Mojave Pipeline Company, LLC (“Mojave”), CIG, Wyoming Interstate Company, L.L.C. (“WIC”), SNG, and TGPC pursuant to the Master Services Agreement between EPNG, Mojave Pipeline Company, LLC, CIG, WIC, SNG, and Tennessee Gas Pipeline Company dated September 1, 2011.

•

TGP Pipeline Services Company, LLC provides certain services to EPNG, Mojave, SNG, SLNG, SGLNG, Elba Express, Bear Creek, CIG, WIC and TGPC in connection with the performance of said transportation and storage services pursuant to the Master Services Agreement among TGP Pipeline Services Company, L.L.C. (“TGP Services”), EPNG, Mojave, SNG, SLNG, SGLNG, Elba Express, Bear Creek, CIG, WIC and TGPC dated September 1, 2011.

•

CIG, WIC and SNG are parties to Master Services Agreements with EPC, TGP Services, EPNG and CIG Pipeline Services Company, L.L.C or SNG Pipeline Services Company, L.L.C. (together the “Services Companies”). Under these agreements CIG and SNG agree to reimburse EPC for supervisory, administrative and financial services in connection with their operations. These costs are allocated either directly or indirectly through a Glump allocation.

•

CIG, WIC, SLNG, Elba Express and SNG agree to reimburse TGP Services for technical services such as control, metallurgical, pipeline integrity, rates, tariffs, certificates, engineering and rehabilitation, operational training, government affairs and measurement. TGP Services provides these services to all EPC pipeline operating companies. The specific allocations are based on the estimated level of effort devoted to their operations (time and motion studies).

•

CIG agrees to reimburse EPNG for supervisory, administrative, financial and technical services such as gas scheduling, gas control, market analysis, and executives. The specific allocation to CIG is based on estimated level of effort devoted to their operations.

•

SLNG and Elba Express agree to reimburse SNG for supervisory, administrative, financial and technical services such as gas scheduling, gas control, market analysis, and executives. The specific allocation is based on estimated level of effort devoted to their operations.

•

CIG, SLNG, Elba Express and SNG agree to reimburse the Services Companies for labor, associated support and administrative services in connection with the day-to-day management and supervision of their facilities.

•

WIC agrees to reimburse CIG for supervisory, administrative, financial and technical services such as gas scheduling, gas control, market analysis, and executives. The specific allocation to WIC is based on estimated level of effort devoted to their operations.

•

WIC provides natural gas transportation services to CIG and Cheyenne Plains under long-term contracts. WIC entered into these contracts in the normal course of business and the services are based on the same terms as non-affiliates. These services are provided under multiple contracts with various expiration dates.

•

Construction, Installation, Operation and Maintenance of Measurement and Related Facilities Agreement for Bear Creek Field Bienville Parish, LA dated October 4, 1990 by and between Sonat Exploration Company and SNG. Primary term of one year, annual evergreen 30 days written notice to terminate.

•

Construction, Installation, Operation and Maintenance of Measurement and Related Facilities Agreement for Bear Creek Field- Section 36 Bienville Parish, LA dated March 27, 1990 by and between Sonat Exploration Company and SNG. Primary term of one year, annual evergreen 30 days written notice to terminate.

•

Special Services Agreement for Installation of Quality Assurance Valve at Short Creek Receiving Station – Jefferson County, Alabama dated September 22, 2010 by and between El Paso E&P Company, L.P. and SNG.

•

Construction, Installation, Operation and Maintenance of Measurement and Related Facilities Agreement for Short Creek Field Jefferson County, Alabama dated November 3, 2000 by and between El Paso Production Company and SNG. Primary term of one year, annual evergreen 30 days written notice to terminate.

•

Installation of Electronic Facilities Agreement for Short Creek Receiving Station dated July 17, 2003 by and between El Paso Production Company and SNG. Agreement remains in full force and effect until terminated by either party upon no less than 30 days notice.

•	Firm Transportation Service Agreement dated September 1, 2005 and amended and restated as of June 1, 2011 by and between El Paso E&P Company, L.P. and CIG.

•

Firm Transportation Service Agreement dated September 1, 2000 and amended and restated as of June 1, 2011 by and between El Paso E&P Company, L.P. and CIG. Firm Capacity for 50,000 Dth/d from 6/1/2011-3/31/2016.

•

Firm Transportation Service Agreement dated September 1, 2000 and amended and restated as of June 1, 2011 by and between El Paso E&P Company, L.P. and CIG. Firm Capacity for 30,000 Dth/d from 6/1/2011-9/30/2012 then 10,000 Dth/d from 10/1/2012-3/31/2016.

Contribution Agreements:

•

On March 24, 2010, EMP entered into a contribution agreement with its operating company and El Paso and certain of its subsidiaries. Pursuant to the contribution agreement, on March 30, 2010 EMP acquired a 51 percent member interest in each of SLNG and Elba Express from EPC in exchange for aggregate consideration of $810 million.

•

On June 17, 2010, EMP entered into a contribution agreement with its operating company and EPC and certain of its subsidiaries to acquire an additional 16 percent general partner interest in SNG, with a 90 day option purchase an additional four percent general partner interest in SNG in one percent increments. Pursuant to the contribution agreement, on June 23, 2010 EMP acquired the additional 16 percent general partner interest in SNG exchange for consideration of $394 million, and on June 30, 2010 EMP acquired the additional four percent general partner interest in SNG for aggregate consideration of $98.4 million.

•

On November 12, 2010, EMP entered a contribution agreement with its operating company and EPC and certain of its subsidiaries. Pursuant to the contribution agreement, on November 19, 2010 EMP acquired the remaining 49 percent member interest in each of SLNG and Elba Express and an additional 15 percent general partner interest in SNG for aggregate consideration of $1,133 million.

Other Affiliate Transactions

•	El Paso Pipeline Partners, L.P. Partnership Agreement, among El Paso Pipeline LP Holdings, L.L.C., El Paso Pipeline GP Company, L.L.C. and El Paso Pipeline Partners, L.P.

•	El Paso Pipeline Partners Operating Company, L.L.C.’s $10,000,000 floating LIBOR based rate note payable to EPC, dated as of September 30, 2008 and due September 30, 2012, as guaranteed by EMP.

•

El Paso Noric Investments III, L.L.C., an indirect subsidiary of EPC, owns a 14% interest in Colorado Interstate Gas Company, L.L.C. EPP C.I.G. GP Holdings, L.L.C., an indirect subsidiary of EMP, owns the majority 86% interest.

•	TGP, an indirect subsidiary of EPC, owns a 50% interest Bear Creek. SNG, an indirect subsidiary of EMP, owns the remaining 50% interest.

In addition, each of WIC, CIG, SLNG, Bear Creek, Elba Express and SNG currently have or will have in the future other routine agreements with EPC or one of its subsidiaries that arise in the ordinary course of business, including revised and updated agreements for services and other transportation and exchange agreements and interconnection and balancing agreements with other EPC pipelines.

Schedule 9.14(c)

Post Restatement Effective Date Deliverables

None.

Schedule 10.1

Restatement Effective Date Indebtedness

Kinder Morgan Indebtedness:

See Schedules 1.1(e) and 1.1(f), which are incorporated herein by reference.

K N Capital Trust I’s $12,689,000 8.56% Capital Trust Pass-through Securities47

K N Capital Trust III’s $14,385,000 7.63% Capital Trust Pass-through Securities48

Kinder Morgan, Inc.’s guarantee of Kinder Morgan G.P., Inc.’s $100,000,000 Series A Fixed-to-Floating Rate Term Cumulative Preferred Stock;

KMI’s indemnity obligations relating to KMP’s acquisition of certain natural gas pipelines from Kinder Morgan Kansas, Inc., in an aggregate principal amount equal to $733,500,903 (as set forth in KMI’s most recent 10-K).

El Paso Indebtedness:

See Schedules 1.1(j), 1.1(k) and 1.1(n), which are incorporated herein by reference.

Notes:

COMPANY	PRINCIPAL AMOUNT
EP Energy Corporation
7.75% Senior Notes due 2013	$906,000

El Paso Energy Capital Trust I
4.75% Trust Convertible Preferred Securities due 2028[49]	$324,886,400

[47]	Guaranteed by Kinder Morgan, Inc.
[48]	Guaranteed by Kinder Morgan, Inc.
[49]	Guaranteed by EPC.

Credit Facilities:

COMPANY	COMMITMENT/ PRINCIPAL AMOUNT
Cheyenne Plains Gas Pipeline Company, LLC	$278,000,000
Credit Agreement, dated as of May 9, 2005

EPC[50]
Credit Agreement, dated as of November 12, 2008	$125,000,000
Credit Agreement, dated as of April 9, 2009	$125,000,000
Credit Agreement, dated as of November 9, 2010	$150,000,000

Reimbursement Agreement, dated as of April 28, 2011	$50,000,000

Credit Agreement dated as of June 24, 2009	$175,000,000

El Paso E&P
Third Amended and Restated Credit Agreement, dated as of June 2, 2011	$1,000,000,000

Other Letter of Credit Facilities and Guarantees:

•	$75,000,000 Uncommitted Tennessee Gas Pipeline Letter of Credit Facility;

•	EPC guarantee in respect of EPEC Polymers $9,000,000 letter of credit, with JPMorgan Chase Bank, N.A. as issuer, and the U.S. Environmental Protection Agency, as beneficiary; and

•	EPC guarantee in respect of El Paso Merchant Energy Corporation $250,000 letter of credit, with JPMorgan Chase Bank, N.A. as issuer, and the U.S. Environmental Protection Agency, as beneficiary.

Other Indebtedness:

•	Supplemental Guaranty by EPC in favor of Deutsche Bank Trust Company Americas, dated May 3, 2010;

•	Guarantee Agreement from EPC to Angola LNG Supply Services LLC, on behalf of GLE Channel Improvement, LLC, dated February 7, 2008;

•	Guarantee Agreement, from EPC to Auburndale Power Partners, LP, with respect to Gas Sale Agreement, dated as of June 22, 2004;

•	Guarantee Agreement, from EPC to Union Bank of California, on behalf of El Paso Marketing, L.P., dated as of November 21, 2008;

•	Guarantee Agreement, from EPC to U.S. Bank, National Association, on behalf of CrossTex, dated as of May 18, 2010;

•

Guarantee Agreement, from EPC to Gulf LNG Energy, LLC and Gulf LNG Pipeline, LLC, on behalf of Southern Gulf LNG Company, LLC, dated as of February 7, 2008, with respect to that Operation and Maintenance Agreement, dated as of February 7, 2008;

•

Capital Stock Agreement in connection with the Capital Stock of Citrus Corp., dated June 30 1986, between Sonat Inc., Enron Corp., Houston Natural Gas Corporation and Citrus Corp. (as amended April 3, 2000 and September 29, 2004);

[50]	As of the Amendment No. 2 Effective Date, these letter of credit facilities are unsecured obligations.

•	Altamont Gas Plant Gas Purchase/Processing Contract, by and between El Paso Midstream Group, Inc. and El Paso E&P Company, L.P., dated December 15, 2010 and effective April 30, 2010;

•	Equity Funding Guarantee, dated as of February 7, 2008, by and among, EPC, The Royal Bank of Scotland, and lender parties thereto; and

•	Third Amendment to the Buyer Equity Funding Loan Agreement dated as of April 11, 2011 by and among Gulf LNG Holdings Group, LLC and Southern Gulf LNG Company, LLC.

Schedule 10.2

Restatement Effective Date Liens

Debt Facilities

COMPANY NAME	PRINCIPAL AMOUNT
Cheyenne Plains Gas Pipeline Company, LLC
Credit Agreement, dated as of May 9, 2005	$278,000,000

El Paso E&P
Third Amended and Restated Credit Agreement, dated as of June 2, 2011	$1,000,000,000

Young Gas Storage Company
Credit Agreement, dated as of March 26, 1999	$2,870,000

Other

Ruby Pipeline Holding Company, L.L.C. Limited Liability Company Agreement among El Paso Ruby Holding Company, L.L.C., Global Infrastructure Partners-A, L.P., GIP-B1 Master Partnership, L.P. and GIP-C Holding Partnership, L.P.

Schedule 10.5(a)

Certain Investments

•	The equity investments specified in Schedule 8.12, each of which is incorporated herein by reference;

•	The $1,170,421,641.98 intercompany loan made by EPC, as lender, to El Paso CNG Company, LLC, as borrower (related to the Coastal Corporation acquisition);

•	The $557,222,996.26 intercompany loan made by EPC, as lender, to El Paso Marketing Company, L.L.C., as borrower (related to certain electricity marketing contracts);

•	The $3,472,876.62 intercompany loan made by EPC, as lender, to El Paso Ruby Holding Co., LLC, as borrower; and

•	The $1,211,688.62 intercompany loan made by EPC, as lender to Southern Gulf LNG, LLC, as borrower.

Schedule 10.5(b)

Investments

Kinder Morgan

•

Kinder Morgan, Inc.’s (and its wholly owned subsidiaries’) ownership of approximately 7.03% of the Common Units and 100% of the Class B Units of Kinder Morgan Energy Partners, L.P. Kinder Morgan G.P., Inc.’s ownership of 100% of the general partnership interests in Kinder Morgan Energy Partners, L.P.

•

Kinder Morgan, Inc.’s ownership of approximately 14.27% of the limited liability company shares of Kinder Morgan Management, LLC and a corresponding percentage of i-units of Kinder Morgan Energy Partners, L.P. Kinder Morgan G.P., Inc.’s ownership of 2 voting shares of Kinder Morgan Management, LLC.

•

NGPL HoldCo Inc.’s ownership of 20% of NGPL PipeCo LLC, and indirectly, Kinder Morgan Illinois Pipeline LLC, Natural Gas Pipeline of America LLC, and NGPL Canyon Compression Co. LLC. NGPL PipeCo LLC also owns a 50% interest in Horizon Pipeline Company, L.L.C.

El Paso:

•	El Paso Pipeline Partners Operating Company, L.L.C.’s $10,000,000 floating LIBOR based rate note payable to EPC, dated as of September 30, 2008 and due September 30, 2012, as guaranteed by EMP.

•	Intercompany Note, between El Paso Pipeline GP Company, L.L.C. as borrower and EPC as lender, with indebtedness outstanding from time to time of up to $2,000,000.

•	Intercompany Note, between El Paso Pipeline LP Holdings, L.L.C. as borrower and EPC as lender, with indebtedness outstanding from time to time of up to $2,000,000.

•	Supplemental Guaranty by EPC in favor of Deutsche Bank Trust Company Americas, dated May 3, 2010.

•	Guarantee Agreement from EPC to Angola LNG Supply Services LLC, on behalf of GLE Channel Improvement, LLC, dated February 7, 2008.

•	Guarantee Agreement, from EPC to Auburndale Power Partners, LP, with respect to Gas Sale Agreement, dated as of June 22, 2004.

•	Guarantee Agreement, from EPC to Union Bank of California, on behalf of El Paso Marketing, L.P., dated as of November 21, 2008.

•	Guarantee Agreement, from EPC to U.S. Bank, National Association, on behalf of CrossTex, dated as of May 18, 2010.

•

Guarantee Agreement, from EPC to Gulf LNG Energy, LLC and Gulf LNG Pipeline, LLC, on behalf of Southern Gulf LNG Company, LLC, dated as of February 7, 2008, with respect to that Operation and Maintenance Agreement, dated as of February 7, 2008.

•	EPC guarantee in respect of EPEC Polymers $9,000,000 letter of credit, with JPMorgan Chase Bank, N.A. as issuer, and the U.S. Environmental Protection Agency, as beneficiary; and

•	EPC guarantee in respect of El Paso Merchant Energy Corporation $250,000 letter of credit, with JPMorgan Chase Bank, N.A. as issuer, and the U.S. Environmental Protection Agency, as beneficiary.

•	Equity Funding Guarantee, dated as of February 7, 2008, by and among, EPC, The Royal Bank of Scotland, and lenders parties thereto.

•	EPC owns 88,400,059 common units, or an approximately 42% limited partner interest, in El Paso Pipeline Partners, L.P.

•

El Paso Noric Investments III, L.L.C. owns: (i) a 4% interest in Cliffside Helium, LLC, (ii) a 3.96% limited partner interest in Cliffside Refiners, L.P. and (iii) a 14% interest in Colorado Interstate Gas Company, L.L.C. [51] Cliffside Helium, LLC also owns a 1% general partnership interest in Cliffside Refiners, L.P.

•	El Paso Ruby Holding Company, L.L.C. owns a 50% interest in Ruby Pipeline Holding Company, L.L.C, and indirectly, Ruby Investment Company, L.L.C. and Ruby Pipeline, L.L.C.

•	El Paso Citrus Holdings, Inc. owns a 50% interest in Citrus Corp., and indirectly, Florida Gas Transmission Company, L.L.C. and Citrus Energy Services, Inc.

•

El Paso Midstream Group, Inc. owns a (i) 50% interest in El Paso Midstream Investment Company, L.L.C. and (ii) 1% interest in El Paso REM, L.L.C. El Paso Midstream Investment Company, L.L.C. owns the remaining 99% interest in El Paso REM, L.L.C.

•	Southern Gulf LNG Company, L.L.C.’s owns a 50% interest in Gulf LNG Energy, LLC, and indirectly, Gulf LNG Pipeline, LLC, GLE Channel Improvement, LLC and Gulf LNG Energy, LLC.

•	CIG Gas Storage Company owns a 47.5% interest in Young Gas Storage Ltd.

•	EPC owns a 50% interest in Southeast LNG Distribution Company, LLC.

•	Tennessee Gas Pipeline Company owns a 50% interest in Bear Creek Storage Company, LLC.[52]

•	El Paso Remediation Company owns a 50% interest in ANR Advance Holdings, Inc and 33.3334% interest in GEBF, L.L.C. Transport USA, Inc. is a wholly owned direct subsidiary of ANR Advance Holdings, Inc.

•	El Paso Energy International Company owns a 50% interest in Berkshire Feedline Acquisition Limited Partnership.

•	El Paso E&P Company, L.P. owns a 50% interest in Black Warrior Methane Corp. (i) and (ii) Black Warrior Transmission Corp.

•

El Paso E&P Company, L.P. owns a (i) 50% interest in Black Warrior Methane Corp., (ii) 50% interest in Black Warrior Transmission Corp., (iii) 23% interest in EnerVest Energy, L.P. and (iv) 30% interest in Starr County Gathering System.

•	Coastal Energy Resources Ltd. owns a 50% interest in Coastal Wartsila Petroleum Private Limited.

•	El Paso Fife I Company owns a 50% interest in Fife Power.

•	MBOW Four Star Corporation owns a 48.8% interest in Four Star Oil & Gas Company.

•	EPED B Company owns a 2% interest in Gas TransBoliviano S.A.

•	Coastal Power International II Ltd. owns (i) a 50% interest in Quetta Power Holding Company I Ltd. and (ii) a 1% interest in Quetta Power Holding Company II Ltd.

•	Quetta Power Holding Company I Ltd. owns (i) a 98% interest in Quetta Power Holding Company II Ltd. and (ii) a 99% interest in Habibullah Coastal Power Company (Private) Limited.

•	Quetta Power Holding Company II Ltd owns a .9999% interest in Habibullah Coastal Power Company (Private) Limited.

•	EPIC Gas International Servicos do Brasil Ltda. owns a 33.33% interest in BBPP Holdings Ltda.

[51]	EPPP CIG GP Holdings, L.L.C., an indirect subsidiary of El Paso Pipeline Partners, L.P., owns the remaining 86% of Colorado Interstate Gas Company, L.L.C.
[52]	Southern Natural Gas Company, L.L.C., an indirect subsidiary of El Paso Pipeline Partners, L.P., owns the remaining 50% of Bear Creek Storage Company, LLC

Schedule 14.2

Notice Addresses

1.	Borrower:

Kinder Morgan, Inc.

500 Dallas St., Suite 1000

Houston, TX 77002

Telecopy: (713) 495-2737

Attention: Joseph Listengart

2.	Credit Parties (Other than the Borrower)

c/o Kinder Morgan, Inc.

500 Dallas St., Suite 1000

Houston, TX 77002

Telecopy: (713) 495-2737

Attention: Joseph Listengart

3.	Administrative Agent or Collateral Agent:

Barclays Bank PLC

Credit Contact:

Barclays Capital

745 Seventh Avenue

New York, NY 10019

Attention: Michael Mozer / May Huang

Facsimile: 212-526-5115 / 212-526-5115

Telephone: 212-526-1456 / 212-526-0787

Email: michael.mozer@barcap.com / may.huang@barcap.com / LTMNY@barcap.com with a copy to:

Post Close Operations/Administrative Contact:

Barclays Capital Services LLC

1301 Sixth Avenue

New York, NY 10019

Attention: Andrea Lubinsky

Facsimile: 917-522-0569

Telephone: 212-320-7741

Email: xraUSLoanOps5@BarclaysCapital.com / andrea.lubinsky@barcap.com

Wire Instructions:

Bank Name:                     Barclays Bank PLC

                       c/o Barclays Capital Services LLC

Address (City, State):      70 Hudson Street, Jersey City, NJ 07302

ABA#:                              026 002 574

Account Name:                Clad Control Account

Account Number:             050-019104

Ref:                                    Kinder Morgan

4.	Swingline Lenders:

Barclays Bank PLC

Credit Contact:

Barclays Capital

745 Seventh Avenue

New York, NY 10019

Attention: Michael Mozer / May Huang

Facsimile: 212-526-5115 / 212-526-5115

Telephone: 212-526-1456 / 212-526-0787

Email: michael.mozer@barcap.com / may.huang@barcap.com / LTMNY@barcap.com with a copy to:

Post Close Operations/Administrative Contact:

Barclays Capital Services LLC

1301 Sixth Avenue

New York, NY 10019

Attention: Andrea Lubinsky

Facsimile: 917-522-0569

Telephone: 212-320-7741

Email: xraUSLoanOps5@BarclaysCapital.com / andrea.lubinsky@barcap.com

[Name of Swingline Lender]

[Address]

Attention:

Fax No.:

Telephone No.:

Email Address:

5.	Letter of Credit Issuers:

Barclays Bank PLC

200 Park Avenue

New York, NY 10166

Attention: Letter of Credit Department / Dawn Townsend

Facsimile: (212) 412-5011

Telephone: (201) 499-2081

Email: xraLetterofCredit@barclayscapital.com

with a copy to:

Credit Contact:

Barclays Capital

745 Seventh Avenue

New York, NY 10019

Attention: Michael Mozer / May Huang

Facsimile: 212-526-5115 / 212-526-5115

Telephone: 212-526-1456 / 212-526-0787

Email: michael.mozer@barcap.com / may.huang@barcap.com / LTMNY@barcap.com

Post Close Operations/Administrative Contact:

Barclays Capital Services LLC

1301 Sixth Avenue

New York, NY 10019

Attention: Andrea Lubinsky

Facsimile: 917-522-0569

Telephone: 212-320-7741

Email: xraUSLoanOps5@BarclaysCapital.com / andrea.lubinsky@barcap.com

Citibank, N.A.

One Penn’s Way

New Castle, DE 19720

Attention: David Foster

Telephone: (302) 894-6142

Facsimile: (212) 994-0847

E-Mail: david.g.foster@citi.com

JPMorgan Chase Bank, N.A.

Attention: Debra C. Williams

JPMorgan Loan Services

Telephone No. 312-732-2590

Email Address: debra.c.williams@jpmchase.com

Shared box for fax: cls.agency.lc.bought.team@chase.com

Exhibit B to Amendment No. 2

AMENDED AND RESTATED GUARANTEE

This AMENDED AND RESTATED GUARANTEE is dated as of [        ], 2012 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by each of the signatories listed on the signature pages hereto and each of the other entities that becomes a party hereto pursuant to Section 19 (the “Guarantors” and individually, a “Guarantor”), in favor of the Barclays Bank PLC, as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower (as defined herein) is party to the Credit Agreement dated as of May 30, 2007 (as amended by Amendment No. 1, dated as of July 16, 2007, as amended by Amendment No. 2, dated as of February 10, 2012 and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among Kinder Morgan, Inc., a Delaware corporation (the “Borrower”) and successor by merger to Kinder Morgan Kansas, Inc., the lending institutions from time to time parties thereto (each a “Revolving Lender” and, collectively, the “Revolving Lenders”), the Collateral Agent, Barclays Bank PLC, as administrative agent (together with its successors and assigns in such capacity, the “Revolving Administrative Agent”) and Swingline Lender (as defined therein), Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Citibank, N.A. (“Citibank”), as Letter of Credit Issuers (as defined therein) and the other agents and entities party thereto, pursuant to which, among other things, (a) the Revolving Lenders have severally agreed and will severally agree to make Loans (as defined in the Revolving Credit Agreement) to the Borrower and the Letter of Credit Issuers (as defined therein) have agreed and will agree to issue Letters of Credit (as defined therein) for the account of the Borrower (collectively, the “Revolver Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) Cash Management Banks or Hedge Banks (each as defined in the Revolving Credit Agreement) are permitted from time to time to enter into Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Revolving Credit Agreement);

WHEREAS, the Borrower is party to the Credit Agreement dated as of February 10, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Acquisition Debt Facilities Credit Agreement”, and, together with the Revolving Credit Agreement, the “Credit Agreements”) among the Borrower, the lending institutions from time to time parties thereto (each a “Pari Passu Lender” and, collectively, the “Pari Passu Lenders” and together with the Revolving Lenders, the “Lenders”), Barclays Bank PLC, as administrative agent (together with its successors and assigns in such capacity, the “Acquisition Debt Facilities Administrative Agent”), the Collateral Agent and the other agents and entities party thereto, pursuant to which, among other things, (a) the Pari Passu Lenders have severally agreed to make Bridge Loans and Term Loans (each as defined in the Acquisition Debt Facilities Credit Agreement) to the Borrower (collectively, the “Acquisition Debt Facilities Extensions of Credit”; collectively with the Revolver Extensions of Credit, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) certain Cash Management Banks or Hedge Banks (each as defined in the Acquisition Debt Facilities Credit Agreement) are permitted from time to time to enter into Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Acquisition Debt Facilities Credit Agreement);

WHEREAS, pursuant to that certain Resignation and Appointment Agreement dated as of [        ], 2012, Citibank, the current administrative agent and collateral agent under the Revolving Credit Agreement, has resigned as administrative agent and collateral agent effective as of the Restatement Effective Date (under and as defined in the Revolving Credit Agreement) and Barclays Bank PLC shall serve in such capacities from and after the Restatement Effective Date;

WHEREAS, (i) all or a portion of the Revolving Credit Agreement Obligations (as defined below) and/or the Acquisition Debt Facilities Credit Agreement Obligations (as defined below) may from time to time be replaced, refinanced or refunded by Secured Refinancing Credit Facilities Obligations (as defined below) (and all or a portion of such Secured Refinancing Credit Facilities Obligations may from time to time be replaced, refinanced or refunded by other Secured Refinancing Credit Facilities Obligations) or Secured Refinanced Notes (as defined below) (and all or a portion of such Secured Refinancing Notes may from time to time be replaced, refinanced or refunded by other Secured Refinancing Notes), (ii) the Secured Refinancing Credit Facilities Obligations will be incurred under one or more Secured Refinancing Credit Facilities Agreements (as defined below) and (iii) each Secured Refinancing Credit Facilities Agent (as defined below) will be a party to the Collateral Agency Agreement by executing a joinder agreement in accordance with the terms of the Collateral Agency Agreement (as defined below);

WHEREAS, the Collateral Agent, the Administrative Agents (as defined below) and the other parties thereto are all party to the Collateral Agency Agreement dated as of [    ], 2012;

WHEREAS, each Guarantor is a direct or indirect Domestic Subsidiary of the Borrower;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Guarantors in connection with the operation of their respective businesses;

WHEREAS, each Guarantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement) to make their respective Extensions of Credit to the Borrower under the Credit Agreements to which they are a party that the Guarantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce (i) the Administrative Agents, the Collateral Agent, the Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement), as applicable, to enter into the Credit Agreements to which they are a party, (ii) the Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement) to make their respective Extensions of Credit to the Borrower under the Credit Agreements to which they are a party, (iii) each Cash Management Bank (as defined below) to enter into Secured Cash Management Agreements (as defined below) and each Hedge Bank (as defined below) to enter into Secured Hedge Agreements (as defined below) with the Borrower or any Restricted Subsidiary (as defined below) and (iv) the Secured Refinancing Credit Facilities Secured Parties to enter into the Secured Refinancing Credit Facilities Agreements to which they are a party and to make extensions of credit thereunder, the Guarantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Collateral Agency Agreement and used herein shall have the meanings given to them in the Collateral Agency Agreement.

(b) As used herein, the terms “Acquisition Debt Facilities Credit Agreement Obligations”, “Acquisition Debt Facilities Credit Agreement Secured Parties”, “Administrative Agents”, “Cash Management Bank”, “Collateral Agency Agreement”, “Credit Agreement Obligations”, “Credit Documents”, “Credit Parties”, “Default”, “Domestic Subsidiary, “Event of Default”, “Hedge Bank”, “Letters of Credit”, “Letter of Credit Issuers”, “Pari Passu Notes”, “Pari Passu Notes Indentures”, “Pari Passu Notes Obligations”, “Pari Passu Notes Secured Parties”, “Pari Passu Notes Trustees”, “Required Lenders”, “Restatement Effective Date”, “Restricted Subsidiary”, “Revolving Credit Agreement Obligations”, “Revolving Credit Agreement Secured Parties”, “Secured Cash Management Agreements”, “Secured Hedge Agreement”, “Secured Refinancing Credit Facilities Agreements”, “Secured Refinancing Credit Facilities Obligations” and “Subsidiaries” shall have the meanings given to such terms in the Security Agreement (as defined below).

(c) As used herein, the terms “Acquisition Debt Facilities Administrative Agent”, “Acquisition Debt Facilities Credit Agreement”, “Acquisition Debt Facilities Extensions of Credit”, “Borrower”, “Collateral Agent”, “Credit Agreements”, “El Paso Security Agreement”, “Extensions of Credit”, “Guarantor”, “Lenders”, “Pari Passu Lenders”, “Revolver Extensions of Credit”, “Revolving Administrative Agent” and “Revolving Credit Agreement” shall have the meanings given to such terms in the preamble and recitals hereto.

(d) As used in this Agreement, the following terms have the meanings specified below:

“Guarantee” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Guarantee” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein, if any.

“Guarantee Obligations” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Guarantee Obligations” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein, if any.

“Guarantee Termination Date” shall have the meaning set forth in Section 2(e).

“Person” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Person” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein, if any.

“Revolving Lenders” shall have the meaning provided in the recitals hereto.

“Security Agreement” shall mean that certain Amended and Restated Security Agreement dated as of [            ], 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Borrower, the other Grantors (as defined therein) party thereto and the Collateral Agent.

(e) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this

Agreement, and Section references are to Sections of this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(f) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guarantee.

(a) Subject to the provisions of Section 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Collateral Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents and the Pari Passu Notes Indentures shall in no event exceed the amount that can be guaranteed by such Guarantor under the Bankruptcy Code or any applicable laws relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors after giving full effect to the liability under this Agreement and its related contribution rights set forth in this Section 2, but before taking into account any liabilities under any other Guarantee Obligations (other than any other Guarantee).

(c) Each Guarantor further agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by the Administrative Agent or the Collateral Agent or any other Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Agreement.

(d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Agreement or affecting the rights and remedies of the Collateral Agent or any other Secured Party hereunder.

(e) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments, other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable (notwithstanding that from time to time during the term of the Revolving Credit Agreement, the Acquisition Debt Facilities Credit Agreement, any Secured Refinancing Credit Facilities Agreement and any Secured Cash Management Agreement or Secured Hedge Agreement the Credit Parties may be free from any Obligations) for the Obligations up to the maximum liability of such Guarantor hereunder until (i) all Acquisition Debt Facilities Credit Agreement Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, (ii) all Revolving Credit Agreement Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, (iii) all Secured Refinancing Credit Facilities Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, (iv) the Commitments under each of the Revolving Credit Agreement, Acquisition Debt Facilities Credit Agreement and any Secured Refinancing Credit Facilities Agreement shall be terminated and (v) no Letters of Credit shall be outstanding (or all such Letters of Credit shall have been fully cash collateralized or otherwise back-stopped to the reasonable satisfaction of the applicable Letter of Credit Issuer) (the “Guarantee Termination Date”).

(f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Collateral Agent or any other Secured Party on account of its liability hereunder, it will notify the Collateral Agent in writing that such payment is made under this Agreement for such purpose. If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising hereunder. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2(f) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2(f) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.

3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder (including by way of set-off rights being exercised against it), such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment as set forth in this Section 3. To the extent that any Guarantor shall be required hereunder to pay any portion of any Obligation guaranteed hereunder exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries (other than the Borrower) from the Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of such Obligations guaranteed hereunder (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date; provided that any Guarantor’s right of reimbursement shall be subject to the terms and conditions of Section 5 hereof. For purposes of determining the net worth of any Guarantor in connection with the foregoing, all Guarantee Obligations of such Guarantor other than this Agreement and any other Guarantees will be deemed to be enforceable and payable after this Agreement and any other Guarantees. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

4. Right of Set-off. In addition to any rights and remedies of the Secured Parties provided by law, each Guarantor hereby irrevocably authorizes each Revolving Credit Agreement Secured Party, each Acquisition Debt Facilities Credit Agreement Secured Party and each Secured Refinancing Credit Facilities Agreement Secured Party at any time and from time to time following the occurrence and during the continuance of an Event of Default under such Revolving Credit Agreement, Acquisition Debt Facilities Credit Agreement or Secured Refinancing Credit Facilities Agreement respectively, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Revolving Credit Agreement Secured Party, such Acquisition Debt Facilities Credit Agreement Secured Party or such Secured Refinancing Credit Facilities Secured Party, as applicable, to or for the credit or the account of such Guarantor. Each such Secured Party shall notify such Guarantor promptly of any such set-off and the appropriation and application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such set-off and application.

5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation and application of funds of any of the Guarantors by the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights (or if subrogated by operation of law, such Guarantor hereby waives such rights to the extent permitted by applicable law) of the Administrative Agents or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of any of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Guarantee Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation, contribution or reimbursement rights at any time prior to the Guarantee Termination Date, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Obligations, whether due or to become due, in such order as the Collateral Agent may determine.

6. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, allowed to lapse, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreements, the Secured Refinancing Credit Facilities Agreements, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Secured Cash Management Agreements and Secured Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Required Lenders or, in the case of any Secured Cash Management Agreement or Secured Hedge Agreement, the party thereto) may deem advisable from time to time, (d) any Pari Passu Notes Indenture and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time in accordance with their respective terms and (e) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of any of the Obligations may be sold, exchanged, waived, allowed to lapse, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Guarantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Guarantor or any other person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any Guarantor or any other person or any release of the Borrower or any Guarantor or any other person shall not relieve any Guarantor in respect of which a demand or collection is not made or any Guarantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

7. Guarantee Absolute and Unconditional.

(a) Each Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations, and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon this Agreement or acceptance of this Agreement. To the fullest extent permitted by applicable law, each Guarantor waives diligence, promptness, presentment, protest and notice of protest, demand for payment or performance, notice of default or nonpayment, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Agreement shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of either of the Credit Agreements, the Secured Refinancing Credit Facilities Agreements, any other Credit Document, any Letter of Credit, any Secured Cash Management Agreement or Secured Hedge Agreement, any Pari Passu Notes Indenture, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against the Collateral Agent or any other Secured Party or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent and any other Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent and the other Secured Parties against such Guarantor.

(b) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until the Guarantee Termination Date, notwithstanding that from time to time during the term of the Revolving Credit Agreement, the Acquisition Debt Facilities Credit Agreement, any Secured Refinancing Credit Facilities Agreement and any Secured Cash Management Agreement or Secured Hedge Agreement the Credit Parties may be free from any Obligations.

(c) A Guarantor shall automatically be released from its obligations hereunder and the Guarantee of such Guarantor shall be automatically released under the circumstances described in Section 2.2 of the Collateral Agency Agreement.

8. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in U.S. Dollars. Each Guarantor agrees that the provisions of Sections 5.4 and 14.20 of each of the Credit Agreements and any comparable provisions of any Secured Refinancing Credit Facilities Agreement shall apply to such Guarantor’s obligations under this Agreement.

10. Representations and Warranties; Covenants.

(a) Each Guarantor hereby represents and warrants that the representations and warranties set forth in Section 8 of each of the Credit Agreements are true and correct in all material respects as they relate to such Guarantor as of the Restatement Effective Date (under the Revolving Credit Agreement) and the Closing Date (under the Acquisition Debt Facilities Credit Agreement) and the representations and warranties set forth in the other Credit Documents under (and as defined in) each of the Credit Agreements to which such Guarantor is a party, all of which are hereby incorporated herein by reference, are true and correct in all material respects (and, in the case of any such representation or warranty that by its terms is qualified by materiality, by reference to a “Material Adverse Effect” or by any term of similar import, true and correct in all respects) as of the Restatement Effective Date (under the Revolving Credit Agreement) and the Closing Date (under the Acquisition Debt Facilities Credit Agreement) (or, where such representations and warranties expressly relate to an earlier date, as of such earlier date), and the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

(b) Each Guarantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that, from and after the date of this Agreement until the Guarantee Termination Date, such Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 9 or Section 10 of each of the Credit Agreements and any comparable provisions of any Secured Refinancing Credit Facilities Agreement, and so that no Default or Event of Default, is caused by any act or failure to act of such Guarantor or any of its Subsidiaries.

11. Authority of the Collateral Agent.

(a) Subject to the terms of the Collateral Agency Agreement, the Collateral Agent enters into this Agreement in its capacity as non-fiduciary agent for the Secured Parties from time to time. The rights and obligations of the Collateral Agent under this Agreement at any time are the rights and obligations of the Secured Parties at that time. Each of the Secured Parties has (subject to the terms of the

Collateral Agency Agreement, the Credit Documents, the Credit Agreements, the Secured Refinancing Credit Facilities Agreements, and the Pari Passu Notes Indentures) a several entitlement to each such right, and a several liability in respect of each such obligation, in the proportions described in the Credit Documents, the Credit Agreements, the Secured Refinancing Credit Facilities Agreements and the Pari Passu Notes Indentures. The rights, remedies and discretions of the Secured Parties, or any of them, under this Agreement may be exercised by the Collateral Agent. No party to this Agreement is obliged to inquire whether an exercise by the Collateral Agent of any such right, remedy or discretion is within the Collateral Agent’s authority as agent for the Secured Parties.

(b) Each party to this Agreement acknowledges and agrees that any changes in the identity of the persons from time to time comprising the Secured Parties gives rise to an equivalent change in the Secured Parties, without any further act. Upon such an occurrence, the persons then comprising the Secured Parties are vested with the rights, remedies and discretions and assume the obligations of the Secured Parties under this Agreement.

12. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreements, any comparable provision of any Secured Refinancing Credit Facilities Agreement and Section 4.2 of the Collateral Agency Agreement; provided that (i) any notice to any Pari Passu Notes Trustee may be made to its address as set forth in the most recent copy of the applicable Pari Passu Notes Indenture provided to the Collateral Agent by the Borrower and (ii) notice to any Pari Passu Notes Trustee shall be deemed sufficient notice to the holders of the applicable Pari Passu Notes for all purposes hereunder. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 14.2 of the Credit Agreements, any comparable provision of any Secured Refinancing Credit Facilities Agreement and Section 4.2 of the Collateral Agency Agreement.

13. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Agent, the Pari Passu Notes Trustees and the Borrower.

14. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

15. Integration. This Agreement together with the other Credit Documents represent the agreement of each Guarantor and the Collateral Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

16. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Guarantors and the Collateral Agent in accordance with Section 14.1 of the Revolving Credit Agreement and

Section 4.1 of the Collateral Agency Agreement; provided, however, that the requisite written consent of the holders of the applicable Pari Passu Notes and/or the applicable Pari Passu Notes Trustee under the applicable Pari Passu Notes Indenture shall be required with respect to any release, waiver, amendment or other modification of this Agreement that would materially and adversely affect the guarantee by the Guarantors of the due and punctual payment and performance of the Pari Passu Notes Obligations and provided, further that the written consent requirement pursuant to the foregoing proviso shall not be required upon termination of the Security Documents (as defined in the Collateral Agency Agreement) and the Collateral Agency Agreement in accordance with Article 3 of the Collateral Agency Agreement. Except as set forth in this Section 16(a), neither the holders of any of the Pari Passu Notes nor any of the Pari Passu Notes Trustees shall have any rights to approve any release, waiver, amendment, modification, charge, discharge or termination with respect to this Agreement.

(b) Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 16(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or any Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns except that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent (acting as directed by an Act of the Secured Parties) except pursuant to a transaction permitted by Section 10.3 of the Credit Agreements and any comparable provision of any Secured Refinancing Credit Facilities Agreement (and any such assignment, transfer or delegation without such consent shall be null and void).

19. Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 9.11 of the Credit Agreements and any comparable provision of any Secured Refinancing Credit Facilities Agreement shall become a Guarantor, with the same force and effect as if originally named as a Guarantor herein, for all purposes of this Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

20. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL

ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENTS UNDER AND AS DEFINED IN EACH OF THE CREDIT AGREEMENTS AND FOR ANY COUNTERCLAIM THEREIN.

21. Submission to Jurisdiction; Waivers; Service of Process. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the State of New York, the courts of the United States of America for the Southern District of New York located in the Borough of Manhattan and appellate courts from any thereof (provided that the Collateral Agent reserves the right to bring proceedings against any Guarantor in the courts of any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment in respect thereof);

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 12 or at such other address of which the Collateral Agent shall have been notified pursuant thereto, and in the case of each Guarantor hereunder, such Guarantor hereby irrevocably authorizes and directs the Borrower to accept such service on its behalf;

(d) agrees that nothing herein shall affect the right of any party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 21 any special, exemplary, punitive or consequential damages; provided, that this clause (e) shall not relieve the Borrower from its contractual obligations to indemnify the indemnitees specified in Section 14.5 of the Credit Agreements and any comparable provision in any Secured Refinancing Credit Facilities Agreement with respect to any claims for special, exemplary, punitive or consequential damages thereunder and shall not relieve any other Credit Party of its guarantee thereof.

22. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer or other representative as of the day and year first above written.

INTERENERGY CORPORATION

By:
Name:
Title:

KINDER MORGAN (DELAWARE), INC.

By:
Name:
Title:

KINDER MORGAN FINANCE COMPANY LLC

By:
Name:
Title:

KINDER MORGAN TRANSCOLORADO LLC

By:
Name:
Title:

KINDER MORGAN TRANSCOLORADO, INC.

By:
Name:
Title:

KM INTERNATIONAL SERVICES, INC.

By:
Name:
Title:

K N GAS GATHERING, INC.

By:
Name:
Title:

K N NATURAL GAS, INC.

By:

Name:

Title:

KN TELECOMMUNICATIONS, INC.

By:
Name:
Title:

K N TRANSCOLORADO, INC.

By:
Name:
Title:

KNIGHT POWER COMPANY LLC

By:
Name:
Title:

NGPL HOLDCO INC.

By:
Name:
Title:

SHERPA ACQUISITION, LLC

By:
Name:
Title:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

ANNEX A TO

THE GUARANTEE

SUPPLEMENT NO. [    ] dated as of [            ] to the AMENDED AND RESTATED GUARANTEE dated as of             , 2012 (the “Guarantee”), among each of the Guarantors listed on the signature pages thereto and each of the other entities that becomes a party thereto pursuant to Section 19 of the Guarantee (each such subsidiary individually, a “Guarantor” and, collectively, the “Guarantors”), and Barclays Bank PLC, as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”). Unless otherwise defined herein, terms defined in the Guarantee and used herein shall have the meanings given to them in the Guarantee.

A. The Borrower (as defined herein) is party to the Credit Agreement dated as of May 30, 2007 (as amended by Amendment No. 1, dated as of July 16, 2007, as amended by Amendment No. 2, dated as of February 10, 2012 and as may be further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Revolving Credit Agreement”) among Kinder Morgan, Inc., a Delaware corporation (the “Borrower”) and successor by merger to Kinder Morgan Kansas, Inc., the lending institutions from time to time parties thereto (each a “Revolving Lender” and, collectively, the “Revolving Lenders”), the Collateral Agent, Barclays Bank PLC as administrative agent (the together with its successors and assigns in such capacity, “Revolving Administrative Agent”) and Swingline Lender (as defined therein), Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Citibank, N.A. (“Citibank”) as Letter of Credit Issuers (as defined therein) and the other agents and entities party thereto, pursuant to which, among other things, the Revolving Lenders have severally agreed or will severally agree to make Loans (as defined in the Revolving Credit Agreement) to the Borrower and the Letter of Credit Issuers (as defined therein) have agreed to issue Letters of Credit (as defined therein) for the account of the Borrower (collectively, the “Revolver Extensions of Credit”) upon the terms and subject to the conditions set forth therein and Cash Management Banks or Hedge Banks are from time to time permitted to enter into Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Revolving Credit Agreement).

B. The Borrower is party to the Credit Agreement dated as of February 10, 2012 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Acquisition Debt Facilities Credit Agreement”, and, together with the Revolving Credit Agreement, the “Credit Agreements”) among the Borrower, the lending institutions from time to time parties thereto (each a “Pari Passu Lender” and, collectively, the “Pari Passu Lenders” and together with the Revolving Lenders, the “Lenders”), Barclays Bank PLC, as administrative agent (together with its successors and assigns in such capacity, the “Acquisition Debt Facilities Administrative Agent”), the Collateral Agent and the other agents and entities party thereto, pursuant to which, among other things, the Pari Passu Lenders have severally agreed to make Bridge Loans and Term Loans (each as defined in the Acquisition Debt Facilities Credit Agreement) to the Borrower (collectively, the “Acquisition Debt Facilities Extensions of Credit”; collectively with the Revolver Extensions of Credit, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and certain Cash Management Banks or Hedge Banks are from time to time permitted to enter into Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Acquisition Debt Facilities Credit Agreement).

C. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee.

D. The Guarantors have entered into the Guarantee in order to induce (i) the Administrative Agents, the Collateral Agent, the Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement), as applicable, to enter into the Credit Agreements to which they are a party,

(ii) the Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement) to make their respective Extensions of Credit to the Borrower under the Credit Agreements to which they are a party, (iii) each Cash Management Bank to enter into Secured Cash Management Agreements and each Hedge Bank to enter into Secured Hedge Agreements with the Borrower or any Restricted Subsidiary, and (iv) the Secured Refinancing Credit Facilities Secured Parties to enter into the Secured Refinancing Credit Facilities Agreements to which they are a party and to make extensions of credit thereunder.

E. Section 9.11 of the Credit Agreements and any comparable provision of any Secured Refinancing Credit Facilities Agreement and Section 19 of the Guarantee provide that additional Subsidiaries may become Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreements and any Secured Refinancing Credit Facilities Agreement to become a Guarantor under the Guarantee in order to induce the Lenders and the Letter of Credit Issuers to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Collateral Agent and each New Guarantor agrees as follows:

SECTION 1. In accordance with Section 19 of the Guarantee, each New Guarantor by its signature below becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof (or, where such representations and warranties expressly relate to an earlier date, as of such earlier date). Each reference to a Guarantor in the Guarantee shall be deemed to include each New Guarantor. The Guarantee is hereby incorporated herein by reference.

SECTION 2. Each New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Borrower, the Collateral Agent and the Pari Passu Notes Trustees. This Supplement shall become effective as to each New Guarantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Guarantor and the Collateral Agent.

SECTION 4. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreements and any comparable provision of any Secured Refinancing Credit Facilities Agreement and Section 4.2 of the Collateral Agency Agreement. All communications and notices hereunder to each New Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 14.2 of the Credit Agreements and any comparable provision of any Secured Refinancing Credit Facilities Agreement and Section 4.2 of the Collateral Agency Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each New Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee as of the day and year first above written.

as Guarantor

By:
Name:
Title:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

Exhibit C to Amendment No. 2

AMENDED & RESTATED SECURITY AGREEMENT

THIS AMENDED & RESTATED SECURITY AGREEMENT dated as of [            ], 2012, among Kinder Morgan, Inc., a Delaware corporation (the “Company”) and successor by merger to Kinder Morgan Kansas, Inc., each of the Subsidiaries of the Company listed on the signature pages hereto or that becomes a party hereto pursuant to Section 8.13 hereof (each such Subsidiary (as defined below) being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Company are referred to collectively as the “Grantors” and, each a “Grantor”) and Barclays Bank PLC, as Collateral Agent (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Company is party to the Credit Agreement dated as of May 30, 2007 (as amended by Amendment No. 1, dated as of July 16, 2007, as amended by Amendment No. 2, dated as of February 10, 2012 and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among the Company, the lending institutions from time to time parties thereto (each a “Revolving Lender” and, collectively, the “Revolving Lenders”), the Collateral Agent, Barclays Bank PLC, as administrative agent (together with its successors and assigns in such capacity, the “Revolving Administrative Agent”) and Swingline Lender (as defined therein), Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Citibank, N.A., each as a Letter of Credit Issuer (as defined therein) and the other agents and entities party thereto, pursuant to which, among other things, (a) the Revolving Lenders have severally agreed and will severally agree to make Loans (as defined in the Revolving Credit Agreement) to the Company and the Letter of Credit Issuers (as defined therein) have agreed and will agree to issue Letters of Credit (as defined therein) for the account of the Company (such Loans and Letters of Credit collectively, the “Revolver Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) Cash Management Banks or Hedge Banks (each as defined in the Revolving Credit Agreement) are permitted from time to time to enter into Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Revolving Credit Agreement);

WHEREAS, the Company is party to the Credit Agreement dated as of February 10, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Acquisition Debt Facilities Credit Agreement” and, together with the Revolving Credit Agreement, the “Credit Agreements”) among the Company, the lending institutions from time to time parties thereto (each a “Pari Passu Lender” and, collectively, the “Pari Passu Lenders”), Barclays Bank PLC as administrative agent (together with its successors and assigns in such capacity, the “Acquisition Debt Facilities Administrative Agent”), the Collateral Agent and the other agents and entities party thereto, pursuant to which, among other things, (a) the Pari Passu Lenders have severally agreed to make Bridge Loans and Term Loans (each as defined in the Acquisition Debt Facilities Credit Agreement) to the Company (such Bridge Loans and Term Loans, collectively, the “Acquisition Debt Facilities Extensions of Credit”; collectively with the Revolver Extensions of Credit, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) certain Cash Management Banks or Hedge Banks (each as defined in the Acquisition Debt Facilities Credit Agreement) are permitted from time to time to enter into Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Acquisition Debt Facilities Credit Agreement);

WHEREAS, (i) all or a portion of the Revolving Credit Agreement Obligations (as defined below) and/or the Acquisition Debt Facilities Credit Agreement Obligations (as defined below) may from time to time be replaced, refinanced or refunded by Secured Refinancing Credit Facilities Obligations (as defined below) (and all or a portion of such Secured Refinancing Credit Facilities Obligations may from time to time be replaced, refinanced or refunded by other Secured Refinancing Credit Facilities Obligations) or Secured Refinanced Notes (as defined below) (and all or a portion of such Secured Refinancing Notes may from time to time be replaced, refinanced or refunded by other Secured Refinancing Notes), (ii) the Secured Refinancing Credit Facilities Obligations will be incurred under one or more Secured Refinancing Credit Facilities Agreements (as defined below) and (iii) each Secured Refinancing Credit Facilities Agent (as defined below) will become a party to the Collateral Agency Agreement (as defined below) by executing a joinder agreement substantially in the form of Exhibit C to the Collateral Agency Agreement;

WHEREAS, pursuant to the Amended and Restated Guarantee (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”) dated as of the Restatement Effective Date (as defined below) among each of the signatories listed on the signature pages thereto as a guarantor and each other entity that becomes a party thereto pursuant to the terms of the Guarantee (the “Guarantors” and individually, a “Guarantor”) and the Collateral Agent for the benefit of the Secured Parties, each Guarantor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined below);

WHEREAS, pursuant to that certain Resignation and Appointment Agreement dated as of [            ], 2012, Citibank, N.A., the Resigning Collateral Agent (as defined therein), Resigning Administrative Agent (as defined therein) and Resigning Swingline Lender (as defined therein) has resigned as collateral agent, administrative agent and swingline lender effective as of the Restatement Effective Date and Barclays Bank PLC shall serve as Successor Collateral Agent (as defined therein), Successor Administrative Agent (as defined therein) and Successor Swingline Lender (as defined therein) in such capacities from and after the Restatement Effective Date;

WHEREAS, the Collateral Agent, the Administrative Agents (as defined below) and the other parties thereto are all party to the Collateral Agency Agreement (as defined below);

WHEREAS, each Subsidiary Grantor is a Guarantor;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Company to make valuable transfers to the Grantors in connection with the operation of their respective businesses;

WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit;

WHEREAS, it is a condition precedent to the obligation of the Revolving Lenders, the Pari Passu Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement) to make their respective Extensions of Credit to the Company under the Credit Agreements to which they are a party that the Grantors shall have executed and delivered this Security Agreement (as defined below) to the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Company has issued the 6.67% Debentures due 2027 issued pursuant to the KMI 1993 Indenture (as defined below), the 7.25% Debentures due 2028 issued pursuant to the KMI 1993 Indenture (as defined below), the 7.45% Debentures due 2098 issued pursuant to the KMI 1993 Indenture (as defined below), the 6.50% Senior Notes due 2012 issued pursuant to the KMI 2002 Indenture (as defined below), and the 5.15% Senior Notes due 2015 issued pursuant to the KMI 2003 Indenture (as defined below) and has guaranteed KMFC’s (as defined below) 5.70% Senior Notes due 2016 issued pursuant to the KMFC 2005 Indenture (as defined below), KMFC’s 6.40% Senior Notes due 2036 issued pursuant to the KMFC 2005 Indenture (as defined below) and KMFC’s 6.00% Senior Notes due 2018 issued pursuant to the KMFC 2010 Indenture (as defined below); and

WHEREAS, the Pari Passu Notes Indentures (as defined below) restrict the ability of the Grantors to grant a security interest in the Collateral (as defined below) to secure the Credit Agreement Obligations (as defined below), unless the Grantors grant an equal and ratable security interest in the Collateral to secure the Pari Passu Notes Obligations (as defined below).

NOW, THEREFORE, in consideration of the premises and to induce (i) the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent, the Collateral Agent, the Pari Passu Lenders, the Revolving Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement), as applicable, to enter into the Credit Agreements to which they are a party, (ii) the Pari Passu Lenders, the Revolving Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement) to make their respective Extensions of Credit to the Company under the Credit Agreements to which they are a party and to permit the transactions contemplated thereby, (iii) each Cash Management Bank (as defined below) to enter into Secured Cash Management Agreements (as defined below) and each Hedge Bank (as defined below) to enter into Secured Hedge Agreements (as defined below) with the Company or any Restricted Subsidiary (as defined below), and (iv) the Secured Refinancing Credit Facilities Secured Parties to enter into the Secured Refinancing Credit Facilities Agreements to which they are a party and to make extensions of credit thereunder, the Grantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1.	Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Collateral Agency Agreement and used herein shall have the meanings given to them in the Collateral Agency Agreement. References herein to a “comparable term” shall mean a term comparable in content and scope to the referenced term in the Credit Agreements and references to terms to the extent defined in a Secured Refinancing Credit Facilities Agreement shall include such terms to the extent comparable in content and scope to the referenced term in the Credit Agreements.

(b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein): Account, As-Extracted Collateral, Certificated Securities, Chattel Paper, Commodity Account, Commodity Contract, Documents, Fixtures, Instruments, Inventory, Letter-of-Credit Right, Securities, Securities Account, Security Entitlement, Supporting Obligations, and Tangible Chattel Paper.

(c) The following terms shall have the following meanings:

“ABR Loan” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “ABR Loan” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Acquisition Debt Facilities Credit Agreement” shall have the meaning provided in the recitals hereto.

“Acquisition Debt Facilities Credit Agreement Obligations” shall mean the “Obligations” as defined in the Acquisition Debt Facilities Credit Agreement.

“Acquisition Debt Facilities Credit Agreement Secured Parties” shall mean the “Secured Parties” as defined in the Acquisition Debt Facilities Credit Agreement.

“Acquisition Debt Facilities Administrative Agent” shall have the meaning provided in the recitals hereto.

“Acquisition Debt Facilities Extensions of Credit” shall have the meaning provided in the recitals hereto.

“Act of the Secured Parties” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Administrative Agents” shall mean (i) so long as the Revolving Credit Agreement has not been terminated, the Revolving Administrative Agent, (ii) so long as the Acquisition Debt Facilities Credit Agreement has not been terminated, the Acquisition Debt Facilities Administrative Agent, and (iii) so long as the related Secured Refinancing Credit Facilities

Agreement has not been terminated, each Secured Refinancing Credit Facilities Agent that has the role of administrative agent, trustee or senior representative under such Secured Refinancing Credit Facilities Agreement.

“Bankruptcy Code” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Bankruptcy Code” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Cash Management Banks” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Cash Management Banks” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Collateral” shall have the meaning provided in Section 2 hereto.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.

“Collateral Agency Agreement” shall mean shall that certain Collateral Agency Agreement dated as of the Restatement Effective Date, by and among the Collateral Agent and each of the Administrative Agents, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Agent” shall have the meaning provided in the preamble to this Security Agreement.

“Commitment” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Commitment” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Company” shall have the meaning provided in the preamble to this Security Agreement.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyright rights in any work subject to the copyright laws of the United States, any other country or any group of countries, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States, any other country or any group of countries, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Copyrights” shall mean all copyrights now owned or hereafter acquired by any Grantor, including those referred to on Schedule 1.

“Credit Agreements” shall have the meaning provided in the recitals hereto.

“Credit Agreement Obligations” shall mean, collectively, the Revolving Credit Agreement Obligations, the Acquisition Debt Facilities Credit Agreement Obligations and any Secured Refinancing Credit Facilities Obligations.

“Credit Agreement Secured Parties” shall mean, collectively, the Acquisition Debt Facilities Credit Agreement Secured Parties, the Revolving Credit Agreement Secured Parties and the Secured Refinancing Credit Facilities Secured Parties.

“Credit Documents” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Credit Documents” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Credit Party” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Credit Party” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Default” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Default” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Domestic Subsidiary” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Domestic Subsidiary” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding equipment to the extent it is subject to a Lien, in each case permitted by clauses (c)(i) or (f) of Section 10.2 of the Revolving Credit Agreement (as in effect on the Restatement Effective Date), clauses (c)(i) or (f) of Section 10.2 of the Acquisition Debt Facilities Credit Agreement (as in effect on the Restatement Effective Date) and any comparable provision in any Secured Refinancing Credit Facilities Agreement (as long as such provision causes no greater exclusion from this definition than such clauses of Section 10.2 of each of the Revolving Credit Agreement (as in effect on the date of such Secured Refinancing Credit Facilities Agreement) and the Acquisition Debt Facilities Credit Agreement (as in effect on the date of such Secured Refinancing Credit Facilities Agreement) and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law)), provided that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all its rights and interests with respect to such equipment.

“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.

“GAAP” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “GAAP” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein, if any.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in its right, title and interest in any such contract, agreement, instrument or indenture (i) is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto (other than a Credit Party), (ii) would not give any other party (other than a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Grantor” shall have the meaning provided in the preamble to this Security Agreement.

“Guarantee” shall have the meaning provided in the recitals hereto.

“Guarantor” shall have the meaning provided in the recitals hereto.

“Hedge Banks” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Hedge Banks” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor: (A) all Copyrights, Trademarks, Patents and Licenses, and (B) all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise now owned or hereafter acquired, including (a) all information used or useful arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information, and (b) rights, priorities and privileges relating to the Copyrights, the Patents, the Trademarks and the Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, (x) including the right to receive all proceeds and damages therefrom, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any such rights, priorities and privileges relating to intellectual property (i) is not prohibited by any contract, agreement or other instrument governing such rights, priorities and privileges without the consent of any other party thereto (other than a Credit Party), (ii) would not give any other party (other than a Credit Party) to any such contract, agreement or other instrument the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the relevant parties (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents) and (y) excluding any “intent-to-use” Trademark application prior to the filing of and acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would invalidate, terminate or impair the validity or enforceability of any registration issuing from such “intent-to-use” Trademark application under applicable federal law.

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor (other than as pledged pursuant to the Pledge Agreement), whether now or hereafter acquired by any Grantor, except, in each case to the extent the grant by a Grantor of a Security Interest therein pursuant to this Security Agreement in its right, title and interest in any such Investment Property (i) is prohibited by any contract, agreement, instrument or indenture governing such Investment Property without the consent of any other party thereto (other than a Credit Party or a wholly owned Subsidiary of a Credit Party) unless such consent has been expressly obtained, or (ii) would give any other party (other than a Credit Party or a wholly owned Subsidiary of a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder (other than to the extent that any such prohibition referred to in clauses (i) and (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate any Grantor to obtain such consents referred to in clauses (i) and (ii)).

“KMFC” shall mean Kinder Morgan Finance Company, LLC, a Delaware limited liability company.

“KMFC 2005 Indenture” shall mean the Indenture, dated as of December 9, 2005, among KMFC, the Company and Wachovia Bank, National Association, as trustee, as the same may be amended, modified or otherwise supplemented from time to time.

“KMFC 2010 Indenture” shall mean the Indenture, dated as of December 20, 2010, among KMFC, the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or otherwise supplemented from time to time.

“KMFC Pari Passu Notes” shall mean (i) KMFC’s 5.70% Senior Notes due 2016 issued pursuant to the KMFC 2005 Indenture, (ii) KMFC’s 6.40% Senior Notes due 2036 issued pursuant to the KMFC 2005 Indenture and (iii) KMFC’s 6.00% Senior Notes due 2018 issued pursuant to the KMFC 2010 Indenture, in the case of each of clauses (i) through (iii), outstanding as of the Restatement Effective Date.

“KMFC Pari Passu Notes Indentures” shall mean the KMFC 2005 Indenture and the KMFC 2010 Indenture.

“KMI 1993 Indenture” shall mean the Indenture, dated as of November 20, 1993, between the Company (as successor to K N Energy, Inc.) and Continental Bank, National Association, as trustee, as the same may be amended, modified or otherwise supplemented from time to time.

“KMI 2002 Indenture” shall mean the Indenture, dated as of August 27, 2002, between the Company and Wachovia Bank, National Association, as trustee, as the same may be amended, modified or otherwise supplemented from time to time.

“KMI 2003 Indenture” shall mean the Indenture, dated as of January 31, 2003, between the Company and Wachovia Bank, National Association, as trustee, as the same may be amended, modified or otherwise supplemented from time to time.

“KMI Pari Passu Notes” shall mean (i) the Company’s 6.67% Debentures due 2027 issued pursuant to the KMI 1993 Indenture, (ii) the Company’s 7.25% Debentures due 2028 issued pursuant to the KMI 1993 Indenture, (iii) the Company’s 7.45% Debentures due 2098 issued pursuant to the KMI 1993 Indenture, (iv) the Company’s 6.50% Senior Notes due 2012 issued pursuant to the KMI 2002 Indenture, and (v) the Company’s 5.15% Senior Notes due 2015 issued pursuant to the KMI 2003 Indenture, in the case of each of clauses (i) through (v), outstanding as of the Restatement Effective Date.

“KMI Pari Passu Notes Indentures” shall mean the KMI 1993 Indenture, the KMI 2002 Indenture and the KMI 2003 Indenture.

“Lenders” shall mean all (i) Revolving Lenders, (ii) Pari Passu Lenders, (iii) Secured Refinancing Credit Facilities Secured Parties (other than any such Person to the extent acting as a Secured Refinancing Credit Facilities Agent) under the applicable Secured Refinancing Credit Facilities Agreement, (iv) Hedge Banks and (v) Cash Management Banks.

“Letter of Credit Issuer” shall have the meaning assigned to such term in each of the Credit Agreements (to the extent defined therein) and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Letter of Credit Issuer” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Letters of Credit” shall have the meaning assigned to such term in each of the Credit Agreements (to the extent defined therein) and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Letters of Credit” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Lien” shall have the meaning assigned to such term in each of the Credit Agreements (to the extent defined therein) and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Lien” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

“Obligations” shall mean the collective reference to the Credit Agreement Obligations and the Pari Passu Notes Obligations.

“Pari Passu Lenders” shall have the meaning provided in the recitals hereto.

“Pari Passu Notes” shall mean (A) the KMI Pari Passu Notes and the KMFC Pari Passu Notes and (B) any Secured Refinancing Notes.

“Pari Passu Notes Indentures” shall mean (A) the KMI Pari Passu Notes Indentures and the KMFC Pari Passu Notes Indentures and (B) any indenture, credit agreement or similar document governing any Secured Refinancing Notes.

“Pari Passu Notes Obligations” shall mean the collective reference to the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in the Pari Passu Notes Indentures and the Pari Passu Notes (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of any Grantor to any of the Pari Passu Notes Secured Parties under the Pari Passu Notes Indentures and the Pari Passu Notes and any Guarantor to any of the Pari Passu Notes Secured Parties pursuant to the Guarantee.

“Pari Passu Notes Secured Parties” shall mean the holders of the Pari Passu Notes and the Pari Passu Notes Trustees.

“Pari Passu Notes Trustees” shall mean the trustees under the Pari Passu Notes Indentures, and their respective successors and assigns.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country or any group of countries, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country or any group of countries, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patents” shall mean all patents now owned or hereafter acquired by any Grantor, including those referred to on Schedule 2.

“Perfection Certificate” shall have the meaning assigned to such term in each of the Credit Agreements (to the extent defined therein).

“Permitted Investments” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Permitted Investments” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Person” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Person” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Required Lenders” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities

Agreement; provided that to the extent the term “Required Lenders” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Restatement Effective Date” shall have the meaning assigned to such term in the Revolving Credit Agreement.

“Restricted Subsidiary” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Restricted Subsidiary” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Revolver Extensions of Credit” shall have the meaning provided in the recitals hereto.

“Revolving Administrative Agent” shall have the meaning provided in the recitals hereto.

“Revolving Credit Agreement” shall have the meaning provided in the recitals hereto.

“Revolving Credit Agreement Obligations” shall mean the “Obligations” as defined in the Revolving Credit Agreement.

“Revolving Credit Agreement Secured Parties” shall mean the “Secured Parties” as defined in the Revolving Credit Agreement.

“Revolving Lenders” shall have the meaning provided in the recitals hereto.

“Secured Cash Management Agreements” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Secured Cash Management Agreements” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Secured Hedge Agreements” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Secured Hedge Agreements” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Secured Parties” shall mean, collectively, the Credit Agreement Secured Parties and the Pari Passu Notes Secured Parties.

“Secured Refinancing Credit Facilities Agent” means any agent that has the role of administrative agent under a Secured Refinancing Credit Facilities Credit Agreement and that has been designated as a “Secured Refinancing Credit Facilities Agent” by the Company pursuant to Section 4.12 of the Collateral Agency Agreement in connection with any Secured Refinancing Credit Facilities Agreement.

“Secured Refinancing Credit Facilities Agreement” means any one or more agreements, instruments and documents under which any Secured Refinancing Credit Facilities Obligations is or may be incurred, including without limitation any credit agreements, loan agreements, guarantees or other syndicated lending financing agreements, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time Notwithstanding the foregoing, no agreement, instrument or document shall be a Secured Refinancing Credit Facilities Agreement unless, prior to or contemporaneously, with the entry into such document (i) the Company so designates such document as a “Secured Refinancing Credit Facilities Agreement” by written notice to the Administrative Agents and the Collateral Agent in accordance with the Collateral Agency Agreement and otherwise complies with Section 4.12 of the Collateral Agency Agreement and (ii) the Secured Refinancing Credit Facilities Agent executes a joinder agreement in accordance with the Collateral Agency Agreement whereby it becomes a party to the Collateral Agency Agreement, pursuant to the terms of the Collateral Agency Agreement. For the avoidance of doubt, a “Secured Refinancing Credit Facilities Agreement” shall not include any indenture, note purchase agreement or other agreement pursuant to which securities are issued.

“Secured Refinancing Credit Facilities Obligations” shall mean any replacement, refinancing or refunding of all or any portion of the Indebtedness under the Acquisition Debt Facilities Credit Agreement or the Revolving Credit Agreement or any other Secured Refinancing Credit Agreement (such replaced, refinancing or refunded obligations or portion thereof, the “Reference Credit Facilities”) that are incurred pursuant to a Secured Refinancing Credit Facilities Agreement; provided that, (w) the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such replacement, refinancing or refunding except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (x) the direct and contingent obligors with respect to such Indebtedness (as compared to the Reference Credit Facilities) are not changed, and (y) such Indebtedness is permitted by Section 10.1(i) of each of the Credit Agreements (and any comparable provision of any Secured Refinancing Credit Facilities Agreement). Notwithstanding the foregoing, no obligations in respect of Indebtedness incurred under an agreement, instrument or document that replaces, refinances or refunds the Reference Credit Facilities (such agreement, instrument or document, the “Refinancing Indebtedness Document”) shall constitute Secured Refinancing Credit Facilities Obligations unless, prior to or contemporaneous with the incurrence thereof, the Company designates such Refinancing Indebtedness Document as a “Secured Refinancing Credit Agreement” by written notice to the Administrative Agents and the Collateral Agent in accordance with the Collateral Agency Agreement and otherwise complies with Section 4.12 of the Collateral Agency Agreement. For the avoidance of doubt, Pari Passu Notes Obligations shall not constitute Secured Refinancing Credit Facilities Obligations.

“Secured Refinancing Credit Facilities Secured Parties” shall mean the agent, the lenders, the other agents or any other secured parties under any Secured Refinancing Credit Facilities Agreement together with any other secured party associated therewith whose liens are permitted by the definition of “Pari Passu Liens” as defined in the Revolving Credit Agreement, the Acquisition Debt Facilities Credit Agreement and any Secured Refinancing Credit Facilities Agreement (or if not defined therein, any comparable term defined therein).

“Secured Refinancing Notes” shall mean (i) any Indebtedness that is a modification, replacement, refinancing, refunding, renewal or extension of all or part of the KMI Pari Passu Notes or the KMFC Pari Passu Notes and any guarantees thereof or any other Secured Refinancing Notes and any guarantees thereof (such portion, the “Reference Notes”) that has been designated as a “Secured Refinancing Note” by written notice to the Collateral Agent and the Administrative Agents in accordance with the Collateral Agency Agreement and that otherwise complies with Section 4.13 of the Collateral Agency Agreement and (ii) any Indebtedness that constitutes a replacement, refinancing or refunding of all or any portion of the Acquisition Debt Facilities Credit Agreement Obligations or the Revolving Credit Agreement Obligations or any Secured Refinancing Credit Agreement Obligations that has been designated as a “Secured Refinancing Note” by written notice to the Collateral Agent and the Administrative Agents in accordance with the Collateral Agency Agreement and that otherwise complies with Section 4.13 of the Collateral Agency Agreement (such portion, the “Refinanced Obligations”); provided that (w) the principal amount thereof does not exceed the principal amount of Reference Notes or Refinanced Obligations outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (x) the direct and contingent obligors with respect to such Indebtedness (as compared to the Reference Notes or the Refinanced Obligations, as applicable) are not changed, (y) such Indebtedness is permitted by Section 10.1(g) or (i), as applicable, of each of the Credit Agreements (and any comparable provision of any Secured Refinancing Credit Facilities Agreement) and (z) if the Reference Notes being refinanced, or any guarantee thereof, constituted Subordinated Indebtedness, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated to the Credit Agreement Obligations to substantially the same extent. Notwithstanding the foregoing, no Indebtedness shall be a Secured Refinancing Note unless, prior to or contemporaneously with the entry into the agreement, instrument, document or indenture pursuant to which such Indebtedness is incurred, the Company so designates such Indebtedness as a “Secured Refinancing Note” by written notice to the Administrative Agents and the Collateral Agent in accordance with the Collateral Agency Agreement and otherwise complies with Section 4.13 of the Collateral Agency Agreement.

“Security Agreement” shall mean this Amended and Restated Security Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning provided in Section 2.

“Subsidiary” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Subsidiary” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Subsidiary Grantor” shall have the meaning provided in the preamble to this Security Agreement.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any country or any group of countries or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trademarks” shall mean all trademarks now owned or hereafter acquired by any Grantor, including those referred to on Schedule 3.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Unrestricted Subsidiaries” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Unrestricted Subsidiaries” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

(d) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, subsection, clause and Schedule references are to this Security Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

2. Grant of Security Interest.

2.1. Grant of Security Interest, etc.

(a) Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties a lien on and a security interest in (the “Security Interest”), all of such Grantor’s right, title and interest in, to and under all of the following property, whether now owned or existing or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i)	all Accounts;

(ii)	all cash;

(iii)	all Chattel Paper;

(iv)	all Documents;

(v)	all equipment and Fixtures;

(vi)	all General Intangibles;

(vii)	all Instruments;

(viii)	all Intellectual Property;

(ix)	all Inventory;

(x)	all Investment Property;

(xi)	all Letters of Credit (as defined in the UCC) and Letter-of-Credit Rights;

(xii)	all Supporting Obligations;

(xiii)	all Collateral Accounts;

(xiv)	all minerals, oil, gas and As-Extracted Collateral;

(xv)	books and records pertaining to the Collateral; and

(xvi)	to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided that notwithstanding anything to the contrary in this Security Agreement, this Security Agreement shall not constitute a grant of a security interest (A) in motor vehicles the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction, (B) in any Equity Interests pledged (or specifically excluded from the pledge) pursuant to the Pledge Agreement (other than publicly-traded Equity Interests in Unrestricted Subsidiaries), (C) in any asset with respect to which the Administrative Agents have confirmed in writing to the Company their determination that the costs or other consequences (including adverse tax consequences) of providing a security interest therein is excessive in view of the benefits to be obtained by the Secured Parties, (D) in any “intent-to-use” Trademark application prior to the filing of and acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would invalidate, terminate or impair the validity or enforceability of any registration issuing from such “intent-to-use” Trademark application under applicable federal law and (E) to the extent the grant of such security interest in any property set forth in Section 2.1(a) above that constitutes a contract, agreement, instrument or indenture (1) is prohibited by the terms of such contract, agreement, instrument or indenture without the consent of any other party thereto (other than a Credit Party or a wholly owned Subsidiary of a Credit Party) unless such consent has been expressly obtained, or (2) would give any other party (other than a Credit Party or a wholly owned Subsidiary of a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder unless such party has consented to such grant and waived any right to terminate such contract, agreement, instrument or indenture, in each case, other than to the extent that any such prohibition referred to in clauses (1) or (2) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (it being understood that the foregoing shall not be deemed to obligate any Grantor to obtain such consents referred to in clauses (1) and (2)).

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and, with notice to the Company, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the

Security Interests of the Collateral Agent under this Security Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets”, “all personal property” or words of similar effect; provided that, with respect to Fixtures and As-Extracted Collateral, the Collateral Agent shall only file or record financing statements in the jurisdiction of organization of a Grantor other than in connection with a Mortgage or a transmitting utility financing statement. Each Grantor hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction by the Collateral Agent.

Each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b).

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent (for the benefit of the Secured Parties), as the case may be, as secured party.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

2.2. Security for Obligations. This Security Agreement secures the payment of all Obligations of each Credit Party. Without limiting the generality of the foregoing, this Security Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by any of the Credit Parties to Secured Parties under the Credit Documents and Pari Passu Notes Secured Parties under the Pari Passu Notes Indentures but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

3. Representations and Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

3.1. Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement, (b) the Liens permitted by each of the Credit Agreements and each of the Secured Refinancing Credit Facilities Agreements and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement or (ii) are permitted by the Credit Agreements and each of the Secured Refinancing Credit Facilities Agreements.

3.2. Perfected First Priority Liens.

(a) This Security Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(b) Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Security Agreement (i) will constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A), (B) or (C) of this paragraph and other than with respect to any As-Extracted Collateral that requires the filing or recording of financing statements other than in the office of the Secretary of State or other central filing office in the jurisdiction of organization of the applicable Guarantor in order to perfect) in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, upon (A) the completion of the filing in the applicable filing offices of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral, (B) delivery to the Collateral Agent (or its bailee) of all Instruments, Chattel Paper, Certificated Securities and negotiable Documents in each case, properly endorsed for transfer to the Collateral Agent or in blank and (C) completion of the filing, registration and recording of fully executed agreements in the form hereof (or a supplement hereto) and containing a description of all Collateral constituting registered Patents and Trademarks in the United States Patent and Trademark Office (or any successor office) within a three month period (commencing as of the Restatement Effective Date) or, with respect to Collateral constituting United States Patents and United States registered Trademarks acquired after the Restatement Effective Date, within three months thereafter, and all Collateral constituting registered Copyrights in the United States Copyright Office (or any successor office) within a one month period (commencing as of the Restatement Effective Date) or, with respect to Collateral constituting registered United States Copyrights acquired after the Restatement Effective Date, within one month thereafter pursuant to 35 USC § 261, 15 USC § 1060 or 17 USC § 205 and the regulations thereunder, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be perfected by such filings and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.2 of the Credit Agreements and any comparable provision of any Secured Refinancing Credit Facilities Agreement.

(c) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security Agreement (including Security Interests in cash, cash accounts and Investment Property) by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s), (ii) filings with the United States government offices with respect to Intellectual Property or (iii) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of Tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Documents; provided that the Grantors shall not be required to deliver to the Collateral Agent any Tangible Chattel Paper, Instrument, Certificated Security or Negotiable Document with an individual fair market value of less than $20,000,000.

(d) It is understood and agreed that the Security Interests in cash and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

4. Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Security Agreement until the Credit Agreement Obligations are paid in full, the Commitments under each of the Credit Agreements and any Secured Refinancing Credit Facilities Agreement are terminated, no Letters of Credit under the Revolving Credit Agreement remain outstanding and no letters of credit remain outstanding under any Secured Refinancing Credit Facilities Agreement:

4.1. Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in Section 3.1 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).

(b) Such Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request. In addition, at or prior to the time for delivery of financial statements set forth in Section 9.1(a) and (b) of the Credit Agreements (or the comparable provision of any Secured Refinancing Credit Facilities, if applicable), such Grantor will deliver to the Collateral Agent a written supplement substantially in the form of Annex A hereto with respect to any additional Copyrights, Patents and Trademarks registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office and acquired by such Grantor after the Restatement Effective Date (or if applicable, after the most recent such schedule delivered to the Collateral Agent), all in reasonable detail.

(c) Subject to clause (d) below and Section 3.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions

(including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(i)(C)), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(i)(C), all at the expense of such Grantor.

(d) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the Restatement Effective Date that are required by either Credit Agreement or by any Secured Refinancing Credit Facilities Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the Restatement Effective Date, becomes a Domestic Subsidiary that is required by either Credit Agreement or any Secured Refinancing Credit Facilities Agreement to become a Grantor hereunder, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by such Credit Agreement or by such Secured Refinancing Credit Facilities Agreement or this Section 4.1.

4.2. Changes in Locations, Name, etc. Each Grantor will furnish to the Collateral Agent promptly (and in any event within 30 days of such change) a written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or location for purposes of the UCC, (iii) in its identity or type of organization or corporate structure or (iv) in its Federal Taxpayer Identification Number or organizational identification number. Each Grantor agrees promptly to provide the Collateral Agent with certified Organization Documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

4.3. Notices. Each Grantor will advise the Collateral Agent and the Lenders promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreements and the Secured Refinancing Credit Facilities Agreements) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.

5. Remedial Provisions.

5.1. Certain Matters Relating to Accounts.

(a) At any time after the occurrence and during the continuance of an Event of Default and after giving reasonable notice to the Company and any other relevant Grantor, the Administrative Agents shall have the right, but not the obligation, to instruct the Collateral Agent to (and upon such instruction, the Collateral Agent shall) make test verifications of the Accounts in any manner and through any medium that such Agent reasonably considers advisable, and each Grantor shall furnish all such assistance and information as such Agent may require in connection with such test verifications. Such Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(d) Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

5.2. Communications with Credit Parties; Grantors Remain Liable.

(a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, after giving reasonable notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b) Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3. Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood an Event of Default under Section 11.5 of either of the Credit Agreements or any comparable provision of any Secured Refinancing Credit Facilities Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4. Application of Proceeds. (a) The Collateral Agent shall apply the Proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt as follows:

(i) first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Security Agreement, the other Credit Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Document on behalf of any Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii) second, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any distribution (whether or not due), and, if such moneys shall be insufficient to pay such amounts in full, then ratably as between the Credit Agreement Secured Parties and the Pari Passu Notes Secured Parties (without priority of any one over any other) in proportion to the unpaid amounts of Credit Agreement Obligations and Pari Passu Notes Obligations, which such proceeds shall be applied (x) as among the Pari Passu Notes Secured Parties, to such Secured Parties in proportion to the unpaid amounts thereof and (y) as among the Credit Agreement Secured Parties, as set forth in Section 11 of either of the Credit Agreements (or, if either of the Credit Agreements is amended such that Section 11 no longer sets forth the priorities for such application, as may be set forth elsewhere in such Credit Agreement) or as set forth in such comparable section of any Secured Refinancing Credit Facilities Agreement; provided that in making any calculation specified in this clause (a)(ii), all Obligations owing to any Secured Party shall first be reduced by the fair market value of any additional assets or property of any Credit Party that secure Obligations owing to such Secured Party that arise under any hedge, swap or other derivative instruments permitted to be secured by additional Liens pursuant to Section 2.5 of the Collateral Agency Agreement; and

(iii) third, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of proceeds by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(b) If at any time any moneys collected or received by the Collateral Agent pursuant to this Security Agreement are distributable pursuant to paragraph (a) above to any Pari Passu Notes Trustee, and if any Pari Passu Notes Trustee shall notify the Collateral Agent in writing that no provision is made under the applicable Pari Passu Notes Indenture for the application by such Pari Passu Notes Trustee of such moneys and that the applicable Pari Passu Notes Indenture does not effectively provide for the receipt and the holding by such Pari Passu Notes Trustee of such moneys pending the application thereof, then the Collateral Agent, after receipt of such moneys pending the application thereof, and after receipt of such notification, shall at the direction of such Pari Passu Notes Trustee, invest such amounts in investments constituting Permitted Investments maturing within 90 days after they are acquired by the Collateral Agent or, in the absence of such direction, hold such moneys uninvested and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for such Pari Passu Notes Trustee (in its capacity as trustee) and for no other purpose until such time as such Pari Passu Notes Trustee shall request in writing the delivery thereof by the Collateral Agent for application pursuant to the applicable Pari Passu Notes Indenture. The Collateral Agent shall not be responsible for any diminution in funds resulting from any such investment or any liquidation or any liquidation thereof prior to maturity.

(c) In making the determination and allocations required by this Section 5.4, the Collateral Agent may conclusively rely upon information supplied by each Pari Passu Notes Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Pari Passu Notes Obligations, information supplied by the Administrative Agents as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Credit Agreement Obligations, information supplied by the Hedge Banks as to the amounts payable with respect to the Secured Hedge Agreements (after giving effect to any applicable netting arrangements) and information supplied by the Cash Management Banks as to the amounts payable under the Secured Cash Management Agreements, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 5.4 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by any Administrative Agent or any Pari Passu Notes Trustee of any amounts distributed to them.

(d) If, despite the provisions of this Security Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Security Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 5.4.

5.5. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may, with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at one or more public or private sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent may pay the purchase price by crediting the amount thereof against the Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4.

5.6. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

5.7. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreements, the other Credit Documents, the Letters of Credit, any Secured Refinancing Credit Facilities Agreement, and any other documents executed and delivered in connection therewith and any Secured Cash Management Agreements and Secured Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agents (or the applicable Required Lenders or the Collateral Agent, upon a direction by an Act of the Secured Parties, as the case may be, or, in the case of any Secured Cash Management Agreement or Secured Hedge Agreement, the applicable Cash Management Bank or Hedge Bank) may deem advisable from time to time, (d) any Pari Passu Notes Indenture and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time in accordance with their respective terms and (e) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations. When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Company or any other Grantor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Company or any other Grantor or any other Person or any release of the Company or any other Grantor or any other Person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. The Collateral Agent.

6.1. Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent of its intent to do so:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) obtain and adjust insurance required to be maintained by such Grantor pursuant to either of the Credit Agreements as of the Restatement Effective Date (or, if either of the Credit Agreements has been amended such that Section 9.3 of the Credit Agreements no longer sets forth the insurance maintenance requirements, as may be set forth elsewhere in either of the Credit Agreements) or required to be maintained by any insurance maintenance requirements as set forth in any Secured Refinancing Credit Facilities Agreement;

(vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii) assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and

(xiii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under either of the Credit Agreements or any comparable provision of any Secured Refinancing Credit Facilities Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Security Interests created hereby are released.

6.2. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. By acceptance of the benefits under this Security Agreement and the other Security Documents, the Pari Passu Notes Secured Parties, the Pari Passu Notes Trustees, the Hedge Banks and the Cash Management Banks will be deemed to have acknowledged and agreed that the provisions of this Section 6.2 and Section 7 are intended to induce the other Secured Parties to permit such Persons to be Secured Parties under this Security Agreement and certain of the other Security Documents and are being relied upon by such other Secured Parties as consideration therefor.

6.3. Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreements, any Secured Refinancing Credit Facilities Agreement to which the Collateral Agent is a party in its capacity as such and the Collateral Agency Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5. Continuing Security Interest; Assignments Under the Credit Agreements; Release.

(a) This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns (notwithstanding that from time to time during the term of the Credit Agreements, any Secured Refinancing Credit Facilities Agreement and any Secured Cash Management Agreement or Secured Hedge Agreement the Credit Parties may be free from any Obligations) until (i) all Credit Agreement Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, (ii) the Commitments under each of the Credit Agreements and any Secured Refinancing Credit Facilities Agreement shall be terminated, and (iii) no Letters of Credit shall be outstanding (or all such Letters of Credit shall have been fully cash collateralized or otherwise back-stopped to the reasonable satisfaction of the applicable Letter of Credit Issuer).

(b) A Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Grantor shall be automatically released upon the consummation of any transaction permitted under the Credit Agreements and the Secured Refinancing Credit Facilities Agreements as a result of which such Subsidiary Grantor ceases to be a Subsidiary Guarantor.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreements and the Secured Refinancing Facility Credit Agreements or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 14.1 of each of the Credit Agreements and any comparable provision of any Secured Refinancing Credit Facilities Agreement, the Security Interest in such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby. Any release of Collateral permitted by this clause (c) and clause (b) above will be deemed not to impair the Liens created by the Security Documents in contravention thereof and any person that is required to deliver an officer’s certificate or opinion of counsel pursuant to Section 314(d) of the Trust Indenture Act shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.

(d) In connection with any termination or release pursuant to the foregoing paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6. Reinstatement. Each Grantor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and shall remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7. Collateral Agent as Agent.

(a) Barclays Bank PLC has been appointed to act as the Collateral Agent under the Collateral Agency Agreement by each applicable Administrative Agent on behalf of the Revolving Lenders, the Pari Passu Lenders or other Secured Refinancing Credit Facilities Secured Parties, as applicable, represented by it and, by their acceptance of the benefits hereof, the other Secured Parties hereby consent to such appointment and agree to the terms of the Collateral Agency Agreement. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with the Collateral Agency Agreement, this Security Agreement, the Credit Agreements, the Security Documents and any Secured Refinancing Credit Facilities Agreement to which the Collateral Agent is a party in its capacity as such, provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 as directed by an Act of the Secured Parties. In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the applicable Secured Parties in accordance with the terms of this Section 7(a).

(b) The Collateral Agent shall at all times be the same Person that is the Collateral Agent under the Collateral Agency Agreement.

(c) The Collateral Agent shall not be deemed to have any duty whatsoever with respect to any Secured Party that is a counterparty to a Secured Cash Management Agreement or Secured Hedge Agreement the obligations under which constitute Obligations, unless it shall have received written notice in form and substance satisfactory to the Collateral Agent from a Grantor or any such Secured Party as to the existence and terms of the applicable Secured Cash Management Agreement or Secured Hedge Agreement.

(d) The obligations of the Collateral Agent to the Pari Passu Notes Secured Parties, Hedge Banks and Cash Management Banks, as applicable, hereunder shall be limited solely to (i) holding the Collateral for the benefit of the Pari Passu Notes Secured Parties, Hedge Banks and Cash Management Banks, as applicable, for so long as (A) any Pari Passu Notes Obligations, any obligations in respect of any Secured Cash Management Agreement which constitute Obligations or any obligations in respect of any Secured Hedge Agreement which constitute Obligations, as applicable, remain outstanding and (B) any Pari Passu Notes Obligations, any obligations in respect of any Secured Cash Management Agreement which constitute Obligations or any obligations in respect of any Secured Hedge Agreement which constitute Obligations, as applicable, are secured by such Collateral and (ii) distributing any proceeds received by the Collateral Agent from the sale, collection or realization of the Collateral to the Pari Passu Notes Secured Parties in respect of the Pari Passu Notes Obligations, the applicable Secured Party in respect of any obligations in respect of any Secured Cash Management Agreement which constitute Obligations or the applicable Secured Party in respect of any obligations in respect of any Secured Hedge Agreement which constitute Obligations, as applicable, in accordance with the terms of this Security Agreement. Neither the holders of the Pari Passu Notes, any Pari Passu Notes Trustee, any Hedge Bank nor any Cash Management Bank shall be entitled to exercise (or to direct the Collateral Agent to exercise) any rights or remedies hereunder with respect to the Pari Passu Notes Obligations, any obligations in respect of any Secured Cash Management Agreement which constitute Obligations or any obligations in respect of any Secured Hedge Agreement which constitute Obligations, as applicable, including without limitation the right to enforce the Security Interest in the Collateral, request any action, institute proceedings, give any instructions, make any election, give any notice to account debtors, make collections, sell or otherwise foreclose on any portion of the Collateral or execute any amendment, supplement, or acknowledgment hereof. This Security Agreement shall not create any liability of the Collateral Agent, the Administrative Agents or the other Credit Agreement Secured Parties to any of the Pari Passu Notes Secured Parties, any Hedge Bank or any Cash Management Bank by reason of actions taken with respect to the creation, perfection or continuation of the Security Interest in the Collateral, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral or action with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party or the valuation, use or protection of the Collateral.

(e) The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Company or any other obligor of the Pari Passu Notes Obligations, any obligations in respect of any Secured Cash Management Agreement which constitute Obligations or any obligations in respect of any Secured Hedge Agreement which constitute Obligations, as applicable.

(f) The Collateral Agent may execute any of the powers granted under this Security Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

(g) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a Notice of Event of Default (as defined in the Collateral Agency Agreement). The Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

(h) Notwithstanding anything to the contrary herein, nothing in this Security Agreement shall or shall be construed to (i) result in the Security Interest in the Collateral securing the Pari Passu Notes Obligations less than equally and ratably with the Credit Agreement Obligations to the extent required by the Pari Passu Notes Indentures or (ii) modify or affect the rights of the Pari Passu Notes Secured Parties to receive the pro rata share specified in Section 5.4(a)(ii) of any proceeds of any collection or sale of Collateral.

(i) The parties hereto agree that the Pari Passu Notes Obligations and the Credit Agreement Obligations are, and will be, equally and ratably secured with each other by the Liens on the Collateral, and that it is their intention to give full effect to the equal and ratable provisions of the Pari Passu Notes Indentures, as in effect on the Restatement Effective Date. To the extent that the rights and benefits herein or in any other Security Document conferred on the Pari Passu Notes Secured Parties shall be held to exceed the rights and benefits required so to be conferred by such provisions, such rights and benefits shall be limited so as to provide such Pari

Passu Notes Secured Parties only those rights and benefits that are required by such provisions. Any and all rights not herein expressly given to the Pari Passu Notes Secured Parties are expressly reserved to the Collateral Agent and the Secured Parties other than the Pari Passu Notes Secured Parties.

8. Miscellaneous.

8.1. Amendments in Writing. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Administrative Agents in accordance with Section 14.1 of the Revolving Credit Agreement and Section 4.1 of the Collateral Agency Agreement; provided, however, that the requisite written consent of the holders of the applicable Pari Passu Notes and/or the applicable Pari Passu Notes Trustee under the applicable Pari Passu Notes Indenture shall be required with respect to any proposed release, waiver, amendment or other modification of this Security Agreement that would materially and adversely affect the rights of the holders of one or more series of the Pari Passu Notes to equally and ratably share in the security provided for herein with respect to the Collateral. Except as set forth in this Section 8.1, neither the holders of any of the Pari Passu Notes nor any of the Pari Passu Notes Trustees shall have any rights to approve any release, waiver, amendment, modification, charge, discharge or termination with respect to this Security Agreement. Notwithstanding the foregoing, this Security Agreement may be amended with the written consent of the Administrative Agents, the Collateral Agent and the Grantors to reflect any Grantor’s entry into of any Secured Refinancing Credit Facilities Agreement permitted by each of the Credit Agreements and each existing Secured Refinancing Credit Facilities Agreement and any Grantor and Guarantor’s obligations to any Secured Party or Secured Parties pursuant to such Secured Refinancing Credit Facilities Agreement; provided that, the written consent of the holders of the applicable Pari Passu Notes and/or the applicable Pari Passu Notes Trustee shall be required only to the extent required in accordance with the proviso to the first sentence to this Section 8.1.

8.2. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 4.2 of the Collateral Agency Agreement; provided that (i) any notice to a Pari Passu Notes Trustee may be made to its address as set forth in the most recent copy of the applicable Pari Passu Notes Indenture provided to the Collateral Agent by the Company and (ii) notice to any Pari Passu Notes Trustee shall be deemed sufficient notice to the holders of the applicable Pari Passu Notes for all purposes hereunder.

8.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4. Enforcement Expenses; Indemnification.

(a) Each Grantor agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Security Agreement.

(b) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

(c) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement to the extent the Company would be required to do so pursuant to Section 14.5 of either of the Credit Agreements or any comparable provision in any Secured Refinancing Credit Facilities Agreement.

(d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreements, the other Credit Documents, the Secured Refinancing Credit Facilities Agreements, the Pari Passu Notes and the Pari Passu Notes Indentures.

8.5. Successors and Assigns. This Security Agreement shall be binding upon and shall inure to the benefit of the Grantors and their respective successors and assigns and the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent (acting as directed by an Act of the Secured Parties) except pursuant to a transaction permitted by Section 10.3 of the Credit Agreements and any comparable provision of any Secured Refinancing Credit Facilities Agreement (and any such assignment, transfer or delegation without such consent shall be null and void).

8.6. Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Collateral Agent, the Pari Passu Notes Trustees and the Company.

8.7. Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.8. Section Headings. The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9. Integration. This Security Agreement together with the other Credit Documents represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents to which they are a party.

8.10. GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11. Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the State of New York, the courts of the United States of America for the Southern District of New York located in the Borough of Manhattan and appellate courts from any thereof (provided that the Collateral Agent reserves the right to bring proceedings against any Grantor in the courts of any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment in respect thereof);

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto, and in the case of each Grantor hereunder, such Grantor hereby irrevocably authorizes and directs the Company to accept such service on its behalf;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages; provided, that this clause (e) shall not relieve the Company from its contractual obligations to indemnify the indemnitees specified in Section 14.5 of the Credit Agreements and any comparable provision in each Secured Refinancing Credit Facilities Agreement with respect to any claims for special, exemplary, punitive or consequential damages thereunder and shall not relieve any other Credit Party of its guarantee thereof.

8.12. Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Credit Documents to which it is a party;

(b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Grantors and the Lenders and any other Secured Party.

8.13. Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Security Agreement pursuant to Section 9.11 of either of the Credit Agreements or any comparable provision in any Secured Refinancing Credit Facilities Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex B hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.15. Collateral Agency Agreement. In exercising its rights hereunder, the Collateral Agent agrees to be bound by the provisions of the Collateral Agency Agreement and shall be entitled to the privileges, rights, indemnities and other benefits thereof. In the event of any conflict between the terms of the Collateral Agency Agreement and this Security Agreement, the terms of the Collateral Agency Agreement shall govern and control.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

Grantors:

KINDER MORGAN, INC.

By:
Name:
Title:

INTERENERGY CORPORATION

By:
Name:
Title:

KINDER MORGAN (DELAWARE), INC.

By:
Name:
Title:

KINDER MORGAN FINANCE COMPANY LLC

By:
Name:
Title:

KINDER MORGAN TRANSCOLORADO LLC

By:
Name:
Title:

KINDER MORGAN TRANSCOLORADO, INC.

By:
Name:
Title:

KM INTERNATIONAL SERVICES, INC.

By:
Name:
Title:

K N GAS GATHERING, INC.

By:
Name:
Title:

K N NATURAL GAS, INC.

By:
Name:
Title:

KN TELECOMMUNICATIONS, INC.

By:
Name:
Title:

K N TRANSCOLORADO, INC.

By:
Name:
Title:

KNIGHT POWER COMPANY LLC

By:
Name:
Title:

NGPL HOLDCO INC.

By:
Name:
Title:

SHERPA ACQUISITION, LLC

By:
Name:
Title:

Collateral Agent:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

Schedule 1

Copyrights

[The copyright registrations and applications listed on Schedule 8(a) of the Perfection Certificate are incorporated by reference herein.]

Schedule 2

Patents

[The patent registrations and applications listed on Schedule 8(b) of the Perfection Certificate are incorporated by reference herein.]

Schedule 3

Trademarks

[The trademark registrations and applications listed on Schedule 8(c) of the Perfection Certificate are incorporated by reference herein.]

ANNEX A TO

THE AMENDED AND RESTATED SECURITY AGREEMENT

SUPPLEMENT NO. [     ] dated as of [            ], to the AMENDED AND RESTATED SECURITY AGREEMENT dated as of [            ], 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among Kinder Morgan, Inc., a Delaware corporation (the “Company”), each of the Subsidiaries (as defined therein) of the Company listed on the signature pages thereto or that becomes a party thereto pursuant to Section 8.13 thereof (each such Subsidiary being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Company are referred to collectively as the “Grantors” and, each a “Grantor”) and Barclays Bank PLC, as Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined therein).

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

B. The Grantors have entered into the Security Agreement in order to induce (i) the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent, the Collateral Agent, the Pari Passu Lenders, the Revolving Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement), as applicable, to enter into the Credit Agreements to which they are a party, (ii) the Pari Passu Lenders, the Revolving Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement) to make their respective Extensions of Credit to the Company under the Credit Agreements to which they are a party, (iii) each Cash Management Bank to enter into Secured Cash Management Agreements and each Hedge Bank to enter into Secured Hedge Agreements with the Company or any Restricted Subsidiary, and (iv) the Secured Refinancing Credit Facilities Secured Parties to enter into the Secured Refinancing Credit Facilities Agreements to which they are a party and to make extensions of credit thereunder.

C. Pursuant to Section 4.1(b) of the Security Agreement, within 30 days after the end of each calendar quarter, each Grantor has agreed to deliver to the Collateral Agent a written supplement substantially in the form of this Supplement with respect to any additional Copyrights, Patents and Trademarks acquired by such Grantor after the date of the Credit Agreement. The Grantors have identified on Schedule I, II and III hereto the additional Copyrights, Patents and Trademarks registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office acquired by such Grantors after the Restatement Effective Date. The undersigned Grantors are executing this Supplement in order to facilitate supplemental filings to be made by the Collateral Agent with the United States Copyright Office and the United States Patent and Trademark Office.

Accordingly, the Collateral Agent and the Grantors agree as follows:

SECTION 1. (a) Schedule 1 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule I hereto, (b) Schedule 2 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule II hereto and (c) Schedule 3 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule III hereto.

SECTION 2. Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in the Intellectual Property set forth in Schedules I, II and III hereto. Each Grantor hereby represents and warrants that the information set forth on Schedules I, II and III hereto is true and correct in all material respects as of the date hereof.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent, the Pari Passu Notes Trustees and the Company. This Supplement shall become effective as to each Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Grantor and the Collateral Agent.

SECTION 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and of the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Security Agreement.

SECTION 8. Each Grantor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

, as Grantor

By:
Name:
Title:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO. [    ] TO SECURITY AGREEMENT]

Schedule I

Copyrights

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule II

Patents

UNITED STATES PATENTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule III

Trademarks

UNITED STATES TRADEMARKS:

Registrations:

OWNER	TRADEMARK	REGISTRATION NUMBER

Applications:

OWNER	TRADEMARK	APPLICATION NUMBER

ANNEX B TO

THE SECURITY AGREEMENT

SUPPLEMENT NO. [    ], dated as of [            ], to the AMENDED AND RESTATED SECURITY AGREEMENT dated as of [            ], 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Kinder Morgan, Inc., a Delaware corporation (the “Company”), each of the Subsidiaries (as defined therein) of the Company listed on the signature pages thereto or that becomes a party thereto pursuant to Section 8.13 thereof (each such Subsidiary being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors, and the Company are referred to collectively as the “Grantors” and each, a “Grantor”) and Barclays Bank PLC, as Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined therein)

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

B. The Grantors have entered into the Security Agreement in order to induce (i) the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent, the Collateral Agent, the Pari Passu Lenders, the Revolving Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement), as applicable, to enter into the Credit Agreements to which they are a party, (ii) the Pari Passu Lenders, the Revolving Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement) to make their respective Extensions of Credit to the Company under the Credit Agreements to which they are a party, (iii) each Cash Management Bank to enter into Secured Cash Management Agreements and each Hedge Bank to enter into Secured Hedge Agreements with the Company or any Restricted Subsidiary, and (iv) the Secured Refinancing Credit Facilities Secured Parties to enter into the Secured Refinancing Credit Facilities Agreements to which they are a party and to make extensions of credit thereunder.

C. Section 9.11 of the Credit Agreements, any comparable provision under each Secured Refinancing Credit Facilities Agreement, if any, and Section 8.13 of the Security Agreement provide that additional Subsidiaries may become Grantors under the Security Agreement by execution and delivery of this Supplement. Each undersigned Domestic Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce (i) the respective Revolving Lenders, Pari Passu Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Company, (ii) the Cash Management Banks and Hedge Banks to enter into Secured Cash Management Agreements and Secured Hedge Agreements and (iii) the Secured Refinancing Credit Facilities Secured Parties to enter into the Secured Refinancing Credit Facilities Agreements to which they are a party and to make extensions of credit thereunder.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

SECTION 1. In accordance with subsection 8.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a Security Interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent, the Pari Passu Notes Trustees and the Company. This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

SECTION 4. Each New Grantor hereby represents and warrants that, as of the date hereof, (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of such New Grantor, (b) set forth under its signature hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books or records relating to Collateral owned by it, (iv) the identity or type of organization or corporate structure of such New Grantor and (v) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (c) as of the date hereof (i) Schedule II hereto sets forth, in proper form for filing with the United States Copyright Office, all of each New Grantor’s Copyrights registered or applied for with the United States Copyright Office, (ii) Schedule III hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Patents registered or applied for with the United States Patent and Trademark Office, (iii) Schedule IV hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Trademarks (and all applications therefor).

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and of the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Security Agreement.

SECTION 9. Each New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

, as New Grantor

By:
Name:
Title:

[INSERT INFORMATION FROM SECTION 4(b)]

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO. [    ] TO SECURITY AGREEMENT]

Schedule I

Location of Collateral

Schedule II

Copyrights

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule III

Patents

UNITED STATES PATENTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule IV

Trademarks

UNITED STATES TRADEMARKS:

Registrations:

OWNER	TRADEMARK	REGISTRATION NUMBER

Applications:

OWNER	TRADEMARK	APPLICATION NUMBER

Exhibit D to Amendment No. 2

AMENDED & RESTATED PLEDGE AGREEMENT

AMENDED & RESTATED PLEDGE AGREEMENT dated as of [            ], 2012, among Kinder Morgan, Inc., a Delaware corporation (the “Company”) and successor by merger to Kinder Morgan Kansas, Inc., each of the Subsidiaries of the Company listed on the signature pages hereto or that becomes a party hereto pursuant to Section 10 hereof (each such Subsidiary (as defined below) being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the Company are referred to collectively as the “Pledgors” and, each a “Pledgor”) and Barclays Bank PLC, as Collateral Agent (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Company is party to the Credit Agreement dated as of May 30, 2007 (as amended by Amendment No. 1, dated as of July 16, 2007, as amended by Amendment No. 2, dated as of February 10, 2012 and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among the Company, the lending institutions from time to time parties thereto (each a “Revolving Lender” and, collectively, the “Revolving Lenders”), the Collateral Agent, Barclays Bank PLC as administrative agent (together with its successors and assigns in such capacity, the “Revolving Administrative Agent”) and Swingline Lender (as defined therein), Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Citibank, N.A., each as a Letter of Credit Issuer (as defined therein) and the other agents and entities party thereto, pursuant to which, among other things, (a) the Revolving Lenders have severally agreed and will severally agree to make Loans (as defined in the Revolving Credit Agreement) to the Company and the Letter of Credit Issuers (as defined therein) have agreed and will agree to issue Letters of Credit (as defined therein) for the account of the Company (such Loans and Letters of Credit collectively, the “Revolver Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) Cash Management Banks or Hedge Banks (each as defined in the Revolving Credit Agreement) are permitted from time to time to enter into Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Revolving Credit Agreement);

WHEREAS, the Company is party to the Credit Agreement dated as of February 10, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Acquisition Debt Facilities Credit Agreement” and, together with the Revolving Credit Agreement, the “Credit Agreements”) among the Company, the lending institutions from time to time parties thereto (each a “Pari Passu Lender” and, collectively, the “Pari Passu Lenders”), Barclays Bank PLC as administrative agent (together with its successors and assigns in such capacity, the “Acquisition Debt Facilities Administrative Agent”), the Collateral Agent and the other agents and entities party thereto, pursuant to which, among other things, (a) the Pari Passu Lenders have severally agreed to make Bridge Loans and Term Loans (each as defined in the Acquisition Debt Facilities Credit Agreement) to the Company (such Bridge Loans and Term Loans, collectively, the “Acquisition Debt Facilities Extensions of Credit”; collectively with the Revolver Extensions of Credit, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) certain Cash Management Banks or Hedge Banks (each as defined in the Acquisition Debt Facilities Credit Agreement) are permitted from time to time to enter into Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Acquisition Debt Facilities Credit Agreement);

WHEREAS, (i) all or a portion of the Revolving Credit Agreement Obligations (as defined below) and/or the Acquisition Debt Facilities Credit Agreement Obligations (as defined below) may from time to time be replaced, refinanced or refunded by Secured Refinancing Credit Facilities Obligations (as defined below) (and all or a portion of such Secured Refinancing Credit Facilities Obligations may from time to time be replaced, refinanced or refunded by other Secured Refinancing Credit Facilities Obligations) or Secured Refinanced Notes (as defined below) (and all or a portion of such Secured Refinancing Notes may from time to time be replaced, refinanced or refunded by other Secured Refinancing Notes), (ii) the Secured Refinancing Credit Facilities Obligations will be incurred under one or more Secured Refinancing Credit Facilities Agreements (as defined below) and (iii) each Secured Refinancing Credit Facilities Agent (as defined below) will be a party to the Collateral Agency Agreement (as defined below) by executing a joinder agreement in accordance with the terms of the Collateral Agency Agreement;

WHEREAS, pursuant to the Amended and Restated Guarantee (the “Guarantee”) dated as of the Restatement Effective Date (as defined below) among each of the signatories listed on the signature pages thereto as a guarantor and each other entity that becomes a party thereto pursuant to Section 19 of the Guarantee (the “Guarantors” and individually, a “Guarantor”) and the Collateral Agent for the benefit of the Secured Parties, each Guarantor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined below);

WHEREAS, pursuant to that certain Resignation and Appointment Agreement dated as of [            ], 2012, Citibank, N.A., the Resigning Collateral Agent (as defined therein), Resigning Administrative Agent (as defined therein) and Resigning Swingline Lender (as defined therein) has resigned as collateral agent, administrative agent and swingline lender effective as of the Restatement Effective Date and Barclays Bank PLC shall serve as Successor Collateral Agent (as defined therein), Successor Administrative Agent (as defined therein) and Successor Swingline Lender (as defined therein) in such capacities from and after the Restatement Effective Date;

WHEREAS, the Collateral Agent, the Administrative Agents and the other parties thereto are all party to the Collateral Agency Agreement (as defined below);

WHEREAS, each Subsidiary Pledgor is a Guarantor;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Company to make valuable transfers to the Pledgors in connection with the operation of their respective businesses;

WHEREAS, each Pledgor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit;

WHEREAS, it is a condition precedent to the obligation of the Revolving Lenders, the Pari Passu Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement) to make their respective Extensions of Credit to the Company under the Credit Agreements to which they are a party that the Pledgors shall have executed and delivered this Pledge Agreement (as defined below) to the Collateral Agent for the benefit of the Secured Parties (as defined below);

WHEREAS, the Company has issued the 6.67% Debentures due 2027 issued pursuant to the KMI 1993 Indenture (as defined below), the 7.25% Debentures due 2028 issued pursuant to the KMI 1993 Indenture (as defined below), the 7.45% Debentures due 2098 issued pursuant to the KMI 1993 Indenture (as defined below), the 6.50% Senior Notes due 2012 issued pursuant to the KMI 2002 Indenture (as defined below), and the 5.15% Senior Notes due 2015 issued pursuant to the KMI 2003 Indenture (as defined below) and has guaranteed KMFC’s 5.70% Senior Notes due 2016 issued pursuant to the KMFC 2005 Indenture (as defined below), KMFC’s 6.40% Senior Notes due 2036 issued pursuant to the KMFC 2005 Indenture (as defined below) and KMFC’s 6.00% Senior Notes due 2018 issued pursuant to the KMFC 2010 Indenture (as defined below);

WHEREAS, the Pari Passu Notes Indentures (as defined below) restrict the ability of the Pledgors to grant a security interest in the Collateral (as defined below) to secure the Credit Agreement Obligations (as defined below), unless the Pledgors grant an equal and ratable security interest in the Collateral to secure the Pari Passu Notes Obligations (as defined below); and

WHEREAS, the Pledgors are the legal and beneficial owners of the Pledged Shares (as defined below) and Pledged Debt (as defined below).

NOW, THEREFORE, in consideration of the premises and to induce (i) the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent, the Collateral Agent, the Pari Passu Lenders, the Revolving Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement), as applicable, to enter into the Credit Agreements to which they are a party, (ii) the Pari Passu Lenders, the Revolving Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement) to make their respective Extensions of Credit to the Company under the Credit Agreements to which they are a party, (iii) each Cash Management Bank (as defined below) to enter into Secured Cash Management Agreements (as defined below) and each Hedge Bank (as defined below) to enter into Secured Hedge Agreements (as defined below) with the Company or any Restricted Subsidiary (as defined below), and (iv) the Secured Refinancing Credit Facilities Secured Parties to enter into the Secured Refinancing Credit Facilities Agreements to which they are a party and to make extensions of credit thereunder, the Pledgors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Collateral Agency Agreement and used herein shall have the meanings given to them in the Collateral Agency Agreement. Terms used and not otherwise defined herein or in the Collateral Agency Agreement have the meanings specified in Article 9 of the UCC. References herein to a “comparable term” shall mean a term comparable in content and scope to the referenced term in the Credit Agreements and references to terms to the extent defined in a Secured Refinancing Credit Facilities Agreement shall include such terms to the extent comparable in content and scope to the referenced term in the Credit Agreements.

(b) As used herein, the terms “Acquisition Debt Facilities Credit Agreement Obligations”, “Acquisition Debt Facilities Credit Agreement Secured Parties”, “Administrative Agents”, “Bankruptcy Code”, “Cash Management Banks”, “Commitment”, “Credit Agreement Obligations”, “Credit Agreement Secured Parties”, “Credit Documents”, “Credit Party”, “Default”, “Domestic Subsidiary”, “Hedge Banks”, “KMFC”, “KMFC 2005 Indenture”, “KMFC 2010 Indenture”, “KMFC Pari Passu Notes”, “KMFC Pari Passu Notes Indentures”, “KMI 1993 Indenture”, “KMI 2002 Indenture”, “KMI 2003 Indenture”, “KMI Pari Passu Notes”, “KMI Pari Passu Notes Indentures”, “Lenders”, “Letter of Credit Issuer”, “Letters of Credit”, “Lien”, “Obligations”, “Pari Passu Notes”, “Pari Passu Notes Indentures”, “Pari Passu Notes Obligations”, “Pari Passu Notes Secured Parties”, “Pari Passu Notes Trustees”, “Perfection Certificate”, “Permitted Investments”, “Person”, “Required Lenders”, “Requisite Secured Parties”, “Restatement Effective Date”, “Restricted Subsidiary”, “Revolving Credit Agreement Obligations”, “Revolving Credit Agreement Secured Parties”, “Secured Cash Management Agreements”, “Secured Hedge Agreements”, “Secured Parties”, “Secured Refinancing Credit Facilities Agent”, “Secured Refinancing Credit Facilities Agreement”, “Secured Refinancing Credit Facilities Obligations”, “Secured Refinancing Credit Facilities Secured Parties”, “Subsidiary”, and “Unrestricted Subsidiaries” shall have the meanings given to such terms in the Security Agreement (as defined below).

(c) The following terms shall have the following meanings:

“3-16 Reporting Subsidiaries” shall mean, collectively Kinder Morgan (Delaware), Inc. and Kinder Morgan G.P., Inc.

“Acquisition Debt Facilities Administrative Agent” shall have the meaning provided in the recitals hereto.

“Acquisition Debt Facilities Extensions of Credit” shall have the meaning provided in the recitals hereto.

“Collateral” shall have the meaning provided in Section 2 hereto.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 12(f).

“Collateral Agency Agreement” shall mean shall that certain Collateral Agency Agreement dated as of the Restatement Effective Date, by and among the Collateral Agent and each of the Administrative Agents, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Agent” shall have the meaning provided in the preamble to this Pledge Agreement.

“Company” shall have the meaning provided in the preamble to this Pledge Agreement.

“Credit Agreements” shall have the meaning provided in the recitals hereto.

“Equity Interests” shall mean, collectively, Stock and Stock Equivalents.

“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.

“Foreign Subsidiary” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Foreign Subsidiary” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Governmental Authority” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Governmental Authority” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Guarantee” shall have the meaning provided in the recitals hereto.

“Guarantor” shall have the meaning provided in the recitals hereto.

“Indebtedness” of any Person shall mean all indebtedness of such Person for borrowed money, including without limitation all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments whether or not evidenced by an instrument or certificated security.

“Organization Document” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Organization Document” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Pari Passu Lenders” shall have the meaning provided in the recitals hereto.

“Permitted Acquisition” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Permitted Acquisition” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Permitted Lien” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Permitted Lien” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Pledge Agreement” shall mean this Amended and Restated Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Pledged Debt” shall mean all Indebtedness now or hereafter owing to any Pledgor, including, without limitation, the Indebtedness listed on Schedule 7 to the Perfection Certificate.

“Pledged Entity” shall mean any limited liability company or partnership whose Equity Interests are pledged hereunder.

“Pledged Shares” shall mean all Equity Interests now owned or hereafter acquired by any Pledgor, including, without limitation, those Equity Interests listed on Schedule 6 to the Perfection Certificate, and with respect to any Equity Interest in any limited liability company shall include, without limitation, all of a Pledgor’s aggregate rights in such limited liability company and each series thereof howsoever characterized or arising, including, without limitation (i) the Pledgor’s right to a share of the profits of the limited liability company, (ii) the right to receive distributions from the limited liability company, (iii) the Pledgor’s right to vote and participate in the management of the limited liability company and (iv) the Pledgor’s capital account in the limited liability company.

“Pledgor” shall have the meaning provided in the preamble to this Pledge Agreement.

“Revolver Extensions of Credit” shall have the meaning provided in the recitals hereto.

“Revolving Administrative Agent” shall have the meaning provided in the recitals hereto.

“Revolving Credit Agreement” shall have the meaning provided in the recitals hereto.

“Revolving Lenders” shall have the meaning provided in the recitals hereto.

“SEC” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “SEC” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Security Agreement” shall mean that certain Amended and Restated Security Agreement dated as of the Restatement Effective Date by and among the Company, the Collateral Agent and each Grantor (as defined therein) party thereto, as the same may be further amended, supplemented or otherwise modified from time to time.

“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary Pledgor” shall have the meaning provided in the preamble to this Pledge Agreement.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Voting Stock” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Voting Stock” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Wholly-Owned” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Wholly-Owned” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

(d) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section, subsection, clause and Schedule references are to this Pledge Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, shall refer to such Pledgor’s Collateral or the relevant part thereof.

2. Grant of Security. Each Pledgor hereby transfers, assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and a security interest in (the “Security Interest”) all of such Pledgor’s right, title and interest in, to and under the following, whether now owned or existing or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a) the Pledged Shares held by such Pledgor and the certificates representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any securities intermediary pertaining to the Pledged Shares and all cash and non-cash dividends, distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares and all options, rights, any shareholder agreements, any other agreements that give the Pledgor the right to purchase the equity interests or capital stock of the issuer of the Pledged Shares, and any other agreements that create or govern voting, economic, dividend or distribution rights of any holders of equity interests or capital stock of the issuer of the Pledged Shares;

(b) the Pledged Debt and the instruments, if any, evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Collateral. For purposes of this Pledge Agreement, the term “Proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to any Pledgor or the Collateral Agent from time to time with respect to any of the Collateral;

provided that notwithstanding anything to the contrary in this Pledge Agreement, this Pledge Agreement shall not constitute a grant of a security interest in (A) any Equity Interests in any Unrestricted Subsidiaries, (B) any Equity Interests in any Subsidiary acquired pursuant to a Permitted Acquisition which is financed with Indebtedness incurred pursuant to Sections 10.1(j)(i)(y) or 10.1(k)(i)(y) of the Credit Agreements or if the Credit Agreements are no longer in effect, pursuant to any comparable provisions of any Secured Refinancing Credit Facilities Agreement which by their terms provide that such Equity Interests are not required to be pledged hereunder, in each case, as to which the provisos therein apply, (C) Equity Interests representing more than 65% of the issued and outstanding Voting Stock of any Foreign Subsidiary, (D) Equity Interests of any Person that is not a Wholly-Owned Subsidiary of a Pledgor, (E) Equity Interests with respect to which the Administrative Agents have confirmed in writing to the Company their determination that the costs or other consequences (including adverse tax consequences) of providing a security interest therein is excessive in view of the benefits to be obtained by the Secured Parties and (F) any Equity Interest to the extent that it gives rise to additional subsidiary reporting requirements under Rule 3-16 of Regulation S-X promulgated under the Securities Exchange Act of 1934; provided further that in the case of clause (F), if any such additional subsidiary reporting requirement shall arise, then the Administrative Agents and the Company agree to negotiate in good faith to find and implement a mutually agreed solution to such additional subsidiary reporting requirement (it being understood that in the case of the 3-16 Reporting Subsidiaries, the Company shall promptly, and in any event within 90 days of the additional subsidiary reporting requirement taking effect with respect to any 3-16 Reporting Subsidiary or such longer period that the Administrative Agents may agree to, file the required financial statements of such 3-16 Reporting Subsidiary with the SEC and re-pledge the Equity Interests of such 3-16 Reporting Subsidiary hereunder).

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Collateral.

3. Security for Obligations. This Pledge Agreement secures the payment of all Obligations of each Credit Party. Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by any of the Credit Parties to Secured Parties under the Credit Documents and Pari Passu Notes Secured Parties under the Pari Passu Notes Indentures but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

4. Delivery of the Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Shares. Each delivery of Collateral (including any Collateral hereafter arising) shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder. Each schedule so delivered shall supersede any prior schedules so delivered. Notwithstanding anything to the contrary herein, the Pledgors shall not be required to deliver to the Collateral Agent any certificates or instruments, if any, representing or evidencing any Pledged Debt with an individual fair market value of less than $20,000,000.

5. Representations and Warranties. Each Pledgor represents and warrants as follows:

(a) Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for the Lien created by this Pledge Agreement and any non-consensual Permitted Liens arising by operation of law.

(b) As of the Restatement Effective Date, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(c) The execution and delivery by such Pledgor of this Pledge Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral and, upon delivery of such Collateral to the Collateral Agent in the State of New York, shall constitute a fully perfected Lien on and security interest in the Collateral, securing the payment of the Obligations, in favor of the Collateral Agent for the benefit of the Secured Parties, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(d) Such Pledgor has full power, authority and legal right to pledge to the Collateral Agent for the benefit of the Secured Parties a security interest in all the Collateral pledged by such Pledgor pursuant to this Pledge Agreement and this Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority is required (i) for the pledge by such Pledgor of a security interest in the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Agreement by such Pledgor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

6. Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt.

(a) If the Equity Interests in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall be represented by a certificate, in the Organization Documents of such Domestic Subsidiary, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the Uniform Commercial Code of its jurisdiction:

“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend: “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

(b) Each Pledgor will comply with Section 9.12 of the Credit Agreements and any comparable provision in any Secured Refinancing Credit Facilities Agreement.

7. Covenants and Agreements. Each Pledgor hereby consents to the grant of a security interest by each other Pledgor in the Pledged Shares to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Shares to the Collateral Agent or its designee following an Event of Default and to the substitution of the Collateral Agent or its designee as a member or partner in any limited liability company or partnership, as applicable, with all the rights and powers related thereto.

8. Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which may reasonably be requested by the Collateral Agent or the Required Lenders under the Revolving Credit Agreement or by an Act of the Secured Parties, in order (x) to perfect and protect any pledge, assignment or Security Interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Each Pledgor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized pursuant to this Section 8.

9. Voting Rights; Dividends and Distributions; Etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement and any other Credit Documents; and

(ii) the Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b) Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien of this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Credit Agreements and the Secured Refinancing Credit Facilities Agreements; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

(c) Upon written notice to a Pledgor by the Collateral Agent following the occurrence and during the continuance of an Event of Default:

(i) all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 9(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by the Requisite Secured Parties under the Collateral Agency Agreement, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 9(a)(i) (and the obligations of the Collateral Agent under Section 9(a)(ii) shall be reinstated);

(ii) all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 9(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all such Events of Default have been cured or waived, the Collateral Agent shall repay to each Pledgor (without interest) all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 9(b);

(iii) all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 9(b) shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsements); and

(iv) in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 9(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 9(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 9(c)(ii) and (c)(iii)

above, such Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

10. Transfers and Other Liens; Additional Collateral; Etc. Each Pledgor shall:

(a) not (i) except as permitted by the Credit Agreements and any Secured Refinancing Credit Facilities Agreement, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement, provided that in the event such Pledgor sells or otherwise disposes of assets permitted by the Credit Agreement and the Secured Refinancing Credit Facilities Agreements, and such assets are or include any of the Collateral, the Collateral Agent shall release such Collateral to such Pledgor free and clear of the Lien under this Pledge Agreement concurrently with the consummation of such sale;

(b) cause each Person that, subsequent to the Restatement Effective Date, becomes a Domestic Subsidiary that is required by either Credit Agreement or any Secured Refinancing Credit Facilities Agreement to become a party hereto, to promptly take all actions required by such Credit Agreement or by such Secured Refinancing Credit Facilities Agreement or required by this Pledge Agreement, including requiring such Person to become a Pledgor hereunder and to pledge to the Collateral Agent for the benefit of the Secured Parties, promptly upon the acquisition or creation thereof, all the Equity Interests and all evidence of Indebtedness held or received by such Person pursuant to a supplement to this Pledge Agreement substantially in the form of Annex A hereto (it being understood that the execution and delivery of such a supplement shall not require the consent of any Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Pledge Agreement); and

(c) defend its and the Collateral Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than the Lien of this Pledge Agreement), however arising, and any and all Persons whomsoever.

11. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default and with notice to such Pledgor, that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

12. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may with notice to the relevant Pledgor, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent may pay the purchase price by crediting the amount thereof against the Obligations. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b) The Collateral Agent shall apply the Proceeds of any collection or sale of the Collateral at any time after receipt as follows:

first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Pledge Agreement, the other Credit Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Document on behalf of any Pledgor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

second, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any distribution (whether or not due), and, if such moneys shall be insufficient to pay such amounts in full, then ratably as between the Credit Agreement Secured Parties and the Pari Passu Notes Secured Parties (without priority of any one over any other) in proportion to the unpaid amounts of Credit Agreement Obligations and Pari Passu Notes Obligations, which such proceeds shall be applied (x) as among the Pari Passu Notes Secured Parties, to such Secured Parties in proportion to the unpaid amounts thereof and (y) as among the Credit Agreement Secured Parties, as set forth in Section 11 of either of the Credit Agreements (or, if either of the Credit Agreements is amended such that Section 11 no longer sets forth the priorities for such application, as may be set forth elsewhere in such Credit Agreement) or as set forth in such comparable section of any Secured Refinancing Credit Facilities Agreement; and

(i) third, any surplus then remaining shall be paid to the Pledgors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of proceeds by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c) If at any time any moneys collected or received by the Collateral Agent pursuant to this Pledge Agreement are distributable pursuant to paragraph (b) above to any Pari Passu Notes Trustee, and if any Pari Passu Notes Trustee shall notify the Collateral Agent in writing that no provision is made under the applicable Pari Passu Notes Indenture for the application by such Pari Passu Notes Trustee of such moneys and that the applicable Pari Passu Notes Indenture does not effectively provide for the receipt and the holding by such Pari Passu Notes Trustee of such moneys pending the application thereof, then the Collateral Agent, after receipt of such moneys pending the application thereof, and after receipt of such notification, shall at the direction of such Pari Passu Notes Trustee, invest such amounts in investments constituting Permitted Investments maturing within 90 days after they are acquired by the Collateral Agent or, in the absence of such direction, hold such moneys uninvested and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for such Pari Passu Notes Trustee (in its capacity as trustee) and for no other purpose until such time as such Pari Passu Notes Trustee shall request in writing the delivery thereof by the Collateral Agent for application pursuant to the applicable Pari Passu Notes Indenture. The Collateral Agent shall not be responsible for any diminution in funds resulting from any such investment or any liquidation or any liquidation thereof prior to maturity.

(d) The Collateral Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(e) All payments received by any Pledgor in respect of the Collateral after the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

(f) In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 12, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Pledgor (it being understood an Event of Default under Section 11.5 of either of the Credit Agreements or any comparable provision of any Secured Refinancing Credit Facilities Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 12.

(g) In making the determination and allocations required by this Section 12, the Collateral Agent may conclusively rely upon information supplied by each Pari Passu Notes Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Pari Passu Notes Obligations, information supplied by the Administrative Agents as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Credit Agreement Obligations, information supplied by the Hedge Banks as to the amounts payable with respect to the Secured Hedge Agreements (after giving effect to any applicable netting arrangements) and information supplied by the Cash Management Banks as to the amounts payable under the Secured Cash Management Agreements, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Pledgor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 12 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by any Administrative Agent or any Pari Passu Notes Trustee of any amounts distributed to them.

(h) If, despite the provisions of this Pledge Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Pledge Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 12.

13. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreements, the other Credit Documents, the Letters of Credit, any Secured Refinancing Credit Facilities Agreement and any other documents executed and delivered in connection therewith and any Secured Cash Management Agreements and Secured Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agents (or the applicable Required Lenders or the Requisite Secured Parties, as the case may be, or, in the case of any Secured Cash Management Agreement or Secured Hedge Agreement, the applicable Cash Management Bank or Hedge Bank) may deem advisable from time to time, (d) any Pari Passu Notes Indenture and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time in accordance with their respective terms and (e) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations. When making any demand hereunder against any Pledgor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Company or any other Pledgor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Company or any other Pledgor or any other Person or any release of the Company or any other Pledgor or any other Person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

14. Continuing Security Interest; Assignments Under the Credit Agreements; Release.

(a) This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns (notwithstanding that from time to time during the term of the Credit Agreements, any Secured Refinancing Credit Facilities Agreement and any Secured Cash Management Agreement or Secured Hedge Agreement the Credit Parties may be free from any Obligations) until (i) all Credit Agreement Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, (ii) the Commitments under each of the Credit Agreements and any Secured Refinancing Credit Facilities Agreement shall be terminated and (iii) no Letters of Credit shall be outstanding (or all such Letters of Credit shall have been fully cash collateralized or otherwise back-stopped to the reasonable satisfaction of the applicable Letter of Credit Issuer).

(b) A Subsidiary Pledgor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Pledgor shall be automatically released upon the consummation of any transaction permitted under the Credit Agreements and the Secured Refinancing Credit Facilities Agreements as a result of which such Subsidiary Pledgor ceases to be a Subsidiary Guarantor.

(c) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreements and the Secured Refinancing Facility Credit Agreements or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 14.1 of each of the Credit Agreements and any comparable provision of any Secured Refinancing Credit Facilities Agreement, the Security Interest in such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby. Any release of Collateral permitted by this clause (c) and clause (b) above will be deemed not to impair the Liens created by the Security Documents in contravention thereof and any person that is required to deliver an officer’s certificate or opinion of counsel pursuant to Section 314(d) of the Trust Indenture Act shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.

(d) In the event that Rule 3-16 of Regulation S-X of the Exchange Act of 1934 is amended, modified or interpreted by the SEC or any other relevant Governmental Authority to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Company due to the fact that the Equity Interests of such Subsidiary are pledged under this Pledge Agreement, then the Equity Interests of such Subsidiary shall automatically be deemed not to be part of the Collateral to the extent necessary not to be subject to such requirement; provided that in any such case the Administrative Agents and the Company agree to negotiate in good faith to find and implement a mutually agreed solution to such additional subsidiary reporting requirement (it being understood that in the case of the 3-16 Reporting Subsidiaries, the Company shall promptly, and in any event within 90 days of the additional subsidiary reporting requirement taking effect with respect to any 3-16 Reporting Subsidiary or such longer period that the Collateral Agent may agree to, file the required financial statements of such 3-16 Reporting Subsidiary with the SEC and re-pledge the Equity Interests of such 3-16 Reporting Subsidiary hereunder). Notwithstanding anything to the contrary in this Pledge Agreement, if Equity Interests of any Subsidiary are not required to be pledged under this Pledge Agreement because Rule 3-16 of Regulation S-X of the Exchange Act of 1934 would require the filing of separate financial statements of such Subsidiary if its Equity Interests were so pledged, in the event that Rule 3-16 of Regulation S-X of the Exchange Act of 1934 is amended, modified or interpreted by the SEC or any other relevant Governmental Authority to no longer require (or is replaced with another rule or regulation that would not require) the filing of separate financial statements of such Subsidiary if some or all of its Equity Interests are pledged under this Pledge Agreement, then such Equity Interests of such Subsidiary shall automatically be deemed part of the Collateral and pledged under this Pledge Agreement.

(e) In connection with any termination or release pursuant to the foregoing paragraph (a), (b) (c) or (d), the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 15 shall be without recourse to or warranty by the Collateral Agent.

15. Reinstatement. Each Pledgor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be, and shall remain, in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

16. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 4.2 of the Collateral Agency Agreement; provided that (i) any notice to a Pari Passu Notes Trustee may be made to its address as set forth in the most recent copy of the applicable Pari Passu Notes Indenture provided to the Collateral Agent by the Company and (ii) notice to any Pari Passu Notes Trustee shall be deemed sufficient notice to the holders of the applicable Pari Passu Notes for all purposes hereunder.

17. Counterparts. This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Pledge Agreement signed by all the parties shall be lodged with the Collateral Agent, the Pari Passu Notes Trustees and the Company.

18. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

19. Integration. This Pledge Agreement together with the other Credit Documents represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents to which they are a party.

20. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Administrative Agents in accordance with Section 14.1 of the Revolving Credit Agreement and Section 4.1 of the Collateral Agency Agreement; provided, however, that the requisite written consent of the holders of the applicable Pari Passu Notes and/or the applicable Pari Passu Notes Trustee under the applicable Pari Passu Notes Indenture shall be required with respect to any release, waiver, amendment or other modification of this Pledge Agreement that would materially and adversely affect the rights of the holders of one or more series of the Pari Passu Notes to equally and ratably share in the security provided for herein with respect to the Collateral. Except as set forth in this Section 20, neither the holders of any of the Pari Passu Notes nor any of the Pari Passu Notes Trustees shall have any rights to approve any release, waiver, amendment, modification, charge, discharge or termination with respect to this Pledge Agreement. Notwithstanding the foregoing, this Pledge Agreement may be amended with the written consent of the Administrative Agents, the Collateral Agent and the Pledgors to reflect any Pledgor’s entry into of any Secured Refinancing Credit Facilities Agreement permitted by each of the Credit Agreements and each existing Secured Refinancing Credit Facilities Agreement and any Pledgor and Guarantor’s obligations to any Secured Party or Secured Parties pursuant to such Secured Refinancing Credit Facilities Agreement; provided that, the written consent of the holders of the applicable Pari Passu Notes and/or the applicable Pari Passu Notes Trustee shall be required only to the extent required in accordance with the proviso to the first sentence to this Section 20.

(b) Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

21. Collateral Agent as Agent. Section 7 of the Security Agreement is incorporated herein, mutatis mutandis (to apply to this Pledge Agreement rather than to the Security Agreement).

22. Duty of Collateral Agent, Section 6.2 of the Security Agreement is incorporated herein, mutatis mutandis (to apply to this Pledge Agreement rather than to the Security Agreement).

23. Enforcement Expenses; Indemnification. Section 8.4 of the Security Agreement is incorporated herein, mutatis mutandis (to apply to this Pledge Agreement rather than to the Security Agreement).

24. Section Headings. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

25. Successors and Assigns. This Pledge Agreement shall be binding upon and shall inure to the benefit of the Pledgors and their respective successors and assigns and the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Collateral Agent (acting as directed by an Act of the Secured Parties) except pursuant to a transaction permitted by Section 10.3 of the Credit Agreements and any comparable provision of any Secured Refinancing Credit Facilities Agreement (and any such assignment, transfer or delegation without such consent shall be null and void).

26. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

27. Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the State of New York, the courts of the United States of America for the Southern District of New York located in the Borough of Manhattan and appellate courts from any thereof (provided that the Collateral Agent reserves the right to bring proceedings against any Pledgor in the courts of any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment in respect thereof);

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 16 or at such other address of which the Collateral Agent shall have been notified pursuant thereto, and in the case of each Pledgor hereunder other than the Company, such Pledgor hereby irrevocably authorizes and directs the Company to accept such service on its behalf;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 27 any special, exemplary, punitive or consequential damages; provided, that this clause (e) shall not relieve the Company from its contractual obligations to indemnify the indemnitees specified in Section 14.5 of the Credit Agreements and any comparable provision in each Secured Refinancing Credit Facilities Agreement with respect to any claims for special, exemplary, punitive or consequential damages thereunder and shall not relieve any other Credit Party of its guarantee thereof.

28. Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Pledge Agreement and the other Credit Documents to which it is a party;

(b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Pledge Agreement or any of the other Credit Documents, and the relationship between the Pledgors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Pledgors and the Lenders and any other Secured Party.

29. GOVERNING LAW. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

30. Collateral Agency Agreement. In exercising its rights hereunder, the Collateral Agent agrees to be bound by the provisions of the Collateral Agency Agreement and shall be entitled to the privileges, rights, indemnities and other benefits thereof. In the event of any conflict between the terms of the Collateral Agency Agreement and this Pledge Agreement, the terms of the Collateral Agency Agreement shall govern and control.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

KINDER MORGAN, INC.

By:
Name:
Title:

INTERENERGY CORPORATION

By:
Name:
Title:

KINDER MORGAN (DELAWARE), INC.

By:
Name:
Title:

KINDER MORGAN FINANCE COMPANY LLC

By:
Name:
Title:

KINDER MORGAN TRANSCOLORADO LLC

By:
Name:
Title:

KINDER MORGAN TRANSCOLORADO, INC.

By:
Name:
Title:

KM INTERNATIONAL SERVICES, INC.

By:
Name:
Title:

K N GAS GATHERING, INC.

By:
Name:
Title:

K N NATURAL GAS, INC.

By:
Name:
Title:

KN TELECOMMUNICATIONS, INC.

By:
Name:
Title:

K N TRANSCOLORADO, INC.

By:
Name:
Title:

KNIGHT POWER COMPANY LLC

By:
Name:
Title:

NGPL HOLDCO INC.

By:
Name:
Title:

SHERPA ACQUISITION, LLC

By:
Name:
Title:

Collateral Agent:

BARCLAYS BANK PLC, as
Collateral Agent

By:
Name:
Title:

ANNEX A

TO THE PLEDGE AGREEMENT

SUPPLEMENT NO. [            ] dated as of [            ] to the AMENDED AND RESTATED PLEDGE AGREEMENT dated as of [            ], 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) among Kinder Morgan, Inc., a Delaware corporation (the “Company”), each of the Subsidiaries (as defined therein) of the Company listed on the signature pages thereto or that becomes a party thereto pursuant to Section 10 thereof (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the Company are referred to collectively as the “Pledgors” and, each a “Pledgor”) and Barclays Bank PLC, as Collateral Agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined therein).

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

B. The Pledgors have entered into the Pledge Agreement in order to induce (i) the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent, the Collateral Agent, the Pari Passu Lenders, the Revolving Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement), as applicable, to enter into the Credit Agreements to which they are a party, (ii) the Pari Passu Lenders, the Revolving Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement) to make their respective Extensions of Credit to the Company under the Credit Agreements to which they are a party, (iii) each Cash Management Bank to enter into Secured Cash Management Agreements and each Hedge Bank to enter into Secured Hedge Agreements with the Company or any Restricted Subsidiary, and (iv) the Secured Refinancing Credit Facilities Secured Parties to enter into the Secured Refinancing Credit Facilities Agreements to which they are a party and to make extensions of credit thereunder.

C. The undersigned Subsidiary Pledgor[s] ([each an][the] “Additional Pledgor”) [is][are] the legal and beneficial owner[s] of the Pledged Shares and Pledged Debt described on Schedule 1 hereto.

D. Section 9.12 of the Credit Agreements, the comparable provision in each Secured Refinancing Credit Facilities Agreement, if any, and Section 10(b) of the Pledge Agreement provide that additional Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 10(b) of the Pledge Agreement to pledge to the Collateral Agent for the benefit of the Secured Parties the Pledged Shares and the Pledged Debt held by such Additional Pledgor and to become a Subsidiary Pledgor under the Pledge Agreement in order to induce (i) the Pari Passu Lenders, the Revolving Lenders and the Letter of Credit Issuers (as defined in the

Revolving Credit Agreement) to make their respective Extensions of Credit to the Company under the Credit Agreements to which they are a party, (ii) each Cash Management Bank to enter into Secured Cash Management Agreements and each Hedge Bank to enter into Secured Hedge Agreements with the Company or any Restricted Subsidiary, and (iii) the Secured Refinancing Credit Facilities Secured Parties to enter into the Secured Refinancing Credit Facilities Agreements to which they are a party and to make extensions of credit thereunder.

Accordingly, the Collateral Agent and each undersigned Additional Pledgor agree as follows:

SECTION 1. Each Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and each Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. In furtherance of the foregoing, each Additional Pledgor, as security for the payment and performance in full of the Obligations, subject to the limitations set forth in Section 2 of the Pledge Agreement, does hereby transfer, assign and pledge to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and a security interest in all of the Collateral of such Additional Pledgor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2. Each Additional Pledgor represents and warrants as follows:

(a) Schedule 1 hereto correctly represents as of the date hereof (i) the issuer, the certificate number, the Pledgor and registered owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares owned or held by such Additional Pledgor as of the date hereof and (ii) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Pledged Debt owned or held by such Additional Pledgor as of the date hereof representing or evidencing any Pledged Debt with an individual fair market value in excess of $20,000,000. Except as set forth on Schedule 1, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer thereof on the date hereof.

(b) Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for the Lien created by this Supplement to the Pledge Agreement.

(c) As of the date of this Supplement, the Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) The execution and delivery by such Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in the Additional Collateral and, upon delivery of such Additional Collateral to the Collateral Agent in the State of New York, shall constitute a fully perfected Lien on and security interest in the Additional Collateral, securing the payment of the Obligations, in favor of the Collateral Agent for the benefit of the Secured Parties, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e) Such Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Pledgor pursuant to this Supplement and this Supplement constitutes a legal, valid and binding obligation of each Additional Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent, the Pari Passu Notes Trustees and the Company. This Supplement shall become effective as to each Additional Pledgor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Collateral Agent.

SECTION 4. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and of the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement.

SECTION 8. Each Additional Pledgor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, each Additional Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

, as Additional Pledgor

By:
Name:
Title:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

Schedule 1

Pledged Shares and Pledged Debt

Pledged Shares

Record Owner	Issuer	Certificate No.	Number and Class of Shares	% of Shares Owned

Pledged Debt

Payee	Issuer	Principal Amount	Date of Instrument	Maturity Date

B-I-1

Exhibit E to Amendment No. 2

EL PASO SECURITY AGREEMENT

dated as of [            ], 2012

among

[EL PASO CORPORATION],

THE PERSONS REFERRED TO HEREIN AS SUBSIDIARY GRANTORS

and

BARCLAYS BANK PLC,

as Collateral Agent

i

TABLE OF CONTENTS

(continued)

ii

EL PASO SECURITY AGREEMENT

THIS EL PASO SECURITY AGREEMENT dated as of [            ], 2012 (“this Agreement”), among El Paso Corporation (“EPC”), a Delaware corporation, each of the Subsidiaries of EPC listed on the signature pages hereto (each such Subsidiary (as defined below), a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and EPC are referred to collectively as the “Grantors” and, each a “Grantor”) and Barclays Bank PLC, as Collateral Agent pursuant to the Collateral Agency Agreement (as defined below) (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, Kinder Morgan, Inc., a Delaware corporation (the “Company”) and successor by merger to Kinder Morgan Kansas Inc., is party to the Credit Agreement dated as of May 30, 2007 (as amended by Amendment No. 1, dated as of July 16, 2007, as amended by Amendment No. 2, dated as of February 10, 2012 and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among the Company, the lending institutions from time to time parties thereto (each a “Revolving Lender” and, collectively, the “Revolving Lenders”), Barclays Bank PLC, as administrative agent (together with its successors and assigns in such capacity, the “Revolving Administrative Agent”), Citibank, N.A., JPMorgan Chase Bank, N.A. and Barclays Bank PLC, each as a Letter of Credit Issuer (as defined therein), Barclays Bank PLC, as the Swingline Lender (as defined therein), the Collateral Agent and the other agents and entities party thereto, pursuant to which, among other things, (a) the Revolving Lenders have severally agreed and will severally agree to make Loans (as defined in the Revolving Credit Agreement) to the Company and the Letter of Credit Issuers (as defined therein) have agreed and will agree to issue Letters of Credit (as defined therein) for the account of the Company (such Loans and Letters of Credit collectively, the “Revolver Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) Cash Management Banks or Hedge Banks (each as defined in the Revolving Credit Agreement) are permitted from time to time to enter into Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Revolving Credit Agreement);

WHEREAS, the Company is party to the Credit Agreement dated as of February 10, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Acquisition Debt Facilities Credit Agreement” and, together with the Revolving Credit Agreement, the “Credit Agreements”) among the Company, the lending institutions from time to time parties thereto (each a “Pari Passu Lender” and, collectively, the “Pari Passu Lenders”), Barclays Bank PLC as administrative agent (together with its successors and assigns in such capacity, the “Acquisition Debt Facilities Administrative Agent”), the Collateral Agent and the other agents and entities party thereto, pursuant to which, among other things, (a) the Pari Passu Lenders have severally agreed to make Bridge Loans and Term Loans (each as defined in the Acquisition Debt Facilities Credit Agreement) to the Company (such Bridge Loans and Term Loans, collectively, the “Acquisition Debt Facilities Extensions of Credit”; collectively with the

Revolver Extensions of Credit, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) certain Cash Management Banks or Hedge Banks (each as defined in the Acquisition Debt Facilities Credit Agreement) are permitted from time to time to enter into Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Acquisition Debt Facilities Credit Agreement);

WHEREAS, (i) all or a portion of the Revolving Credit Agreement Obligations (as defined below) and/or the Acquisition Debt Facilities Credit Agreement Obligations (as defined below) may from time to time be replaced, refinanced or refunded by Secured Refinancing Credit Facilities Obligations (as defined below) (and all or a portion of the Secured Refinancing Credit Facilities Obligations may from time to time be replaced, refinanced or refunded by other Secured Refinancing Credit Facilities Obligations) or Secured Refinanced Notes (as defined below) (and all or a portion of such Secured Refinancing Notes may from time to time be replaced, refinanced or refunded by other Secured Refinancing Notes), (ii) the Secured Refinancing Credit Facilities Obligations will be incurred under one or more Secured Refinancing Credit Facilities Agreements (as defined below) and (iii) each Secured Refinancing Credit Facilities Agent (as defined below) will be a party to the Collateral Agency Agreement by executing a joinder agreement substantially in the form of Exhibit C to the Collateral Agency Agreement;

WHEREAS, pursuant to the Guarantee (the “El Paso Guarantee”) dated as of the Restatement Effective Date among each of the signatories listed on the signature pages thereto as a guarantor (the “El Paso Guarantors” and individually, an “El Paso Guarantor”) and the Collateral Agent for the benefit of the Secured Parties, each El Paso Guarantor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

WHEREAS, pursuant to the Acquisition Debt Facilities Credit Agreement and Revolving Credit Agreement, as applicable, the Company and the other KMI Grantors (as defined below) are required to enter into that certain Amended and Restated Security Agreement dated as of [            ], 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “KMI Security Agreement”), pursuant to which the KMI Grantors party thereto have agreed to secure all of the Acquisition Debt Facilities Credit Agreement Obligations, Revolving Credit Agreement Obligations, the Secured Refinancing Credit Facilities Obligations and the Pari Passu Notes Obligations by granting to the Collateral Agent for the benefit of each the Revolving Credit Agreement Secured Parties (as defined below), the Acquisition Debt Facilities Credit Agreement Secured Parties (as defined below), the Secured Refinancing Credit Facilities Secured Parties and the Pari Passu Notes Secured Parties (as defined below) a security interest in all of their respective right, title or interest in the KMI Collateral (as defined below);

WHEREAS, pursuant to the Acquisition Debt Facilities Credit Agreement and Revolving Credit Agreement, as applicable, the Company and the other KMI Pledgors (as defined below) are required to enter into that certain Amended and Restated Pledge Agreement dated

2

[            ], 2012 (as the same may be amended, restated, amended and restated or otherwise modified from time to time, the “KMI Pledge Agreement”), pursuant to which the KMI Pledgors party thereto have agreed to secure all of the Acquisition Debt Facilities Credit Agreement Obligations, the Revolving Credit Agreement Obligations, the Secured Refinancing Credit Facilities Obligations and the Pari Passu Notes Obligations by pledging to the Collateral Agent for the benefit of each the Revolving Credit Agreement Secured Parties, the Acquisition Debt Facilities Credit Agreement Secured Parties, the Secured Refinancing Credit Facilities Secured Parties and the Pari Passu Notes Secured Parties a security interest in all of their respective right, title or interest in the Collateral (as defined in the KMI Pledge Agreement);

WHEREAS, the Collateral Agent, the Administrative Agents (as defined below) and the other parties thereto are all party to the Collateral Agency Agreement;

WHEREAS, each Grantor is an El Paso Guarantor;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Company to make valuable transfers to the Grantors in connection with the operation of their respective businesses;

WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit;

WHEREAS, it is a condition precedent to the obligation of the Revolving Lenders, the Pari Passu Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement) to make their respective Extensions of Credit to the Company under the Credit Agreements to which they are a party that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Company has issued the 6.67% Debentures due 2027 issued pursuant to the KMI 1993 Indenture (as defined below), the 7.25% Debentures due 2028 issued pursuant to the KMI 1993 Indenture (as defined below), the 7.45% Debentures due 2098 issued pursuant to the KMI 1993 Indenture (as defined below), the 6.50% Senior Notes due 2012 issued pursuant to the KMI 2002 Indenture (as defined below), and the 5.15% Senior Notes due 2015 issued pursuant to the KMI 2003 Indenture (as defined below) and has guaranteed KMFC’s (as defined below) 5.70% Senior Notes due 2016 issued pursuant to the KMFC 2005 Indenture (as defined below), KMFC’s 6.40% Senior Notes due 2036 issued pursuant to the KMFC 2005 Indenture (as defined below) and KMFC’s 6.00% Senior Notes due 2018 issued pursuant to the KMFC 2010 Indenture (as defined below); and

WHEREAS, the Pari Passu Notes Indentures (as defined below) restrict the ability of the Grantors to grant a security interest in the Collateral (as defined below) to secure the Credit Agreement Obligations (as defined below), unless the Grantors grant an equal and ratable security interest in the Collateral to secure the Pari Passu Notes Obligations (as defined below).

NOW, THEREFORE, in consideration of the premises and to induce (i) the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent, the Collateral Agent, the Pari Passu Lenders, the Revolving Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement), as applicable, to enter into the Credit Agreements to which

3

they are a party, (ii) the Pari Passu Lenders, the Revolving Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement) to make their respective Extensions of Credit to the Company under the Credit Agreements to which they are a party and to permit the transactions contemplated thereby, (iii) each Cash Management Bank (as defined below) to enter into Secured Cash Management Agreements (as defined below) and each Hedge Bank (as defined below) to enter into Secured Hedge Agreements (as defined below) with the Company or any Restricted Subsidiary (as defined below), and (iv) the Secured Refinancing Credit Facilities Secured Parties to enter into the Secured Refinancing Credit Facilities Agreements to which they are a party and to make extensions of credit thereunder, the Grantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions.

(a) As used herein, the terms “ABR Loans”, “Acquisition Debt Facilities Credit Agreement Obligations”, “Acquisition Debt Facilities Credit Agreement Secured Parties”, “Administrative Agents”, “Bankruptcy Code”, “Cash Management Banks”, “Commitment”, “Credit Agreement Obligations”, “Credit Agreement Secured Parties”, “Credit Documents”, “Credit Party”, “Default”, “Domestic Subsidiary”, “Event of Default”, “GAAP”, “Governmental Authority”, “Hedge Banks”, “KMFC”, “KMFC 2005 Indenture”, “KMFC 2010 Indenture”, “KMFC Pari Passu Notes”, “KMI 1993 Indenture”, “KMI 2002 Indenture”, “KMI 2003 Indenture”, “Lenders”, “Letters of Credit”, “Lien”, “Organization Documents”, “Pari Passu Notes”, “Pari Passu Notes Indentures”, “Pari Passu Notes Obligations”, “Pari Passu Notes Secured Parties”, “Pari Passu Notes Trustee”, “Perfection Certificate”, “Permitted Investments”, “Person”, “Proceeds”, “Required Lenders”, “Restatement Effective Date”, “Restricted Subsidiary”, “Revolving Credit Agreement Obligations”, “Revolving Credit Agreement Secured Parties”, “Secured Cash Management Agreements”, “Secured Hedge Agreements”, “Secured Refinancing Credit Facilities Agent”, “Secured Refinancing Credit Facilities Agreement”, “Secured Refinancing Credit Facilities Obligations”, “Secured Refinancing Credit Facilities Secured Parties”, “Secured Refinancing Notes”, “Subsidiary”, and “UCC” shall have the meanings given to such terms in the KMI Security Agreement (as defined below).

(b) As used herein, the terms “Security Documents” shall have the meaning given to such terms in the Collateral Agency Agreement (as defined below).

(c) As used in this Agreement, the following terms have the meanings specified below:

“Acquisition Debt Facilities Administrative Agent” shall have the meaning provided in the recitals hereto.

“Acquisition Debt Facilities Credit Agreement” shall have the meaning provided in the recitals hereto.

4

“Acquisition Debt Facilities Extensions of Credit” shall have the meaning provided in the recitals hereto.

“Agreement” shall have the meaning provided in the preamble hereto.

“Business Entity” shall mean a partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity.

“Collateral” shall mean the Security Collateral, the Payment Collateral and all other property or assets with respect to which a Security Document executed by a Grantor creates or grants, or states that it creates or grants, a Security Interest.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 4.02(b).

“Collateral Agency Agreement” shall mean shall that certain Collateral Agency Agreement dated as of the Restatement Effective Date, by and among the Collateral Agent and each of the Administrative Agents, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Agent” shall have the meaning set forth in the preamble hereto.

“Company” shall have the meaning set forth in the recitals hereto.

“Credit Agreements” shall have the meaning set forth in the recitals hereto.

“El Paso Guarantee” shall have the meaning set forth in the recitals hereto.

“El Paso Guarantor” shall have the meaning set forth in the recitals hereto.

“EPC” shall have the meaning set forth in the preamble hereto.

“EPC Payment Collateral” shall have the meaning set forth in Section 3.01(c).

“EPC Payment Collateral Security Interest” shall have the meaning set forth in Section 3.01(c).

“EPNGC” shall mean El Paso Natural Gas Company, a Delaware corporation.

“Equity Interests” shall mean, collectively, Stock and Stock Equivalents.

“Excluded Payment Property” shall mean any property of a Grantor of the type described in (and not excluded from) Section 3.01(b)(i) through (iv) that constitutes a contract, agreement, instrument or indenture, to the extent that the grant of a security interest therein or a Lien thereon would result in (i) a breach of or a default under a provision of such contract, agreement, instrument or indenture which is not rendered ineffective by the UCC (other than an agreement that can be amended solely by EPC and/or one or more of its Subsidiaries), or (ii) a mandatory prepayment obligation under such contract, agreement, instrument or indenture, or allow any

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party to any such agreement (other than EPC or any Subsidiary of EPC) to accelerate obligations due thereunder, terminate any material contract right thereunder or exercise any put or call right, right of refusal, purchase option or similar right thereunder.

“Excluded Subsidiary Grantor Assets” shall have the meaning set forth in Section 3.01(b).

“Exempted Guarantor” shall mean El Paso Tennessee Pipeline Co. and El Paso Pipeline Holding Company, L.L.C.

“Existing El Paso Secured Hedge Agreements” shall have the meaning assigned to such term in the Acquisition Debt Facilities Credit Agreement as in effect on the date hereof.

“Existing El Paso Secured Hedge Agreements Obligations” shall mean the collective reference to the due and punctual payment of any termination amount payable by any Grantor to any Existing El Paso Secured Hedge Agreements Secured Parties under the Existing El Paso Secured Hedge Agreements and any El Paso Guarantor to any of the Existing El Paso Secured Hedge Agreements Secured Parties pursuant to the El Paso Guarantee, and all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) of any Grantor to any of the Existing El Paso Secured Hedge Agreements Secured Parties under the Existing El Paso Secured Hedge Agreements and any El Paso Guarantor to any of the Existing El Paso Secured Hedge Agreements Secured Parties pursuant to the El Paso Guarantee.

“Existing El Paso Secured Hedge Agreements Secured Parties” shall mean the counterparties to the Existing El Paso Secured Hedge Agreements.

“Existing El Paso Secured LC Facilities” shall have the meaning assigned to such term in the Acquisition Debt Facilities Credit Agreement as in effect on the date hereof.

“Existing El Paso Secured LC Facilities Obligations” shall mean the collective reference to the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in the Existing El Paso Secured LC Facilities (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) of any Grantor to any of the Existing El Paso Secured LC Facilities Secured Parties under the Existing El Paso Secured LC Facilities and any El Paso Guarantor to any of the Existing El Paso Secured LC Facilities Secured Parties pursuant to the El Paso Guarantee.

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“Existing El Paso Secured LC Facilities Secured Parties” shall mean the lenders, agents and any other secured parties under any Existing El Paso Secured LC Facility.

“Existing El Paso Secured Notes Trustees” shall mean the trustees under the Existing El Paso Secured Notes Indentures, and their respective successors and assigns.

“Existing El Paso Secured Notes” shall mean (A) “Existing El Paso Secured Notes” as defined in the Acquisition Debt Facilities Credit Agreement as in effect on the date hereof and (B) any Secured Refinancing El Paso Notes.

“Existing El Paso Secured Notes Indentures” shall mean the indentures pursuant to which each series of Existing El Paso Secured Notes were issued.

“Existing El Paso Secured Notes Obligations” shall mean the collective reference to the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in the Existing El Paso Secured Notes Indentures and the Existing El Paso Secured Notes (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of any Grantor to any of the Existing El Paso Secured Notes Secured Parties under the Existing El Paso Secured Notes Indentures and the Existing El Paso Secured Notes and any El Paso Guarantor to any of the Existing El Paso Secured Notes Secured Parties pursuant to the El Paso Guarantee.

“Existing El Paso Secured Notes Secured Parties” shall mean the holders of the Existing El Paso Secured Notes and the Existing El Paso Secured Notes Trustees.

“Existing El Paso Secured Notes Trustees” shall mean the trustees under the Existing El Paso Secured Notes Indentures, and their respective successors and assigns.

“Extensions of Credit” shall have the meaning set forth in the recitals hereto.

“Financing Documents” shall mean the Credit Documents, the Secured Hedge Agreements and the Secured Cash Management Agreements.

“Governmental Authority” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Governmental Authority” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein, if any.

“Grantors” shall have the meaning set forth in the preamble hereto.

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“Initial Pledged Equity” shall mean, with respect to any Grantor, the Equity Interests set forth opposite such Grantor’s name on and as otherwise described in Schedule 6 to the Perfection Certificate and issued by the Persons named therein.

“Insolvency Proceeding” shall mean, with respect to any Person, that (a) such Person shall (i) admit in writing its inability to pay its debts generally, or shall fail to pay its debts generally as they become due; or (ii) make a general assignment for the benefit of creditors; or (b) any proceeding shall be instituted or consented to by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (c) any such proceeding shall have been instituted against such Person and either such proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions referred to above sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or (d) such Person shall take any corporate (or other organizational) action to authorize any of the actions set forth above in this definition.

“KMI Collateral” shall have the meaning assigned to the term “Collateral” in the KMI Security Agreement.

“KMI Grantors” shall have the meaning assigned to the term “Grantors” in the KMI Security Agreement.

“KMI Pledge Agreement” shall have the meaning set forth in the recitals hereto.

“KMK Pledgors” shall have the meaning assigned to the term “Pledgors” in the KMI Pledge Agreement.

“KMI Security Agreement” shall have the meaning provided in the recitals hereto.

“Material Adverse Effect” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Material Adverse Effect” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Obligations” shall mean the collective reference to the Revolving Credit Agreement Obligations, the Acquisition Debt Facilities Credit Agreement Obligations, the Pari Passu Notes Obligations, the Secured Refinancing Credit Facilities Obligations, the Existing El Paso Secured Notes Obligations, the Existing El Paso Secured Hedge Agreements Obligations and the Existing El Paso Secured LC Facilities Obligations.

“Pari Passu Lenders” shall have the meaning set forth in the recitals hereto.

“Payment Collateral” shall have the meaning set forth in Section 3.01(c).

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“Pledged Company” shall mean any issuer of the Initial Pledged Equity or any successor entity to any such issuer; provided that, if all of the Equity Interests issued by a Pledged Company and pledged by a Grantor to the Collateral Agent hereunder are released from the Security Interests in accordance with the terms of this Agreement, the Credit Agreements, each Secured Refinancing Credit Facilities Agreement and the Collateral Agency Agreement then from and after such release, such issuer shall no longer be a Pledged Company.

“Pledged Equity” shall have the meaning set forth in Section 3.01(a).

“Revolver Extensions of Credit” shall have the meaning set forth in the recitals hereto.

“Revolving Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Revolving Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Revolving Lenders” shall have the meaning set forth in the recitals hereto.

“Secured Parties” shall mean, collectively, the Credit Agreement Secured Parties, the Pari Passu Notes Secured Parties, the Existing El Paso Secured Notes Secured Parties, the Existing El Paso Secured LC Facilities Secured Parties and the Existing El Paso Secured Hedge Agreements Secured Parties.

“Secured Refinancing El Paso Notes” shall mean any Indebtedness that is a modification, replacement, refinancing, refunding, renewal or extension of all or part of the Existing El Paso Secured Notes and any guarantees thereof or any other Secured Refinancing El Paso Notes and any guarantees thereof (such portion, the “Reference Notes”) that has been designated as a “Secured Refinancing El Paso Note” by written notice to the Collateral Agent and the Administrative Agents in accordance with the Collateral Agency Agreement and that otherwise complies with Section 4.14 of the Collateral Agency Agreement; provided that (w) the principal amount thereof does not exceed the principal amount of Reference Notes outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (x) the direct and contingent obligors with respect to such Indebtedness (as compared to the Reference Notes) are not changed, (y) such Indebtedness is permitted by Section 10.1(g) of each of the Credit Agreements (or any comparable provision of any Secured Refinancing Credit Facilities Agreement) and (z) if the Reference Notes being refinanced, or any guarantee thereof, constituted Subordinated Indebtedness, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated to the Credit Agreement Obligations to substantially the same extent. Notwithstanding the foregoing, no Indebtedness shall be a Secured Refinancing El Paso Note unless, prior to or contemporaneously with the entry into of the agreement, instrument, document or indenture pursuant to which such Indebtedness is incurred, the Company so designates such Indebtedness as a “Secured Refinancing El Paso Note” by written notice to the Administrative Agents and the Collateral Agent in accordance with the Collateral Agency Agreement and otherwise complies with Section 4.14 of the Collateral Agency Agreement.

“Security Collateral Security Interest” shall have the meaning set forth in Section 3.01(a).

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“Security Collateral” shall have the meaning set forth in Section 3.01(a).

“Security Interest” shall mean, collectively, the Security Collateral Security Interest, EPC Payment Collateral Security Interest and the Subsidiary Grantor Payment Collateral Security Interest.

“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary Grantor Payment Collateral” shall have the meaning set forth in Section 3.01(b).

“Subsidiary Grantor Payment Collateral Security Interest” shall have the meaning set forth in Section 3.01(b).

“Subsidiary Grantors” shall have the meaning set forth in the preamble hereto.

“TGPC” shall mean Tennessee Gas Pipeline Company, L.L.C., a Delaware limited liability company.

(d) Terms defined in Article 8 or 9 of the UCC are used in this Agreement as such terms are defined in such Article 8 or 9.

(e) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, clause and Schedule references are to this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(f) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(g) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

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ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Section 2.01. Representations and Warranties of the Credit Parties. Each Grantor, with respect to itself and its Subsidiaries, represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that:

(a) With respect to each Grantor, the Pledged Equity pledged as Collateral by such Grantor to the Collateral Agent hereunder has (to the extent applicable) been duly authorized and validly issued and is (to the extent applicable) fully paid and non-assessable.

(b) With respect to each Grantor, the Initial Pledged Equity pledged as Collateral by such Grantor to the Collateral Agent hereunder constitutes as of the date of this Agreement 100% of the issued and outstanding Equity Interests of each issuer thereof.

(c) Such Grantor has full power, authority and legal right to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in all the Collateral granted by such Grantor pursuant to this Agreement and this Agreement constitutes a legal, valid and binding obligation of each Grantor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(d) Subject to the limitations set forth in Section 3.03(c), the Security Interests granted pursuant to this Agreement (i) will constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A) or (B) of this paragraph) in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, upon (A) the completion of the filing in the applicable filing offices of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral and (B) delivery to the Collateral Agent (or its bailee) of all Pledged Equity, instruments, chattel paper, certificated securities and negotiable documents in each case, properly endorsed for transfer to the Collateral Agent or in blank and (ii) for the avoidance of doubt, the Security Interests granted pursuant to this Agreement are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.2 of the Credit Agreements and any comparable provision of any Secured Refinancing Credit Facilities Agreement.

(e) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority is required (i) for the grant by such Grantor of a security interest in the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Grantor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(f) Except for (a) the Security Interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement, (b) the Liens permitted by each of the Credit Agreements and each of the Secured Refinancing Credit Facilities Agreements

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and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement or (ii) are permitted by the Credit Agreements and each of the Secured Refinancing Credit Facilities Agreements.

ARTICLE 3

SECURITY INTERESTS

Section 3.01. Grant of Security Interests. (a) Each Subsidiary Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest (the “Security Collateral Security Interest”) in such Subsidiary Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Subsidiary Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for, or in conversion of, any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

(ii) all additional shares of stock and other Equity Interests of or in any Pledged Company from time to time acquired by such Subsidiary Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

(iii) all books and records of such Grantor pertaining to the Security Collateral;

(iv) all supporting obligations and general intangibles (including rights under limited liability company agreements, limited partnership agreements and any other organizational or constituent documents pursuant to which Pledged Equity has been issued or which sets out rights with respect thereto), warranties, indemnities or guaranties, in each case to the extent relating to, or payable in respect of, interests in the Security Collateral, and any tort claims (including all commercial tort claims) arising in connection with interests in the Security Collateral; and

(v) all proceeds of the foregoing Security Collateral;

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provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (A) Equity Interests of any Person that is not a Wholly-Owned Subsidiary of a Grantor, (B) Equity Interests with respect to which the Administrative Agents have confirmed in writing to the Company their determination that the costs or other consequences (including adverse tax consequences) of providing a security interest therein is excessive in view of the benefits to be obtained by the Secured Parties and (C) any Equity Interest to the extent that it gives rise to additional subsidiary reporting requirements under Rule 3-16 of Regulation S-X promulgated under the Securities Exchange Act of 1934; provided further that in the case of clause (C), if any such additional subsidiary reporting requirement shall arise, then the Administrative Agents and the Company agree to negotiate in good faith to find and implement a mutually agreed solution to such additional subsidiary reporting requirement.

(b) Each Subsidiary Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest (the “Subsidiary Grantor Payment Collateral Security Interest”) in such Subsidiary Grantor’s right, title and interest in and to the following (but excluding Excluded Subsidiary Grantor Assets), in each case, as to each type of property described below, whether now owned or hereafter acquired by such Subsidiary Grantor, wherever located, and whether now or hereafter existing or arising (all such property in which a security interest is granted under this Section 3.01(b) being, collectively, the “Subsidiary Grantor Payment Collateral”):

(i) all accounts and payment intangibles owing to such Subsidiary Grantor by (A) EPNGC, (B) TGPC or (C) any other Grantor;

(ii) all instruments owing to such Subsidiary Grantor by (A) EPNGC, (B) TGPC or (C) any other Grantor;

(iii) all chattel paper in respect of obligations payable to such Subsidiary Grantor with respect to which the account debtor is (A) EPNGC, (B) TGPC or (C) any other Grantor; and

(iv) all proceeds of the foregoing Subsidiary Grantor Payment Collateral.

Notwithstanding the foregoing, the Subsidiary Grantor Payment Collateral shall not include, and the Liens created under this Section 3.01(b) shall not encumber, (A) any (1) accounts owing to the Exempted Guarantors by EPC, (2) payment intangibles owing to the Exempted Guarantors by EPC, (3) instruments owing to the Exempted Guarantors by EPC or (4) chattel paper in respect of obligations payable to the Exempted Guarantors with respect to which the account debtor is EPC, or (B) any Excluded Payment Property of any Grantor (all of the property described in clause (A) and (B) of this sentence being, collectively, the “Excluded Subsidiary Grantor Assets”).

(c) EPC hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest (the “EPC Payment Collateral Security Interest”) in EPC’s right, title and interest in and to the following (but excluding Excluded Payment Property of

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EPC), in each case, as to each type of property described below, whether now owned or hereafter acquired by EPC, wherever located, and whether now or hereafter existing or arising (all such property in which a security interest is granted under this Section 3.01(c) being, collectively, the “EPC Payment Collateral”, and together with the Subsidiary Grantor Payment Collateral, the “Payment Collateral”):

(i) all accounts or payment intangibles owing to EPC by (A) EPNGC, (B) TGPC or (C) any other Grantor (other than the Exempted Guarantors);

(ii) all instruments owing to EPC by (A) (A) EPNGC, (B) TGPC or (C) any other Grantor (other than the Exempted Guarantors);

(iii) all chattel paper in respect of obligations payable to EPC with respect to which the account debtor is (A) EPNGC, (B) TGPC or (C) any other Grantor (other than the Exempted Guarantors); and

(iv) all proceeds of the foregoing EPC Payment Collateral.

Notwithstanding the foregoing, EPC Payment Collateral shall not include, and the Liens created under this Section 3.01(c) shall not encumber, any Excluded Payment Property of EPC.

Section 3.02. Security for Obligations. This Agreement secures the payment of all Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by any of the Credit Parties to the Secured Parties under the Credit Documents, the Pari Passu Notes Secured Parties under the Pari Passu Secured Notes Indentures, the Existing El Paso Secured Notes Secured Parties under the Existing El Paso Secured Notes Indentures, the Existing El Paso Secured Hedge Agreements Secured Parties under the Existing El Paso Secured Hedge Agreements and the Existing El Paso Secured LC Facilities Secured Parties under the Existing El Paso Secured LC Facilities but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

Section 3.03. Delivery and Control of Collateral. (a) All certificates or instruments representing or evidencing Security Collateral shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, duly indorsed in blank or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent, but excluding checks, certificates of title and other similar instruments. The Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 3.09. Each delivery of Security Collateral (including any Security Collateral hereafter arising) shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder; provided that the failure to attach any such schedule thereto shall not affect the validity of such pledge of such securities.

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(b) Each Grantor shall deliver to the Collateral Agent all Payment Collateral pledged by it that constitutes instruments or tangible chattel paper, accompanied by duly indorsed instruments of transfer or assignment in blank, which instruments of transfer or assignment shall be in form reasonably satisfactory to the Collateral Agent.

(c) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Agreement by any means other than by (i) filings pursuant to the UCC of the relevant state(s) or (ii) delivery to the Collateral Agent to be held in its possession of all Collateral of such Grantor consisting of Pledged Equity, Tangible Chattel Paper, Instruments, Certificated Securities (other than Pledged Equity) or Negotiable Documents; provided that the Grantors shall not be required to deliver to the Collateral Agent any Tangible Chattel Paper, Instrument, Certificated Security (other than Pledged Equity) or Negotiable Document with an individual fair market value of less than $20,000,000.

Section 3.04. Certification of Limited Liability Company, Limited Partnership Interests.

(a) If the Equity Interests in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall be represented by a certificate, in the Organization Documents of such Domestic Subsidiary, the applicable Grantor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the UCC of its jurisdiction of organization or formation, as applicable, by including in its Organization Documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the UCC of its jurisdiction:

“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend: “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”;

it being understood that the language treating the Equity Interests of El Paso TGPC Investments, L.L.C. as a “security” within the meaning of Article 8 of the UCC of its jurisdiction of formation set forth in the limited liability company agreement of such entity (as in effect on the Effective Date with such changes as are not materially adverse to any material interest of the lenders) shall be deemed to comply with this Section 3.04.

(b) Each Grantor will comply with Section 9.12 of the Credit Agreements and any comparable provision in any Secured Refinancing Credit Facilities Agreement.

Section 3.05. Further Assurances; Etc. (a) Subject to Section 3.03(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and

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instruments, and take all such further actions which may be required under any applicable law, or as may be reasonably requested by the Collateral Agent or by an Act of the Secured Parties, in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Security Interests created hereby, all at the expense of such Grantor.

(b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including one or more financing statements indicating that such financing statements cover all right, title and interest of such Grantor in and to the Collateral, in each case without the signature of such Grantor. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof. Each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized pursuant to this Section 3.05.

Section 3.06. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in such Grantor’s Collateral (including, with respect to the Security Collateral, any obligations under limited liability company agreements, limited partnership agreements and any other organizational or constituent documents pursuant to which Pledged Equity has been issued or which sets out obligations with respect to the Security Collateral) to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Security Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 3.07. Changes in Name, Location, etc. Each Grantor will furnish to the Collateral Agent promptly (and in any event within 30 days of such change) a written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or location for purposes of the UCC, (iii) in its identity or type of organization or corporate structure or (iv) in its Federal Taxpayer Identification Number or organizational identification number. Each Grantor agrees promptly to provide the Collateral Agent with certified Organization Documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

Section 3.08. Transfers and Other Liens; Etc. Each Grantor shall:

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(a) not (i) except as permitted by the Credit Agreements and any Secured Refinancing Credit Facilities Agreement, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien under this Agreement; and

(b) defend its and the Collateral Agent’s title or interest in and to all the Security Collateral (and in the Proceeds thereof) against any and all Liens (other than the Lien of this Agreement), however arising, and any and all Persons whomsoever.

Section 3.09. Voting Rights, Dividends, Payments, Etc. (a) So long as no Event of Default shall have occurred and be continuing:

(i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral (including rights relating to conversion or exchange thereof) or any part thereof, in each case, for any purpose not prohibited by the terms of this Agreement and any other Credit Documents;

(ii) each Grantor shall be entitled to receive and retain all payments made on or in respect of Payment Collateral pledged by such Grantor; and

(iii) the Collateral Agent will (A) execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above (including, in the case of a conversion or exchange of Pledged Equity, the Collateral Agent’s delivering to the Pledged Company, as applicable, on behalf of the applicable Grantor, the certificate(s) or instrument(s) representing or evidencing any such Collateral for the purpose of effecting the exchange of such certificate(s) or instrument(s) for new certificate(s) or instrument(s)) and to receive the dividends, interest or other distributions that it is authorized to receive and retain pursuant to paragraph (ii) above, and (B) with respect to Payment Collateral, provide such instructions to account debtors and Persons obligated to make payments on instruments as will enable each Grantor to receive all payments it is authorized to receive and retain pursuant to paragraph (iii) above. In the absence of instructions to vote or exercise other rights, the Collateral Agent shall not be obligated and shall incur no liability for its failure to take any action in respect of such rights.

(b) Subject to paragraph (c) below, each Grantor shall be entitled to receive and retain and use, free and clear of the Lien of this Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Security Collateral to the extent permitted by the Credit Agreements and the Secured Refinancing Credit Facilities Agreements; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Equity, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Equity or received in exchange for Pledged Equity or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral

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Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(c) Upon written notice to a Grantor by the Collateral Agent following the occurrence and during the continuance of an Event of Default:

(i) all rights of such Grantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 3.09(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by an Act of the Secured Parties under the Collateral Agency Agreement, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Grantors to exercise such rights. With respect to any Pledged Equity issued in conversion or exchange of Pledged Equity issued by an issuer that is not a Pledged Company, the Grantor that has pledged such Pledged Equity shall instruct the issuer to deliver directly to the Collateral Agent the Pledged Equity so issued in the exchange or conversion. After all Events of Default have been cured or waived, each Grantor will have the right to exercise the voting and consensual rights that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 3.09(a)(i) (and the obligations of the Collateral Agent under Section 3.09(a)(iii)(A)) shall be reinstated);

(ii) all rights of such Grantor to receive the dividends, distributions and principal and interest payments that such Grantor would otherwise be authorized to receive and retain pursuant to Section 3.09(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all such Events of Default have been cured or waived, the Collateral Agent shall repay to each Grantor (without interest) all dividends, distributions and principal and interest payments that such Grantor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 3.09(b);

(iii) all dividends, distributions and principal and interest payments that are received by such Grantor contrary to the provisions of Section 3.09(b) shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Grantor and shall forthwith be delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsements);

(iv) in order to permit the Collateral Agent to receive all dividends, distributions, principal and interest payments to which it may be entitled under Section 3.09(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 3.09(c)(i) above, and to receive all dividends, distributions, principal and interest payments that it may be entitled to under Sections 3.09(c)(ii) and

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(c)(iii) above, such Grantor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request; and

(v) all rights of each Grantor to receive the payments on Payment Collateral that it would otherwise be authorized to receive and retain pursuant to Section 3.09(a)(iii) shall, upon delivery by the Collateral Agent to the Grantors, EPNGC and TGPC of a written notice of such Event of Default, cease and thereafter, during the continuance of an Event of Default, all such payments shall be made by the Grantor, EPNGC or TGPC, as applicable, that is the account debtor or Person obligated to make payment on such Payment Collateral, directly to the Collateral Agent. Any such payments received by a Grantor contrary to the provisions of this Section 3.09(c)(v) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from the other funds of such Grantor and shall be promptly paid over by such Grantor to the Collateral Agent.

Section 3.10. Netting of Accounts. Notwithstanding any other provision of this Agreement, the Credit Agreements or any Secured Refinancing Credit Facilities Agreement, so long as no Event of Default has occurred and is continuing, any Credit Party or its Subsidiary may reduce (through the exercise of set-off or similar rights) the principal amount of any accounts, payment intangibles, instruments or chattel paper owed by it to a Credit Party or its Subsidiary by the amount of any accounts, payment intangibles, instruments or chattel paper owed to it or any of its Subsidiaries by such other Credit Party or any Subsidiaries of such Credit Party.

Section 3.11. Transfer of Pledged Equity During Continuance or Event of Default. Each Grantor hereby consents to the grant of a security interest by each other Grantor in the Pledged Equity to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Equity to the Collateral Agent or its designee following an Event of Default and to the substitution of the Collateral Agent or its designee as a member or partner in any limited liability company or partnership, as applicable, with all the rights and powers related thereto.

Section 3.12. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreements, the other Credit Documents, the Letters of Credit, any Secured Refinancing Credit Facilities Agreement and any other documents executed and delivered in connection therewith

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and any Secured Cash Management Agreements and Secured Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agents (or the applicable Required Lenders or the Requisite Secured Parties, as the case may be, or, in the case of any Secured Cash Management Agreement or Secured Hedge Agreement, the applicable Cash Management Bank or Hedge Bank) may deem advisable from time to time, (d) any Existing El Paso Secured Notes Indenture, any Pari Passu Notes Indenture, any Existing El Paso Secured Hedge Agreement, any Existing El Paso Secured LC Facility and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time in accordance with their respective terms and (e) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations. When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Company or any other Grantor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Company or any other Grantor or any other Person or any release of the Company or any other Grantor or any other Person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

ARTICLE 4

REMEDIES AND ENFORCEMENT

Section 4.01. Remedies and Enforcement. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have

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under any rule of law or statute now existing or hereafter enacted. The Collateral Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent may pay the purchase price by crediting the amount thereof against the Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 4.01 in accordance with the provisions of Section 4.02.

(b) In case of the pendency of any Insolvency Proceeding relative to the Company, EPC or any of its respective Subsidiaries or the Collateral, the Collateral Agent (irrespective of whether any of the outstanding Obligations shall then be due and payable) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise, (A) to file and prove a claim for the whole amount of the Obligations owing and unpaid in order to protect the rights of the Secured Parties under the Security Documents and with respect to the Collateral, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent (including any claim for the reasonable compensation, disbursements and advances of the Collateral Agent in its individual or trust capacity and its agents and counsel) and of any other Secured Parties in respect of the Security Documents and the Collateral allowed in such judicial proceeding and (B) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make payments with respect to such claims to the Collateral Agent.

(c) All rights of action and claims under this Agreement and the other Security Documents may be prosecuted and enforced by the Collateral Agent; provided that the Collateral Agent is also hereby appointed as agent for the other Secured Parties for the purposes of protecting their interests in and to any portion of the Collateral and under the Security Documents, and the Collateral Agent shall take such action solely as agent for the Secured Parties.

(d) The Collateral Agent may exercise any and all rights and remedies of each Grantor in respect of the Collateral.

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Section 4.02. Application of Proceeds.

(a) The Collateral Agent shall apply the Proceeds of any collection or sale of the Collateral at any time after receipt as follows:

(i) first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, the other Credit Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Document on behalf of any Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii) second, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any distribution (whether or not due), and, if such moneys shall be insufficient to pay such amounts in full, then ratably as between the Credit Agreement Secured Parties, the Pari Passu Notes Secured Parties, the Existing El Paso Secured Notes Secured Parties, the Existing El Paso Secured Hedge Agreements Secured Parties and the Existing El Paso Secured LC Facilities Secured Parties (without priority of any one over any other) in proportion to the unpaid amounts of Credit Agreement Obligations, Pari Passu Notes Obligations, Existing El Paso Secured Notes Obligations, Existing El Paso Secured Hedge Agreements Obligations and Existing El Paso Secured LC Facilities Obligations, which such proceeds shall be applied (x) as among the Existing El Paso Secured Notes Secured Parties, the Pari Passu Notes Secured Parties, Existing El Paso Secured Hedge Agreements Secured Parties and Existing El Paso Secured LC Facilities Secured Parties, to such Secured Parties in proportion to the unpaid amounts thereof and (y) as among the Credit Agreement Secured Parties, as set forth in Section 11 of either of the Credit Agreements (or, if either of the Credit Agreements is amended such that Section 11 no longer sets forth the priorities for such application, as may be set forth elsewhere in such Credit Agreement) or as set forth in such comparable section of any Secured Refinancing Credit Facilities Agreement; provided that in making any calculation specified in this clause (a)(ii), all Obligations owing to any Secured Party shall first be reduced by the fair market value of any additional assets or property of any Credit Party that secure Obligations owing to such Secured Party that arise under any hedge, swap or other derivative instrument permitted to be secured by additional Liens pursuant to Section 2.5 of the Collateral Agency Agreement; and

(iii) third, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of proceeds by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

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(b) At any time that an Event of Default shall have occurred and be continuing, if the Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Section 11.5 of either of the Credit Agreements or any comparable provision of any Secured Refinancing Credit Facilities Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all payments received by any Grantor in respect of the Collateral, including Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement). Proceeds consisting of cash, checks and other near-cash items received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 4.02(a).

(c) If at any time any moneys collected or received by the Collateral Agent pursuant to this Agreement are distributable pursuant to paragraph (a) above to any Existing El Paso Secured Notes Trustee or Pari Passu Notes Trustee, and if any Existing El Paso Secured Notes Trustee or Pari Passu Notes Trustee shall notify the Collateral Agent in writing that no provision is made under the applicable Existing El Paso Secured Notes Indenture or Pari Passu Notes Indenture for the application by such Existing El Paso Secured Notes Trustee or Pari Passu Notes Trustee of such moneys and that the applicable Existing El Paso Secured Notes Indenture or Pari Passu Notes Indenture does not effectively provide for the receipt and the holding by such Existing El Paso Secured Notes Trustee or Pari Passu Notes Trustee of such moneys pending the application thereof, then the Collateral Agent, after receipt of such moneys pending the application thereof, and after receipt of such notification, shall at the direction of such Existing El Paso Secured Notes Trustee or Pari Passu Notes Trustee, invest such amounts in investments constituting Permitted Investments maturing within 90 days after they are acquired by the Collateral Agent or, in the absence of such direction, hold such moneys uninvested and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for such Existing El Paso Secured Notes Trustee or Pari Passu Notes Trustee (in each case, in its capacity as trustee) and for no other purpose until such time as such Existing El Paso Secured Notes Trustee or Pari Passu Notes Trustee shall request in writing the delivery thereof by the Collateral Agent for application pursuant to the applicable Existing El Paso Secured Notes Indenture or Pari Passu Notes Indenture. The Collateral Agent shall not be responsible for any diminution in funds resulting from any such investment or any liquidation or any liquidation thereof prior to maturity.

(d) In making the determination and allocations required by this Section 4.01, the Collateral Agent may conclusively rely upon information supplied by each Existing El Paso Secured Notes Trustee, each Pari Passu Notes Trustee, each Existing El Paso Secured Hedge Agreement Secured Party and each Existing El Paso Secured LC Facilities Secured Party as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the

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Existing El Paso Secured Notes Obligations, the Pari Passu Secured Notes Obligations, the Existing El Paso Secured Hedge Agreement Obligations and the Existing El Paso Secured LC Facilities Obligations as applicable, information supplied by the Administrative Agents as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Credit Agreement Obligations, information supplied by the Hedge Banks as to the amounts payable with respect to the Secured Hedge Agreements (after giving effect to any applicable netting arrangements) and information supplied by the Cash Management Banks as to the amounts payable under the Secured Cash Management Agreements, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by any Administrative Agent, any Existing El Passu Secured Notes Trustee, any Pari Passu Notes Trustee, any Existing El Paso LC Facilities Secured Party or any Existing El Paso Secured Hedge Agreement Secured Party of any amounts distributed to them.

(e) If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 4.02.

(f) Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

ARTICLE 5

COLLATERAL AGENT

Section 5.01. Collateral Agent as Agent.

(a) Barclays Bank PLC has been appointed to act as the Collateral Agent under the Collateral Agency Agreement by each applicable Administrative Agent on behalf of the Revolving Lenders, the Pari Passu Lenders or other Secured Refinancing Credit Facilities Secured Parties, as applicable, represented by it and, by their acceptance of the benefits hereof, the other Secured Parties hereby consent to such appointment and agree to the terms of the Collateral Agency Agreement. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with the Collateral Agency Agreement, this Agreement, the Credit Agreements, the Security Documents and any Secured Refinancing Credit Facilities Agreement to which the Collateral Agent is a party in its capacity as such, provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 4 as directed by an Act of the Secured Parties. In furtherance of the foregoing provisions of this Section 5.01(a),

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each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the applicable Secured Parties in accordance with the terms of this Section 5.01(a).

(b) The Collateral Agent shall at all times be the same Person that is the Collateral Agent under the Collateral Agency Agreement.

(c) The Collateral Agent shall not be deemed to have any duty whatsoever with respect to any Secured Party that is a counterparty to a Secured Cash Management Agreement or Secured Hedge Agreement the obligations under which constitute Obligations, unless it shall have received written notice in form and substance satisfactory to the Collateral Agent from a Grantor or any such Secured Party as to the existence and terms of the applicable Secured Cash Management Agreement or Secured Hedge Agreement.

(d) The obligations of the Collateral Agent to the Existing El Paso Secured Notes Secured Parties, Pari Passu Notes Secured Parties, Existing El Paso Secured Hedge Agreements Secured Parties, Existing El Paso Secured LC Facilities Secured Parties, Hedge Banks and Cash Management Banks, as applicable, hereunder shall be limited solely to (i) holding the Collateral for the benefit of the Existing El Paso Secured Notes Secured Parties, Pari Passu Notes Secured Parties, Existing El Paso Secured Hedge Agreements Secured Parties, Existing El Paso Secured LC Facilities Secured Parties, Hedge Banks and Cash Management Banks, as applicable, for so long as (A) any Existing El Paso Secured Notes Obligations, any Pari Passu Notes Obligations, any Existing El Paso Secured Hedge Agreements Obligations, any Existing El Paso Secured LC Facilities Obligations, any obligations in respect of any Secured Cash Management Agreement which constitute Obligations or any obligations in respect of any Secured Hedge Agreement which constitute Obligations, as applicable, remain outstanding and (B) any Existing El Paso Secured Notes Obligations, any Pari Passu Notes Obligations, any Existing El Paso Secured Hedge Agreements Obligations, any Existing El Paso Secured LC Facilities Obligations, any obligations in respect of any Secured Cash Management Agreement which constitute Obligations or any obligations in respect of any Secured Hedge Agreement which constitute Obligations, as applicable, are secured by such Collateral and (ii) distributing any proceeds received by the Collateral Agent from the sale, collection or realization of the Collateral to the Existing El Paso Secured Notes Secured Parties in respect of the Existing El Paso Secured Notes Obligations, the Pari Passu Notes Secured Parties in respect of the Pari Passu Notes Obligations, the Existing El Paso Secured Hedge Agreements Secured Parties in respect of the Existing El Paso Secured Hedge Agreement Obligation, the Existing El Paso Secured LC Facilities Secured Parties in respect of the Existing El Paso Secured LC Facilities Obligations, the applicable Secured Party in respect of any obligations in respect of any Secured Cash Management Agreement which constitute Obligations or the applicable Secured Party in respect of any obligations in respect of any Secured Hedge Agreement which constitute Obligations, as applicable, in accordance with the terms of this Agreement. Neither the holders of the Existing El Paso Secured Notes or Pari Passu Notes, any Existing El Paso Secured Notes Trustee or Pari Passu Notes Trustee, any Existing El Paso Secured Hedge Agreements Secured Party, any Existing El Paso Secured LC Facilities Secured Party, any Hedge Bank nor any Cash Management Bank shall be entitled to exercise (or to direct the Collateral Agent to exercise) any

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rights or remedies hereunder with respect to the Existing El Paso Secured Notes Obligations, the Pari Passu Notes Obligations, the Existing El Paso Secured Hedge Agreements Obligations, the Existing El Paso Secured LC Facilities Obligations, any obligations in respect of any Secured Cash Management Agreement which constitute Obligations or any obligations in respect of any Secured Hedge Agreement which constitute Obligations, as applicable, including without limitation the right to enforce the Security Interest in the Collateral, request any action, institute proceedings, give any instructions, make any election, give any notice to account debtors, make collections, sell or otherwise foreclose on any portion of the Collateral or execute any amendment, supplement, or acknowledgment hereof. This Agreement shall not create any liability of the Collateral Agent, the Administrative Agents or the other Credit Agreement Secured Parties to any of the Existing El Paso Secured Notes Secured Parties, any Pari Passu Notes Secured Parties, any Existing El Paso Secured Hedge Agreements Secured Parties, any Existing El Paso Secured LC Facilities Secured Parties, any Hedge Bank or any Cash Management Bank by reason of actions taken with respect to the creation, perfection or continuation of the Security Interest in the Collateral, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral or action with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party or the valuation, use or protection of the Collateral.

(e) The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Company, EPC or any other obligor of the Existing El Paso Secured Notes Obligations, the Pari Passu Notes Obligations, any Existing El Paso Secured Hedge Agreements Obligations, any Existing El Paso Secured LC Facilities Obligations, any obligations in respect of any Secured Cash Management Agreement which constitute Obligations or any obligations in respect of any Secured Hedge Agreement which constitute Obligations, as applicable.

(f) The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

(g) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a Notice of Default (as defined in the Collateral Agency Agreement). The Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

(h) Notwithstanding anything to the contrary herein, nothing in this Agreement shall or shall be construed to (i) result in the Security Interest in the Collateral securing the Pari Passu Notes Obligations less than equally and ratably with the Credit Agreement Obligations to the extent required by the Pari Passu Notes Indentures or (ii) modify or affect the rights of the Pari Passu Notes Secured Parties to receive the pro rata share specified in Section 4.02(a)(ii) of any proceeds of any collection or sale of Collateral.

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(i) The parties hereto agree that the Existing El Paso Secured Notes Obligations, the Pari Passu Notes Obligations, the Existing El Paso Secured Hedge Agreements Obligations, the Existing El Paso Secured LC Facilities Obligations and the Credit Agreement Obligations are, and will be, equally and ratably secured with each other by the Liens on the Collateral, and that it is their intention to give full effect to the equal and ratable provisions of the Pari Passu Notes Indentures, as in effect on the Restatement Effective Date. To the extent that the rights and benefits herein or in any other Security Document conferred on the Pari Passu Notes Secured Parties shall be held to exceed the rights and benefits required so to be conferred by such provisions, such rights and benefits shall be limited so as to provide such Pari Passu Notes Secured Parties only those rights and benefits that are required by such provisions.

(j) Any and all rights not herein expressly given to the Hedge Banks, Cash Management Banks, Existing El Paso Secured Notes Secured Parties, the Pari Passu Notes Secured Parties, the Existing El Paso Secured Hedge Agreements Secured Parties or the Existing El Paso Secured LC Facilities Secured Parties are expressly reserved to the Collateral Agent and the Secured Parties other than the Hedge Banks, Cash Management Banks, Existing El Paso Secured Notes Secured Parties, Pari Passu Notes Secured Parties, the Existing El Paso Secured Hedge Agreements Secured Parties or the Existing El Paso Secured LC Facilities Secured Parties.

Section 5.02. Duty of Collateral Agent.

The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. By acceptance of the benefits under this Agreement and the other Security Documents, the Existing El Paso Secured Notes Secured Parties, the Pari Passu Secured Notes Parties, the Existing El Paso Secured Hedge Agreements Secured Parties, the Existing El Paso Secured LC Facilities Secured Parties, the Existing El Paso Secured Notes Trustees, the Pari Passu Notes Trustees, the Hedge Banks and the Cash Management Banks will be deemed to have acknowledged and agreed that the provisions of this Section 5.02 and Section 5.01 are intended to induce the other Secured Parties to permit such Persons to be Secured Parties under this Agreement and certain of the other Security Documents and are being relied upon by such other Secured Parties as consideration therefor.

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Section 5.03. Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreements, any Secured Refinancing Credit Facilities Agreement to which the Collateral Agent is a party in its capacity as such and the Collateral Agency Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 5.04. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

Section 5.05. Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent of its intent to do so:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

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(iii) execute, in connection with any sale provided for in Section 4.01, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(iv) obtain and adjust insurance required to be maintained by such Grantor pursuant to either of the Credit Agreements as of the Restatement Effective Date (or, if either of the Credit Agreements has been amended such that Section 9.3 of the Credit Agreements no longer sets forth the insurance maintenance requirements, as may be set forth elsewhere in either of the Credit Agreements) or required to be maintained by any insurance maintenance requirements as set forth in any Secured Refinancing Credit Facilities Agreement;

(v) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vi) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(vii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(viii) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(ix) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(x) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral); and

(xi) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

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Anything in this Section 5.05(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 5.05(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 5.05, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under either of the Credit Agreements or any comparable provision of any Secured Refinancing Credit Facilities Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Indemnity and Expenses. (a) Each Grantor agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Agreement.

(b) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to do so pursuant to Section 14.5 of either of the Credit Agreements or any comparable provision in any Secured Refinancing Credit Facilities Agreement.

(d) The agreements in this Section 6.01 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreements, the other Credit Documents and the Secured Refinancing Credit Facilities Agreements.

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Section 6.02. Amendments; Waivers, Etc.

(a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Administrative Agents in accordance with Section 14.1 of the Revolving Credit Agreement and Section 4.1 of the Collateral Agency Agreement; provided, however, that the requisite written consent of the holders of the applicable Pari Passu Notes and/or the applicable Pari Passu Notes Trustee under the applicable Pari Passu Notes Indenture shall be required with respect to any proposed release, waiver, amendment or other modification of this Agreement that would materially and adversely affect the rights of the holders of one or more series of the Pari Passu Notes to equally and ratably share in the security provided for herein with respect to the Collateral. Except as set forth in this Section 6.02, neither the holders of any of the Pari Passu Notes, any of the Pari Passu Notes Trustees, any Existing El Paso Secured Notes Secured Party, any Existing El Paso Secured Hedge Agreements Secured Party or any Existing El Paso Secured LC Facilities Secured Party, any Hedge Bank or any Cash Management Bank shall have any rights to approve any release, waiver, amendment, modification, charge, discharge or termination with respect to this Agreement. Notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agents, the Collateral Agent and the Grantors to reflect any Grantor’s entry into of any Secured Refinancing Credit Facilities Agreement permitted by each of the Credit Agreements and each existing Secured Refinancing Credit Facilities Agreement and any Grantor and El Paso Guarantor’s obligations to any Secured Party or Secured Parties pursuant to such Secured Refinancing Credit Facilities Agreement.

(b) Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 6.02(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.

Section 6.03. Security Interest Absolute and Waivers.

(a) The obligations of each Grantor under or in respect of this Agreement or any other Security Document to which such Grantor is a party are independent of the Obligations or any other obligations of any other Grantor under or in respect of the Financing Documents, and a separate action or actions may be brought and prosecuted by the Collateral Agent against each Grantor to enforce this Agreement or any other Security Document to which such Grantor is a party, irrespective of whether any action is brought against the Company or any other Credit Party or whether the Company or any other Credit Party is joined in any such action or actions. All rights of the Collateral Agent and the other Secured Parties and the Liens granted by the Grantors hereunder, and all obligations of each Grantor hereunder, shall be unaffected by, and

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each Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses to its obligations under the Security Documents that it may now have or may hereafter acquire, which defenses in any way relate to any or all of the following:

(i) any lack of validity or enforceability of any Financing Document or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other obligations of any Grantor under or in respect of the Financing Documents or any other amendment or waiver of or any consent to any departure from any Financing Document, including any increase in the Obligations resulting from the extension of additional credit to any Credit Party or any of its Subsidiaries or otherwise;

(iii) any condemnation, exchange, release or non-perfection of any Collateral or any other collateral, or any release, amendment or waiver of, or consent to, or departure from any Guaranty of all or any of the Obligations;

(iv) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Obligations or any other obligations of any Credit Party under or in respect of the Financing Documents or any other assets of any Credit Party or any of its Subsidiaries;

(v) any change, restructuring or termination of the corporate structure or existence of any Credit Party or any of its Subsidiaries;

(vi) any failure of any Secured Party to disclose to any Grantor any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Credit Party now or hereafter known to such Secured Party (each Grantor hereby waiving any duty on the part of the Secured Parties to disclose such information);

(vii) the failure of any other Person to execute or deliver this Agreement or any other Security Document, guaranty or agreement or the release or reduction of liability of any Credit Party or other grantor or surety with respect to the Obligations; or

(viii) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, such Grantor or any other Grantor or third party grantor of a secured interest, but specifically excluding any defense or discharge arising as a result of performance or indefeasible payment.

(b) Each Grantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, notice of intent to accelerate, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Agreement or any other Security Document to which such Grantor is a party and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Grantor or any other Person or any Collateral.

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(c) Each Grantor hereby unconditionally and irrevocably waives any right to revoke this Agreement or any other Security Document to which such Grantor is a party and acknowledges that this Agreement or any other Security Document to which such Grantor is a party is continuing in nature and applies to all Obligations, whether existing now or in the future.

(d) Each Grantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Collateral Agent that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Grantor or other rights of such Grantor to proceed against any other Grantor, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of such Grantor hereunder.

(e) Each Grantor and each of the Secured Parties confirms that it is the intention of all such Persons that this Agreement, the other Security Documents and the obligations of each Grantor hereunder or thereunder do not constitute a fraudulent transfer or fraudulent conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement, any other Security Document and the obligations of each Grantor hereunder or thereunder or in connection with any Insolvency Proceeding in respect of any Grantor. To effectuate the foregoing intention, the Collateral Agent, the other Secured Parties and the Grantors hereby irrevocably agree that the obligations of each Grantor under this Agreement and the other Security Documents at any time shall not exceed the maximum amount as will result in the obligations of such Grantor under this Agreement and the other Security Documents not constituting a fraudulent transfer or fraudulent conveyance (after giving effect to Section 3 of the El Paso Guarantee).

(f) Each Grantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Security Documents and that the waivers set forth in this Section 6.03 are knowingly made in contemplation of such benefits.

Section 6.04. Notices; Etc

(a) . All notices, requests and demands pursuant hereto shall be made in accordance with Section 4.2 of the Collateral Agency Agreement; provided that any notice to EPNGC or TGPC shall be made to it care of the Company in accordance with such section.

Section 6.05. Continuing Security Interest.

(a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns (notwithstanding that from time to

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time during the term of the Credit Agreements, any Secured Refinancing Credit Facilities Agreement and any Secured Cash Management Agreement or Secured Hedge Agreement the Credit Parties may be free from any Obligations) until (i) all Acquisition Debt Facilities Credit Agreement Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, (ii) all Revolving Credit Agreement Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, (iii) all Secured Refinancing Credit Facilities Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, (iv) the Commitments under each of the Revolving Credit Agreement, Acquisition Debt Facilities Credit Agreement and any Secured Refinancing Credit Facilities Agreement shall be terminated and (v) no Letters of Credit shall be outstanding (or all such Letters of Credit shall have been fully cash collateralized or otherwise back-stopped to the reasonable satisfaction of the applicable Letter of Credit Issuer).

(b) A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted under the Credit Agreements and the Secured Refinancing Credit Facilities Agreements as a result of which such Grantor ceases to be a Guarantor.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreements and the Secured Refinancing Facility Credit Agreements or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 14.1 of each of the Credit Agreements and any comparable provision of any Secured Refinancing Credit Facilities Agreement, the Security Interest in such Collateral shall be automatically released and such Collateral sold free and clear of the Liens and Security Interests created hereby. Any release of Collateral permitted by this clause (c) and clause (b) above will be deemed not to impair the Liens created by the Security Documents in contravention thereof and any person that is required to deliver an officer’s certificate or opinion of counsel pursuant to Section 314(d) of the Trust Indenture Act shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.

(d) In connection with any termination or release pursuant to the foregoing paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.05 shall be without recourse to or warranty by the Collateral Agent.

Section 6.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Grantors and their respective successors and assigns and the other parties hereto and their respective successors and permitted assigns, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent (acting as directed by an Act of the Secured Parties) except pursuant to a transaction permitted by Section 10.3 of the Credit Agreements and any comparable provision of any Secured Refinancing Credit Facilities Agreement (and any such assignment, transfer or delegation without such consent shall be null and void).

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Section 6.07. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 6.08. Execution in Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Agent and the Company.

Section 6.09. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 6.10. Integration. This Agreement together with the other Credit Documents represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents to which they are a party.

Section 6.11. No Partnership. No joint venture, partnership, association, or other entity is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Grantors and the Lenders and any other Secured Party.

Section 6.12. Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party; and

(b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

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Section 6.13. Remedies. (a) Other than as stated expressly herein, the rights, remedies, powers and privileges herein provided are cumulative, shall be in addition to every other remedy given under this Agreement or the other Financing Documents, or now or hereafter existing at law or in equity or by statute or otherwise and may be exercised singly or concurrently.

(b) In case the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any other Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Credit Parties and the Secured Parties shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights under this Agreement or any other Security Document and thereafter all rights, remedies and powers of the Secured Parties shall continue as though no such proceeding had been taken.

Section 6.14. Jurisdiction, Etc. Each party hereto hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the State of New York, the courts of the United States of America for the Southern District of New York located in the Borough of Manhattan and appellate courts from any thereof (provided that the Collateral Agent reserves the right to bring proceedings against any Grantor in the courts of any other jurisdiction in connection with the exercise of any rights under any this Agreement or the enforcement of any judgment in respect thereof);

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 6.04 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 6.18 any special, exemplary, punitive or consequential damages; provided, that this clause (e) shall not relieve any Grantor from its contractual obligations to indemnify the indemnitees specified in Section 14.5 of the Credit Agreements and any comparable provision in each Secured

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Refinancing Credit Facilities Agreement with respect to any claims for special, exemplary, punitive or consequential damages thereunder and shall not relieve any other Grantor of its guarantee thereof.

Section 6.15. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 6.16. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 6.17. Reinstatement. Each Grantor further agrees that, if any payment made by any Grantor or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any Secured Party to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be, and shall remain, in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

Section 6.18. Collateral Agency Agreement. In exercising its rights hereunder, the Collateral Agent agrees to be bound by the provisions of the Collateral Agency Agreement and shall be entitled to the privileges, rights, indemnities and other benefits thereof. In the event of any conflict between the terms of the Collateral Agency Agreement and this Agreement, the terms of the Collateral Agency Agreement shall govern and control.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

Grantors: [EL PASO CORPORATION][1]

By:
Name:
Title:

EL PASO ENERGY SERVICE COMPANY

By:
Name:
Title:

EL PASO TENNESSEE PIPELINE CO., L.L.C.

By:
Name:
Title:

EL PASO TGPC INVESTMENTS, L.L.C.

By:
Name:
Title:

EL PASO EPNG INVESTMENTS L.L.C.

By:
Name:
Title:

[1]	Correct updated legal name to be inserted on Closing Date.

EL PASO PIPELINE HOLDING COMPANY, L.L.C.

By:
Name:
Title:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

Exhibit F to Amendment No. 2

EL PASO GUARANTEE

This GUARANTEE is dated as of [            ], 2012 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by each of the signatories listed on the signature pages hereto and each of the other entities that becomes a party hereto (the “Guarantors” and individually, a “Guarantor”), in favor of the Barclays Bank PLC, as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower (as defined herein) is party to the Credit Agreement dated as of May 30, 2007 (as amended by Amendment No. 1, dated as of July 16, 2007, as amended by Amendment No. 2, dated as of February 10, 2012 and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among Kinder Morgan, Inc., a Delaware corporation (the “Borrower”) and successor by merger to Kinder Morgan Kansas, Inc., the lending institutions from time to time parties thereto (each a “Revolving Lender” and, collectively, the “Revolving Lenders”), the Collateral Agent, Barclays Bank PLC, as administrative agent (together with its successors and assigns in such capacity, the “Revolving Administrative Agent”) and Swingline Lender (as defined therein), Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Citibank, N.A. (“Citibank”), as Letter of Credit Issuers (as defined therein) and the other agents and entities party thereto, pursuant to which, among other things, (a) the Revolving Lenders have severally agreed and will severally agree to make Loans (as defined in the Revolving Credit Agreement) to the Borrower and the Letter of Credit Issuers (as defined therein) have agreed and will agree to issue Letters of Credit (as defined therein) for the account of the Borrower (collectively, the “Revolver Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) Cash Management Banks or Hedge Banks (each as defined in the Revolving Credit Agreement) are permitted from time to time to enter into Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Revolving Credit Agreement);

WHEREAS, the Borrower is party to the Credit Agreement dated as of February 10, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Acquisition Debt Facilities Credit Agreement”, and, together with the Revolving Credit Agreement, the “Credit Agreements”) among the Borrower, the lending institutions from time to time parties thereto (each a “Pari Passu Lender” and, collectively, the “Pari Passu Lenders” and together with the Revolving Lenders, the “Lenders”), Barclays Bank PLC, as administrative agent (together with its successors and assigns in such capacity, the “Acquisition Debt Facilities Administrative Agent”), the Collateral Agent and the other agents and entities party thereto, pursuant to which, among other things, (a) the Pari Passu Lenders have severally agreed to make Bridge Loans and Term Loans (each as defined in the Acquisition Debt Facilities Credit Agreement) to the Borrower (collectively, the “Acquisition Debt Facilities Extensions of Credit”; collectively with the Revolver Extensions of Credit, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) certain Cash Management Banks or Hedge Banks (each as defined in the Acquisition Debt Facilities Credit Agreement) are permitted from time to time to enter into Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Acquisition Debt Facilities Credit Agreement);

WHEREAS, pursuant to that certain Resignation and Appointment Agreement dated as of [            ], 2012, Citibank, the current administrative agent and collateral agent under the Revolving Credit Agreement, has resigned as administrative agent and collateral agent effective as of the Restatement

Effective Date (under and as defined in the Revolving Credit Agreement) and Barclays Bank PLC shall serve in such capacities from and after the Restatement Effective Date;

WHEREAS, (i) all or a portion of the Revolving Credit Agreement Obligations (as defined below) and/or the Acquisition Debt Facilities Credit Agreement Obligations (as defined below) may from time to time be replaced, refinanced or refunded by Secured Refinancing Credit Facilities Obligations (as defined below) (and all or a portion of such Secured Refinancing Credit Facilities Obligations may from time to time be replaced, refinanced or refunded by other Secured Refinancing Credit Facilities Obligations) or Secured Refinanced Notes (as defined below) (and all or a portion of such Secured Refinancing Notes may from time to time be replaced, refinanced or refunded by other Secured Refinancing Notes), (ii) the Secured Refinancing Credit Facilities Obligations will be incurred under one or more Secured Refinancing Credit Facilities Agreements (as defined below) and (iii) each Secured Refinancing Credit Facilities Agent (as defined below) will be a party to the Collateral Agency Agreement by executing a joinder agreement in accordance with the terms of the Collateral Agency Agreement (as defined below);

WHEREAS, pursuant to the Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “El Paso Security Agreement”) dated as of the Restatement Effective Date the El Paso Grantors (as defined below) party thereto have agreed to secure all of the Obligations (as defined below) by granting to the Collateral Agent for the benefit of each the Secured Parties a security interest in all of their respective right, title or interest in the Collateral (as defined therein);

WHEREAS, the Collateral Agent, the Administrative Agents (as defined below) and the other parties thereto are all party to the Collateral Agency Agreement dated as of [    ], 2012;

WHEREAS, the Borrower is a party to that certain Agreement and Plan of Merger (as amended from time to time in accordance therewith, dated as of October 16, 2011 among Sherpa Merger Sub, Inc., a Delaware corporation, Sherpa Acquisition, LLC, a Delaware limited liability company, Sirius Holdings Merger Corporation, a Delaware corporation, Sirius Merger Corporation, a Delaware corporation and El Paso Corporation, a Delaware corporation (“EPC”), pursuant to which EPC and its subsidiaries will have been acquired by the Borrower;

WHEREAS, each Guarantor is a direct or indirect Domestic Subsidiary of the Borrower;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Guarantors in connection with the operation of their respective businesses;

WHEREAS, each Guarantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement) to make their respective Extensions of Credit to the Borrower under the Credit Agreements to which they are a party that the Guarantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce (i) the Administrative Agents, the Collateral Agent, the Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement), as applicable, to enter into the Credit Agreements to which they are a party, (ii) the Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement) to make their respective Extensions of Credit to the Borrower under the Credit Agreements to which they are a party,

(iii) each Cash Management Bank (as defined below) to enter into Secured Cash Management Agreements (as defined below) and each Hedge Bank (as defined below) to enter into Secured Hedge Agreements (as defined below) with the Borrower or any Restricted Subsidiary (as defined below) and (iv) the Secured Refinancing Credit Facilities Secured Parties to enter into the Secured Refinancing Credit Facilities Agreements to which they are a party and to make extensions of credit thereunder, the Guarantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Collateral Agency Agreement and used herein shall have the meanings given to them in the Collateral Agency Agreement.

(b) As used herein, the terms “El Paso Grantors”, “Existing El Paso Secured Hedge Agreement”, “Existing El Paso Secured Hedge Agreements Obligations”, “Existing El Paso Secured Hedge Agreements Secured Parties”, “Existing El Paso Secured LC Facilities”, “Existing El Paso Secured LC Facilities Obligations”, “Existing El Paso Secured LC Facilities Secured Parties”, “Existing El Paso Secured Notes”, “Existing El Paso Secured Notes Indentures”, “Existing El Paso Secured Notes Obligations”, “Existing El Paso Secured Notes Trustees”, “Obligations”, and “Secured Parties” shall have the meanings given to such terms in the El Paso Security Agreement.

(c) As used herein, the terms “Acquisition Debt Facilities Credit Agreement Obligations”, “Acquisition Debt Facilities Credit Agreement Secured Parties”, “Administrative Agents”, “Cash Management Bank”, “Collateral Agency Agreement”, “Credit Agreement Obligations”, “Credit Documents”, “Credit Parties”, “Default”, “Domestic Subsidiary, “Event of Default”, “Hedge Bank”, “Letters of Credit”, “Pari Passu Notes”, “Pari Passu Notes Indentures”, “Pari Passu Notes Obligations”, “Pari Passu Notes Secured Parties”, “Pari Passu Notes Trustees”, “Required Lenders”, “Restatement Effective Date”, “Restricted Subsidiary”, “Revolving Credit Agreement Obligations”, “Revolving Credit Agreement Secured Parties”, “Secured Cash Management Agreements”, “Secured Hedge Agreement”, “Secured Refinancing Credit Facilities Agreements”, “Secured Refinancing Credit Facilities Obligations” and “Subsidiaries” shall have the meanings given to such terms in the KMI Security Agreement (as defined below).

(d) As used herein, the terms “Acquisition Debt Facilities Administrative Agent”, “Acquisition Debt Facilities Credit Agreement”, “Acquisition Debt Facilities Extensions of Credit”, “Agreement”, “Borrower”, “Collateral Agent”, “Credit Agreements”, “El Paso Security Agreement”, “EPC”, “Extensions of Credit”, “Guarantor”, “Lenders”, “Pari Passu Lenders”, “Revolver Extensions of Credit”, “Revolving Administrative Agent”, “Revolving Credit Agreement” and “Revolving Lenders” shall have the meanings given to such terms in the preamble and recitals hereto.

(e) As used in this Agreement, the following terms have the meanings specified below:

“EPC” shall mean El Paso Corporation, a Delaware corporation.

“Guarantee” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Guarantee” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein, if any.

“Guarantee Obligations” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Guarantee Obligations” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein, if any.

“Guarantee Termination Date” shall have the meaning set forth in Section 2(e).

“KMI Security Agreement” shall mean that certain Amended and Restated Security Agreement dated as of [            ], 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Borrower, the other Grantors (as defined therein) party thereto and the Collateral Agent.

“Person” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Person” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein, if any.

(f) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to Sections of this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(g) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guarantee.

(a) Subject to the provisions of Section 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Collateral Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents, the Pari Passu Notes Indentures, the Existing El Paso Secured Notes Indentures, the Existing El Paso Secured LC Facilities and the Existing El Paso Secured Hedge Agreements shall in no event exceed the amount that can be guaranteed by such Guarantor under the Bankruptcy Code or any applicable laws relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors after giving full effect to the liability under this Agreement and its related contribution rights set forth in this Section 2, but before taking into account any liabilities under any other Guarantee Obligations (other than any other Guarantee).

(c) Each Guarantor further agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by the Administrative Agent or the Collateral Agent or any other Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Agreement.

(d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Agreement or affecting the rights and remedies of the Collateral Agent or any other Secured Party hereunder.

(e) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments, other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable (notwithstanding that from time to time during the term of the Revolving Credit Agreement, the Acquisition Debt Facilities Credit Agreement, any Secured Refinancing Credit Facilities Agreement and any Secured Cash Management Agreement or Secured Hedge Agreement the Credit Parties may be free from any Obligations) for the Obligations up to the maximum liability of such Guarantor hereunder until (i) all Acquisition Debt Facilities Credit Agreement Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, (ii) all Revolving Credit Agreement Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, (iii) all Secured Refinancing Credit Facilities Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, (iv) the Commitments under each of the Revolving Credit Agreement, Acquisition Debt Facilities Credit Agreement and any Secured Refinancing Credit Facilities Agreement shall be terminated and (v) no Letters of Credit shall be outstanding (or all such Letters of Credit shall have been fully cash collateralized or otherwise back-stopped to the reasonable satisfaction of the applicable Letter of Credit Issuer) (the “Guarantee Termination Date”).

(f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Collateral Agent or any other Secured Party on account of its liability hereunder, it will notify the Collateral Agent in writing that such payment is made under this Agreement for such purpose. If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising hereunder. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2(f) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2(f) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.

3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder (including by way of set-off rights being exercised against it), such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment as set forth in this Section 3. To the extent that any Guarantor shall be required hereunder to pay any portion of any Obligation guaranteed hereunder exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries (other than the Borrower) from the Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of such Obligations guaranteed hereunder (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date; provided that any Guarantor’s right of reimbursement shall be subject to the terms and conditions of Section 5 hereof. For purposes of determining the net worth of any Guarantor in connection with the foregoing, all Guarantee Obligations of such Guarantor other than this Agreement and any other Guarantees will be deemed to be enforceable and payable after this Agreement and any other Guarantees. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

4. Right of Set-off. In addition to any rights and remedies of the Secured Parties provided by law, each Guarantor hereby irrevocably authorizes each Revolving Credit Agreement Secured Party, each Acquisition Debt Facilities Credit Agreement Secured Party and each Secured Refinancing Credit Facilities Agreement Secured Party at any time and from time to time following the occurrence and during the continuance of an Event of Default under such Revolving Credit Agreement, Acquisition Debt Facilities Credit Agreement or Secured Refinancing Credit Facilities Agreement respectively, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Revolving Credit Agreement Secured Party, such Acquisition Debt Facilities Credit Agreement Secured Party or such Secured Refinancing Credit Facilities Secured Party, as applicable, to or for the credit or the account of such Guarantor. Each such Secured Party shall notify such Guarantor promptly of any such set-off and the appropriation and application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such set-off and application.

5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation and application of funds of any of the Guarantors by the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights (or if subrogated by operation of law, such Guarantor hereby waives such rights to the extent permitted by applicable law) of the Administrative Agents or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of any of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Guarantee Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation, contribution or reimbursement rights at any time prior to the Guarantee Termination Date, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Obligations, whether due or to become due, in such order as the Collateral Agent may determine.

6. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, allowed to lapse, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreements, the Secured Refinancing Credit Facilities Agreements, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Secured Cash Management Agreements and Secured Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Required Lenders or, in the case of any Secured Cash Management Agreement or Secured Hedge Agreement, the party thereto) may deem advisable from time to time, (d) any Pari Passu Notes Indenture and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time in accordance with their respective terms, (e) any Existing El Paso Secured Notes Indenture and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time in accordance with their respective terms, (f) any Existing El Paso Secured LC Facility and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time in accordance with their respective terms, (g) any Existing El Paso Secured Hedge Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time in accordance with their respective terms and (h) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of any of the Obligations may be sold, exchanged, waived, allowed to lapse, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Guarantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Guarantor or any other person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any Guarantor or any other person or any release of the Borrower or any Guarantor or any other person shall not relieve any Guarantor in respect of which a demand or collection is not made or any Guarantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

7. Guarantee Absolute and Unconditional.

(a) Each Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations, and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon this Agreement or acceptance of this Agreement. To the fullest extent permitted by applicable law, each Guarantor waives diligence, promptness, presentment, protest and notice of protest, demand for payment or performance, notice of default or nonpayment, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower or any of the

Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Agreement shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of either of the Credit Agreements, the Secured Refinancing Credit Facilities Agreements, any other Credit Document, any Letter of Credit, any Secured Cash Management Agreement or Secured Hedge Agreement, any Pari Passu Notes Indenture, any Existing El Paso Secured Notes Indenture, any Existing El Paso Secured LC Facility, any Existing El Paso Secured Hedge Agreement, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against the Collateral Agent or any other Secured Party or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent and any other Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent and the other Secured Parties against such Guarantor.

(b) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until the Guarantee Termination Date, notwithstanding that from time to time during the term of the Revolving Credit Agreement, the Acquisition Debt Facilities Credit Agreement, any Secured Refinancing Credit Facilities Agreement and any Secured Cash Management Agreement or Secured Hedge Agreement the Credit Parties may be free from any Obligations.

(c) A Guarantor shall automatically be released from its obligations hereunder and the Guarantee of such Guarantor shall be automatically released under the circumstances described in Section 2.2 of the Collateral Agency Agreement.

8. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in U.S. Dollars. Each Guarantor agrees that the provisions of Sections 5.4 and 14.20 of each of the Credit Agreements and any comparable provisions of any Secured Refinancing Credit Facilities Agreement shall apply to such Guarantor’s obligations under this Agreement.

10. Representations and Warranties; Covenants.

(a) Each Guarantor hereby represents and warrants that the representations and warranties set forth in Section 8 of each of the Credit Agreements are true and correct in all material respects as they relate to such Guarantor as of the Restatement Effective Date (under the Revolving Credit Agreement) and the Closing Date (under the Acquisition Debt Facilities Credit Agreement) and the representations and warranties set forth in the other Credit Documents under (and as defined in) each of the Credit Agreements to which such Guarantor is a party, all of which are hereby incorporated herein by reference, are true and correct in all material respects (and, in the case of any such representation or warranty that by its terms is qualified by materiality, by reference to a “Material Adverse Effect” or by any term of similar import, true and correct in all respects) as of the Restatement Effective Date (under the Revolving Credit Agreement) and the Closing Date (under the Acquisition Debt Facilities Credit Agreement) (or, where such representations and warranties expressly relate to an earlier date, as of such earlier date), and the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

(b) Each Guarantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that, from and after the date of this Agreement until the Guarantee Termination Date, such Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 9 or Section 10 of each of the Credit Agreements and any comparable provisions of any Secured Refinancing Credit Facilities Agreement, and so that no Default or Event of Default, is caused by any act or failure to act of such Guarantor or any of its Subsidiaries.

11. Authority of the Collateral Agent.

(a) Subject to the terms of the Collateral Agency Agreement, the Collateral Agent enters into this Agreement in its capacity as non-fiduciary agent for the Secured Parties from time to time. The rights and obligations of the Collateral Agent under this Agreement at any time are the rights and obligations of the Secured Parties at that time. Each of the Secured Parties has (subject to the terms of the Collateral Agency Agreement, the Credit Agreements, the Secured Refinancing Credit Facilities Agreements, the other Credit Documents, each Pari Passu Notes Indenture, each Existing El Paso Secured Notes Indenture, each Existing El Paso Secured LC Facility and each Existing El Paso Secured Hedge Agreement) a several entitlement to each such right, and a several liability in respect of each such obligation, in the proportions described in the Credit Agreements, the Secured Refinancing Credit Facilities Agreements, the other Credit Documents, the Pari Passu Notes Indentures, the Existing El Paso Secured Notes Indentures, the Existing El Paso Secured LC Facilities and the Existing El Paso Secured Hedge Agreements. The rights, remedies and discretions of the Secured Parties, or any of them, under this Agreement may be exercised by the Collateral Agent. No party to this Agreement is obliged to inquire whether an exercise by the Collateral Agent of any such right, remedy or discretion is within the Collateral Agent’s authority as agent for the Secured Parties.

(b) Each party to this Agreement acknowledges and agrees that any changes in the identity of the persons from time to time comprising the Secured Parties gives rise to an equivalent change in the Secured Parties, without any further act. Upon such an occurrence, the persons then comprising the Secured Parties are vested with the rights, remedies and discretions and assume the obligations of the Secured Parties under this Agreement.

12. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreements, any comparable provision of any Secured Refinancing Credit Facilities Agreement and Section 4.2 of the Collateral Agency Agreement; provided that (i) any notice to any Pari Passu Notes Trustee or the Existing El Paso Secured Notes Trustee may be made to its address as set forth in the most recent copy of the applicable Pari Passu Notes Indenture or the applicable Existing El Paso Secured Notes Indenture, as applicable, provided to the Collateral Agent by the Borrower and (ii) notice to any Pari Passu Notes Trustee or the Existing El Paso Secured Notes Trustee shall be deemed sufficient notice to the holders of the applicable Pari Passu Notes or Existing El Paso Secured Notes, as applicable, for all purposes hereunder. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 14.2 of the Credit Agreements, any comparable provision of any Secured Refinancing Credit Facilities Agreement and Section 4.2 of the Collateral Agency Agreement.

13. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Agent, the Pari Passu Notes Trustees, the Existing El Paso Notes Trustees and the Borrower.

14. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

15. Integration. This Agreement together with the other Credit Documents represent the agreement of each Guarantor and the Collateral Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

16. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Guarantors and the Collateral Agent in accordance with Section 14.1 of the Revolving Credit Agreement and Section 4.1 of the Collateral Agency Agreement; provided, however, that the requisite written consent of the holders of the applicable Pari Passu Notes and/or the applicable Pari Passu Notes Trustee under the applicable Pari Passu Notes Indenture, the holders of the applicable Existing El Paso Secured Notes and/or the Existing El Paso Secured Notes Trustee under the applicable Existing El Paso Secured Notes Indenture, the Existing El Paso Secured LC Facilities Secured Parties and the Existing El Paso Secured Hedge Agreements Secured Parties shall be required with respect to any release, waiver, amendment or other modification of this Agreement that would materially and adversely affect the guarantee by the Guarantors of the due and punctual payment and performance of the Pari Passu Notes Obligations, the Existing El Paso Secured Notes Obligations, the Existing El Paso Secured LC Facilities Obligations and the Existing El Paso Secured Hedge Agreement Obligations and provided, further that the written consent requirement pursuant to the foregoing proviso shall not be required upon termination of the Security Documents (as defined in the Collateral Agency Agreement) and the Collateral Agency Agreement in accordance with Article 3 of the Collateral Agency Agreement. Except as set forth in this Section 16(a), none of the holders of any of the Pari Passu Notes, the holders of any of the Existing El Paso Secured Notes, the Pari Passu Notes Trustees, the Existing El Paso Secured Notes Trustees, the Existing El Paso Secured LC Facilities Secured Parties or the Existing El Paso Secured Hedge Agreements Secured Parties

shall have any rights to approve any release, waiver, amendment, modification, charge, discharge or termination with respect to this Agreement.

(b) Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 16(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or any Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns except that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent (acting as directed by an Act of the Secured Parties) except pursuant to a transaction permitted by Section 10.3 of the Credit Agreements and any comparable provision of any Secured Refinancing Credit Facilities Agreement (and any such assignment, transfer or delegation without such consent shall be null and void).

19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENTS UNDER AND AS DEFINED IN EACH OF THE CREDIT AGREEMENTS AND FOR ANY COUNTERCLAIM THEREIN.

20. Submission to Jurisdiction; Waivers; Service of Process. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the State of New York, the courts of the United States of America for the Southern District of New York located in the Borough of Manhattan and appellate courts from any thereof (provided that the Collateral Agent reserves the right to bring proceedings against any Guarantor in the courts of any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment in respect thereof);

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 12 or at such other address of which the Collateral Agent shall have been notified pursuant thereto, and in the case of each Guarantor hereunder, such Guarantor hereby irrevocably authorizes and directs the Borrower to accept such service on its behalf;

(d) agrees that nothing herein shall affect the right of any party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 20 any special, exemplary, punitive or consequential damages; provided, that this clause (e) shall not relieve the Borrower from its contractual obligations to indemnify the indemnitees specified in Section 14.5 of the Credit Agreements and any comparable provision in any Secured Refinancing Credit Facilities Agreement with respect to any claims for special, exemplary, punitive or consequential damages thereunder and shall not relieve any other Credit Party of its guarantee thereof.

21. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer or other representative as of the day and year first above written.

[EL PASO CORPORATION][1]

By:
Name:
Title:

EL PASO ENERGY SERVICE COMPANY

By:
Name:
Title:

EL PASO TENNESSEE PIPELINE CO., L.L.C.

By:
Name:
Title:

EL PASO TGPC INVESTMENTS, L.L.C.

By:
Name:
Title:

EL PASO EPNG INVESTMENTS L.L.C.

By:
Name:
Title:

[1]	To be conformed to new legal name at closing.

EL PASO PIPELINE HOLDING COMPANY, L.L.C.

By:
Name:
Title:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

Exhibit G to Amendment No. 2

COLLATERAL AGENCY AGREEMENT

dated as of [            ], 2012

among

KINDER MORGAN, INC.,

as the Company,

BARCLAYS BANK PLC,

as the Collateral Agent,

BARCLAYS BANK PLC,

as the Acquisition Debt Facilities Administrative Agent,

BARCLAYS BANK PLC,

as the Revolving Administrative Agent,

and

THE OTHER CREDIT PARTIES PARTY HERETO

Exhibit A         Secured Refinancing Credit Facilities Agreement Designation

Exhibit B         Secured Refinancing Notes Designation

Exhibit C         Secured Refinancing Credit Facilities Agent Joinder

Exhibit D         Secured Refinancing El Paso Notes Designation

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This COLLATERAL AGENCY AGREEMENT, dated as of [            ], 2012 (this “Agreement”), is entered into by and among KINDER MORGAN, INC., a Delaware corporation (the “Company”) and successor by merger to Kinder Morgan Kansas, Inc., the other Credit Parties party hereto, BARCLAYS BANK PLC, as the collateral agent for the Secured Parties (as defined herein) (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Revolving Credit Agreement (as defined herein) (in such capacity and together with its successors and assigns in such capacity, the “Revolving Administrative Agent”) and BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Acquisition Debt Facilities Credit Agreement (as defined herein) (in such capacity and together with its successors and assigns in such capacity, the “Acquisition Debt Facilities Administrative Agent”).

RECITALS:

WHEREAS, the Company is party to the Credit Agreement dated as of May 30, 2007 (as amended by Amendment No. 1, dated as of July 16, 2007, as amended by Amendment No. 2, dated as of February 10, 2012 and as further amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among the Company, the Lenders (as defined in the Revolving Credit Agreement, such Lenders the “Revolving Lenders”), the Revolving Administrative Agent, Citibank, N.A., JPMorgan Chase Bank, N.A. and Barclays Bank PLC, each as a Letter of Credit Issuer (as defined therein), Barclays Bank PLC, as the Swingline Lender (as defined therein), the Collateral Agent and the other agents and entities party thereto, pursuant to which, among other things, (a) the Revolving Lenders have severally agreed and will severally agree to make Loans (as defined in the Revolving Credit Agreement) to the Company and the Letter of Credit Issuers (as defined therein) have agreed and will agree to issue Letters of Credit (as defined therein) for the account of the Company (such Loans and Letters of Credit collectively, the “Revolver Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) Cash Management Banks or Hedge Banks (each as defined in the Revolving Credit Agreement) are permitted from time to time to enter into Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Revolving Credit Agreement);

WHEREAS, the Company is party to the Credit Agreement dated as of February 10, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Acquisition Debt Facilities Credit Agreement” and, together with the Revolving Credit Agreement, the “Credit Agreements”) among the Company, the Lenders (as defined in the Acquisition Debt Facilities Credit Agreement, such Lenders the “Pari Passu Lenders”), the Acquisition Debt Facilities Administrative Agent, the Collateral Agent and the other agents and entities party thereto, pursuant to which, among other things, (A) the Pari Passu Lenders have severally agreed to make Bridge Loans and Term Loans (each as defined in the Acquisition Debt Facilities Credit Agreement) to the Company (such Bridge Loans and Term Loans, collectively, the “Acquisition Debt Facilities Extensions of Credit”; collectively with the Revolver Extensions of Credit, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (B) certain Cash Management Banks or Hedge Banks (each as defined in the Acquisition Debt Facilities Credit Agreement) are permitted from time to time to enter into Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Acquisition Debt Facilities Credit Agreement);

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WHEREAS, (i) all or a portion of the Revolving Credit Agreement Obligations (as defined below) and/or the Acquisition Debt Facilities Credit Agreement Obligations (as defined below) may from time to time be replaced, refinanced or refunded by Secured Refinancing Credit Facilities Obligations (as defined below) (and all or a portion of such Secured Refinancing Credit Facilities Obligations may from time to time be replaced, refinanced or refunded by other Secured Refinancing Credit Facilities Obligations) or Secured Refinanced Notes (as defined below) (and all or a portion of such Secured Refinancing Notes may from time to time be replaced, refinanced or refunded by Secured Refinancing Notes), (ii) the Secured Refinancing Credit Facilities Obligations will be incurred under one or more Secured Refinancing Credit Facilities Agreements (as defined below) and (iii) each Secured Refinancing Credit Facilities Agent (as defined below) will become a party to this Agreement by executing a joinder agreement substantially in the form of Exhibit C hereto;

WHEREAS, pursuant to the Amended and Restated Guarantee (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”) dated as of the Restatement Effective Date (as defined below) among each of the signatories listed on the signature pages thereto as a guarantor and each other entity that becomes a party thereto pursuant to the terms of the Guarantee (the “Guarantors” and individually, a “Guarantor”) and the Collateral Agent, each Guarantor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Pari Passu Notes Secured Parties (as defined below), the Revolving Credit Agreement Secured Parties (as defined below), the Acquisition Debt Facilities Credit Agreement Secured Parties (as defined below) and the Secured Refinancing Credit Facilities Secured Parties (as defined below) the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Pari Passu Notes Obligations (as defined below) and the Credit Agreement Obligations (as defined below);

WHEREAS, pursuant to the Guarantee (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “El Paso Guarantee”) dated as of the Restatement Effective Date among each of the signatories listed on the signature pages thereto as a guarantor (the “El Paso Guarantors” and individually, an “El Paso Guarantor”) and the Collateral Agent, each El Paso Guarantor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined below);

WHEREAS, pursuant to that certain Resignation and Appointment Agreement dated as of [            ], 2012, Citibank, the Current Collateral Agent (as defined therein) and Current Administrative Agent (as defined therein) has resigned as collateral agent and administrative agent effective as of the Restatement Effective Date and Barclays Bank PLC shall serve as Successor Collateral Agent (as defined therein) and Successor Administrative Agent (as defined therein) in such capacities from and after the Restatement Effective Date;

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WHEREAS, pursuant to the Acquisition Debt Facilities Credit Agreement and Revolving Credit Agreement, as applicable, the Company and the other Credit Parties (as defined below) are required to enter into that certain Amended and Restated Security Agreement dated as of [            ], 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “KMI Security Agreement”), pursuant to which the KMI Grantors (as defined below) party thereto have agreed to secure all of the Pari Passu Notes Obligations and the Credit Agreement Obligations by granting to the Collateral Agent for the benefit of each the Pari Passu Notes Secured Parties, the Revolving Credit Agreement Secured Parties, the Acquisition Debt Facilities Credit Agreement Secured Parties and the Secured Refinancing Credit Facilities Secured Parties a security interest in all of their respective right, title and interest in the Collateral (as defined therein);

WHEREAS, pursuant to the Acquisition Debt Facilities Credit Agreement and Revolving Credit Agreement, as applicable, the Company and the other Credit Parties are required to enter into that certain El Paso Security Agreement dated as of [            ], 2012 (as the same may be amended, restated, amended and restated or otherwise modified from time to time, the “El Paso Security Agreement”), pursuant to which the El Paso Grantors (as defined below) party thereto have agreed to secure all of the Obligations by granting to the Collateral Agent for the benefit of each the Secured Parties a security interest in all of their respective right, title and interest in the El Paso Collateral (as defined below);

WHEREAS, pursuant to the Acquisition Debt Facilities Credit Agreement and Revolving Credit Agreement, as applicable, the Company and the other Credit Parties are required to enter into that certain Amended and Restated Pledge Agreement dated as of [            ], 2012 (as the same may be amended, restated, amended and restated or otherwise modified from time to time, the “KMI Pledge Agreement”), pursuant to which the KMI Pledgors (as defined below) party thereto have agreed to secure all of the Pari Passu Notes Obligations, the Acquisition Debt Facilities Credit Agreement Obligations, the Revolving Credit Agreement Obligations and any Secured Refinancing Credit Facilities Obligations by pledging to the Collateral Agent for the benefit of each the Pari Passu Notes Secured Parties, the Revolving Credit Agreement Secured Parties, the Acquisition Debt Facilities Credit Agreement Secured Parties and the Secured Refinancing Credit Facilities Secured Parties a security interest in all of their respective right, title and interest in the Collateral (as defined therein);

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Company to make valuable transfers to the Grantors (as defined below) in connection with the operation of their respective businesses;

WHEREAS, it is a condition precedent to the obligation of the Revolving Lenders, the Pari Passu Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement) to make their respective Extensions of Credit to the Company under the Credit Agreements to which they are a party and to permit the transactions contemplated hereby that the Credit Parties party hereto shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Company has issued the 6.67% Debentures due 2027 issued pursuant to the KMI 1993 Indenture (as defined below), the 7.25% Debentures due 2028 issued pursuant to

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the KMI 1993 Indenture (as defined below), the 7.45% Debentures due 2098 issued pursuant to the KMI 1993 Indenture (as defined below), the 6.50% Senior Notes due 2012 issued pursuant to the KMI 2002 Indenture (as defined below), and the 5.15% Senior Notes due 2015 issued pursuant to the KMI 2003 Indenture (as defined below) and has guaranteed KMFC’s 5.70% Senior Notes due 2016 issued pursuant to the KMFC 2005 Indenture (as defined below), KMFC’s 6.40% Senior Notes due 2036 issued pursuant to the KMFC 2005 Indenture (as defined below) and KMFC’s 6.00% Senior Notes due 2018 issued pursuant to the KMFC 2010 Indenture (as defined below);

WHEREAS, EPC (as defined below) has issued the Existing El Paso Secured Notes (as defined below) pursuant to the Existing El Paso Secured Notes Indenture (as defined below); and

WHEREAS, the Pari Passu Notes Indentures (as defined below) restrict the ability of the KMI Grantors to grant a security interest in the KMI Collateral to secure the Credit Agreement Obligations (as defined below), unless the KMI Grantors grant an equal and ratable security interest in the KMI Collateral and El Paso Collateral to secure the Pari Passu Notes Obligations (as defined below).

NOW, THEREFORE, in consideration of the premises and to induce (i) the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent, the Collateral Agent, the Pari Passu Lenders, the Revolving Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement), as applicable, to enter into the Credit Agreements to which they are a party, (ii) the Pari Passu Lenders, the Revolving Lenders and the Letter of Credit Issuers (as defined in the Revolving Credit Agreement) to make their respective extensions of credit to the Company under the applicable Secured Obligation Documents (as defined below) to which they are a party and to permit the transactions contemplated thereby, (iii) each Cash Management Bank (as defined below) to enter into Secured Cash Management Agreements (as defined below) and each Hedge Bank (as defined below) to enter into Secured Hedge Agreements (as defined below) with the Company or any Restricted Subsidiary (as defined below), and (iv) the Secured Refinancing Credit Facilities Secured Parties to enter into the Secured Refinancing Credit Facilities Agreements to which they are a party and to make extensions of credit thereunder, the parties hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

ARTICLE 1

DEFINED TERMS

1.1 RULES OF INTERPRETATION. Unless otherwise provided herein, the rules of interpretation set forth in Section 1.2 of the Acquisition Debt Facilities Credit Agreement shall apply, mutatis mutandis, to this Agreement.

1.2 DEFINED TERMS

1.2.1 .

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(a) Unless otherwise defined herein, capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings set forth for such terms in the Acquisition Debt Facilities Credit Agreement as in effect on the date hereof.

(b) As used herein, the terms “Acquisition Debt Facilities Credit Agreement Obligations”, “Acquisition Debt Facilities Credit Agreement Secured Parties”, “Administrative Agents”, “Cash Management Banks”, “Commitment”, “Credit Agreement Obligations”, “Credit Documents”, “Credit Party”, “Default”, “Hedge Banks” “Hedge Agreements”, “KMFC”, “KMFC 2005 Indenture”, “KMFC 2010 Indenture”, “KMI 1993 Indenture”, “KMI 2002 Indenture”, “KMI 2003 Indenture”, “Lenders”, “Letter of Credit Issuer”, “Letters of Credit”, “Lien”, “Pari Passu Notes Indentures”, “Pari Passu Notes”, “Pari Passu Notes Obligations”, “Pari Passu Notes Secured Parties”, “Pari Passu Notes Trustees”, “Person”, “Restatement Effective Date”, “Restricted Subsidiary”, “Revolving Credit Agreement Obligations”, “Revolving Credit Agreement Secured Parties”, “Revolving Lenders”, “Secured Cash Management Agreements”, “Secured Hedge Agreements”, “Secured Refinancing Credit Facilities Agent”, “Secured Refinancing Credit Facilities Agreement”, “Secured Refinancing Credit Facilities Obligations”, “Secured Refinancing Credit Facilities Secured Parties”, “Secured Refinancing Notes”, “Subsidiary” and “UCC” shall have the meanings given to such terms in the KMI Security Agreement as in effect on the date hereof.

(c) As used herein, the terms “Existing El Paso Secured Hedge Agreements Obligations”, “Existing El Paso Secured Hedge Agreements Secured Parties”, “Existing El Paso Secured LC Facilities Obligations”, “Existing El Paso Secured LC Facilities Secured Parties”, “Existing El Paso Secured Notes”, “Existing El Paso Secured Notes Indentures”, “Existing El Paso Secured Notes Obligations”, “Existing El Paso Secured Notes Secured Parties” and “Existing El Paso Secured Notes Trustees” shall have the meanings given to such terms in the El Paso Security Agreement as in effect on the date hereof.

(d) Capitalized terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC.

(e) The following terms when used herein, including the preamble and recitals hereto, shall have the following meanings:

“Acquisition Debt Facilities Administrative Agent” shall have the meaning provided in the preamble hereto.

“Acquisition Debt Facilities Credit Agreement” shall have the meaning provided in the recitals hereto.

“Acquisition Debt Facilities Extensions of Credit” shall have the meaning provided in the recitals hereto.

“Act of the Secured Parties” shall mean, as to any matter, a direction in writing delivered to the Collateral Agent by or with the written consent of the Requisite Secured Parties, accompanied by written confirmation from the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent and each Secured Refinancing Credit Facilities Agent, as applicable, as to the aggregate amount of Measured

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Obligations of consenting Revolving Credit Agreement Secured Parties, Acquisition Debt Facilities Credit Agreement Secured Parties and Secured Refinancing Credit Facilities Secured Parties, as applicable, represented by such Agent.

“Actionable Default” shall mean (a) the occurrence of any Default under (and as defined in) the Revolving Credit Agreement, (b) the occurrence of any Default under (and as defined in) the Acquisition Debt Facilities Credit Agreement or (c) the occurrence of any Default under (and as defined in) any Secured Refinancing Credit Facilities Agreement (provided that if the term “Default” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein).

“Affiliates” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Affiliates” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Agent” shall mean the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent, each Secured Refinancing Credit Facilities Agent or the Collateral Agent, as applicable.

“Agreement” shall have the meaning given in the preamble hereto.

“Authorized Officer” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Authorized Officer” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Cash Collateralize” shall have the meaning assigned to such term in the Revolving Credit Agreement and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Cash Collaterlize” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Company” shall have the meaning given in the preamble hereto.

“Collateral” shall mean the El Paso Collateral and the KMI Collateral.

“Collateral Agent” shall have the meaning given in the preamble hereto.

“Credit Agreements” shall have the meaning provided in the recitals hereto.

“Discharge of Acquisition Debt Facilities Credit Agreement Obligations” shall mean the payment in full in cash of the Acquisition Debt Facilities Credit

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Agreement Obligations that are outstanding and unpaid (and excluding, for the avoidance of doubt, unasserted contingent indemnification or other unasserted contingent obligations) at the time all Indebtedness under the Acquisition Debt Facilities Credit Agreement is paid in full in cash and the termination of all commitments to extend credit thereunder.

“Discharge of Revolving Credit Agreement Obligations” shall mean (i) the payment in full in cash of the Revolving Credit Agreement Obligations that are outstanding and unpaid (and excluding, for the avoidance of doubt, unasserted contingent indemnification or other unasserted contingent obligations), (ii) no Letters of Credit remain outstanding (or all such Letters of Credit shall have been cash collateralized or otherwise back-stopped to the reasonable satisfaction of the issuer thereof) under the Revolving Credit Agreement, in the case of each of clauses (i) and (ii), at the time all Indebtedness under the Revolving Credit Agreement is paid in full in cash and (iii) the termination of all commitments to extend credit thereunder.

“Discharge of Secured Refinancing Credit Facilities Obligations” shall mean (i) the payment in full in cash of the Secured Refinancing Credit Facilities Obligations that are outstanding and unpaid (and excluding, for the avoidance of doubt, unasserted contingent indemnification or other unasserted contingent obligations) under a Secured Refinancing Credit Facilities Agreement and any documents related thereto, (ii) no letters of credit issued under such Secured Refinancing Credit Facilities Agreement remain outstanding (or all such letters of credit shall have been cash collateralized or otherwise back-stopped to the reasonable satisfaction of the issuer thereof), in the case of each of clauses (i) and (ii), at the time all Indebtedness under such Secured Refinancing Credit Facilities Agreement is paid in full in cash and (iii) the termination of all commitments to extend credit thereunder.

“El Paso Collateral” shall mean all collateral securing the El Paso Obligations pursuant to the Security Documents.

“El Paso Grantors” shall mean the “Grantors” as defined in the El Paso Security Agreement.

“El Paso Guarantee” shall have the meaning set forth in the recitals hereto.

“El Paso Guarantor” shall have the meaning set forth in the recitals hereto.

“El Paso Obligations” shall mean the Existing El Paso Secured Notes Obligations, the Existing El Paso Secured Hedge Agreements Obligations and the Existing El Paso Secured LC Facilities Obligations.

“El Paso Security Agreement” shall have the meaning provided in the recitals hereto.

“EPC” shall mean El Paso Corporation, a Delaware corporation.

“Event of Default” shall mean the occurrence of (a) an Event of Default under

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(and as defined in) the Acquisition Debt Facilities Credit Agreement, (b) an Event of Default under (and as defined in) the Revolving Credit Agreement or (c) to the extent defined therein, an “Event of Default” under any Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Event of Default” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.

“Grantors” shall mean the KMI Grantors, KMI Pledgors and the El Paso Grantors.

“Guarantee” shall have the meaning assigned to such term in the recitals hereto.

“Guarantors” shall have the meaning assigned to such term in the recitals hereto.

“Indebtedness” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Indebtedness” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein.

“Indemnitee” shall mean the Collateral Agent and its directors, officers, employees, trustees, investment advisors and agents.

“KMI Collateral” shall mean all collateral securing the Obligations (other than the El Paso Obligations) pursuant to the Security Documents.

“KMI Grantors” shall mean the “Grantors” as defined in the KMI Security Agreement.

“KMI Pledge Agreement” shall have the meaning provided in the recitals hereto.

“KMI Pledgors” shall mean the “Pledgors” as defined in the KMI Pledge Agreement.

“KMI Security Agreement” shall have the meaning provided in the recitals hereto.

“Measured Obligations” shall mean, with respect to any Revolving Credit Agreement Secured Party, any Acquisition Debt Facilities Credit Agreement Secured Party and any Secured Refinancing Credit Facilities Secured Party on any day, without duplication, (i) the amount of all obligations constituting principal owed to such Secured Party under the Revolving Credit Agreement, the Acquisition Debt Facilities Credit Agreement or a Secured Refinancing Credit Agreement, as applicable, plus (ii) other than

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in connection with an exercise of remedies, the aggregate amount of all unfunded commitments of such Secured Party under the Revolving Credit Agreement, the Acquisition Debt Facilities Credit Agreement or a Secured Refinancing Credit Agreement, as applicable, to extend credit which, when funded, would constitute Obligations, plus (iii) the face amount of all outstanding letters of credit whether or not then available or drawn in which such Secured Party has a participation under the Revolving Credit Agreement or any Secured Refinancing Credit Agreement, if any. For the avoidance of doubt, the Measured Obligations of any Secured Party other than a Revolving Credit Agreement Secured Party, Acquisition Debt Facilities Credit Agreement Security Party or Secured Refinancing Credit Facilities Secured Party shall be zero.

“Notice of Actionable Default” shall mean written notice, received by the Collateral Agent from the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent or any Secured Refinancing Credit Facilities Agent, as applicable, stating that an Actionable Default has occurred and is continuing.

“Notice of Event of Default” shall mean written notice, received by the Collateral Agent from the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent or any Secured Refinancing Credit Facilities Agent, as applicable, stating that an Event of Default has occurred and is continuing.

“Obligations” shall mean the collective reference to the Revolving Credit Agreement Obligations, the Acquisition Debt Facilities Credit Agreement Obligations, the Pari Passu Notes Obligations, the Secured Refinancing Credit Facilities Obligations, the Existing El Paso Secured Notes Obligations, the Existing El Paso Secured Hedge Agreements Obligations and the Existing El Paso Secured LC Facilities Obligations.

“Pari Passu Lenders” shall have the meaning provided in the recitals hereto.

“Refinancing Credit Facilities Effective Date” shall have the meaning given in Section 4.12(b) hereto.

“Refinancing Credit Facility Reaffirmation Agreement” shall have the meaning provided in Section 4.12(a) hereto.

“Refinancing El Paso Notes Effective Date” shall have the meaning given in Section 4.14(b) hereto.

“Refinancing El Paso Notes Reaffirmation Agreement” shall have the meaning provided in Section 4.14(a) hereto.

“Refinancing Indebtedness” shall mean any Indebtedness that is or may from time to time be incurred by any Credit Party in compliance with:

(a)	prior to the Discharge of Revolving Credit Agreement Obligations, (i) in the case of designations in accordance with Section 4.12 hereof, Section 10.1(i) of the Revolving Credit Agreement, (ii) in the case of designations in accordance with Section 4.13 hereof, Section 10.1(g) or (i) of the Revolving Credit Agreement or (iii) in the case of designations in accordance with Section 4.14 hereof, Section 10.1(g) of the Revolving Credit Agreement;

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(b)	prior to the Discharge of Acquisition Debt Facilities Credit Agreement Obligations, (i) in the case of designations in accordance with Section 4.12 hereof, Section 10.1(i) of the Acquisition Debt Facilities Credit Agreement, (ii) in the case of designations in accordance with Section 4.13 hereof, Section 10.1(g) or (i) of the Acquisition Debt Facilities Credit Agreement or (iii) in the case of designations in accordance with Section 4.14 hereof, Section 10.1(g) of the Acquisition Debt Facilities Credit Agreement; and

(c)	prior to the Discharge of Secured Refinancing Credit Facilities Obligations, (i) in the case of designations in accordance with Section 4.12 hereof, the provision of any Secured Refinancing Credit Facilities Agreement that permits any replacement, refinancing or refunding of all or any portion of the Revolving Credit Agreement Obligations, the Acquisition Debt Facilities Credit Agreement Obligations or any Secured Refinancing Credit Facilities Obligations, (ii) in the case of designations in accordance with Section 4.13 hereof, the provision of any Secured Refinancing Credit Facilities Agreement that permits any replacement, refinancing or refunding of all or part of (x) the Pari Passu Notes and any guarantees thereof or (y) the Revolving Credit Agreement Obligations, Acquisition Debt Facilities Credit Agreement Obligations or Secured Refinancing Credit Facilities Obligations or (iii) in the case of designations in accordance with Section 4.14 hereof, the provision of any Secured Refinancing Credit Facilities Agreement that permits any replacement, refinancing or refunding of all or part of the Existing El Paso Secured Notes and any guarantees thereof.

“Refinancing Indebtedness Agent” shall mean any agent that has the role of administrative agent or any trustee under a Refinancing Indebtedness Document.

“Refinancing Indebtedness Document” shall have the meaning assigned to such term in each Secured Refinancing Credit Facilities Agreement Designation, Secured Refinancing Notes Designation and Secured Refinancing El Paso Notes Designation, as applicable.

“Refinancing Indebtedness Obligations” shall mean all obligations under any Refinancing Indebtedness Document.

“Refinancing Notes Effective Date” shall have the meaning given in Section 4.13(b) hereto.

“Refinancing Notes Reaffirmation Agreement” shall have the meaning provided in Section 4.13(a) hereto.

“Requisite Secured Parties” shall mean, as of any date of determination, the Secured Parties (other than the Hedge Banks and Cash Management Banks) then holding at least a majority of the sum of the Measured Obligations under the Revolving Credit Agreement, the Acquisition Debt Facilities Credit Agreement and any Secured Refinancing Credit Facilities Agreement.

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“Revolver Extensions of Credit” shall have the meaning provided in the recitals hereto.

“Revolving Administrative Agent” shall have the meaning provided in the preamble hereto.

“Revolving Credit Agreement” shall have the meaning given in the recitals hereto.

“Revolving Lenders” shall have the meaning provided in the recitals hereto.

“Secured Obligation Documents” shall mean the Revolving Credit Agreement, Acquisition Debt Facilities Credit Agreement, Secured Refinancing Credit Facilities Agreements, Pari Passu Notes Indentures, Existing El Paso Secured Notes Indentures, Secured Hedge Agreements, Secured Cash Management Agreements, and all other documents, instruments or agreements evidencing any Obligations (other than this Agreement and the Security Documents).

“Secured Parties” shall mean, collectively, the Credit Agreement Secured Parties, the Pari Passu Notes Secured Parties, the Existing El Paso Secured Notes Secured Parties, the Existing El Paso Secured LC Facilities Secured Parties and the Existing El Paso Secured Hedge Agreements Secured Parties.

“Secured Refinancing Credit Facilities Agent Joinder” shall mean a Secured Refinancing Credit Facilities Agent Joinder substantially in the form of Exhibit C hereto (with such changes as the Company and the Collateral Agent may agree to in their reasonable discretion).

“Secured Refinancing Credit Facilities Agreement Designation” shall have the meaning given in Section 4.12(a) hereto.

“Secured Refinancing Notes Designation” shall have the meaning given in Section 4.13(a) hereto.

“Security Documents” shall have the meaning assigned to such term in each of the Credit Agreements and, to the extent defined therein, each Secured Refinancing Credit Facilities Agreement; provided that to the extent the term “Security Documents” is not defined in a Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein; provided further that “Security Documents” shall in any event include, without limitation, this Agreement, the KMI Security Agreement, the El Paso Security Agreement and the KMI Pledge Agreement.

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ARTICLE 2

OBLIGATIONS AND POWERS OF COLLATERAL AGENT

2.1 APPOINTMENT AND UNDERTAKINGS OF THE COLLATERAL AGENT.

(a) Barclays Bank PLC is hereby appointed the Collateral Agent hereunder by each of the Revolving Administrative Agent (on behalf of itself and each Revolving Lender), the Acquisition Debt Facilities Administrative Agent (on behalf of itself and each Pari Passu Lender) and each Secured Refinancing Credit Facilities Agent (on behalf of itself and the applicable Secured Refinancing Credit Facilities Secured Parties) that becomes a party hereto in accordance with the terms hereof to act as the Collateral Agent in accordance with the terms hereof, the other Secured Obligation Documents and the Security Documents. By accepting the benefits hereof and of the Security Documents of which the following Secured Parties are a beneficiary, each of the Hedge Banks, the Cash Management Banks, the Pari Passu Notes Secured Parties, the Existing El Paso Secured Notes Secured Parties, the Existing El Paso Secured LC Facility Secured Parties and the Existing El Paso Secured Hedge Agreement Secured Parties hereby appoint the Barclays Bank PLC as the Collateral Agent hereunder and under the other Security Documents and agrees to be bound by the terms hereof.

(b) Subject to, and in accordance with, this Agreement, the Collateral Agent will, as Collateral Agent, for the benefit solely and exclusively of the present and future Secured Parties, in accordance with the terms of this Agreement:

(i) accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(ii) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(iii) deliver and receive notices pursuant to this Agreement and the Security Documents;

(iv) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(v) remit as provided in Section 2.6 all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

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(vi) execute and deliver supplements to the Security Documents and, upon receipt of any requisite consents set forth herein, amendments, in each case from time to time authorized pursuant to Section 4.1; provided that, in the case of any amendment requiring the direction of an Act of the Secured Parties, the Collateral Agent shall have received a certificate of an Authorized Officer of the Borrower as provided in Section 4.1(c) prior to delivering and executing such amendment; and

(vii) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 2.2.

(c) The Collateral Agent hereby irrevocably undertakes and agrees, on the terms and conditions set forth in this Agreement, to act as a non-fiduciary collateral agent for the benefit exclusively of the present and future holders of Obligations, to enter into the Security Documents and to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies, in each case pursuant to the Security Documents and applicable law and to act as set forth in this Article 2 or as requested in any lawful directions given to it from time to time in respect of any matter relating to the foregoing by an Act of the Secured Parties.

(d) Each Credit Party acknowledges and consents to the undertakings of the Collateral Agent set forth in Sections 2.1(b) and 2.1(c) and agrees to each of the other provisions of this Agreement applicable to it, as expressly noted thereby.

2.2 RELEASE OR SUBORDINATION OF LIENS.

Notwithstanding anything to the contrary contained in the Secured Obligation Documents, the Collateral Agent will not release or consent to the release or subordination of any Lien granted by any Security Document, except (i) for a release of or the subordination of any Lien with respect to all or substantially all of the Collateral, upon the written direction of the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent and each Secured Refinancing Credit Facilities Agent, (ii) for a release of or the subordination of any Lien with respect to less than all or substantially all of the Collateral, upon an Act of the Secured Parties, (iii) with respect to any Collateral, as required or permitted under each of the Revolving Credit Agreement (and any Security Documents related thereto), Acquisition Debt Facilities Credit Agreement (and any Security Documents related thereto) and any Secured Refinancing Credit Facilities Agreement (and any Security Documents related thereto), provided that each Agent (other than the Collateral Agent) shall confirm in writing to the Collateral Agent that such release or subordination is permitted or required under the applicable Credit Agreement or Secured Refinancing Credit Facilities Agreement for which it is an Agent, (iv) upon termination of this Agreement in accordance with Section 3.1 hereof or (v) as ordered pursuant to applicable law or a court of competent jurisdiction.

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For the avoidance of doubt, if (i) the Revolving Credit Agreement (and any Security Document related thereto), the Acquisition Debt Facilities Credit Agreement (and any Security Document related thereto) and each Secured Refinancing Credit Facilities Agreement (and any Security Document related thereto) provide for an automatic release of the Collateral Agent’s Lien over all or any part of the Collateral upon a disposition of such Collateral, (ii) such disposition complies with the terms of the Revolving Credit Agreement (and any Security Document related thereto), the Acquisition Debt Facilities Credit Agreement (and any Security Document related thereto) and each Secured Refinancing Credit Facilities Agreement (and any Security Document related thereto) and (iii) upon such disposition, the Collateral Agent’s Lien over such Collateral would automatically be released under the Revolving Credit Agreement (and any Security Document related thereto), the Acquisition Debt Facilities Credit Agreement (and any Security Document related thereto) and each Secured Refinancing Credit Facilities Agreement (and any Security Document related thereto), then such release shall be deemed permitted under this Agreement without the consent of the Collateral Agent, any Agent or any other Secured Party hereunder and the Collateral Agent shall be authorized to execute and deliver any acknowledgment or other document reasonably requested by the Company to evidence such automatic release.

2.3 EVENT OF DEFAULT AND ACTIONABLE DEFAULT.

(a) If the Collateral Agent at any time receives a Notice of Event of Default or a Notice of Actionable Default, it shall promptly deliver written notice thereof to each of the other Agents party hereto. Following receipt of a Notice of Event of Default or a Notice of Actionable Default, subject to Article 3, the Collateral Agent shall act, or decline to act, as directed by an Act of the Secured Parties, in the exercise and enforcement of the Collateral Agent’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law.

(b) Unless it has been directed to the contrary by an Act of the Secured Parties, the Collateral Agent in any event may (but shall not be obligated to) take or refrain from taking such action with respect to an Event of Default or an Actionable Default as it may deem advisable and in the best interest of the holders of Obligations.

2.4 EQUAL AND RATABLE SHARING.

Notwithstanding (a) anything to the contrary contained in the Secured Obligation Documents, (b) the time, order or method of attachment of the Collateral Agent’s Liens, (c) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (d) the time of taking possession or control over any Collateral, (e) the rules for determining priority under the UCC or any other law governing relative priorities of the Secured Parties or (f) the time of the entering into of the Secured Obligation Documents or any extension of credit pursuant to the Secured Obligation Documents:

(i) all Liens at any time granted to secure any Obligations will secure equally and ratably (based on the outstanding Obligations of each such Secured Party), all of the Obligations and all other present and future Obligations; and

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(ii) all proceeds of Collateral encumbered by such Liens shall be allocated and distributed equally and ratably (based on the outstanding Obligations of each such Secured Party; provided, however, that in making such calculations, all Obligations owing to any Secured Party are first reduced by the fair market value of any additional assets or property of any Credit Party that secure Obligations arising under any hedge, swap or other derivative instruments permitted to be secured by additional Liens pursuant to Section 2.5 hereof), on account of the Obligations, in accordance with Section 2.6.

2.5 NO SEPARATE COLLATERAL.

No Credit Party shall grant or permit any additional Liens on any asset or property to secure any Obligations owing to any Secured Party (other than Obligations arising under any hedge, swap or other derivative instruments) unless it has granted or concurrently grants a Lien on such asset or property to secure all other Obligations owing to each other Secured Party; provided that, notwithstanding the foregoing, (a) a Credit Party (other than EPC and its Subsidiaries) may grant or permit additional Liens on any asset or property to secure any Credit Agreement Obligations or Pari Passu Notes Obligations without granting a Lien on such asset or property to secure the El Paso Obligations or (b) a Credit Party may Cash Collateralize any Letters of Credit issued by any Letter of Credit Issuer to the extent required to do so pursuant to the Revolving Credit Agreement or any Secured Refinancing Credit Facilities Agreement. To the extent that the foregoing provision is not complied with for any reason, without limiting any other rights and remedies available to any Secured Party, any amounts received by or distributed to any Secured Party pursuant to or as a result of Liens granted in contravention of this Section 2.5 shall be received by such Secured Party in trust and promptly transferred to the Collateral Agent for distribution as “proceeds” of Collateral and to be applied in accordance with Section 2.6.

2.6 APPLICATION OF PROCEEDS.

(a) After the Collateral Agent’s exercise of any right or remedy with respect to any Collateral under any of the Security Documents, all such proceeds of Collateral received by the Collateral Agent shall be applied, together with (i) any insurance proceeds relating to or derived from the Collateral received by the Collateral Agent to the extent not otherwise applied or required to be applied or permitted to be retained by any Credit Party to be applied pursuant to the Credit Documents and (ii) any proceeds required to be delivered to the Collateral Agent by any other Secured Party pursuant to the terms hereof and the other Secured Documents, as follows: (x) with respect to proceeds of KMI Collateral, in accordance with Section 5.4 of the KMI Security Agreement and Section 12 of the KMI Pledge Agreement and (y) with respect to proceeds of El Paso Collateral, in accordance with Section 4.02 of the El Paso Security Agreement.

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(b) For the purpose of this Section 2.6, “proceeds” of Collateral includes any and all cash, securities and other property realized from collection, foreclosure or other enforcement of the Collateral Agent’s Liens upon the Collateral (including distributions of Collateral in satisfaction of any Obligations) or distributed in any bankruptcy case or insolvency or liquidation proceeding in respect of any claim upon any Obligation that is allowed or enforceable therein as a claim secured by Collateral pursuant to the Security Documents. If any Secured Party collects or receives any proceeds from a foreclosure, collection or other enforcement or proceeds of any title or other insurance that should have been applied to the payment of the Obligations in accordance with Section 2.6(a) above, such Secured Party will forthwith deliver the same to the Collateral Agent, for the benefit of the Secured Parties, to be applied in accordance with Section 2.6(a).

2.7 CALCULATION OF OBLIGATIONS AND MEASURED OBLIGATIONS.

Each of the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent and the Secured Refinancing Credit Facilities Agents hereby agrees that, upon request of the Collateral Agent, it shall promptly deliver a certificate to the Collateral Agent specifying, as of the requested date, the amount of any Obligations and the amount of any Measured Obligations held by the Revolving Credit Agreement Secured Parties, the Acquisition Debt Facilities Credit Agreement Secured Parties or the Secured Refinancing Credit Facilities Secured Parties, as applicable, represented by it. If requested by the Collateral Agent, the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent and each Secured Refinancing Credit Facilities Agent so requested shall supply the Collateral Agent with reasonable supporting documentation to evidence the amount of such Obligations and Measured Obligations.

2.8 THE COLLATERAL AGENT.

(a) Each Secured Party, by accepting the benefits of this Agreement and each other Security Document to which it is a party or of which it is the beneficiary, irrevocably authorizes the Collateral Agent to take such action on such Secured Party’s behalf and to exercise such powers, rights and remedies hereunder and under the Security Documents as are specifically delegated or granted to the Collateral Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Collateral Agent shall have only those duties and responsibilities that are expressly specified herein and in the Security Documents. The Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Collateral Agent shall not have, by reason hereof or any of the Security Documents, a fiduciary relationship in respect of any Secured Party or any Credit Party and nothing herein or any of the Security Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect hereof or any of the Security Documents except as expressly set forth herein or therein.

(b) The Collateral Agent shall not be responsible to any Secured Party for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency

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hereof or of any Security Document or the validity or perfection of any security interest or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Collateral Agent to the Secured Parties or by or on behalf of any Secured Party to the Collateral Agent or any Secured Party in connection with the Security Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall the Collateral Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Security Documents or as to the existence or possible existence of any Actionable Default, Event of Default or Default or to make any disclosures with respect to the foregoing.

(c) Neither the Collateral Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Secured Parties for any action taken or omitted by the Collateral Agent under or in connection with any of the Security Documents except to the extent caused by the Collateral Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Collateral Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the Security Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Collateral Agent shall have been instructed in respect thereof by an Act of the Secured Parties and, upon such instruction, the Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such written instructions. Without prejudice to the generality of the foregoing, (i) the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or (where so instructed) refraining from acting hereunder or under any of the Security Documents in accordance with an Act of the Secured Parties.

(d) The Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 2.8 shall apply to any of the Affiliates of the Collateral Agent and shall apply to their respective activities in connection with the transactions contemplated hereby and by the Security Documents as well as activities as the Collateral Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 2.8 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the

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Collateral Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Secured Parties and (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent.

(e) Section 14.5 of each of the Credit Agreements and any comparable provision in any Secured Refinancing Credit Facilities Agreement is hereby incorporated into this Agreement mutatis mutandis.

(f) Each of the Administrative Agents, in proportion to the Measured Obligations of the Revolving Credit Agreement Secured Parties, Acquisition Debt Facilities Credit Agreement Secured Parties and Secured Refinancing Credit Facilities Agreement Secured Parties represented by it, as applicable, severally agrees to indemnify the Collateral Agent, to the extent that the Collateral Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the Security Documents or otherwise in its capacity as the Collateral Agent in any way relating to or arising out of this Agreement or the Security Documents; provided, no Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Collateral Agent for any purpose shall, in the opinion of the Collateral Agent, be insufficient or become impaired, the Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

(g) No direction given to the Collateral Agent which imposes, or purports to impose, upon the Collateral Agent any obligation not set forth in or arising under this Agreement or any Security Document accepted or entered into by the Collateral Agent shall be binding upon the Collateral Agent.

(h) No Secured Party or any other holder of Obligations shall have any responsibility or duty (except for any duties pursuant to Section 2.8(f) hereof) whatsoever in respect of the Collateral or the Security Documents or any other interest, right, power or remedy granted to or enforceable by the Collateral Agent, it being understood and agreed by the Collateral Agent and by each Credit Party that only the Collateral Agent shall be bound by, or liable for breach of, the obligations of the Collateral Agent set forth in or arising under the Security Documents, including all obligations imposed by law upon a secured party relating to the protection, maintenance, release or enforcement of any security interest in any Collateral or any other interest, right, power or remedy of the Collateral Agent.

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(i) The Collateral Agent may resign at any time by notifying the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent, each Secured Refinancing Credit Facilities Agent and the Company. Upon any such resignation, the Requisite Secured Parties with (except after the occurrence and during the continuation of a Default or Event of Default) the consent of the Company (not to be unreasonably withheld or delayed) shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Requisite Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may (with the consent of the Company, not to be unreasonably withheld or delayed), on behalf of the Secured Parties, appoint a successor Collateral Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank; provided that if such retiring Collateral Agent shall notify the Company and the other Agents that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (x) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (y) all payments, communications and determinations provided to be made by, to or through such Collateral Agent shall instead be made by or to each Agent directly, until such time as the Requisite Secured Parties with (except after the occurrence and during the continuation of a Default or Event of Default) the consent of the Company (not to be unreasonably withheld or delayed) appoint a successor Collateral Agent as provided for above in this paragraph. Upon the acceptance of any appointment as a Collateral Agent hereunder by such a successor Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After the Collateral Agent’s resignation hereunder, the provisions of Section 2.8(e) and (f) hereof and Section 13.9 and Section 14.5 of the Acquisition Debt Facilities Credit Agreement and the Revolving Credit Agreement and any comparable provisions in each Secured Refinancing Credit Facilities Agreement, if any, shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as a Collateral Agent. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, the retiring Collateral Agent shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Collateral Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Collateral Agent in respect of the Collateral to the successor Collateral Agent. After any retiring the Collateral Agent’s resignation or replacement hereunder as the Collateral Agent, the provisions of this Article 2 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent. Upon any such resignation, the former Collateral Agent shall take all steps reasonably necessary to assign the Liens and security interests in Collateral to the successor Collateral Agent and deliver any Collateral in its physical possession to the successor Collateral Agent.

(j) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty (i) as to any Collateral in its possession

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or control or in the possession or control of any agent or bailee, (ii) to derive or obtain any income thereon or (iii) as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(k) The rights and powers granted herein to the Collateral Agent are powers coupled with an interest, and will neither be affected by the bankruptcy of any Credit Party nor by the lapse of time.

2.9 DECISION-MAKING.

(a) None of the Collateral Agent, the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent, any Secured Refinancing Credit Facilities Agent, any Lender, any holder of the Pari Passu Notes, any holder of the Existing El Paso Secured Notes or any other Secured Party may exercise or enforce any right, power or discretion, give any consent or any waiver, or make any determination under or in respect of any provisions of the Secured Obligation Documents or the Security Documents in violation of this Agreement.

(b) If, at any time, (i) the Collateral Agent proposes to exercise any discretion conferred on it under the Security Documents or (ii) any party hereto in accordance with this Agreement notifies the Collateral Agent of a matter with respect to which it believes the Collateral Agent should exercise its discretion, then the Collateral Agent shall, as soon as practicable, notify each other Agent of the matter in question specifying, if relevant, the manner in which the Collateral Agent proposes to exercise its relevant discretion.

(c) Each other Agent shall, within 30 days after receipt of a written request therefor, provide a certificate to the Collateral Agent setting forth instructions for responding to the matter for which its instructions were sought by the Collateral Agent. If such a certificate is not delivered to the Collateral Agent within such time period, the Collateral Agent shall exclude the Measured Obligations represented by such Agent in the calculation of the Requisite Secured Parties.

(d) As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Agent will act or refrain from acting as directed by an Act of the Secured Parties and shall be fully protected and have no liability to any Secured Party for such course of action or inaction if the Collateral Agent relies on such Act of the Secured Parties, and any action taken or omitted to be taken pursuant to such Act of the Secured Parties shall be binding on the Secured Parties.

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ARTICLE 3

TERMINATION OF AGREEMENT

This Agreement and the other Security Documents shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Credit Party party thereto and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until (i) all Credit Agreement Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full (or with respect to obligations under any Secured Hedge Agreement or any Secured Cash Management Agreement comprising such Credit Agreement Obligations, other arrangements satisfactory to the counterparties thereto), (ii) the commitments under each of the Credit Agreements and any Secured Refinancing Credit Facilities Agreement shall be terminated, (iii) no Letters of Credit shall be outstanding (or all such Letters of Credit shall have been fully cash collateralized or otherwise back-stopped to the reasonable satisfaction of the applicable Letter of Credit Issuer) and (iv) the Company shall have delivered a certification from an Authorized Officer of the Company certifying as to clauses (i) through (iii) above. For the avoidance of doubt, this Agreement and the other Security Documents may terminate notwithstanding that any Pari Passu Note Obligations, Existing El Paso Secured Notes Obligations, Existing El Paso Secured Hedge Agreements Obligations or Existing El Paso Secured LC Facilities Obligations remain outstanding.

ARTICLE 4

MISCELLANEOUS

4.1 AMENDMENTS.

(a) No amendment, waiver or supplement to the provisions of this Agreement will be effective without an Act of the Secured Parties together with the written approval of the Collateral Agent and the Administrative Agents; provided, however, that any amendment, waiver or supplement that would adversely affect the rights of the Company or any other Credit Party will also require the written consent of such Credit Party.

(b) No amendment, waiver or supplement to the provisions of any Security Document will be effective without the written approval of the Collateral Agent acting as directed by an Act of the Secured Parties, except that:

(i) any amendment or supplement that has the effect solely of:

(x) adding or maintaining Collateral, securing Refinancing Indebtedness as provided in Sections 4.12, 4.13 and 4.14 hereof or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Agent therein; or

(y) providing for the assumption of any Credit Party’s obligations under any Secured Obligation Document or Security Document in the case of a merger or consolidation or sale of all or substantially all of the assets of such Credit Party to the extent not prohibited by the terms of any Credit Agreement or Secured Refinancing Credit Facilities Agreement;

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will become effective when executed and delivered by the Company or any other applicable Credit Party thereto and the Collateral Agent;

(ii) (x) the Collateral Agent and the Company may amend, modify or supplement any provision of this Agreement and any other Security Document to cure any ambiguity, omission, defect or inconsistency so long as such amendment, modification or supplement (A) does not adversely affect the rights or obligations of any Secured Party and (B) is permitted by the terms of each of the Revolving Credit Agreement (and the Credit Documents related thereto), the Acquisition Debt Facilities Credit Agreement (and the Credit Documents related thereto) and any Secured Refinancing Credit Facilities Agreement (and the Credit Documents related thereto), as applicable and (y) to the extent the terms of any Credit Document expressly permit an amendment, modification or supplement of such Credit Document solely with the consent of the Collateral Agent and the Company (and without the consent of any other party), the Collateral Agent and the Company shall be permitted to enter into such amendment, modification or supplement in accordance with the terms of such Credit Document without the consent of any other party hereto;

(iii) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Measured Obligations to vote its outstanding Measured Obligations as to any matter described as subject to an Act of Secured Parties (or amends the provisions of this Section 4.1(b)(iii) or the definition of “Act of the Secured Parties”) will become effective without the consent of the holders of a majority of the Measured Obligations under each Credit Agreement and each Secured Refinancing Credit Facilities Agreement;

(iv) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Measured Obligations

(x) to share in the order of application described in Section 2.6 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described herein; or

(y) to require that Liens securing Obligations be released only as set forth in the provisions described in Section 2.2,

will become effective without the consent of the holders of a majority of the Measured Obligations under each of the Revolving Credit Agreement, Acquisition Debt Facilities Credit Agreement and each Secured Refinancing Credit Agreement, in each case, to the extent the Secured Parties under such agreement are adversely affected thereby;

(v) any amendment or supplement that would require consent from any other Secured Party pursuant to the terms of (i) Section 8.1 of the KMI Security Agreement, (ii) Section 6.02 of the El Paso Security Agreement or (iii) Section 20 of the KMI Pledge Agreement shall also require the written consent of the requisite parties specified therein; and

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(vi) no amendment or supplement that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent will become effective without the written consent of the Collateral Agent.

(c) On or prior to entering into any amendment of any Security Document that requires the direction of an Act of the Secured Parties, the Collateral Agent, upon request to the Company, will be entitled to receive an officers’ certificate of the Company stating that such amendment will comply with the terms of the Collateral Agency Agreement; provided that in such certificate the Company shall be able to assume the accuracy of information provided to it by the Administrative Agents in respect of votes received in respect of such amendment.

4.2 NOTICES.

Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Agent, the Acquisition Debt Facilities Administrative Agent or the Revolving Administrative Agent:

Credit Contact:

Barclays Bank PLC

745 Seventh Avenue

New York, NY 10019

Attention: Michael Mozer / May Huang

Facsimile: 212-526-5115 / 212-526-5115

Telephone: 212-526-1456 / 212-526-0787

Email: michael.mozer@barcap.com / may.huang@barcap.com / LTMNY@barcap.com with a copy to:

Post Close Operations/Administrative Contact:

Barclays Capital Services LLC

1301 Sixth Avenue

New York, NY 10019

Attention: Andrea Lubinsky

Facsimile: 917-522-0569

Telephone: 212-320-7741

Email: xraUSLoanOps5@BarclaysCapital.com / andrea.lubinsky@barcap.com

If to a Secured Refinancing Credit Facilities Agent: At the address set forth in Annex 1 to the Secured Refinancing Credit Facilities Agent Joinder delivered by such Agent in accordance with Section 4.12.

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If to the Company:

Kinder Morgan, Inc.

500 Dallas St., Suite 1000

Houston, TX 77002

Facsimile: (713) 495-2737

Attention: Joseph Listengart

If to a Credit Party (other than the Company):

c/o Kinder Morgan, Inc.

500 Dallas St., Suite 1000

Houston, TX 77002

Facsimile: (713) 495-2737

Attention: Joseph Listengart

Except as set forth herein, the Collateral Agent shall have no obligation to send a notice to any Secured Party.

Each notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Person shall be effective until received by such Person; provided further, any such notice or other communication shall, at the request of any Agent, be provided to any sub-agent appointed pursuant to the Security Documents and designated by any such Agent from time to time.

Notices and other communications to Secured Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Collateral Agent; provided that the foregoing shall not apply to notices to any Secured Party if such Secured Party has notified the Collateral Agent that it is incapable of receiving notices by electronic communication. The Collateral Agent or Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Collateral Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution.

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4.3 DELAY AND WAIVER.

No failure or delay on the part of the Collateral Agent or any Secured Party in the exercise of any power, right or privilege hereunder or under any Security Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the Collateral Agent and each Secured Party hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the Secured Obligation Documents or any of the Security Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

4.4 APPLICABLE LAW.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.5 CONSENT TO JURISDICTION

4.5.1 .

Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the State of New York, the courts of the United States of America for the Southern District of New York located in the Borough of Manhattan and appellate courts from any thereof (provided that the Collateral Agent reserves the right to bring proceedings against any Grantor in the courts of any other jurisdiction in connection with the exercise of any rights under any this Agreement or any other Security Document or the enforcement of any judgment in respect thereof);

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

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(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 4.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto and each Credit Party (other than the Company) party hereto irrevocably authorizes and directs the Company to accept service on its behalf;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 4.5 any special, exemplary, punitive or consequential damages; provided, that this clause (e) shall not relieve the Company from its contractual obligations to indemnify the indemnitees specified in Section 14.5 of the Credit Agreements and any comparable provision in any Secured Refinancing Credit Facilities Agreement and Section 2.8(e) hereof with respect to any claims for special, exemplary, punitive or consequential damages thereunder and shall not relieve any other Credit Party of its guarantee thereof.

4.6 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

4.7 SEVERABILITY.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

4.8 HEADINGS.

The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

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4.9 SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns, except that no Credit Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent (acting as directed by an Act of the Secured Parties) except pursuant to a transaction permitted by the Credit Agreements and each Secured Refinancing Credit Facilities Agreement (and any such assignment, transfer or delegation without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of any Agent and the Secured Parties and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

4.10 ENTIRE AGREEMENT.

This Agreement and any agreement, document or instrument attached hereto or referred to herein among the parties hereto integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, any other Secured Obligation Document or any Security Document, the terms, conditions and provisions of this Agreement shall prevail.

4.11 COUNTERPARTS.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Agent and the Company.

4.12 DESIGNATION OF SECURED REFINANCING CREDIT FACILITIES AGREEMENTS; JOINDER OF SECURED REFINANCING CREDIT FACILITIES AGENTS.

(a) The Company may designate (i) any Refinancing Indebtedness Document under which any Refinancing Indebtedness is or may be incurred as a “Secured Refinancing Credit Facilities Agreement” and (ii) any Refinancing Indebtedness Agent under a Refinancing Indebtedness Document as a “Secured Refinancing Credit Facilities Agent”, in each case, for purposes of this Agreement and the other Security Documents upon complying with the following conditions:

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(i) one or more Secured Refinancing Credit Facilities Agents in respect of such Refinancing Indebtedness shall have executed the Secured Refinancing Credit Facilities Agreement Joinder with respect to such Refinancing Indebtedness, and the Company or any such Secured Refinancing Credit Facilities Agent shall have delivered such executed Secured Refinancing Credit Facilities Agreement Joinder to the Revolving Administrative Agent, if any, the Acquisition Debt Facilities Administrative Agent, if any, each Secured Refinancing Credit Facilities Agent, if any, and the Collateral Agent;

(ii) an Authorized Officer of the Company shall have executed and delivered the Secured Refinancing Credit Facilities Agreement Designation with respect to such Refinancing Indebtedness substantially in the form of Exhibit A attached hereto (with such changes as the Company and the Collateral Agent may agree to in their reasonable discretion) (a “Secured Refinancing Credit Facilities Agreement Designation”), and the Company shall have delivered such executed Secured Refinancing Credit Facilities Agreement Designation to the Revolving Administrative Agent, if any, the Acquisition Debt Facilities Administrative Agent, if any, each Secured Refinancing Credit Facilities Agent, if any, and the Collateral Agent; provided that the Company may only effect such designation by delivering to the Collateral Agent a Secured Refinancing Credit Facilities Agreement Designation that attaches as Exhibit 1 to such Secured Refinancing Credit Facilities Agreement Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement (with such changes as the Company and the Collateral Agent may agree to in their reasonable discretion) (a “Refinancing Credit Facility Reaffirmation Agreement”), which Refinancing Credit Facility Reaffirmation Agreement has been duly executed by the Company, each other Grantor and each Guarantor;

(iii) prior to delivery of the Secured Refinancing Credit Facilities Agreement Joinder and the Secured Refinancing Credit Facilities Agreement Designation, the Company shall have delivered to the Revolving Administrative Agent, if any, the Acquisition Debt Facilities Administrative Agent, if any, each Secured Refinancing Credit Facilities Agent, if any, and the Collateral Agent complete and correct copies of the Secured Refinancing Credit Facilities Agreement and any Credit Documents (under and as defined in such Secured Refinancing Credit Facilities Agreement (provided that to the extent the term “Credit Document” is not defined in such Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein)) upon giving effect to such designation (which may be unexecuted copies of the Secured Refinancing Credit Facilities

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Agreement and any Credit Documents (under and as defined in such Secured Refinancing Credit Facilities Agreement (provided that to the extent the term “Credit Document” is not defined in such Secured Refinancing Credit Facilities Agreement or is not defined in a comparable manner, such term shall have the meaning assigned to any comparable term defined therein)) to be executed and delivered concurrently with the effectiveness of such designation);

(iv) all state and local stamp, recording, filing, intangible and similar taxes or fees (if any) that are payable in connection with the inclusion of such Refinancing Indebtedness under this Agreement shall have been paid and reasonable evidence thereof shall have been given to the Revolving Administrative Agent, if any, the Acquisition Debt Facilities Administrative Agent, if any, each Secured Refinancing Credit Facilities Agent, if any, and the Collateral Agent;

(v) such Refinancing Indebtedness incurred under the Secured Refinancing Indebtedness Document that is designated pursuant to this Section 4.12 shall constitute “Refinancing Indebtedness” as described in clause (a)(i), (b)(i) and (c)(i) of the definition thereof; and

(vi) no Event of Default shall have occurred and be continuing.

(b) Upon satisfaction of the conditions in Section 4.12(a), (i) any Refinancing Indebtedness Document under which such Refinancing Indebtedness is or may be incurred shall constitute a “Secured Refinancing Credit Facilities Agreement” and (ii) any Refinancing Indebtedness Agent under such designated Refinancing Indebtedness Document shall constitute a “Secured Refinancing Credit Facilities Agent,” in each case for all purposes under this Agreement. The date on which the foregoing conditions shall have been satisfied with respect to such Refinancing Indebtedness is herein called the “Refinancing Credit Facilities Effective Date”. Prior to the Refinancing Credit Facilities Effective Date with respect to such Refinancing Indebtedness, all references herein and in the other Security Documents to the Secured Refinancing Credit Facilities Agreements shall be deemed not to take into account such Refinancing Indebtedness Document, and the rights and obligations of the Revolving Administrative Agent, if any, the Acquisition Debt Facilities Administrative Agent, if any, each Secured Refinancing Credit Facilities Agent, if any, and the Collateral Agent shall be determined on the basis that such Refinancing Indebtedness Document is not then so designated. On and after the Refinancing Credit Facilities Effective Date with respect to such Refinancing Indebtedness, all references herein to Secured Refinancing Credit Facilities Agreements shall be deemed to take into account such Refinancing Indebtedness Document, and the rights and obligations of the Revolving Administrative Agent, if any, the Acquisition Debt Facilities Administrative Agent, if any, each Secured Refinancing Credit Facilities Agent, if any, and the Collateral Agent shall be determined on the basis that such Refinancing Indebtedness Document is then so designated.

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(c) With respect to any obligations in respect of a Refinancing Indebtedness Document that is designated as a “Secured Refinancing Credit Facilities Agreement” after the date hereof, the Company and each of the other Grantors agree (x) to take such actions (if any) as may from time to time reasonably be requested by the Collateral Agent or any Act of the Secured Parties and enter into such amendments, modifications and/or supplements to the then existing Security Documents (or execute and deliver such additional Security Documents) as may from time to time be reasonably requested by such Persons (including as contemplated by Section 4.12(d) below), to ensure that the obligations in respect of such Secured Refinancing Credit Facilities Agreement are secured by, and entitled to the benefits of, the relevant Security Documents and any Lien on any Collateral to secure such obligations is a valid and perfected Lien (with the priority contemplated by the Security Documents), and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Agent to enter into, any such amendments, modifications and/or supplements (and additional Security Documents); provided that such amendment, modification or supplement does not adversely affect the validity, perfection or priority of the Lien of the Collateral Agent and (y) otherwise to reasonably cooperate to effectuate a designation of a Refinancing Indebtedness Document as a Secured Refinancing Credit Facilities Agreement pursuant to this Section 4.12 (including without limitation, if requested, by executing an acknowledgment of any Secured Refinancing Credit Facilities Agreement Joinder or of the occurrence of any Refinancing Indebtedness Effective Date). The Company and each other Grantor hereby further agree that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 4.12(c) or Section 4.12(d), all such amounts shall be paid by, and shall be for the account of, the Company and the respective Grantors, on a joint and several basis.

(d) Without limitation of the foregoing, each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, agreements, collateral assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as reasonably be requested by the Collateral Agent or any Act of the Secured Parties from time to time in order to carry out more effectively the purposes of Section 4.12(c).

4.13 DESIGNATION OF SECURED REFINANCING NOTES.

(a) The Company may designate any Refinancing Indebtedness that is or may be incurred under any Refinancing Indebtedness Document as a “Secured Refinancing Note” for purposes of this Agreement and the other Security Documents upon complying with the following conditions:

(i) an Authorized Officer’s execution and delivery of a Secured Refinancing Notes Designation with respect to such Refinancing Indebtedness substantially in the form of Exhibit B attached hereto (with such changes as the Company and the Collateral Agent may agree to in their reasonable discretion) (a “Secured Refinancing Notes Designation”), and the delivery of such executed Secured Refinancing Notes Designation to the Revolving Administrative Agent, if any, the Acquisition Debt Facilities

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Administrative Agent, if any, each Secured Refinancing Credit Facilities Agent, if any, and the Collateral Agent; provided that the Company may only effect such designation by delivering to the Collateral Agent a Secured Refinancing Notes Designation that attaches as Exhibit 1 to such Secured Refinancing Notes Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit B of this Agreement (with such changes as the Company and the Collateral Agent may agree to in their reasonable discretion) (a “Refinancing Notes Reaffirmation Agreement”), which Refinancing Notes Reaffirmation Agreement has been duly executed by the Company, each other Grantor and each Guarantor; and

(ii) such Refinancing Indebtedness that is designated as a “Secured Refinancing Note” pursuant to this Section 4.13 shall constitute “Refinancing Indebtedness” as described in clause (a)(ii), (b)(ii) and, if any Secured Refinancing Credit Facilities Obligations have been incurred, (c)(ii) of the definition thereof.

(b) Upon satisfaction of the conditions in Section 4.13(a), any Refinancing Indebtedness that is or may be incurred under such Refinancing Indebtedness Document shall constitute a “Secured Refinancing Note”. The date on which the foregoing conditions shall have been satisfied with respect to such Refinancing Indebtedness is herein called the “Refinancing Notes Effective Date”. Prior to the Refinancing Notes Effective Date with respect to such Refinancing Indebtedness, all references herein and in the other Security Documents to Secured Refinancing Notes shall be deemed not to take into account such Refinancing Indebtedness, and the rights and obligations of the Collateral Agent shall be determined on the basis that such Refinancing Indebtedness is not then so designated. On and after the Refinancing Notes Effective Date with respect to such Refinancing Indebtedness, all references herein to Secured Refinancing Notes shall be deemed to take into account such Refinancing Indebtedness Document, and the rights and obligations of the Collateral Agent shall be determined on the basis that such Refinancing Indebtedness is then so designated.

(c) With respect to any obligations in respect of Refinancing Indebtedness that is designated as a “Secured Refinancing Note” after the date hereof, the Company and each of the other Grantors agrees (x) to take such actions (if any) as may from time to time reasonably be requested by the Collateral Agent or any Act of the Secured Parties and enter into such amendments, modifications and/or supplements to the then existing Security Documents (or execute and deliver such additional Security Documents) as may from time to time be reasonably requested by such Persons (including as contemplated by Section 4.13(d) below) which may be entered into without the consent of any party hereto other than the Collateral Agent and the applicable Grantors, to ensure that the obligations in respect of such Secured Refinancing Note are secured by, and entitled to the benefits of, the relevant Security Documents and any Lien on any Collateral to secure such obligations is a valid and perfected Lien (with the priority contemplated by the Security Documents), and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Agent to enter into, any such amendments, modifications and/or supplements (and additional Security Documents); provided that such amendment, modification or supplement does not adversely affect the validity, perfection or priority of the Lien of the Collateral Agent and (y) otherwise to

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reasonably cooperate to effectuate a designation of Refinancing Indebtedness as a Secured Refinancing Note pursuant to this Section 4.13 (including without limitation, if requested, by executing an acknowledgment of the occurrence of any Refinancing Notes Effective Date). The Company and each other Grantor hereby further agree that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 4.13(c) or Section 4.13(d), all such amounts shall be paid by, and shall be for the account of, the Company and the respective Grantors, on a joint and several basis.

(d) Without limitation of the foregoing, each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, agreements, collateral assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as reasonably be requested by the Collateral Agent or any Act of the Secured Parties from time to time in order to carry out more effectively the purposes of Section 4.13(c).

4.14 DESIGNATION OF SECURED REFINANCING EL PASO NOTES.

(a) The Company may designate any Refinancing Indebtedness that is or may be incurred under any Refinancing Indebtedness Document as a “Secured Refinancing El Paso Note” for purposes of this Agreement and the other Security Documents upon complying with the following conditions:

(i) an Authorized Officer’s execution and delivery of a Secured Refinancing El Paso Notes Designation with respect to such Refinancing Indebtedness substantially in the form of Exhibit D attached hereto (with such changes as the Company and the Collateral Agent may agree to in their reasonable discretion) (a “Secured Refinancing El Paso Notes Designation”), and the delivery of such executed Secured Refinancing El Paso Notes Designation to the Revolving Administrative Agent, if any, the Acquisition Debt Facilities Administrative Agent, if any, each Secured Refinancing Credit Facilities Agent, if any, and the Collateral Agent; provided that the Company may only effect such designation by delivering to the Collateral Agent a Secured Refinancing El Paso Notes Designation that attaches as Exhibit 1 to such Secured Refinancing El Paso Notes Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit D of this Agreement (with such changes as the Company and the Collateral Agent may agree to in their reasonable discretion) (a “Refinancing El Paso Notes Reaffirmation Agreement”), which Refinancing El Paso Notes Reaffirmation Agreement has been duly executed by the Company, each other Grantor and each Guarantor;

(ii) such Refinancing Indebtedness that is designated as a “Secured Refinancing El Paso Note” pursuant to this Section 4.13 shall constitute “Refinancing Indebtedness” as described in clause (a)(iii), (b)(iii) and, if any Secured Refinancing Credit Facilities Obligations have been incurred, (c)(iii) of the definition thereof; and

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(iii) such Refinancing Indebtedness that is designated pursuant to this Section 4.14 shall otherwise comply with the requirements set forth in the definition of “Secured Refinancing El Paso Notes” (as defined in the El Paso Security Agreement).

(b) Upon satisfaction of the conditions in Section 4.14(a), any Refinancing Indebtedness that is or may be incurred under such Refinancing Indebtedness Document shall constitute a “Secured Refinancing El Paso Note”. The date on which the foregoing conditions shall have been satisfied with respect to such Refinancing Indebtedness is herein called the “Refinancing El Paso Notes Effective Date”. Prior to the Refinancing El Paso Notes Effective Date with respect to such Refinancing Indebtedness, all references herein and in the other Security Documents to Secured Refinancing El Paso Notes shall be deemed not to take into account such Refinancing Indebtedness, and the rights and obligations of the Collateral Agent shall be determined on the basis that such Refinancing Indebtedness is not then so designated. On and after the Refinancing El Paso Notes Effective Date with respect to such Refinancing Indebtedness, all references herein to Secured Refinancing El Paso Notes shall be deemed to take into account such Refinancing Indebtedness, and the rights and obligations of the Collateral Agent shall be determined on the basis that such Refinancing Indebtedness is then so designated.

(c) With respect to any obligations in respect of Refinancing Indebtedness that is designated as a “Secured Refinancing El Paso Note” after the date hereof, the Company and each of the other Grantors agrees (x) to take such actions (if any) as may from time to time reasonably be requested by the Collateral Agent or any Act of the Secured Parties and enter into such amendments, modifications and/or supplements to the then existing Security Documents (or execute and deliver such additional Security Documents) as may from time to time be reasonably requested by such Persons (including as contemplated by Section 4.14(d) below) which may be entered into without the consent of any party hereto other than the Collateral Agent and the applicable Grantors, to ensure that the obligations in respect of such Secured Refinancing El Paso Note are secured by, and entitled to the benefits of, the relevant Security Documents and any Lien on any Collateral to secure such obligations is a valid and perfected Lien (with the priority contemplated by the Security Documents), and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Agent to enter into, any such amendments, modifications and/or supplements (and additional Security Documents); provided that such amendment, modification or supplement does not adversely affect the validity, perfection or priority of the Lien of the Collateral Agent and (y) otherwise to reasonably cooperate to effectuate a designation of Refinancing Indebtedness as a Secured Refinancing El Paso Note pursuant to this Section 4.14 (including without limitation, if requested, by executing an acknowledgment of the occurrence of any Refinancing El Paso Notes Effective Date). The Company and each other Grantor hereby further agree that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 4.14(c) or Section 4.14(d), all such amounts shall be paid by, and shall be for the account of, the Company and the respective Grantors, on a joint and several basis.

(d) Without limitation of the foregoing, each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such

33

further acts, agreements, collateral assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as reasonably be requested by the Collateral Agent or any Act of the Secured Parties from time to time in order to carry out more effectively the purposes of Section 4.14(c).

[Remainder of page internationally left blank.]

34

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Agreement to be duly executed and delivered as of the date first above written.

KINDER MORGAN, INC.

By:
Name:
Title:

INTERENERGY CORPORATION

By:
Name:
Title:

KINDER MORGAN (DELAWARE), INC.

By:
Name:
Title:

KINDER MORGAN FINANCE COMPANY LLC

By:
Name:
Title:

KINDER MORGAN TRANSCOLORADO LLC

By:
Name:
Title:

KINDER MORGAN TRANSCOLORADO, INC.

By:
Name:
Title:

KM INTERNATIONAL SERVICES, INC.

By:
Name:
Title:

Signature page

K N GAS GATHERING, INC.

By:
Name:
Title:

K N NATURAL GAS, INC.

By:
Name:
Title:

KN TELECOMMUNICATIONS, INC.

By:
Name:
Title:

K N TRANSCOLORADO, INC.

By:
Name:
Title:

KNIGHT POWER COMPANY LLC

By:
Name:
Title:

NGPL HOLDCO INC.

By:
Name:
Title:

SHERPA ACQUISITION, LLC

By:
Name:
Title:

Signature page

EL PASO CORPORATION

By:
Name:
Title:

EL PASO EPNG INVESTMENTS, L.L.C.

By:
Name:
Title:

EL PASO TENNESSEE PIPELINE CO.

By:
Name:
Title:

EL PASO TGPC INVESTMENTS, L.L.C.

By:
Name:
Title:

EL PASO PIPELINE HOLDING COMPANY, L.L.C.

By:
Name:
Title:

EL PASO ENERGY SERVICE COMPANY

By:
Name:
Title:

Signature page

BARCLAYS BANK PLC, as the Collateral Agent

By:
Name:
Title:

BARCLAYS BANK PLC, as the Acquisition Debt Facilities Administrative Agent

By:
Name:
Title:

BARCLAYS BANK PLC, as the Revolving Administrative Agent

By:
Name:
Title:

Signature page

EXHIBIT A

to the Agreement

SECURED REFINANCING CREDIT FACILITIES AGREEMENT DESIGNATION

SECURED REFINANCING CREDIT FACILITIES AGREEMENT DESIGNATION dated as of             , 20    , (this “Designation”) by KINDER MORGAN, INC., a Delaware corporation (the “Company”) and successor by merger to Kinder Morgan Kansas, Inc. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Collateral Agency Agreement (as amended, supplemented, waived or otherwise modified from time to time, the “Collateral Agency Agreement”) entered into as of [            ], 2012 between the Company, the other Credit Parties party thereto, BARCLAYS BANK PLC, as the collateral agent for the Secured Parties (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Revolving Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Revolving Administrative Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Acquisition Debt Facilities Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Acquisition Debt Facilities Administrative Agent”) and the other secured parties party thereto.

Reference is made to that certain [insert name of Refinancing Indebtedness Document], dated as of             , 20            (the “Refinancing Indebtedness Document”), among [list any applicable Credit Party], [list the Refinancing Indebtedness Agent], as agent (the “Refinancing Indebtedness Agent”) and certain other Refinancing Indebtedness Secured Parties (as defined below), pursuant to which the [Credit Parties]1 (as defined therein) incurred obligations thereunder. “Refinancing Indebtedness Secured Parties” shall mean the Refinancing Indebtedness Agent, the lenders, the other agents or any other secured parties under the Refinancing Indebtedness Document together with any other secured party associated therewith whose liens are permitted by the definition of “Pari Passu Liens” as defined in the Revolving Credit Agreement, the Acquisition Debt Facilities Credit Agreement and any Secured Refinancing Credit Facilities Agreement (or if not defined therein, any comparable term defined therein).

Section 4.12 of the Collateral Agency Agreement permits the Company to designate (i) a Refinancing Indebtedness Document as a Secured Refinancing Credit Facilities Agreement and (ii) a Refinancing Indebtedness Agent under such Refinancing Indebtedness Document as a “Secured Refinancing Credit Facilities Agent”, in each case, under the Collateral Agency Agreement and the other Security Documents. Accordingly:

Section 1. Representations and Warranties. The Company hereby represents and warrants to the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent, each Secured Refinancing Credit Facilities Agent, if any, and the Collateral Agent that:

(1) the Refinancing Indebtedness incurred under the Refinancing Indebtedness Document that is designated pursuant to this Designation constitutes “Refinancing Indebtedness” as described in clause (a)(i), (b)(i) and (c)(i) of the definition thereof;

[1]	Revise as appropriate to reflect correct defined term.

(2) the principal amount of such Refinancing Indebtedness (or in the case of any revolving facility, letter of credit facility or similar facility, the aggregate commitments under such Refinancing Indebtedness Document) does not exceed the principal amount (or aggregate commitments) of the Original Indebtedness (as defined below) thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension;

(3) the direct and contingent obligors with respect to such Refinancing Indebtedness are not changed (other than in connection with the addition of guarantors pursuant to the terms of the Original Indebtedness, and as long as such additional guarantors also guarantee the Obligations);

(4) all conditions set forth in Section 4.12 of the Collateral Agency Agreement with respect to the Refinancing Indebtedness have been satisfied; and

(5) on the date hereof there does not exist, and after giving effect to the designation of such Additional Indebtedness there will not exist, any Event of Default.

For purposes of this Designation, “Original Indebtedness” shall mean the indebtedness that is modified, replaced, refinanced, refunded, renewed or extended pursuant to the Refinancing Indebtedness Document.

Section 2. Designation of Refinancing Indebtedness Document. The Company hereby designates (i) such Refinancing Indebtedness Document under which the Refinancing Indebtedness is or may be incurred as a “Secured Refinancing Credit Facilities Agreement” (as so designated, the “Designated Secured Refinancing Credit Facilities Agreement”) and (ii) such Refinancing Indebtedness Agent under such Refinancing Indebtedness Document as a “Secured Refinancing Credit Facilities Agent” (as so designated, the “Joining Secured Refinancing Credit Facilities Agent”), in each case, under the Collateral Agency Agreement and the other Security Documents.

Section 3. Miscellaneous. Sections 4.4 through 4.11 of the Collateral Agency Agreement are incorporated herein, mutatis mutandis (to apply to this Designation rather than to the Collateral Agency Agreement).

[Remainder of page intentionally left blank.]

ii

IN WITNESS WHEREOF, the undersigned has caused this Designation to be duly executed by its duly authorized officer or other representative, all as of the day and year first above written.

KINDER MORGAN, INC.

By:
Name:
Title:

EXHIBIT 1 TO

SECURED REFINANCING CREDIT FACILITIES AGREEMENT DESIGNATION

[FORM OF]

REAFFIRMATION AGREEMENT

Reference is made to the Collateral Agency Agreement (as amended, supplemented, waived or otherwise modified from time to time, the “Collateral Agency Agreement”) entered into as of [            ], 2012 between KINDER MORGAN, INC., a Delaware corporation (the “Company”) and successor by merger to Kinder Morgan Kansas, Inc., the other Credit Parties party thereto, BARCLAYS BANK PLC, as the collateral agent for the Secured Parties (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Revolving Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Revolving Administrative Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Acquisition Debt Facilities Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Acquisition Debt Facilities Administrative Agent”) and the other secured parties party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Collateral Agency Agreement. This Reaffirmation Agreement is being executed and delivered as of             , 20            in connection with a Secured Refinancing Credit Facilities Agreement Designation of even date herewith (the “Designation”).

Reaffirmation. Each of the undersigned hereby consents to the designation of (i) the Refinancing Indebtedness Document as a Secured Refinancing Credit Facilities Agreement and (ii) the Refinancing Indebtedness Agent as a Secured Refinancing Credit Facilities Agent, in each case, as set forth in the Designation and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of the Security Documents to which it is party, and agrees that, notwithstanding such designations or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Security Document to which it is a party, are not impaired and shall continue to be in full force and effect and such Refinancing Indebtedness Secured Parties (as defined in the Designation) shall be entitled to all of the benefits of the Security Documents.

Miscellaneous Provisions. Sections 4.4 through 4.11 of the Collateral Agency Agreement are incorporated herein, mutatis mutandis (to apply to this Reaffirmation rather than to the Collateral Agency Agreement).

[Remainder of page intentionally left blank.]

ii

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[names of Grantors and guarantors]

By:
Name:
Title:

EXHIBIT B

to the Agreement

SECURED REFINANCING NOTES DESIGNATION

SECURED REFINANCING NOTES DESIGNATION dated as of             , 20__, (this “Designation”) by KINDER MORGAN, INC., a Delaware corporation (the “Company”) and successor by merger to Kinder Morgan Kansas, Inc. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Collateral Agency Agreement (as amended, supplemented, waived or otherwise modified from time to time, the “Collateral Agency Agreement”) entered into as of [            ], 2012 between the Company, the other Credit Parties party thereto, BARCLAYS BANK PLC, as the collateral agent for the Secured Parties (as defined herein) (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Revolving Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Revolving Administrative Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Acquisition Debt Facilities Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Acquisition Debt Facilities Administrative Agent”) and the other secured parties party thereto.

Reference is made to that certain [insert name of Refinancing Indebtedness Document], dated as of             , 20            (the “Refinancing Indebtedness Document”), among [list any applicable Credit Party], [list the Refinancing Indebtedness Agent], as [trustee][agent] (the “Refinancing Indebtedness Agent”) and certain other Refinancing Indebtedness Secured Parties (as defined below), pursuant to which the [Credit Parties]1 (as defined therein) incurred obligations thereunder. “Refinancing Indebtedness Secured Parties” shall mean the Refinancing Indebtedness Agent, the lenders, the noteholders, the other agents or any other secured parties under the Refinancing Indebtedness Document together with any other secured party associated therewith whose liens are permitted by the definition of “Pari Passu Liens” as defined in the Revolving Credit Agreement, the Acquisition Debt Facilities Credit Agreement and any Secured Refinancing Credit Facilities Agreement (or if not defined therein, any comparable term defined therein).

Section 4.13 of the Collateral Agency Agreement permits the Company to designate a Refinancing Indebtedness as a “Secured Refinancing Note” under the Collateral Agency Agreement and the other Security Documents. Accordingly:

Section 1. Representations and Warranties. The Company hereby represents and warrants to the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent, each Secured Refinancing Credit Facilities Agent, if any, and the Collateral Agent that:

(1) the Refinancing Indebtedness incurred under the Refinancing Indebtedness Document that is designated as a “Secured Refinancing Note” pursuant to this Designation constitutes “Refinancing Indebtedness” as described in clause (a)(ii), (b)(ii) and, if any Secured Refinancing Credit Facilities Obligations have been incurred, (c)(ii) of the definition thereof;

[1]	Revise as appropriate to reflect correct defined term.

ii

(2) the principal amount of such Refinancing Indebtedness (or in the case of any revolving facility, letter of credit facility or similar facility, the aggregate commitments under such Refinancing Indebtedness Document) does not exceed the principal amount (or aggregate commitments) of the Original Indebtedness (as defined below) thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension;

(3) the direct and contingent obligors with respect to such Refinancing Indebtedness are not changed (other than in connection with the addition of guarantors pursuant to the terms of the Original Indebtedness, and as long as such additional guarantors also guarantee the Obligations);

(4) if such Refinancing Indebtedness constitutes a modification, replacement, refinancing, refunding, renewal or extension of all or part of the KMI Pari Passu Notes, or the KMFC Pari Passu Notes and any guarantees thereof or any other Secured Refinancing Notes and any guarantees thereof that constituted Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinated to the Credit Agreement Obligations to substantially the same extent; and

(5) all conditions set forth in Section 4.13 of the Collateral Agency Agreement with respect to the Refinancing Indebtedness have been satisfied.

For purposes of this Designation, “Original Indebtedness” shall mean the indebtedness that is modified, replaced, refinanced, refunded, renewed or extended pursuant to the Refinancing Indebtedness.

Section 2. Designation of Refinancing Indebtedness Document. The Company hereby designates such Refinancing Indebtedness that is or may be incurred under the Refinancing Indebtedness Document as a “Secured Refinancing Note” under the Collateral Agency Agreement and the other Security Documents.

Section 3. Miscellaneous. Sections 4.4 through 4.11 of the Collateral Agency Agreement are incorporated herein, mutatis mutandis (to apply to this Designation rather than to the Collateral Agency Agreement).

[Remainder of page intentionally left blank.]

iii

IN WITNESS WHEREOF, the undersigned has caused this Designation to be duly executed by its duly authorized officer or other representative, all as of the day and year first above written.

KINDER MORGAN, INC.

By:
Name:
Title:

EXHIBIT 1 TO

SECURED REFINANCING NOTES DESIGNATION

[FORM OF]

REAFFIRMATION AGREEMENT

Reference is made to the Collateral Agency Agreement (as amended, supplemented, waived or otherwise modified from time to time, the “Collateral Agency Agreement”) entered into as of [            ], 2012 between KINDER MORGAN, INC., a Delaware corporation (the “Company”) and successor by merger to Kinder Morgan Kansas, Inc., the other Credit Parties party thereto, BARCLAYS BANK PLC, as the collateral agent for the Secured Parties (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Revolving Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Revolving Administrative Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Acquisition Debt Facilities Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Acquisition Debt Facilities Administrative Agent”) and the other secured parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Collateral Agency Agreement. This Reaffirmation Agreement is being executed and delivered as of             , 20            in connection with a Secured Refinancing Notes Designation of even date herewith (the “Designation”).

Reaffirmation. Each of the undersigned hereby consents to the designation of the Refinancing Indebtedness as a Secured Refinancing Note as set forth in the Designation and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of the Security Documents to which it is party, and agrees that, notwithstanding such designations or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Security Document to which it is a party, are not impaired and shall continue to be in full force and effect and such Refinancing Indebtedness Secured Parties (as defined in the Designation) shall be entitled to all of the benefits of the Security Documents.

Miscellaneous Provisions. Sections 4.4 through 4.11 of the Collateral Agency Agreement are incorporated herein, mutatis mutandis (to apply to this Reaffirmation rather than to the Collateral Agency Agreement).

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[names of Grantors and guarantors]

By:
Name:
Title:

EXHIBIT C

to the Agreement

SECURED REFINANCING CREDIT FACILITIES AGENT JOINDER

SECURED REFINANCING CREDIT FACILITIES AGENT JOINDER, dated as of             , 20            (the “Joinder”), among KINDER MORGAN, INC. a Delaware corporation and successor by merger to Kinder Morgan Kansas, Inc. (the “Company”), the Collateral Agent, and [insert name of each Secured Refinancing Credit Facilities Agent under any Secured Refinancing Credit Facilities Agreement being added hereby as party], as the Joining Secured Refinancing Credit Facilities Agent (as defined below).

Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Collateral Agency Agreement dated as of [            ], 2012 (as amended, supplemented, waived or otherwise modified from time to time, the “Collateral Agency Agreement”) by and between the Company, the other Credit Parties party thereto, BARCLAYS BANK PLC, as the collateral agent for the Secured Parties (as defined herein) (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Revolving Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Revolving Administrative Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Acquisition Debt Facilities Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Acquisition Debt Facilities Administrative Agent”) and the other secured parties party thereto.

Reference is made to that certain Secured Refinancing Credit Facilities Designation, dated as of             , 20            (the “Designation”), made by the Company pursuant to which the Company designated (i) the Refinancing Indebtedness Document (as defined in the Designation) as a “Secured Refinancing Credit Facilities Agreement” (as so designated, the “Designated Secured Refinancing Credit Facilities Agreement”) and (ii) the Refinancing Indebtedness Agent (as defined in the Designation) as a “Secured Refinancing Credit Facilities Agent” (as so designated, the “Joining Secured Refinancing Credit Facilities Agent”), in each case, under the Collateral Agency Agreement and the other Security Documents.

Section 4.12 of the Collateral Agency Agreement permits the Company to make the designations referred to in the immediately preceding paragraph pursuant to the Designation.

Accordingly, the Joining Secured Refinancing Credit Facilities Agent, for itself and on behalf of the other Refinancing Indebtedness Secured Parties (as defined in the Designation), hereby agrees as follows:

Section 1. Agreement to be Bound. The Joining Secured Refinancing Credit Facilities Agent, for itself and on behalf of the other Refinancing Indebtedness Secured Parties (as defined in the Designation) hereby agrees to be bound by the terms and provisions of the Collateral Agency Agreement and the other Security Documents and shall, as of the Refinancing Indebtedness Effective Date, be deemed to be a party to the Collateral Agency Agreement as an “Agent” and as a “Secured Refinancing Credit Facilities Agent” thereunder.

Section 2. Recognition of Claims. The Joining Secured Refinancing Credit Facilities Agent (for itself and on behalf of the other Refinancing Indebtedness Secured Parties (as defined in the Designation)) (a) recognize[s] the existence and validity of the Obligations and (b) agree[s] to refrain from making or asserting any claim that the Secured Obligation Documents are invalid or not enforceable in accordance with their terms.

Section 3. Notices. Notices and other communications provided for under the Collateral Agency Agreement to be provided to the Joining Secured Refinancing Credit Facilities Agent shall be sent to the address set forth on Annex 1 attached hereto (until notice of a change thereof is delivered as provided in Section 4.2 of the Collateral Agency Agreement).

Section 4. Miscellaneous. Sections 4.4 through 4.11 of the Collateral Agency Agreement are incorporated herein, mutatis mutandis (to apply to this Joinder rather than to the Collateral Agency Agreement).

[Remainder of page intentionally left blank.]

2

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed by its duly authorized officer or other representative, all as of the day and year first above written.

KINDER MORGAN, INC.

By:
Name:
Title:

[JOINING SECURED REFINANCING CREDIT FACILITIES AGENT], as a Joining Secured Refinancing Credit Facilities Agent

By:
Name:
Title:

BARCLAYS BANK PLC, in its capacity as the Collateral Agent

By:
Name:
Title:

ANNEX 1

to EXHIBIT C

NOTICE INFORMATION:

[

                                     ]

EXHIBIT D

to the Agreement

SECURED REFINANCING EL PASO NOTES DESIGNATION

SECURED REFINANCING EL PASO NOTES DESIGNATION dated as of             , 20__, (this “Designation”) by KINDER MORGAN, INC., a Delaware corporation (the “Company”) and successor by merger to Kinder Morgan Kansas, Inc. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Collateral Agency Agreement (as amended, supplemented, waived or otherwise modified from time to time, the “Collateral Agency Agreement”) entered into as of [            ], 2012 between the Company, the other Credit Parties party thereto, BARCLAYS BANK PLC, as the collateral agent for the Secured Parties (as defined herein) (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Revolving Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Revolving Administrative Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Acquisition Debt Facilities Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Acquisition Debt Facilities Administrative Agent”) and the other secured parties party thereto.

Reference is made to that certain [insert name of Refinancing Indebtedness Document], dated as of             , 20            (the “Refinancing Indebtedness Document”), among [list any applicable Credit Party], [list the Refinancing Indebtedness Agent], as [trustee][agent] (the “Refinancing Indebtedness Agent”) and certain other Refinancing Indebtedness Secured Parties (as defined below), pursuant to which the [Credit Parties]1 (as defined therein) incurred obligations thereunder. “Refinancing Indebtedness Secured Parties” shall mean the Refinancing Indebtedness Agent, the noteholders, the other agents or any other secured parties under the Refinancing Indebtedness Document together with any other secured party associated therewith whose liens are permitted by the definition of “Pari Passu Liens” as defined in the Revolving Credit Agreement, the Acquisition Debt Facilities Credit Agreement and any Secured Refinancing Credit Facilities Agreement (or if not defined therein, any comparable term defined therein).

Section 4.14 of the Collateral Agency Agreement permits the Company to designate a Refinancing Indebtedness Document as a “Secured Refinancing El Paso Note” under the Collateral Agency Agreement and the other Security Documents. Accordingly:

Section 1. Representations and Warranties. The Company hereby represents and warrants to the Revolving Administrative Agent, the Acquisition Debt Facilities Administrative Agent, each Secured Refinancing Credit Facilities Agent, if any, and the Collateral Agent that:

(1) the Refinancing Indebtedness incurred under the Refinancing Indebtedness Document that is designated as a “Secured Refinancing El Paso Note” pursuant to this Designation constitutes “Refinancing Indebtedness” as described in clause (a)(iii), (b)(iii) and, if any Secured Refinancing Credit Facilities Obligations have been incurred, (c)(iii) of the definition thereof;

[1]	Revise as appropriate to reflect correct defined term.

(2) the Refinancing Indebtedness that is designated pursuant to this Designation otherwise comply with the requirements set forth in the definition of “Secured Refinancing El Paso Notes” (as defined in the El Paso Security Agreement);

(3) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of the Original Indebtedness (as defined below) thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension;

(4) the direct and contingent obligors with respect to such Refinancing Indebtedness are not changed (other than in connection with the addition of guarantors pursuant to the terms of the Original Indebtedness, and as long as such additional guarantors also guarantee the Obligations);

(5) if such Refinancing Indebtedness constitutes a modification, replacement, refinancing, refunding, renewal or extension of all or part of the Existing El Paso Secured Notes and any guarantees thereof or any other Secured Refinancing El Paso Notes and any guarantees thereof that constituted Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinated to the Credit Agreement Obligations to substantially the same extent; and

(6) all conditions set forth in Section 4.14 of the Collateral Agency Agreement with respect to the Refinancing Indebtedness have been satisfied.

For purposes of this Designation, “Original Indebtedness” shall mean the indebtedness that is modified, replaced, refinanced, refunded, renewed or extended pursuant to the Refinancing Indebtedness.

Section 2. Designation of Refinancing Indebtedness Document. The Company hereby designates such Refinancing Indebtedness that is or may be incurred under the Refinancing Indebtedness Document as a “Secured Refinancing El Paso Note” under the Collateral Agency Agreement and the other Security Documents.

Section 3. Miscellaneous. Sections 4.4 through 4.11 of the Collateral Agency Agreement are incorporated herein, mutatis mutandis (to apply to this Designation rather than to the Collateral Agency Agreement).

[Remainder of page intentionally left blank.]

ii

IN WITNESS WHEREOF, the undersigned has caused this Designation to be duly executed by its duly authorized officer or other representative, all as of the day and year first above written.

KINDER MORGAN, INC.

By:
Name:
Title:

EXHIBIT 1 TO

SECURED REFINANCING EL PASO NOTES DESIGNATION

[FORM OF]

REAFFIRMATION AGREEMENT

Reference is made to the Collateral Agency Agreement (as amended, supplemented, waived or otherwise modified from time to time, the “Collateral Agency Agreement”) entered into as of [            ], 2012 between KINDER MORGAN, INC., a Delaware corporation (the “Company”) and successor by merger to Kinder Morgan Kansas, Inc., the other Credit Parties party thereto, BARCLAYS BANK PLC, as the collateral agent for the Secured Parties (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Revolving Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Revolving Administrative Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Acquisition Debt Facilities Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Acquisition Debt Facilities Administrative Agent”) and the other secured parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Collateral Agency Agreement. This Reaffirmation Agreement is being executed and delivered as of             , 20            in connection with a Secured Refinancing El Paso Notes Designation of even date herewith (the “Designation”).

Reaffirmation. Each of the undersigned hereby consents to the designation of the Refinancing Indebtedness as a Secured Refinancing El Paso Note as set forth in the Designation and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of the Security Documents to which it is party, and agrees that, notwithstanding such designations or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Security Document to which it is a party, are not impaired and shall continue to be in full force and effect and such Refinancing Indebtedness Secured Parties (as defined in the Designation) shall be entitled to all of the benefits of the Security Documents.

Miscellaneous Provisions. Sections 4.4 through 4.11 of the Collateral Agency Agreement are incorporated herein, mutatis mutandis (to apply to this Reaffirmation rather than to the Collateral Agency Agreement).

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[names of EL Paso Guarantors]

By:
Name:
Title:

Exhibit H to Amendment No. 2

EXECUTION VERSION

RESIGNATION AND APPOINTMENT AGREEMENT

This Resignation and Appointment Agreement, dated as of [            ], 2012 (the “Resignation and Appointment Agreement”), is delivered pursuant to Section 13.9 and Section 14.9 of the Credit Agreement, dated as of May 30, 2007, by and among Kinder Morgan Kansas, Inc. (formerly known as Kinder Morgan, Inc.), a Kansas corporation (the “Current Borrower”, and prior to the merger of the Current Borrower into the Successor Borrower in accordance with Section 10.3 of the Credit Agreement, the “Borrower”), the lenders or other financial institutions or entities from time to time party thereto (the “Lenders”), Citibank, N.A., as Administrative Agent and as Collateral Agent, and the other parties thereto (as the same has been amended, restated, amended and restated, supplemented and otherwise modified prior to the date hereof, the “Credit Agreement”), and is by and among Citibank, N.A. (“Citibank”) as resigning administrative agent and resigning collateral agent (in such respective capacities, the “Resigning Administrative Agent” and the “Resigning Collateral Agent”; collectively, the “Resigning Agent”) and as resigning swingline lender (the “Resigning Swingline Lender”), Barclays Bank PLC (“Barclays”) as successor administrative agent and successor collateral agent (in such respective capacities, the “Successor Administrative Agent” and the “Successor Collateral Agent”; collectively, the “Successor Agent”) and as successor swingline lender (the “Successor Swingline Lender”), the Current Borrower, Kinder Morgan, Inc., a Delaware corporation (the “Successor Borrower” and after the merger of the Current Borrower into the Successor Borrower in accordance with Section 10.3 of the Credit Agreement, the “Borrower”) and each other Credit Party under the Credit Documents. Each capitalized term used but not defined in this Resignation and Appointment Agreement shall have the meaning given to it in the Credit Agreement.

This Resignation and Appointment Agreement shall become effective upon the satisfaction of the following conditions precedent (the date of the satisfaction of such conditions precedent, the “Resignation Date”): (a) the execution and delivery of this Resignation and Appointment Agreement by the Successor Borrower, the Current Borrower, the Resigning Agent, the Successor Agent and each of the other Credit Parties, (b) the Resigning Agent shall have received from the Borrower payment in immediately available funds of all costs, expenses, accrued and unpaid fees and other amounts payable to Citibank as the Resigning Agent pursuant to the Credit Documents (including fees and expenses of counsel), (c) the Resigning Administrative Agent shall have delivered a copy of the Register to the Successor Administrative Agent, correct as of the Resignation Date (the “Resignation Date Register”), (d) no Swingline Loans made by the Resigning Swingline Lender shall be outstanding, (e) the Resigning Administrative Agent shall have received, on account of all the Lenders, all then accrued fees, accrued and unpaid interest and other amounts accrued on the Loans outstanding under the Credit Agreement, and which amounts shall have been distributed by the Resigning Administrative Agent to the applicable Lenders in accordance with the terms of the Credit Agreement, (f) the Resigning Collateral Agent shall have delivered all Possessory Collateral (as defined below) to the Successor Collateral Agent and (g) the Acquisition Closing Date (as defined in that certain Amendment No. 2, dated as of February 10, 2012, by and among the Current Borrower, the Successor Borrower, the Resigning Agent, the Resigning Swingline Lender, the Successor Agent, the Successor Swingline Lender, the Letter of Credit Issuer, the Required Lenders and the other parties thereto, “Amendment No. 2”) shall have occurred.

On the Resignation Date, (i) Citibank hereby delivers notice to the Current Borrower, the Successor Borrower and the Lenders of its resignation as Administrative Agent, as Collateral Agent and as Swingline Lender, as provided under Section 13.9 (Successor Agents) and Section 14.9 (Resignation of Swingline Lender) of the Credit Agreement and shall have no further obligations under the Credit Documents in such capacities; (ii) Citibank, acting on behalf of the Required Lenders pursuant to Amendment No. 2, hereby, except as otherwise provided herein, relinquishes its respective rights, powers and privileges as Administrative Agent and Collateral Agent under the Credit Documents; (iii) Citibank, acting on behalf of the Required Lenders pursuant to Amendment No. 2, hereby relinquishes its respective obligations, rights, powers and privileges as Swingline Lender under the Credit Documents; (iv) the Required Lenders, pursuant to Amendment No. 2, appoint Barclays as successor Administrative Agent, successor Collateral Agent and successor Swingline Lender under the Credit Agreement and the other Credit Documents; (v) the Current Borrower, the Successor Borrower, and pursuant to Amendment No. 2, the Required Lenders, hereby waive any notice requirement provided for under the Credit Documents in respect of such resignation or appointment; (vi) the Current Borrower and the Successor Borrower hereby consent to the appointment of Barclays in its capacities as Administrative Agent, Collateral Agent and Swingline Lender under the Credit Agreement and the other Credit Documents; and (vi) Barclays hereby accepts its appointment as Administrative Agent, Collateral Agent and Swingline Lender.

The parties hereto acknowledge and agree that: (a) the Successor Agent shall bear no responsibility for any actions taken or omitted to be taken by the Resigning Agent while the Resigning Agent served as Administrative Agent and/or Collateral Agent under the Credit Agreement and the other Credit Documents, and the Resigning Agent shall bear no responsibility for any actions taken or omitted to be taken by the Successor Agent under the Credit Agreement or any other Credit Document, (b) the Resigning Administrative Agent agrees that notwithstanding the provisions of Section 13.9 of the Credit Agreement, Citibank shall remain a Letter of Credit Issuer under the Amended and Restated Credit Agreement, (c) the Successor Agent succeeds to the rights and obligations of the Administrative Agent and the Collateral Agent under the Credit Agreement and the other Credit Documents and becomes vested with all of the rights, powers, privileges and duties of the Administrative Agent and the Collateral Agent under the Credit Agreement and each other Credit Document, and the Resigning Agent is discharged from all of its duties and obligations as Administrative Agent and Collateral Agent under the Credit Agreement and the other Credit Documents, in each case, as of the Resignation Date, (d) the Successor Swingline Lender succeeds to the rights and obligations of the Swingline Lender under the Credit Agreement and the other Credit Documents and becomes vested with all of the rights, powers, privileges and duties of the Swingline Lender under the Credit Agreement and each other Credit Document, and the Resigning Swingline Lender is discharged from all of its duties and obligations as Swingline Lender under the Credit Agreement and the other Credit Documents, in each case, as of the Resignation Date, (e) from and after the Resignation Date, the provisions of Section 13 (The Administrative Agent) and Section 14.5 (Payment of Expenses; Waiver of Consequential Damages) of the Credit Agreement, to the extent they pertain to the Resigning Agent, continue in effect for the benefit of the Resigning Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the Resigning Agent was acting as Collateral Agent (including, without limitation, in connection with the transitioning of the roles of the Resigning Agent to the Successor Agent) and inure to the benefit of the Resigning Agent and (f) the Resignation Date Register accurately reflects the Register under the Credit Agreement as of the effectiveness of this Resignation and Appointment Agreement on the Resignation Date.

Nothing herein shall constitute an assumption by the Successor Agent of any liability of the Resigning Agent arising out of a breach by the Resigning Agent prior to the discharge of its duties under the Credit Agreement or the other Credit Documents to which it was a party immediately prior to giving effect to this Resignation and Appointment Agreement.

Notwithstanding anything to the contrary contained herein, (i) the Resigning Collateral Agent may continue to act as Collateral Agent for such period of time after the Resignation Date as shall be reasonably necessary in connection with and solely for the purpose of the transitioning of the role of Collateral Agent to the Successor Collateral Agent; provided that such period shall not exceed 30 days unless the Resigning Agent agrees to extend such period in writing and (ii) the provisions of Section 13 and Section 14.5 of the Credit Agreement inure to the benefit of the Resigning Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them pursuant to the foregoing clause (i).

The Current Borrower, the Successor Borrower, the Resigning Agent and the Successor Agent agree that, following the Resignation Date, it shall furnish promptly, at the Borrower’s expense, such other documents, instruments and agreements as may be reasonably requested by the Borrower or the Successor Agent from time to time, and shall take such further action as may be necessary or reasonably requested by the Borrower or the Successor Agent, in each case in order to effect the matters contemplated by this Resignation and Appointment Agreement.

In furtherance of the assignment herein of the Resigning Agent’s security interest in the property and assets of the Credit Parties (the “Collateral”) under the Credit Agreement and the Credit Documents, the Resigning Agent, the Current Borrower and the Successor Borrower hereby agree to execute and deliver, and the Current Borrower and the Successor Borrower agree to cause any applicable Credit Parties to execute and deliver, such other documents, certificates and instruments as the Successor Agent shall reasonably request in order to perfect and protect the Successor Agent’s interest in such security interests and, without limiting the generality of the foregoing, the Resigning Agent hereby authorizes the Successor Agent to file UCC-3 financing statements assigning of record any financing statements under the Credit Documents to the Successor Agent. On the Resignation Date, the Resigning Collateral Agent shall deliver to the Successor Collateral Agent any certificated securities, instruments or other Collateral in its physical possession or in the possession of its agents or designees listed on Schedule 1 hereto (such certificates, instruments or other Collateral, the “Possessory Collateral”) and represents that, to its knowledge, the Possessory Collateral constitutes all certificated securities, instruments or other Collateral relating to the Credit Agreement that is in its physical possession or in the possession of its agent or designees.

For all purposes under the Credit Documents, until further notice in accordance with Section 14.2 of the Credit Agreement, the contact information for notices for the Successor Agent is set forth below the signature of Barclays below.

Each of the Current Borrower, the Successor Borrower and the other Credit Parties (a) hereby confirms its guaranty of the Obligations pursuant to the Credit Agreement and (b) hereby confirms its respective pledges and grants of security interests, as applicable, in each case, under and subject to the terms of each of the Security Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Resignation and Appointment Agreement and the Transactions and the Credit Agreement, any such guaranty, pledges and grants of security interests, and the terms of each of the Security Documents to which it is a party, shall continue to be in full force and effect and shall secure and guarantee, among other things, all obligations under the Credit Agreement. In addition, each of the Current Borrower and the Successor Borrower and the other Credit Parties acknowledges and agrees that as of the Resignation Date the Successor Agent shall succeed to all the rights, benefits and interests of the Resigning Agent under the pledges, security interests, guarantees and other Credit Documents and that on and after the Resignation Date all references in any Credit Document to “collateral agent” or “Collateral Agent” shall mean the Successor Agent and its successors and assigns.

THIS RESIGNATION AND APPOINTMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Resignation and Appointment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile or other electronic transmission), each of which when so executed and delivered shall be deemed an original, but all of such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Each party hereto hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Resignation and Appointment Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the State of New York, the courts of the United States of America for the Southern District of New York located in the Borough of Manhattan and appellate courts from any thereof; provided, that the Resigning Agent and Successor Agent each reserve the right to bring proceedings against the Borrower or any other Credit Party in the courts of any other jurisdiction in connection with the exercise of any rights hereunder or the enforcement of any judgment; (b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Schedule 14.2 of the Credit Agreement or at such other address of which the Resigning Agent or Successor Agent, as applicable, shall have been notified pursuant to Section 14.2 of the Credit Agreement; (d) agrees that nothing herein shall affect the right of any other party hereto to effect service of process in any other manner permitted by law; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this paragraph any special, exemplary, punitive or consequential damages.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS RESIGNATION AND APPOINTMENT AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Remainder of page left intentionally blank]

Exhibit H to Amendment No. 2

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Resignation and Appointment Agreement to be duly executed and delivered as of [            ], 2012.

CITIBANK, N.A., as Resigning Agent and as Resigning Swingline Lender

By:
Name:
Title:

BARCLAYS BANK PLC, as Successor Agent and as Successor Swingline Lender

By:
Name:
Title:
Notice Address:

KINDER MORGAN, INC., as Successor Borrower

By:
Name:
Title:

KINDER MORGAN KANSAS, INC., as Current Borrower

By:
Name:
Title:

INTERENERGY CORPORATION

By:
Name:
Title:

KINDER MORGAN (DELAWARE), INC.

By:
Name:
Title:

[Signature Page to Resignation and Appointment Agreement]

KINDER MORGAN FINANCE COMPANY LLC

By:
Name:
Title:

KINDER MORGAN TRANSCOLORADO LLC

By:
Name:
Title:

KINDER MORGAN TRANSCOLORADO, INC.

By:
Name:
Title:

KM INTERNATIONAL SERVICES, INC.

By:
Name:
Title:

KN GAS GATHERING, INC.

By:
Name:
Title:

KN NATURAL GAS, INC.

By:
Name:
Title:

KN TELECOMMUNICATIONS, INC.

By:
Name:
Title:

KN TRANSCOLORADO, INC.

By:
Name:
Title:

KNIGHT POWER COMPANY LLC

By:
Name:
Title:

NGPL HOLDCO INC.

By:
Name:
Title:

Exhibit H to Amendment No. 2

Schedule 1

Collateral

[LIST ALL PHYSICAL STOCK CERTIFICATES, STOCK POWERS, NOTES, ALLONGES AND OTHER COLLATERAL TO BE DELIVERED TO THE SUCCESSOR AGENT]

Exhibit I-1 to Amendment No. 2

[FORM OF OPINION OF SIMPSON THACHER & BARTLETT LLP]1

Barclays Bank PLC, as administrative agent (the “Term Administrative Agent”) and collateral agent (the “Term Collateral Agent”) under the Acquisition Debt Facilities Credit Agreement, as hereinafter defined and as administrative agent (the “Revolving Administrative Agent”) and collateral agent (the “Revolving Collateral Agent”, collectively with the Term Collateral Agent, the “Collateral Agent” ) under the Revolving Credit Agreement as hereinafter defined

[ ], 2012

and

The Lenders listed on Schedule I hereto

Re:	Amendment No. 2 (“Amendment No. 2”), dated [ ], 2012, to the Credit Agreement dated May 30, 2007 (as amended by Amendment No. 1, dated as of July 16, 2007, the “Existing Credit Agreement”, the Existing Credit Agreement, as amended by Amendment No. 2 on February [ ], 2012, the “Amended Existing Credit Agreement”) among Kinder Morgan Kansas, Inc. (formerly Kinder Morgan, Inc.) (the “Former Borrower”), Kinder Morgan, Inc. (“Kinder Morgan”), the lending institutions party thereto, Citibank, N.A. as current administrative agent and current collateral agent, Barclays Bank PLC, as successor administrative agent and successor collateral agent and the other agents and entities party thereto, which such Amendment No. 2 amended and restated the Amended Existing Credit Agreement as of the date hereof in the form of the Amended and Restated Credit Agreement dated as of the date hereof (the “Revolving Credit Agreement”)

[1]

The form and contents of this opinion are subject to change related directly to any changes in fact, law, rule or regulation that are the subject of such opinions between the Effective Date and the Closing Date in Simpson Thacher & Bartlett LLP’s reasonable discretion as well as any changes requested by Simpson Thacher & Bartlett LLP’s opinion committee during such time and agreed to by the Global Coordinator in its reasonable discretion.

Barclays Bank PLC, as administrative agent and collateral agent under the Acquisition Debt Facilities Credit Agreement

and as administrative agent and collateral agent under the Revolving Credit

Agreement and the Lenders listed on Schedule I hereto

[ ], 2012

among Kinder Morgan as borrower, the lending institutions identified in the Revolving Credit Agreement (the “Revolving Lenders”), the Revolving Administrative Agent, the Revolving Collateral Agent and the other agents and entities party thereto and the Credit Agreement dated as of [ ], 2012 (the “Acquisition Debt Facilities Credit Agreement” and together with the Revolving Credit Agreement, the “Credit Agreements”) among Kinder Morgan as borrower, the lending institutions identified in the Acquisition Debt Facilities Credit Agreement (the “Term Lenders” and collectively with the Revolving Lenders, the “Lenders”), the Term Administrative Agent, the Term Collateral Agent and the other agents and entities party thereto

Ladies and Gentlemen:

We have acted as counsel to the Former Borrower, Kinder Morgan and the subsidiaries of Kinder Morgan named on Schedule II and Schedule III hereto (each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; Kinder Morgan and the Subsidiary Guarantors being referred to herein collectively as, the “Credit Parties”) in connection with the preparation, execution and delivery of the following documents:

(i) Amendment No. 2;

(ii) the Revolving Credit Agreement;

(iii) the Acquisition Debt Facilities Credit Agreement;

(iv) the Acquisition Incremental Joinder;

(v) the Resignation and Appointment Agreement;

(vi) the Collateral Agency Agreement;

(vii) the Amended and Restated Guarantee (as defined in Amendment No. 2);

(viii) the El Paso Guarantee;

(ix) the Security Agreement;

(x) the Pledge Agreement;

Barclays Bank PLC, as administrative agent and collateral agent under the Acquisition Debt Facilities Credit Agreement

and as administrative agent and collateral agent under the Revolving Credit

Agreement and the Lenders listed on Schedule I hereto

[ ], 2012

(xi) the El Paso Security Agreement; [and]

(xii) [the Grant of Security Interest in [Patent][Trademark][Copyright] Rights, dated as of [            ], 2012 (the “[Patent][Trademark][Copyright] Security Agreement”]2.

The documents described in the foregoing clauses [(i)] through [(xii)] are collectively referred to herein as the “Credit Documents.” The documents described in the foregoing clauses [(ix)] through [(xii)] are collectively referred to herein as the “Security Documents.” Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreements. References to the “Merger” refer to the merger of the Former Borrower with and into Kinder Morgan on or prior to the date hereof, with Kinder Morgan as the surviving corporation. This opinion is furnished to you pursuant to Section [10.3(b)] of the Existing Credit Agreement, Section [4(b)] of Amendment No, 2 and Section [7.2(d)] of the Acquisition Debt Facilities Credit Agreement.

We have examined the following:

(i) Amendment No. 2 (including the form of Revolving Credit Agreement attached thereto), signed by each Credit Party that is a party thereto, the Revolving Administrative Agent, the Revolving Collateral Agent and certain of the Revolving Lenders and the agents and other entities that are a party thereto;

(ii) the Acquisition Debt Facilities Credit Agreement, signed by Kinder Morgan, the Term Administrative Agent, the Term Collateral Agent and certain of the Term Lenders and the agents and other entities that are a party thereto;

(iii) each other Credit Document, signed by each Credit Party that is a party thereto; and

[2]	To be updated and any intellectual property security agreements to be included and properly defined to the extent such agreements are executed and delivered on the Closing Date.

Barclays Bank PLC, as administrative agent and collateral agent under the Acquisition Debt Facilities Credit Agreement

and as administrative agent and collateral agent under the Revolving Credit

Agreement and the Lenders listed on Schedule I hereto

[ ], 2012

(iv) unfiled copies of the financing statements listed on Schedule IV hereto (the “Financing Statements”), naming the Credit Parties indicated on such Schedule IV as debtors and the Collateral Agent as secured party, which we understand will be filed in the Office of the Secretary of State of Delaware (the “Filing Office”).

In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate and limited liability company records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Credit Parties, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. In addition, we have relied as to certain matters of fact upon the representations made in the Credit Documents.

In addition, we have assumed that (1) the Credit Parties have rights in the Collateral existing on the date hereof and will have rights in property that becomes Collateral after the date hereof, (2) “value” (as defined in Section 1-201(44) of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”)) has been given by the Secured Parties to the Credit Parties for the security interests and other rights in the Collateral and (3) to the extent our opinion in paragraph 14 relates to securities purportedly represented by a certificate and issued by an issuer not organized under the laws of one of the states of the United States, such securities are “certificated securities” within the meaning of the New York UCC Section 8-102(a)(4).

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

Barclays Bank PLC, as administrative agent and collateral agent under the Acquisition Debt Facilities Credit Agreement

and as administrative agent and collateral agent under the Revolving Credit

Agreement and the Lenders listed on Schedule I hereto

[ ], 2012

1. Each of the Credit Parties listed on Schedule II hereto (each a “Delaware Credit Party” and, collectively, the “Delaware Credit Parties”) (a) is validly existing and in good standing as a corporation or limited liability company, as the case may be, under the law of the State of Delaware, (b) has the corporate power and authority or limited liability company power and authority, as the case may be, to execute and deliver each of the Credit Documents to which it is a party and to perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Security Documents and (c) has duly authorized, executed and delivered each Credit Document to which it is a party.

2. Assuming that each of the Credit Parties listed on Schedule III hereto (each a “Non-Delaware Credit Party” and, collectively, the “Non-Delaware Credit Parties”) (a) is validly existing and in good standing under the laws of the jurisdiction in which it is organized, (b) has the power and authority to execute and deliver the Credit Documents to which it is a party and to perform its obligations thereunder and (c) has duly authorized the Credit Documents to which it is a party, each of the Non-Delaware Credit Parties has duly executed and delivered the Credit Documents to which it is a party insofar as the laws of the State of New York are concerned.

3. The execution and delivery by any Delaware Credit Party of the Credit Documents to which it is a party, the performance of its payment obligations thereunder and granting of the security interests to be granted by it pursuant to the Security Documents and the borrowings by Kinder Morgan in accordance with the terms of each of the Credit Agreements (a) will not result in any violation of (1) the certificate of incorporation, by-laws, limited liability company agreement or operating agreement, as applicable, of such Credit Party or (2) assuming that proceeds of borrowings will be used in accordance with the terms of each of the Credit Agreements, any New York or Federal statute, the Delaware General Corporation Law or the Delaware Limited Liability Company Act or any rule or regulation issued pursuant to any federal or New York statute, the Delaware General Corporation Law or the Delaware Limited Liability Company Act Law or any order known to us issued by any court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in such Credit Party’s properties pursuant to the terms of any agreement or instrument identified on Schedule V hereto.

4. The execution and delivery by any Non-Delaware Credit Party of the Credit Documents to which it is a party, the performance of its

Barclays Bank PLC, as administrative agent and collateral agent under the Acquisition Debt Facilities Credit Agreement

and as administrative agent and collateral agent under the Revolving Credit

Agreement and the Lenders listed on Schedule I hereto

[ ], 2012

payment obligations thereunder and granting of the security interests to be granted by it pursuant to the Security Documents to which it is a party, (a) will not result in, assuming that proceeds of borrowings will be used in accordance with the terms of each of the Credit Agreements, any violation of any federal or New York statute or any rule or regulation issued pursuant to any federal or New York statute or any order known to us issued by any court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in such Credit Party’s properties pursuant to the terms of any agreement or instrument identified on Schedule V hereto.

5. No consent, approval, authorization, order, filing, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act is required for the execution and delivery by any Credit Party of the Credit Documents to which it is a party, the borrowings by Kinder Morgan in accordance with the terms of each of the Credit Agreements, the performance by any Credit Party of its payment obligations under the Credit Documents to which it is a party or the granting of any security interests under the Security Documents, except filings required for the perfection of security interests granted pursuant to the Security Documents.

6. Assuming that each of the Credit Documents is a valid and legally binding obligation of each of the parties thereto (other than the Credit Parties) and assuming that (a) each Non-Delaware Credit Party is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has duly authorized, executed and delivered the Credit Documents to which it is a party in accordance with its organizational documents, (b) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not violate the laws of the jurisdiction in which it is organized or any other applicable laws (excepting the federal laws of the United States, the law of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act) and (c) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not constitute a breach of or default under any agreement or instrument which is binding upon such Credit Party (except that we do not make the assumption in the foregoing clause (c) with respect to the instruments and agreements that are the subject of clause (b) of opinion paragraph 3 or clause (b) of opinion paragraph 4 of this letter), each Credit Document constitutes the valid and legally binding obligation of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with its terms.

Barclays Bank PLC, as administrative agent and collateral agent under the Acquisition Debt Facilities Credit Agreement

and as administrative agent and collateral agent under the Revolving Credit

Agreement and the Lenders listed on Schedule I hereto

[ ], 2012

7. To our knowledge having made no independent investigation there is no action, suit or proceeding now pending before or by any court, arbitrator or governmental agency, body or official to which any Credit Party is a party or to which the business, assets or property of any Credit Party is subject, and no such action, suit or proceeding is threatened to which any Credit Party would be a party or to which the business, assets or property of any Credit Party would be subject, that in either case questions the validity of the Credit Documents.

8. No Credit Party is an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended.

9. Assuming that Kinder Morgan will comply with the provisions of each of the Credit Agreements relating to the use of proceeds, the execution and delivery of each of the Credit Agreements by Kinder Morgan and the making of the Loans to Kinder Morgan under each of the Credit Agreements will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

10. The Security Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties referred to therein a security interest in the Collateral described therein in which a security interest may be created under Article 9 of the New York UCC (the “KM Security Agreement Article 9 Collateral”).

11. The El Paso Security Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties referred to therein a security interest in the Collateral described therein in which a security interest may be created under Article 9 of the New York UCC (the “EP Security Agreement Article 9 Collateral” and collectively with the KM Security Agreement Article 9 Collateral, the “Security Agreement Article 9 Collateral”)

12. The security interest of the Collateral Agent for the benefit of the Secured Parties in that portion of the Security Agreement Article 9 Collateral constituting instruments (as defined in Section 9-102 of the New York UCC) will be a perfected security interest upon delivery of such instruments to the Collateral Agent in the State of New York.

Barclays Bank PLC, as administrative agent and collateral agent under the Acquisition Debt Facilities Credit Agreement

and as administrative agent and collateral agent under the Revolving Credit

Agreement and the Lenders listed on Schedule I hereto

[ ], 2012

13. The Pledge Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a security interest under the New York UCC in the Collateral described therein in which a security interest may be created under Article 9 of the New York UCC (the “Pledge Agreement Article 9 Collateral” and, together with the Security Agreement Article 9 Collateral, the “Article 9 Collateral”).

14. The Collateral Agent will have a perfected security interest in the investment property (as defined in Section 9-102 of the New York UCC) identified on Schedule [6] to the Perfection Certificate (the “Pledged Securities”) for the benefit of the Secured Parties under the New York UCC upon delivery to the Collateral Agent for the benefit of the Secured Parties in the State of New York of the certificates representing the applicable Pledged Securities in registered form, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement. Assuming neither the Collateral Agent nor any of the Secured Parties has notice of any adverse claim to the Pledged Securities, the Collateral Agent will acquire the security interest in the Pledged Securities for the benefit of the Secured Parties free of any adverse claim.

15. [The Collateral Agent will have a perfected security interest for the benefit of the Secured Parties in that portion of the Collateral constituting the [U.S [patent][trademark][copyright] registrations], as applicable, of the Credit Parties listed, and correctly identified, on Schedule[s] [ ] to the Security Agreement upon (a) the filing of UCC financing statements under the laws of the jurisdiction in which each such Credit Party is located (as determined in accordance with Section 9-307 of the New York UCC[,][and] (b) the timely filing and recording of the [Patent][Trademark] Security Agreement[s] including [Schedule A] [of each] thereof, in the United States Patent and Trademark Office, in the manner specified by such office and in accordance with its rules and regulations] [and (c) the timely filing and recording of the Copyright Security Agreement[s] including [Schedule A] thereof, in the United States Copyright Office, in the manner specified by such office and in accordance with its rules and regulations] 3.

[3]	To be revised as applicable if intellectual property security agreements are executed and delivered on the Closing Date.

Barclays Bank PLC, as administrative agent and collateral agent under the Acquisition Debt Facilities Credit Agreement

and as administrative agent and collateral agent under the Revolving Credit

Agreement and the Lenders listed on Schedule I hereto

[ ], 2012

16. On the date of the Merger, the consummation of the Merger did not breach or result in a default under the terms of any Credit Document (as defined in the Amended Existing Credit Agreement).4

Although we express no opinion as to the law of the State of Delaware (other than the Delaware General Corporation Law and the Delaware Limited Liability Company Act), we have reviewed Article 9 of the Uniform Commercial Code in effect in the State of Delaware as set forth in the Commerce Clearing House, Inc. Secured Transactions Guide as supplemented through [            ], 2012 (the “Delaware UCC”) and, based solely on such review, we advise you that (a) the Financing Statements to be filed in the Filing Office are in appropriate form for filing in the Filing Office and (b) upon the filing of the Financing Statements in the Filing Office, the Collateral Agent will have a perfected security interest for the benefit of the Secured Parties in that portion of the Article 9 Collateral in which a security interest can be perfected by filing a financing statement in the Filing Office.

Our opinions in paragraphs 6, 10, 11 and 13 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights. Our opinion in paragraph 6 above also is subject to the qualification that certain provisions of the Security Documents may not be enforceable in whole or in part, although the inclusion of such provisions does not render the Security Documents invalid, and the Security Documents and the law of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

[4]

To the extent the Merger occurs prior to the Closing Date this opinion will be removed from Simpson Thacher & Bartlett LLP’s Closing Date opinion and such opinion will be delivered on the date of the Merger.

Barclays Bank PLC, as administrative agent and collateral agent under the Acquisition Debt Facilities Credit Agreement

and as administrative agent and collateral agent under the Revolving Credit

Agreement and the Lenders listed on Schedule I hereto

[ ], 2012

Our opinions in paragraphs 10 through 13, and our advice in the second preceding paragraph above, are limited to Article 9 of the New York UCC or the Delaware UCC, as the case may be, and our opinion in paragraph 14 is limited to Articles 8 and 9 of the New York UCC, and, therefore, those opinions and advice paragraphs do not address (i) collateral of a type not subject to Article 8 or 9, as the case may be, of the New York UCC or the Delaware UCC. In addition we express no opinion as to what law governs perfection of the security interests granted in the collateral covered by this opinion letter.

We express no opinion and render no advice with respect to:

(i) perfection of any security interest in (1) any collateral of a type represented by a certificate of title, (2) any collateral consisting of money and (3) any collateral consisting of cash equivalents except to the extent set forth in opinion paragraph 14 or in the paragraph following opinion paragraph 16;

(ii) the effect of Section 9-315(a)(2) of the New York UCC with respect to any proceeds of Collateral that are not identifiable;

(iii) perfection of any security interest the priority of which is subject to Section 9-334 of the applicable Uniform Commercial Code;

(iv) except as provided in paragraph 14, the priority of any security interest;

(v) any matters subject to federal and state laws and regulations relating to the sale, storage, transport or transmission of natural gas, petroleum, refined petrochemical products or electricity or the ownership and operation of related pipeline or transmission facilities (including without limitation the Federal Power Act, the Energy Policy Act of 2005, the Interstate Commerce Act, the Natural Gas Act, the Natural Gas Policy Act and the Public Utility Holding Company Act of 2005 and in each case the rules and regulations promulgated thereunder and such other rules, regulations and orders administered by the Federal Energy Regulatory Commission);

(vi) the effect of Section 552 of the Bankruptcy Code (11 U.S.C. Section 552) (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) and Section 506(c) of the Bankruptcy Code (11 U.S.C. Section 506(c)) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral);

Barclays Bank PLC, as administrative agent and collateral agent under the Acquisition Debt Facilities Credit Agreement

and as administrative agent and collateral agent under the Revolving Credit

Agreement and the Lenders listed on Schedule I hereto

[ ], 2012

(vii) the effect of any provision of the Credit Documents that is intended to establish any standard other than a standard set forth in the New York UCC as the measure of the performance by any party thereto of such party’s obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities;

(viii) the effect of any provision of the Credit Documents that is intended to permit modification thereof only by means of an agreement in writing signed by the parties thereto;

(ix) the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

(x) the effect of any provision of the Credit Documents imposing penalties or forfeitures;

(xi) the enforceability of any provision of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to the performance of contract obligations; and

(xii) the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

In connection with the provisions of the Credit Documents whereby the parties submit to the jurisdiction of the courts of the United States of America for the Southern District of New York located in the Borough of Manhattan, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the federal courts. In connection with the provisions of the Credit Documents which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR Section 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a) a United States district court has discretion to transfer an action from one federal court to another.

Barclays Bank PLC, as administrative agent and collateral agent under the Acquisition Debt Facilities Credit Agreement

and as administrative agent and collateral agent under the Revolving Credit

Agreement and the Lenders listed on Schedule I hereto

[ ], 2012

With respect to matters of Colorado and Utah law, we understand that you are relying on the opinions of Welborn Sullivan Meck & Tooley, P.C. and Beatty & Wozniak, P.C., respectively.

We do not express any opinion herein concerning any law other than the federal law of the United States, the law of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent; provided that this opinion may be furnished to, but not relied upon by (i) any person that purchases an interest or a participation in the Commitments or Loans, (ii) any auditor of a Lender on the basis that they make no further disclosure of this opinion, (iii) any regulatory authority having jurisdiction over a Lender which requires such Lender to furnish this opinion and (iv) pursuant to court order or judicial process.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

SCHEDULE I

ADDRESSEES

ENTITY NAME5

Barclays Bank PLC
[ ]

[5]	To be updated with the legal names of each Lender on the Closing Date.

SCHEDULE II

DELAWARE CREDIT PARTIES6

Entity Name	Jurisdiction of Organization
Kinder Morgan, Inc.	Delaware
Kinder Morgan (Delaware), Inc.	Delaware
Kinder Morgan Finance Company LLC	Delaware
Kinder Morgan TransColorado LLC	Delaware
KM International Services, Inc.	Delaware
Knight Power Company LLC	Delaware
NGPL Holdco Inc.	Delaware
Sherpa Acquisition, LLC	Delaware
[El Paso, LLC][7]	Delaware
El Paso Energy Service Company	Delaware
El Paso EPNG Investments, L.L.C.	Delaware
El Paso Pipeline Holding Company, L.L.C.	Delaware
El Paso Tennessee Pipeline Co., L.L.C.	Delaware
El Paso TGPC Investments, L.L.C.	Delaware

[6]	To be updated to reflect the legal names of each Credit Party organized in the state of Delaware on the Closing Date.

[7]	To be conformed to correct legal name on the Closing Date

SCHEDULE III

NON-DELAWARE CREDIT PARTIES8

Entity Name	Jurisdiction of Organization
Interenergy Corporation	Colorado
Kinder Morgan TransColorado, Inc.	Utah
K N Gas Gathering, Inc.	Colorado
K N Natural Gas, Inc.	Colorado
KN Telecommunications, Inc.	Colorado
K N TransColorado, Inc.	Colorado

[8]	To be updated to reflect the legal names of each Credit Party not organized in the state of Delaware on the Closing Date.

SCHEDULE IV

DELAWARE FINANCING STATEMENTS9

Financing statements on form UCC-1, naming the Person listed below as debtor and the Collateral Agent as secured party for the benefit of the Secured Parties, to be filed in the Filing Office:

Debtor
Kinder Morgan, Inc. Kinder Morgan (Delaware), Inc.
Kinder Morgan Finance Company LLC
Kinder Morgan TransColorado LLC
KM International Services, Inc.
Knight Power Company LLC

NGPL Holdco Inc.

Sherpa Acquisition, LLC

[El Paso, LLC][10]

El Paso Energy Service Company

El Paso EPNG Investments, L.L.C.

El Paso Pipeline Holding Company, L.L.C.

El Paso Tennessee Pipeline Co., L.L.C.

El Paso TGPC Investments, L.L.C.

[9]	To be updated to reflect the legal names of each Credit Party organized in the state of Delaware on the Closing.

[10]	To be conformed to correct legal name on the Closing Date.

SCHEDULE V

1.	Acquisition Agreement

2.	Existing Notes Indentures

3.	The indentures pursuant to which the Existing El Paso Secured Notes and Existing El Paso Unsecured Notes were issued

Exhibit I-2 to Amendment No. 2

[FORM OF WSMT OPINION]1

February [__], 2012

Barclays Bank PLC, as administrative agent (the “Term Administrative Agent”) and collateral agent (the “Term Collateral Agent”) under the Acquisition Debt Facilities Credit Agreement, as hereinafter defined and as administrative agent (the “Revolving Administrative Agent”) and collateral agent (the “Revolving Collateral Agent”, collectively with the Term Collateral Agent, the “Collateral Agent”) under the Revolving Credit Agreement as hereinafter defined and the other addressees listed on Schedule I hereto

Re:	Amendment No. 2 (“Amendment No. 2”), dated [ ], 2012, to the Credit Agreement dated May 30, 2007 (as amended by Amendment No. 1, dated as of July 16, 2007, and as further amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”) among Kinder Morgan Kansas, Inc. (formerly known as Kinder Morgan, Inc.) (the “Former Borrower”), Kinder Morgan, Inc., the lending institutions party thereto, Citibank, N.A. as current administrative agent and current collateral agent, Barclays Bank PLC as successor administrative agent and successor collateral agent and the other agents and entities party thereto, which such Amendment No. 2 amended and restated the Existing Credit Agreement as of the date hereof in the form of the Amended and Restated Credit Agreement dated as of the date hereof (the “Revolving Credit Agreement”) among Kinder Morgan, Inc. as borrower (the “Borrower”), the lending institutions from time to time party thereto (the “Revolving Lenders”), the Revolving Administrative Agent, the Revolving Collateral Agent and the other agents and entities party thereto and the Credit Agreement dated as of [ ], 2012 (the “Acquisition Debt Facilities Credit Agreement” and together with the Revolving Credit Agreement, the “Credit Agreements”) among the Borrower, the lending institutions from time to time party thereto (the “Term Lenders” and collectively with the Revolving Lenders, the “Lenders”), the Term Administrative Agent, the Term Collateral Agent and the other agents and entities party thereto

Ladies and Gentlemen:

This opinion is being delivered to you pursuant to (i) Section 4(b)(ii) of Amendment No. 2 to the Existing Credit Agreement and all exhibits thereto and (ii) Section 7.2(d)(ii) of the Acquisition Debt Facilities Credit Agreement. Capitalized terms that are defined in Revolving Credit Agreement and are used but not defined herein have the meanings given them in the Revolving Credit Agreement.

[1]

The form and contents of this opinion are subject to change directly related to any changes in fact, law, rule or regulation that are the subject of such opinions between the Effective Date and the Closing Date in Welborn Sullivan Meck & Tooley, P.C.’s reasonable discretion.

KMI - L&W Comments to WSMT Opinion

Barclays Bank PLC and the other	Page 2	February [ ], 2012
addressees listed on Schedule I hereto

We have acted as local counsel for the Borrower and the Guarantors named in Schedule II hereto (each individually, a “Credit Party” and collectively, the “Credit Parties”) in the State of Colorado only, and solely in connection with the matters set forth herein.

In connection with this opinion letter, we have examined copies of the documents referred to in Schedule III hereto (collectively, all documents referred to in Schedule III hereto shall be referred to as the “Credit Documents”) and we have also examined and relied upon copies of other documents that we have considered appropriate to review in connection herewith. As to certain questions of fact, we have, where such facts were not otherwise verified or established, relied upon the representations of the Borrower and each other Credit Party set forth in or otherwise incorporated in the Credit Documents. Unless otherwise indicated, the references in this opinion to the “UCC” shall mean the Uniform Commercial Code as currently in effect on the date hereof in the State of Colorado.

In conducting our examination, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of natural persons, the correctness of all certificates, the authenticity of all documents and instruments submitted to us as originals, the conformity to original documents and instruments of all such documents and instruments submitted to us as certified or photostatic or facsimile copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Borrower and each other Credit Party. We have assumed, without investigation, that all terms, provisions, and conditions of, or relating to, the Credit Documents are correctly and completely reflected in the Credit Documents.

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that:

1. Each Credit Party named in Schedule II hereto (a) is duly organized and validly existing under the laws of the State of Colorado and is in good standing in the State of Colorado and (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property. The Borrower is qualified and in good standing to do business in the State of Colorado.

2. The execution, delivery and performance of each of the Credit Documents entered into by each Credit Party named in Schedule II hereto and the transactions contemplated thereby are within such Credit Party’s powers and have been duly authorized by all necessary action on the part of such Credit Party. Each of the Credit Parties named in Schedule II have duly executed and delivered each of the Credit Documents to which it is a party.

3. The execution and delivery by each Credit Party of the Credit Documents to which it is a party, the borrowings by the Borrower in accordance with the terms of the Credit Documents, the performance by each Credit Party of its obligations under each Credit Document to which it is a party and the granting by the Credit Parties of the security interests to be granted pursuant to the Security Documents, will not result in any violation of (a) any statute of the State of Colorado, or any rule or regulation issued pursuant to any statute of the State of Colorado or any applicable laws of the United States of America, and (b) the organizational or governing documents of any Credit Party named in Schedule II hereto.

4. No consent, approval, authorization, order, filing, registration or qualification of or with any Colorado governmental agency or body is required for the execution and delivery by

Barclays Bank PLC and the other	Page 3	February [ ], 2012
addressees listed on Schedule I hereto

any Credit Party of the Credit Documents to which it is a party, the borrowings by the Borrower in accordance with the terms of the Credit Documents, the performance by the Credit Parties of their respective obligations under the Credit Documents or the granting of any security interests under the Security Documents, except filings required for the perfection of security interests granted pursuant to the Security Documents.

5. Each of the financing statements listed on Schedule IV (the “Financing Statements”) is in appropriate form for filing in the office of the Colorado Secretary of State.

6. The UCC Search Reports listed on Schedule V set forth the proper filing offices and the proper debtors necessary to identify those persons which, as of the effective dates for such UCC Search Reports set forth on Schedule V, have on file financing statements in the State of Colorado against the Credit Parties covering the Collateral in which a security interest is perfected by filing a financing statement under the UCC.

7. Each of the Security Agreement and Pledge Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a security interest in the collateral described therein in which a security interest may be created under Article 9 of the UCC (the “Article 9 Collateral”).

8. Upon the filing in the office of the Colorado Secretary of State of the Financing Statements, the Collateral Agent will have a perfected security interest for the benefit of the Secured Parties in that portion of the Article 9 Collateral in which a security interest is perfected by filing a financing statement under the UCC.

9. The courts of the State of Colorado will enforce those provisions in the Credit Documents which provide that the validity, construction and enforceability of such documents will be governed by the laws of the State of New York, except that the courts of the State of Colorado may apply the internal law of the State of Colorado to determine the perfection and effect of perfection of the liens created under such document and the application of remedies in enforcing such liens with respect to property located in the State of Colorado.

This opinion is limited by, subject to and based on the following:

(a) This opinion is limited in all respects to the laws of the State of Colorado.

(b) Except as expressly set forth herein, we have made no independent investigation as to the accuracy or completeness of any representation, warranty, data or other information, written or oral, made or furnished in or in connection with the Credit Documents, or otherwise, and we have assumed that neither the Credit Documents, nor any other information furnished to us contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein not misleading.

(c) As used herein, the words “to our knowledge” refer to the current actual knowledge of the attorneys in this firm who are participating in representing the Credit Parties in connection with the Credit Documents; such words do not refer to the current actual knowledge of any other attorneys in this firm or to the past knowledge of any of the attorneys in this firm.

(d) With respect to the opinions rendered in paragraphs 3 and 4 above, we have, with your permission (i) relied upon the representation made by [T.J. Carroll, Vice President of KN TransColorado, Inc.], that none of the Credit Parties is subject to the jurisdiction of, or regulation by, the Colorado Public Utilities Commission, and (ii) assumed that no Loan is being made in the State of Colorado.

Barclays Bank PLC and the other	Page 4	February [ ], 2012
addressees listed on Schedule I hereto

(e) In giving this opinion letter we have assumed that each of the Credit Documents has been duly authorized, executed and delivered by each signatory thereto other than the Credit Parties.

(f) We have made no examination of and express no opinion with respect to (i) titles to or rights in or, except as to adequacy of form, descriptions of the properties described in the Credit Documents, (ii) whether there are of record any liens, security interests, charges or encumbrances thereon, (iii) the filing or recording of the Credit Documents or any financing statements or other instruments relating thereto except as set forth in Paragraphs 5, 6, 7 and 8 hereof, or (iv) the creation or perfection of a security interest in any Collateral consisting of commercial tort claims, consumer goods, farm products, timber to be cut, and goods covered by a document of title.

(g) In giving this opinion letter, we have assumed that the Lenders are concurrently herewith advancing funds to Credit Parties or otherwise “giving value” as contemplated in Section 9-203 of the UCC, and that the Credit Parties have rights in the Article 9 Collateral.

(h) Insofar as any of the opinions herein expressed concern the perfection of a security interest in “proceeds” (as such term is defined in the UCC), please be advised that the continuation of the existence and perfection of such security interest are limited as provided in Section 9-315 of the UCC. In the case of property which becomes Collateral after the date hereof, please be advised that Section 552 of the Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

The opinions herein expressed are for the benefit of the Term Administrative Agent, the Revolving Administrative Agent, the Collateral Agent and the addressees set forth in Schedule I hereto and may be relied upon only by such persons (and by their respective permitted successors and assigns); provided, that this opinion may be furnished to, but not relied upon by (i) any person that purchases an interest or a participation in the Commitments or Loans, (ii) any auditor or regulatory authority having jurisdiction over a Lender, and (iii) any other person or otherwise pursuant to court order or judicial process. This opinion letter is limited to the matters expressly stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed are rendered and speak only as of the date hereof, and we specifically disclaim any responsibility to update such opinions or to advise you of subsequent developments affecting such opinions that hereafter may come to our attention.

Respectfully submitted,

WELBORN SULLIVAN MECK & TOOLEY, P.C.

By:
Kendor P. Jones

Barclays Bank PLC and the other	Page 5	February [ ], 2012
addressees listed on Schedule I hereto

cc:	[Name receiving copy]
[Name receiving copy]

SCHEDULE I

ADDRESSES

Entity Name2

Barclays Bank PLC

[            ]

[2]	To be updated with the legal names of each Lender on the Restatement Effective Date.

SCHEDULE II

CREDIT PARTIES

Entity Name	Jurisdiction of Organization
Interenergy Corporation	Colorado
K N Gas Gathering, Inc.	Colorado
K N Natural Gas, Inc.	Colorado
KN Telecommunications, Inc.	Colorado
K N TransColorado, Inc.	Colorado

SCHEDULE III

DOCUMENTS EXAMINED

1.	Amendment No. 2 (including the form of Revolving Credit Agreement attached thereto), signed by each Credit Party that is a party thereto, the Revolving Administrative Agent, the Revolving Collateral Agent, the lending institutions party thereto and the agents and other entities party thereto

2.	Revolving Credit Agreement

3.	Acquisition Debt Facilities Credit Agreement, signed by the Borrower, the Term Administrative Agent, the Term Collateral Agent, the lending institutions party thereto and the agents and other entities that are a party thereto

4.	Acquisition Incremental Joinders, each dated of even date herewith, among the Borrower, the Former Borrower, Citibank, N.A., as current administrative agent, Barclays Bank PLC as successor administrative agent and the lending institutions party thereto

5.	Resignation and Appointment Agreement, dated of even date herewith, among the Borrower, Citibank, N.A., as resigning administrative agent, resigning collateral agent and resigning swingline lender, Barclays Bank PLC, as successor administrative agent, successor collateral agent and successor swingline lender, the Current Borrower, the Borrower and each other Credit Party under the Credit Documents

6.	Collateral Agency Agreement, dated of even date herewith, among the Borrower, the Term Administrative Agent, the Revolving Administrative Agent and the Collateral Agent for the benefit of the Secured Parties

7.	Amended and Restated Guarantee, dated of even date herewith, among each Credit Party named in Schedule II hereto, the other guarantors party thereto and the Collateral Agent for the benefit of the Secured Parties

8.	El Paso Guarantee, dated of even date herewith, among El Paso Corporation, the other Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties

9.	Amended and Restated Security Agreement, dated of even date herewith, among each Credit Party named in Schedule II hereto, the Borrower, the other Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties

10.	Amended and Restated Pledge Agreement, dated of even date herewith, among each Credit Party named in Schedule II hereto, the Borrower, the other Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties

11.	El Paso Security Agreement, dated of even date herewith, among El Paso Corporation, the other Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

12.	Governing and formation documents for each of the Credit Parties incorporated in the State of Colorado

13.	Resolutions authorizing the Credit Documents for each of the Credit Parties incorporated in the State of Colorado

SCHEDULE IV

FINANCING STATEMENTS

The following financing statements on form UCC-1, naming the Person listed below as debtor and the Collateral Agent as secured party for the benefit of the Lenders, to be filed in the offices listed opposite the name of such party:

DEBTOR	FILING OFFICE
Interenergy Corporation	Colorado Secretary of State
K N Gas Gathering, Inc.	Colorado Secretary of State
K N Natural Gas, Inc.	Colorado Secretary of State
KN Telecommunications, Inc.	Colorado Secretary of State
K N TransColorado, Inc.	Colorado Secretary of State

SCHEDULE V

UCC SEARCH REPORTS

Debtor	Effective Date of Search	Filing Office	Filings	Secured Party
[TO COME]

Exhibit I-3 to Amendment No. 2

[FORM OF OPINION OF BEATTY & WOZNIAK, P.C.1]

[            , 2012]

Barclays Bank PLC, as administrative agent (the

“Term Administrative Agent”) and collateral

agent (the “Term Collateral Agent”) under the

Acquisition Debt Facilities Credit Agreement (as

hereinafter defined) and as administrative agent

(the “Revolving Administrative Agent”,

collectively with the Term Administrative

Agent, the “Administrative Agent”) and

collateral agent (the “Revolving Collateral

Agent”, collectively with the Term Collateral

Agent, the “Collateral Agent”) under the

Revolving Credit Agreement (as hereinafter

defined), and the Lenders (as hereinafter

defined)

Re: Amendment No. 2 (“Amendment No. 2”), dated [            ], 2012, to the Credit Agreement dated May 30, 2007 (as amended by Amendment No. 1, dated as of July 16, 2007, and as further amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”) among Kinder Morgan Kansas, Inc. (f/k/a Kinder Morgan, Inc.), Kinder Morgan, Inc., the lending institutions party thereto, Citibank, N.A. as current administrative agent and current collateral agent, Barclays Bank PLC as successor administrative agent and successor collateral agent and the other agents and entities party thereto, which such Amendment No. 2 amended and restated the Existing Credit Agreement as of the date hereof in the form of the Amended and Restated Credit Agreement dated as of the date hereof (the “Revolving Credit Agreement”) among Kinder Morgan, Inc. as borrower (the “Borrower”), the lending institutions from time to time party thereto (the “Revolving Lenders”), the Revolving Administrative Agent, the Revolving Collateral Agent and the other agents and entities party thereto and the Credit Agreement dated as of [            ], 2012 (the “Acquisition Debt Facilities Credit Agreement” and together with the Revolving Credit Agreement, the “Credit Agreements”) among the Borrower, the lending institutions from time to time party thereto (the “Term Lenders” and collectively with the Revolving Lenders, the “Lenders”), the Term Administrative Agent, the Term Collateral Agent and the other agents and entities party thereto

[1]

The form and contents of this opinion are subject to change directly related to any changes in fact, law, rule or regulation that are the subject of such opinions between the Effective Date and the Closing Date in B&W’s reasonable discretion as well as any changes requested by B&W’s opinion committee during such time and agreed to by the Global Coordinator in its reasonable discretion.

Barclays Bank PLC

Ladies and Gentlemen:

We have acted as special Utah counsel to Kinder Morgan TransColorado, Inc., a Utah corporation (the “Company”), a wholly owned subsidiary of the Borrower, in connection with that certain Amended and Restated Pledge Agreement, dated of even date herewith (the “Pledge Agreement”), among the Company, the Borrower, the other Subsidiaries party thereto, and Barclays Bank PLC as collateral agent for the benefit of the Secured Parties, that certain Amended and Restated Security Agreement, dated of even date herewith (the “Security Agreement”), among the Company, the Borrower, the other Subsidiaries party thereto, and Barclays Bank PLC as collateral agent for the benefit of the Secured Parties, and the other Opinion Documents (as defined below). This letter is furnished pursuant to Section 7.2(d) of the Acquisition Debt Facilities Credit Agreement and Section 4(b)(ii) of Amendment No. 2. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreements.

In connection with this opinion, we have examined the following documents:

1. the Pledge Agreement;

2. the Security Agreement;

3. the Amended and Restated Guarantee, dated of even date herewith, among the Company, the other guarantors party thereto, and Barclays Bank PLC, as collateral agent for the benefit of the Secured Parties;

4. Amendment No. 2;

5. the Collateral Agency Agreement, dated of even date herewith, among the Company, the Borrower, the other Credit Parties party thereto, and Barclays Bank PLC, as Collateral Agent and Administrative Agent;

6. the Resignation and Appointment Agreement, dated of even date herewith, among the Company, Citibank, N.A., as resigning administrative agent, resigning collateral agent and resigning swingline lender, Barclays Bank PLC, as successor administrative agent, successor collateral agent and successor swingline lender, the Current Borrower, the Borrower, and each other Credit Party under the Credit Documents; and

7. an unfiled copy of the UCC-1 financing statement (the “Financing Statement”) naming the Company as debtor and the Collateral Agent as secured party which we understand will be filed in the Utah Division of Corporations and Commercial Code (the “Filing Office”).

The documents described in (1) and (2) above collectively are referred to herein as the “Security Documents” and individually, as a “Security Document.” The documents described in (1) through (7) above collectively are referred to herein as the “Opinion Documents” and individually, as an “Opinion Document.”

In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate and limited liability company records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the

Barclays Bank PLC

Company, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. In addition, we have relied as to certain matters of fact upon the representations made in the Opinion Documents.

We are members of the bar of the State of Utah and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Utah and the Federal laws of the United States of America (the “Applicable Law”).

As used herein, “Applicable UCC” shall mean the Uniform Commercial Code as now in effect in the State of Utah.

Based on the foregoing and subject to the limitations and qualifications stated herein, it is our opinion that:

OPINION

1. The Company (a) is validly existing and in good standing as a corporation under the law of the State of Utah, (b) has the corporate power and authority to execute and deliver each of the Opinion Documents to which it is a party and to perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Security Documents, and (c) has duly authorized, executed and delivered each Opinion Document to which it is a party.

2. The execution and delivery by the Company of, and performance of its obligations under, each of the Opinion Documents, does not (a) violate any provision of the articles of incorporation, bylaws or other organizational or governing documents of the Company, or (b) conflict with or violate any applicable laws of the State of Utah or of the United States of America.

3. No consent, approval, authorization, order, filing, registration or qualification of or with any federal or any Utah governmental agency or body acting pursuant to the laws of the State of Utah is required for the execution and delivery by the Company of the Opinion Documents to which it is a party, the performance by the Company of its obligations under the Opinion Documents to which it is a party or the granting of any security interests under the Security Documents, except filings required for the perfection of security interests granted pursuant to the Security Documents.

4. The Financing Statement is in appropriate form for filing in the Filing Office. Upon the proper filing of the Financing Statement in the Filing Office, the security interest in favor of the Collateral Agent for the benefit of the Secured Parties in the Company’s rights in the collateral described therein will be perfected to the extent a security interest in such collateral can be perfected by the filing of a financing statement under the Applicable UCC in the State of Utah.

The foregoing opinions are subject to the assumptions, limitations and qualifications hereinabove set forth and the qualifications, assumptions, and exclusions set forth in Schedules A through C, attached hereto and made a part hereof.

Barclays Bank PLC

The opinions rendered herein are for the sole benefit of, and may only be relied upon by, the addressees (including their respective successors and assigns, as though this opinion letter were addressed and delivered to such successors and assigns on the date hereof), and the opinions herein expressed are not to be used, circulated or otherwise referred to in connection with any transaction other than that contemplated by the Credit Agreements; provided, that this opinion may be furnished to, but not relied upon by (i) any person that purchases an interest or a participation in the Commitments or Loans, (ii) any auditor or regulatory authority having jurisdiction over a Lender and (iii) any other person or otherwise pursuant to court order or judicial process. We have not been asked to, and we do not, render any opinion as to any matter except as specifically set forth herein, and no opinions may be implied or inferred beyond such matters.

Very truly yours,

BEATTY & WOZNIAK, P.C.

Attachments

SCHEDULE A

QUALIFICATIONS

All of our opinions (“our opinions”) in this letter to which this Schedule is attached are subject to each of the qualifications set forth in this Schedule.

1. Bankruptcy and Insolvency Exceptions. Each of our opinions is subject to the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors.

2. Equitable Principles Limitation. Each of our opinions is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes, without limitation, principles:

(a) Governing the availability of specific performance, injunctive relief or other equitable remedies which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

(b) Affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

(c) Requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

(d) Requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

(e) Requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement;

(f) Requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

(g) Affording defenses based upon the unconscionability of the enforcing party’s conduct after the parties have entered into the contract.

3. Other Qualifications.

(a) We call to your attention the fact that the perfection of a security interest in “proceeds” (as defined in the Applicable UCC) of collateral is governed and restricted by Section 70A-9a-315 of the Applicable UCC.

(b) We call to your attention the fact that additional filings may be necessary if the debtor changes its name so as to make the Financing Statement seriously misleading, changes its jurisdiction of organization or transfers collateral to a new debtor.

(c) Our opinions are hereby specifically qualified by reference to and are based solely upon laws, rulings and regulations in effect on the date hereof, and are subject to modification to the extent such laws, rulings and regulations may be changed in the future.

SCHEDULE B

ASSUMPTIONS

For purposes of our letter, we have relied, without investigation, upon each of the following assumptions:

1. The Company has rights in the Collateral existing on the date hereof and will have rights in property that becomes Collateral after the date hereof.

2. “Value” (as defined in the Applicable UCC) has been given by the Secured Parties to the Company for the security interests and other rights in the Collateral.

4. There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

5. The conduct of the parties to the Credit Agreements and the Opinion Documents has complied with any requirement of good faith, fair dealing and conscionability.

6. The Collateral Agent, Administrative Agent and the Lenders have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the transactions contemplated by the Security Documents or the other Opinion Documents.

7. There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course or prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Security Documents or the other Opinion Documents.

SCHEDULE C

EXCLUDED LAW AND LEGAL ISSUES

None of the opinions contained in our letter covers or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:

1. The priority of any liens, assignments or security interests purported to be created by the Security Documents, the existence or effect of other liens, security interests, encumbrances, interests, preferential rights or consents to or restrictions on assignment, or the title to the properties purported to be covered by the Security Documents.

2. Federal securities laws and regulations (including the Investment Company Act of 1940 and all other laws and regulations administered by the United States Securities and Exchange Commission), state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments.

3. Pension and employee benefit laws and regulations (e.g., ERISA).

4. Federal and state antitrust and unfair competition laws and regulations.

5. The statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level—e.g., water agencies, joint power districts, turnpike and toll road authorities, rapid transit districts or authorities, and port authorities) and judicial decisions to the extent that they deal with any of the foregoing.

6. Fraudulent transfer and fraudulent conveyance laws.

7. Federal patent, trademark and copyright, state trademark, and other Federal and state intellectual property laws and regulations.

8. Federal and state racketeering laws and regulations (e.g., RICO).

9. Federal and state health and safety laws and regulations (e.g., OSHA).

10. Federal and state labor laws and regulations.

11. Other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).

12. Any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act).

13. The effect of any law, regulation or order which hereafter becomes effective or the effect of any circumstance or change thereof arising after the date hereof.

14. The enforceability of any provisions that purport to: (a) waive the right to trial by jury, (b) specify any forum or venue or restrict access to any otherwise available forum or venue; (c) waive rights to receive damages or rights to contribution or subrogation, (d) provide a right of setoff more extensive than that available under common law; or (e) indemnify or exculpate any person against or from the consequences of such person’s (or its agent’s) negligence, willful misconduct or strict liability.

15. We express no opinion with respect to the perfection or continued perfection of security interests under any law other than the Applicable UCC, or as the same may be impacted by the law of any other state.